As filed with the Securities and Exchange Commission on December 23, 2008
Registration No. 333- 137940

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 3 TO
FORM S-1
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

MISCOR GROUP, LTD.
(Exact name of Registrant as specified in its charter)

Indiana	7600	20-0995245
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

1125 South Walnut Street
South Bend, Indiana 46619
(574) 234-8131
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

John A. Martell
President and Chief Executive Officer
MISCOR Group, Ltd.
1125 South Walnut Street
South Bend, Indiana 46619
(574) 234-8131
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

R. Paul Guerre, Esq. Barnes & Thornburg LLP 300 Ottawa Avenue, NW Suite 500 Grand Rapids, Michigan 49503 (616) 742-3933

As soon as practicable after this registration statement becomes effective.
(Approximate date of commencement of proposed sale to the public)

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box.  ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☑

CALCULATION OF REGISTRATION FEE

MISCOR Group, Ltd. paid an aggregate filing fee in the amount of $5,354 with respect to an aggregate of 200,003,252 shares of common stock in connection with the initial filing of its registration statement on Form S-1 (Reg. No. 333-137940) and the initial filing of its registration statement on Form S-1 (Reg. No. 333-129354), which, under Securities Act Rule 429, were combined into a single filing in the Post-Effective Amendment No. 1 to the registrant’s Registration Statement on Form S-1 (Reg. No. 333-137940) filed with the Commission on April 27, 2007, and declared effective on May 9, 2007.

Pursuant to Rule 429 under the Securities Act, this registration statement is also Post-Effective Amendment No. 3 to the registrant’s Registration Statement on Form S-1 (Reg. No. 333-129354), which the Commission declared effective on May 12, 2006. The prospectuses included in the initial Forms S-1 and Post-Effective Amendment No. 1 referenced above related to the 199,628,252 shares of MISCOR Group, Ltd. registered under Reg. No. 333-129354, and the 375,000 shares initially registered on this registration statement, Reg. No. 333-137940. However, on January 14, 2008, the registrant effectuated a 1-for-25 reverse stock split of its common stock, thereby changing and combining each 25 shares of its common stock into one share.  As a result of this reverse stock split, the prospectus included in this filing now relates to 7,985,130 shares of MISCOR Group, Ltd. registered under Reg. No. 333-129354, and 15,000 shares registered on this registration statement, Reg. No. 333-137940. The 7,985,130 shares (199,628,252 shares prior to giving effect to the reverse stock split) previously registered under Reg. No. 333-129354 and the filing fee paid therefor in the amount of $5,343 are being carried forward into this registration statement (Reg. No. 333-137940).

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(a), MAY DETERMINE.

EXPLANATORY NOTE

On November 2, 2006, MISCOR Group, Ltd. filed a registration statement on Form S-1 (Reg. No. 333-137940) to register 375,000 shares of its common stock issuable upon exercise of certain warrants. The registration statement was declared effective on November 9, 2006. On November 1, 2005, MISCOR Group, Ltd. filed a registration statement on Form S-1 (No. 333-129354) to register 199,628,252 shares of its common stock, including shares issuable upon exercise of warrants or conversion of debt securities. The registration statement was declared effective on May 12, 2006. On April 27, 2007, MISCOR Group, Ltd. filed a Post-Effective Amendment No. 1 to the registration statement on Form S-1 (Reg. No. 333-137940), which, pursuant to Rule 429 under the Securities Act, also acted as Post-Effective Amendment No. 1 to the registrant’s registration statement on Form S-1 (Reg. No. 333-129354). The post-effective amendment was declared effective on May 9, 2007.

On January 14, 2008, the registrant effectuated a 1-for-25 reverse stock split of its common stock, thereby changing and combining each 25 shares of its common stock into one share.  As a result of this reverse stock split, the prospectus included in Reg. No. 333-129354 now relates to 7,985,130 shares of MISCOR Group, Ltd., and the prospectus included in Reg. No. 333-137940 now relates to 15,000 shares. The purpose of this post-effective amendment to each of the registration statements is to update the financial statements and other information included in the prospectus forming a part of each registration statement and to combine the prospectuses into a single prospectus.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and we are not soliciting offers to buy these securities, in any state or jurisdiction where the offer or sale is not permitted.

Subject to Completion, dated December 23, 2008

PROSPECTUS

MISCOR GROUP, LTD.

8,000,130 Shares of Common Stock

This prospectus relates to the resale by the selling shareholders of 8,000,130 shares of our common stock, including shares issuable upon exercise of warrants or conversion of debt securities described in this prospectus. The selling shareholders will sell the shares from time to time at prevailing market prices or privately negotiated prices. Our common stock is currently quoted on the OTC Bulletin Board under the symbol MIGL.

We will not receive any proceeds from any sales made by the selling shareholders but will pay the expenses of this offering. To date, we have received proceeds of $131,567 from the exercise of warrants. We will receive additional proceeds of up to $2,553,071 if all of the warrants are exercised.

Investing in our common stock involves a high degree of risk. Please see “Risk Factors” beginning on page 5 of this prospectus before you make an investment in the securities.

	Per Share		Total

Price to Public	$2.40	(1)	$19,200,312
Underwriting Discounts/Commissions	0.00	(2)	0.00	(2)
Proceeds to Selling Shareholders (before expenses (3))	$2.40		$19,200,312
________________________
(1)
This is the average of the bid and ask prices of the shares of common stock on the OTC Bulletin Board on December 19, 2008. Shares will be offered by the selling shareholders at prevailing market prices or privately negotiated prices.

(2)	We have not engaged an underwriter or placement agent to assist with the distribution of the shares offered by this prospectus.
(3)
We have agreed to bear all expenses associated with registering these securities with the Securities and Exchange Commission, other than direct expenses incurred by the selling shareholders, such as selling commissions, brokerage fees and expenses and transfer taxes.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The California Corporations Commissioner and the Kentucky Securities Commissioner have imposed certain investor suitability requirements with respect to offers and sales of these securities to residents of California and Kentucky. See “Plan of Distribution” on page 68 of this prospectus for a more detailed description of these requirements.

The date of this prospectus is ______________, 2008.

TABLE OF CONTENTS

Page No.

Prospectus Summary	1
Risk Factors	5
Special Note about Forward-Looking Statements	13
Use of Proceeds	13
Determination of Offering Price	13
Principal and Selling Shareholders	14
Prior Financing Transactions	22
Market for Our Common Stock and Related Shareholder Matters	31
Capitalization	36
Management’s Discussion and Analysis of Financial Condition and Results of Operations	37
Description of Business	48
Management	56
Transactions with Certain Related Persons	64
Description of Capital Stock	64
Shares Eligible for Future Sale	68
Plan of Distribution	69
Legal Matters	71
Experts	71
Where You Can Find Additional Information	71

i

PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus and does not contain all of the information you should consider in making your investment decision. You should read this summary together with the more detailed information, including our consolidated financial statements and the related notes thereto, included elsewhere in this prospectus. You should carefully consider, among other things, the matters discussed in the section entitled “Risk Factors” beginning on page 5 of this prospectus. Except where the context requires otherwise, the terms “us,” “we,” “our,” and the “company” refer to MISCOR Group, Ltd., an Indiana corporation and, where appropriate, its subsidiaries.

MISCOR Group, Ltd.

Our Business

We provide electrical and mechanical solutions to industrial, commercial and institutional customers primarily in the United States. In particular, we:

•	provide maintenance and repair services for both alternating current and direct current electric industrial motors and generators;

•	manufacture and repair industrial lifting magnets;

•	provide engineering and repair services for electrical power distribution systems within industrial plants and commercial facilities;

•	repair, remanufacture and rebuild locomotives and locomotive engines;

•	manufacture, remanufacture, repair and engineer power assemblies, engine parts and other components related to large diesel engines; and

•	provide electrical and mechanical contracting services, including design-build services, to industrial, commercial and institutional customers.

To supplement our service offerings, we also provide on-site maintenance services and custom and standardized industrial maintenance training programs.

We began operations in July 2000 with the purchase of the operating assets of an electric motor and magnet shop in South Bend, Indiana. Through acquisitions and internal growth, we have expanded the nature of our operations as well as our geographic presence, which now includes additional locations in Indiana and locations in Alabama, Maryland, New York, Ohio, Washington, West Virginia and Montreal, Quebec.

Our objective is to be a leading provider of integrated mechanical and electrical products and services to industry. To achieve that, we intend to grow our existing business segments and add complementary businesses, both through acquisitions and internal sales growth.

Recent Developments

On November 30, 2007, our Board of Directors approved an amendment to our Amended and Restated Articles of Incorporation effecting a 1-for-25 reverse stock split of our issued and outstanding and authorized but unissued shares of common stock (the “Reverse Stock Split”).  Pursuant to the Reverse Stock Split, each 25 shares of our common stock, whether issued and outstanding, held by the company as treasury stock, or authorized but unissued, were combined into one share of common stock.  The Reverse Stock Split became effective on January 14, 2008. Any shareholder who held a fractional share of common stock following the Reverse Stock Split received cash in lieu of any fractional share in an amount equal to the product of (i) the mean of the average of the closing bid and ask prices of our common stock as quoted on the Over-the-Counter (“OTC”) Bulletin Board for the five business days prior to the effective time of the Reverse Stock Split, multiplied by (ii) 25, multiplied by (iii) the fractional share.  Under Indiana law, the Reverse Stock Split did not require the approval of our shareholders to become effective.

On January 14, 2008, we entered into a credit facility with Wells Fargo Bank, National Association (“Wells Fargo”). The credit facility is comprised of a ten year $1.25 million real estate term note payable in monthly principal installments of $10,417 plus interest and a $13.75 million revolving note. On January 16, 2008, we borrowed $7.5 million under the revolving note and used the net proceeds of the loans for working capital and to acquire all of the outstanding shares of common stock of American Motive Power, Inc., described below.  At September 28, 2008, we had $5.9 million outstanding under the credit facility.

On January 16, 2008, we acquired all of the issued and outstanding capital stock of American Motive Power, Inc., a Nevada corporation (“AMP”).  AMP is engaged in the business of repairing, remanufacturing, and rebuilding locomotives and locomotive engines as well as providing related goods and services to the railroad industry. The purchase price for the capital stock of AMP was $11.0 million payable as follows: (i) $7.5 million was paid in cash at closing directly to various creditors of AMP, and (ii) the remaining $3.5 million was paid through the issuance of 253,623 shares of our common stock on February 20, 2008, to AMP’s majority shareholder valued for purposes of the transaction at $13.80 per share ($0.552 per share before giving effect to the Reverse Stock Split), which is the average of the closing prices of our common stock reported for the five trading days immediately preceding the closing of the transaction.  We financed the cash portion of the purchase price through borrowings under our credit facility with Wells Fargo.

In February 2008, certain debenture holders exercised their options under our March 2005 debenture offering to convert approximately $2.7 million of outstanding principal into 316,017 shares of our common stock at a price of $8.512316 per share (after giving effect to the Reverse Stock Split). See “Prior Financing Transactions – Private Placement of Convertible Debentures and Warrants” below. In accordance with the provisions of the debenture offering, the debenture holders did not receive any payment of accrued interest. In April 2008, we redeemed the remaining outstanding debentures in the amount of $0.3 million, including interest.

On April 4, 2008, our Board of Directors approved resolutions, subject to shareholder approval, effecting an amendment to our Amended and Restated Articles of Incorporation to further increase from 20,000,000 to 30,000,000 the number of shares of common stock that we are authorized to issue. This amendment was approved by our shareholders at our annual meeting held on May 15, 2008, and became effective on May 20, 2008 by the filing of articles of amendment to our Amended and Restated Articles of Incorporation with the Indiana Secretary of State. The amendment does not affect the number of our authorized shares of preferred stock. The purpose of the amendment is to allow us to have a sufficient number of shares of authorized and unissued common stock that can be issued in connection with any corporate purposes that the Board of Directors from time to time considers advisable, such as the issuance of shares in connection with acquisitions, issuance of shares in connection with stock splits or stock dividends, issuance of shares pursuant to our equity incentive plans or in connection with other employee benefit plans, issuance of shares upon conversion of our outstanding convertible note, and issuance of shares in connection with equity financings.

In April 2008, we amended our credit facility with Wells Fargo. The amendment revised the formula for the maximum aggregate principal amount that may be borrowed under the revolving note. Specifically, the percentage of a portion of our eligible construction related trade receivables resulting from time and material services and completed contracts was increased from 40% to 85% and the related borrowings were removed from the $2 million limitation. The amendment also converted $1 million of the revolving note into a four year term note secured by substantially all of our machinery and equipment. The term note matures June 1, 2012 and is payable in monthly installments of $20,833, plus interest, at the bank’s prime rate beginning June 1, 2008.

In May 2008, AMP formed a subsidiary in Montreal, Canada named AMP Rail Services Canada, ULC (“AMP Canada”). AMP Canada repairs, remanufactures and rebuilds locomotives.

In September 2008, we amended our credit facility with Wells Fargo. The second amendment revised a financial covenant which increased the maximum amount of capital expenditures for 2008 to $2 million, no more than $1.25 million of which could be paid for from our working capital. The amendment also limited the investment and loans from AMP to AMP Canada to $1 million.

In September 2008, we acquired certain operating assets of Visalia Electric Motor Shop Inc. (“VEMS”).  VEMS provides maintenance and repair services for both alternating current and direct current electric industrial motors and generators. The purchase price of $1.0 million was paid in cash at closing and was financed through borrowings under our credit facility with Wells Fargo. Concurrent with this acquisition, we leased $0.8 million of equipment from VEMS which is being accounted for as a capital lease.

In November 2008, we amended our credit facility with Wells Fargo to further revise a financial covenant which increased the maximum amount of capital expenditures for 2008 to $2.75 million, no more than $2.25 million of which could be paid for from our working capital.

Market for Our Common Stock

Our common stock became eligible to trade on the OTC Bulletin Board on August 1, 2006, under the symbol MCGL. In connection with the Reverse Stock Split which became effective on January 14, 2008, our common stock now is traded on the OTC Bulletin Board under a new symbol, MIGL. While trading in our stock has occurred, an established public trading market has not yet developed. If an established trading market does not develop, you may not be able to sell your shares promptly or perhaps at all, or sell your shares at a price equal to or above the price you paid for them.

Financial Results

Since our inception and through December 31, 2007, we have not been profitable and have lost money on both a cash and non-cash basis. At September 28, 2008, we had a consolidated accumulated deficit of approximately $14.2 million. While we recorded net income of $1.5 million for the nine months ended September 28, 2008, we may continue to incur losses for the foreseeable future. To become profitable, we must, among other things, increase our sales, although we provide no assurance that our operational systems can support such an increase.

We have financed our operations primarily through equity and convertible debt financings. See “Prior Financing Transactions” in this prospectus for a description of these financings. At September 28, 2008, we had total long-term debt of approximately $9.4 million.

Registration Rights

We granted registration rights to various investors in our prior financing transactions. The registration rights require us to register the common stock issued to the investors, as well as the common stock issuable upon conversion or exercise of certain convertible debt and warrants issued to the investors, with the Securities and Exchange Commission (“SEC”) for resale under the Securities Act of 1933, as amended (the “Securities Act”). To comply with this obligation, we filed this registration statement of which this prospectus is a part. We also agreed to include in one of the registration statements filed pursuant to the exercise of registration rights all shares of our common stock issued to John A. Martell, our Chairman, Chief Executive Officer and President, all shares issuable to Mr. Martell upon conversion of a promissory note held by him, all shares sold by Mr. Martell to certain unaffiliated persons, and all shares gifted by Mr. Martell to his children and to trusts of which his children are beneficiaries.  See “Prior Financing Transactions – Registration Rights” below.

Corporate Information

Our executive offices are located at 1125 South Walnut Street, South Bend, Indiana 46619. Our telephone number is (574) 234-8131. We maintain a web site at the following Internet address: www.miscor.com. The information on our web site is not part of this prospectus.

About this Prospectus

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information that is different from that contained in this prospectus. The selling shareholders are offering to sell, and are seeking offers to buy, shares of common stock only in jurisdictions where offers and sales are permitted. The information in this prospectus is complete only as of the date on the front cover regardless of the time of delivery of this prospectus or of any shares.

The Offering

Common stock outstanding	11,739,883 (1)

Shares of common stock offered by the selling shareholders	8,000,130 (2)

Plan of Distribution
The selling shareholders will sell the shares at prevailing market prices or privately negotiated prices. Our common stock became eligible to trade on the OTC Bulletin Board on August 1, 2006, under the symbol MCGL. In connection with the Reverse Stock Split which became effective on January 14, 2008, our common stock now is traded on the OTC Bulletin Board under a new symbol, MIGL. While trading in our stock has occurred, an established public trading market has not yet developed.

Use of proceeds
The selling shareholders will receive the net proceeds from the sale of shares. We will receive none of the proceeds from the sale of shares offered by this prospectus but will pay the expenses of this offering.  To date, we have received proceeds of $131,567 from the exercise of warrants. We will receive additional proceeds of up to $2,553,071 if all of the warrants are exercised.

Risk Factors
See the discussion under the caption “Risk Factors” and other information in this prospectus for a discussion of factors you should carefully consider before deciding to invest in shares of our common stock.

Dividend policy
We have never paid a dividend on our common stock and do not anticipate paying any dividends on our common stock in the foreseeable future. Our financing agreements also prohibit us from paying any dividends on our common stock.

________________________
(1)
293,497,075 prior to giving effect to the Reverse Stock Split. Includes all shares of our common stock outstanding as of November 30, 2008.  Excludes shares issuable upon the exercise or conversion, as applicable, of convertible note and warrants and options to purchase common stock.

(2)
200,003,252 prior to giving effect to the Reverse Stock Split. Includes 6,489,876 shares of common stock outstanding as of November 30, 2008, plus 1,510,254 shares of common stock issuable upon exercise or conversion, as applicable, of the following instruments outstanding as of November 30, 2008 (share and per share amounts presented after giving effect to the Reverse Stock Split):

Warrants to purchase common stock at $0.025 per share	2,057
Warrants to purchase common stock at $0.25 per share	8,079
Warrants to purchase common stock at $8.50 per share	300,118
Conversion of subordinated note at $2.50 per share	1,200,000
Total	1,510,254

RISK FACTORS

Investing in our common stock involves a number of risks. You should carefully consider all of the information contained in this prospectus, including the risk factors set forth below, before investing in the common stock offered by this prospectus. We may encounter risks in addition to those described below, including risks and uncertainties not currently known to us or that we currently deem to be immaterial. The risks described below, as well as such additional risks and uncertainties, may impair or adversely affect our business, results of operations and financial condition. In such case, you may lose all or part of your original investment.

Risks Related to Our Business

We have not yet attained profitable levels of revenues, and we may not be profitable in the future. If we do not become profitable, we may not be able to continue our operations, and you may lose your entire investment.

For the fiscal years ended December 31, 2007, 2006 and 2005, we incurred net losses of approximately $2.0 million, $2.7 million and $7.2 million, respectively. We attribute these losses to investments we have made in the infrastructure of our business. In addition, 2007 included a non-cash charge related to loss on extinguishment of debt of $1.8 million and 2005 included a non-cash charge to interest expense related to the issuance of a conversion option in the amount of $4.5 million. We expect to continue to make substantial expenditures for sales, infrastructure and other purposes, which may be fixed in the short term. As a result, we can provide no assurance as to the level, if any, of profitability in 2008 and beyond. Our ability to increase revenue and achieve and maintain profitability in the future will depend primarily on our ability to complete strategic business acquisitions, increase sales of our existing products and services, maintain a reasonable cost structure and expand our geographical coverage. No assurance can be given that we will be able to increase our revenue at a rate that equals or exceeds expenditures.

We have a short operating history, which may make it difficult for investors to evaluate our business and our future prospects and will increase the risk of your investment.

We began operations in July 2000 with the purchase of the operating assets of an electric motor and magnet shop that launched our industrial services business. We expanded into electrical contracting in late 2003, into diesel engine components in March 2005, and into locomotive and locomotive engines in January 2008. Because of our limited operating history, we lack extended, historical financial and operational data, making it more difficult for an investor to evaluate our business, forecast our future revenues and other operating results, and assess the merits and risks of an investment in our common stock. This lack of information will increase the risk of your investment.

Our ability to execute our business plan will be impaired if we do not retain key employees.

We are highly dependent on the efforts and abilities of John A. Martell, our Chairman, Chief Executive Officer and President, and other senior management and key staff performing technical development, operations, customer support and sales and marketing functions. These employees are not obligated to continue their employment with us and may leave us at any time. We do not have “key person” life insurance policies for any of our officers or other employees, including Mr. Martell. The loss of the technical knowledge and management and industry expertise that would result in the event Mr. Martell or other members of our senior management team left our company could delay the execution of our business strategy and divert our management resources. Our business also could be adversely affected if any member of management or any other of our key employees were to join a competitor or otherwise compete with us.

The current changing economic environment poses significant challenges for us.

We are operating in a challenging and uncertain economic environment, including generally uncertain national and local conditions. Financial institutions continue to be affected by the softening of the real estate market and constrained financial markets. While we have very limited exposure to the real estate market and financial markets, we are nevertheless affected by these events. Many of our customers depend on the availability of credit to purchase our electrical and mechanical products.  Continued uncertainties related to the economic and credit environment could have adverse effects on our customers which would adversely affect our financial condition and results of operations. This deterioration in economic conditions coupled with a possible national economic recession could have an adverse effect on our revenue and profits.

Instability in the credit markets could have a material adverse effect on our results of operations, financial condition and ability to meet our investment objectives.

If debt financing is not available on terms and conditions we find acceptable, we may not be able to obtain financing for some of our initiatives. Recently, domestic and international financial markets have experienced unusual volatility and uncertainty. If this volatility and uncertainty persists, our ability to borrow will be significantly impacted and we likely will have to reduce the number of and possibly limit the type of initiatives we have planned. All of these events could have a material adverse effect on our results of operations, financial condition and ability to meet our objectives.

We face numerous competitors that have greater financial and other competitive resources than we have, which could hurt our ability to compete effectively.

The markets in which we do business are highly competitive. We do not expect the level of competition we face to be reduced in the future. An increase in competitive pressures in these markets or our failure to compete effectively may result in pricing reductions, reduced gross margins and loss of market share. Many of our competitors have longer operating histories, greater name recognition, more customers and significantly greater financial, marketing, technical and other competitive resources than we have. As a result, these companies may be able to adapt more quickly to new technologies and changes in customer needs, or to devote greater resources to the development, promotion and sale of their products and services. While we believe that our overall product and service offerings distinguish us from our competitors, these competitors could develop new products or services that could directly compete with our products and services.

We may have to reduce or cease operations if we are unable to obtain the funding necessary to meet our future capital requirements. Moreover, if we raise capital by issuing additional equity, your percentage ownership of our common stock will be diluted.

We believe that our existing working capital, cash provided by operations and our existing credit facility, under which we had an additional $2.2 million available as of September 28, 2008 should be sufficient to fund our working capital needs, capital requirements and contractual obligations for at least the next twelve months. We will need, however, to raise additional debt or equity capital to fund any future business acquisitions.

Our future working capital needs and capital expenditure requirements will depend on many factors, including our rate of revenue growth, the rate and size of future business acquisitions, the expansion of our marketing and sales activities, and the rate of development of new products and services. To the extent that funds from the sources described above are not sufficient to finance our future activities, we will need to improve future cash flows and/or raise additional capital through debt or equity financing or by entering into strategic relationships or making other arrangements. Any effort to improve cash flows, whether by increasing sales, reducing operating costs, collecting accounts receivable at a faster rate, reducing inventory and other means, may not be successful. Further, any additional capital we seek to raise might not be available on terms acceptable to us, or at all. In that event, we may be unable to take advantage of future opportunities or to respond to competitive pressures or unanticipated requirements. Any of these events may have a material adverse effect on our business, financial condition and operating results.

Further, if we raise additional capital through the issuance of equity securities, the percentage ownership of each shareholder in the company, and each shareholder’s economic interest in the company, will be diluted. The degree of dilution, which may be substantial, will depend to a large extent on the market price of our common stock and general market conditions at the time we issue any such new equity.

If we default on our obligations under our Wells Fargo credit facility, our assets may be subject to foreclosure, which would likely put us out of business.

Our obligations under our Wells Fargo credit facility are secured by a first lien on substantially all of our assets. Consequently, if we are unable to pay off our secured obligations when they become due or otherwise default under the terms of our Wells Fargo credit facility, our lender could foreclose its security interests and liquidate all of our assets. This would cause us to cease operations and likely result in the loss of your entire investment.

If we are unable to identify and make appropriate acquisitions in the future, our growth could be restricted.

A significant component of our growth strategy has been and is expected to continue to be the acquisition of companies that we expect to expand our product and service offerings, our geographic presence and our customer base. Since our organization in 2000, we have completed eleven acquisitions, and we intend to continue making acquisitions in the future. It is possible, however, that we may not be able to identify or acquire additional companies on terms agreeable to us, if at all. If we fail to make such acquisitions on agreeable terms, our ability to increase our revenue and execute our growth strategy would be hurt.

Any acquisitions we make could be difficult to integrate with and harm our existing operations and result in dilution to our existing shareholders.

We expect to continue making strategic business acquisitions. Evaluating acquisition targets is difficult, and acquiring other businesses involves risks, including the following:

•	difficulty in integrating the acquired operations and retaining acquired personnel;

•	difficulty in retaining acquired sales and distribution channels and customers;

•	diversion of management's attention from and disruption of our ongoing business; and

•	difficulty in incorporating acquired technology and rights into our product and service offerings and maintaining uniform standards, controls, procedures and policies.

Furthermore, we may issue equity securities to pay in whole or in part for future acquisitions. If we issue equity securities, the percentage ownership of each shareholder in the company will, and each shareholder’s economic interest in the company may, be diluted. The degree of dilution will depend, to a large extent, on the market price of our common stock and general market conditions at the time new equity is sought. Such dilution may be substantial.

We may not successfully manage our growth, which could result in continued losses and the failure of our business.

Our success will depend to a large extent on our ability to expand our operations and manage our growth, which will place a significant strain on our management and on our administrative, operational and financial resources. To manage this growth, we must expand our facilities, augment our operational, financial and management systems and hire and train additional qualified personnel. If we are unable to manage our growth effectively, our business may suffer.

We may be unable to adequately expand our operational systems to accommodate growth, which could harm our ability to deliver our products and services.

Our operational systems have not been tested at the customer volumes that may be required for us to become profitable in the future. These systems may not be able to operate effectively if the number of our customers grows substantially. In implementing new systems, we may experience periodic interruptions affecting all or a portion of our systems. Such interruptions could harm our ability to deliver our products and services and could result in the loss of current and potential new customers.

Changes in operating factors that are beyond our control could hurt our operating results.

Our operating results may fluctuate significantly in the future as a result of a variety of factors, many of which are beyond management’s control. These factors include the costs of new technology, the relative speed and success with which we can acquire customers for our products and services, capital expenditures for equipment, sales and marketing and promotional activities and other costs, changes in our pricing policies, suppliers and competitors, changes in operating expenses, increased competition in our markets, and other general economic and seasonal factors. Adverse changes in one or more of these factors could hurt our operating results.

We may be required to conduct environmental remediation activities, which could be expensive and inhibit the growth of our business and our ability to become profitable.

We are subject to a number of environmental laws and regulations, including those concerning the handling, treatment, storage and disposal of hazardous materials. These environmental laws generally impose liability on present and former owners and operators, transporters and generators of hazardous materials for remediation of contaminated properties. We believe that our businesses are operating in compliance in all material respects with applicable environmental laws, many of which provide for substantial penalties for violations. We cannot assure you that future changes in such laws, interpretations of existing regulations or the discovery of currently unknown problems or conditions will not require substantial additional expenditures. In addition, if we do not comply with these laws and regulations, we could be subject to material administrative, civil or criminal penalties or other liabilities. We may also be required to incur substantial costs to comply with current or future environmental and safety laws and regulations. Any such additional expenditures or costs that we may incur would hurt our operating results.

It may be difficult to obtain performance bonds at our subsidiaries Martell Electric, LLC, and Ideal Consolidated, Inc., which would adversely affect our ability to grow our electrical and mechanical contracting businesses.

Certain large electrical and mechanical contracts require that we post a performance bond when we submit our bid or quote. The insurance companies that issue performance bonds review our financial performance and condition and that of our subsidiaries Martell Electric, LLC, and Ideal Consolidated, Inc., through which we conduct our electrical and mechanical contracting businesses. Due to our accumulated consolidated operating losses, we may not be able to obtain the performance bonds necessary to submits bids for future projects. This would adversely affect our ability to grow our electrical and mechanical contracting businesses.

Insurance is expensive and it may be difficult for us to obtain appropriate coverage. If we suffer a significant loss for which we do not have adequate insurance coverage, our income will be reduced or our net loss will increase.

We have obtained insurance coverage for potential risks and liabilities that we deem necessary and which fall within our budget. Insurance companies are becoming more selective about the types of risks they will insure. It is possible that we may:

•	not be able to get sufficient insurance to meet our needs;

•	not be able to afford certain types or amounts of coverage;

•	have to pay insurance premiums at amounts significantly more than anticipated; or

•	not be able to acquire any insurance for certain types of business risks.

This could leave us exposed to potential claims or denial of coverage in certain situations. If we were found liable for a significant claim in the future, the resulting costs would cause our net income to decrease or our net loss to increase.

Certain raw materials and other materials purchased for our operations have been and may continue to be subject to sudden and significant price increases that we may not able to pass along to our customers. This could have an adverse effect on our ability to become profitable.

We purchase a wide range of commodities and other materials such as copper, aluminum, steel and petroleum-based materials as raw materials and for consumption in our operations. Some of these materials have been and may continue to be subject to sudden and significant price increases. Depending on competitive pressures and customer resistance, we may not be able to pass on these cost increases to our customers. This would reduce our gross profit margins and make it more difficult for us to become profitable.

The increased costs we incur as a result of being a public company will make it more difficult for us to become profitable.

As a public company, we incur significant additional legal, accounting, insurance, compliance, reporting, record keeping and other expenses that we did not incur as a private company. We also incur costs associated with corporate governance requirements, including requirements under the Sarbanes-Oxley Act of 2002, as well as new rules implemented by the SEC. These rules and regulations increase our general and administrative expenses and make some activities more time-consuming and costly. The expense we incur in complying with these requirements will make it more difficult for us to become profitable.

 The changing regulatory environment for public companies could make it more difficult for us to attract qualified directors.

We expect that the stricter regulatory environment following enactment of the Sarbanes-Oxley Act of 2002 may make it more difficult and more expensive for us to obtain director and officer liability insurance. We may also be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. As a result, it may be more difficult for us to attract and retain qualified individuals to serve on our Board of Directors or as executive officers.

Ownership of our common stock is concentrated among a small number of shareholders who have substantial control over matters requiring shareholder approval and may approve actions that are adverse to your interests or negatively impact the value of your investment.

As of November 30, 2008, our directors and executive officers beneficially owned or controlled approximately 24.7% of our outstanding common stock, or approximately 31.9% assuming exercise or conversion of outstanding warrants, stock options and convertible notes. Tontine Capital Partners, L.P. (“TCP”), and Tontine Capital Overseas Master Fund, L.P. (“TCOMF,” and collectively “Tontine”), own 49.7% of our outstanding common stock and assuming exercise or conversion of outstanding warrants and convertible notes. As a result, such persons may have the ability to control most matters submitted to our shareholders for approval, including the election and removal of directors and the approval of any merger, consolidation or sale of all or substantially all of our assets. In addition, John A. Martell, who beneficially owns approximately 30.4% of the shares of our common stock, has granted Tontine a proxy to vote his shares for the election to the Board of Directors of Tontine’s designees and to enforce Tontine’s rights with respect to future acquisitions of our common stock.  The interests of these shareholders in such matters may be different from your interests. Consequently, they may make decisions that are adverse to your interests. See “Principal and Selling Shareholders” in this prospectus for more information about ownership of our outstanding shares.

Our largest shareholder and certain of its affiliates have announced their intent to explore alternatives for the disposition of their shares of MISCOR common stock.

Our largest shareholder, Tontine, along with certain of its affiliates, have announced their intention to begin to explore alternatives for the disposition of their shares of MISCOR common stock. See “Prior Financing Transactions – November 2007 Private Equity Financing – Tontine Schedule 13D Filing” in this prospectus. Tontine and its affiliates have indicated that they intend to discuss with MISCOR’s management and board of directors these disposition alternatives, that any such dispositions will be dependent on many factors, such as market conditions and available prices, and that their intention to explore the disposition of their equity interests is subject to change at any time. As discussed in this prospectus, the disposition of Tontine’s equity interests in MISCOR may result in changes to the size and/or composition of our board of directors. In addition, the sale by Tontine of any of its shares of our common stock, or the perception that such sales might occur, could have a material adverse effect on the price of our common stock or could impair our ability to obtain capital through an offering of our equity securities.

Our articles of incorporation limit the liability of our directors and officers and require us to indemnify them against certain liabilities, which could restrict your ability to obtain recourse against our directors and officers for their actions and reduce the value of your investment in our common stock.

Our articles of incorporation limit the liability of our directors and officers for any loss or damage caused by their actions or omissions if they acted in good faith, with the care an ordinarily prudent person in a like position would have exercised under similar circumstances, and in a manner they reasonably believed was in the best interests of our company. Even if they do not meet these standards, our directors and officers would not be liable for any loss or damage caused by their actions or omissions if their conduct does not constitute willful misconduct or recklessness. Our articles of incorporation also require us to indemnify our directors and officers under certain circumstances against liability incurred in connection with proceedings to which they are made parties by reason of their relationships to our company.

The limitation of liability and indemnification provisions in our articles of incorporation may discourage shareholders from bringing a lawsuit against our directors alleging a breach of their fiduciary duty. These limitations may also reduce the likelihood of derivative litigation against our directors and officers, even though an action, if successful, might benefit our company and shareholders. Furthermore, our operating results and the value of your investment may decline to the extent that we pay any costs of settlement and damage awards against directors and officers as required by these indemnification provisions.

Risks Related to this Offering

If an active trading market in our common stock does not develop, your ability to liquidate your investment will be adversely affected.

Our common stock became eligible to trade on the OTC Bulletin Board on August 1, 2006. While trading of our stock has occurred, an established public trading market has not yet developed. If an established trading market does not develop, you may not be able to sell your shares promptly or perhaps at all, or sell your shares at a price equal to or above the price you paid for them.

Sales of shares of our common stock eligible for future sale could depress the market for our common stock and the value of the shares you own.

As of November 30, 2008, we had issued and outstanding 11,739,883 shares of our common stock, warrants to purchase 310,254 shares of our common stock, and a subordinated note convertible into 1,200,000 shares of our common stock. As of that date, we also had issued and outstanding options granted under our 2005 Stock Option Plan to certain directors, executive officers and employees to acquire 76,350 shares of common stock, of which 27,850 shares had vested. Public marketplace sales of large amounts of our common stock, or the potential for those sales even if they do not actually occur, may have the effect of depressing the market price of our common stock. In addition, if our future financing needs require us to issue additional shares of common stock or securities convertible into common stock, the supply of common stock available for resale could be increased, which could cause the market price of our common stock to drop even if our business is doing well.

As a shareholder, you will experience significant dilution as a result of the conversion of notes and the exercise of warrants and options that we have previously issued.

As described above, as of November 30, 2008, we had issued and outstanding 11,739,883 shares of common stock, and securities convertible into or exercisable for an additional 1,510,254 shares of our common stock. This number excludes 76,350 shares issuable upon exercise of options granted to certain directors, executive officers and employees, of which 27,850 shares had vested. If these securities are converted into or exercised for shares of common stock, your percentage ownership in the company, and your economic interest in the company, will be diluted. The degree of dilution, which may be significant, will depend on the number of shares that are issued upon conversion or exercise. If these securities are converted into or exercised for the maximum number of shares of common stock, your percentage ownership in the company will be diluted approximately 11.6%.

We do not intend to pay dividends, and you may not experience a return on investment without selling your securities, which may be difficult because we have a limited trading market.

We have never declared or paid, nor do we intend in the foreseeable future to declare or pay, any dividends on our common stock. Our financing agreements also prohibit us from paying any dividends on our common stock. Since we intend to retain all future earnings to finance the operation and growth of our business, you will likely need to sell your securities in order to realize a return on your investment, if any. The market for our common stock is limited, and you may not be able to sell your shares of our common stock.

Any market that develops for our common stock could be highly volatile, which may limit your ability to sell your shares when desired or at a price above your purchase price.

The price at which our common stock trades on the OTC Bulletin Board or any other market that may develop is likely to be highly volatile and may fluctuate substantially due to several factors, including the following:

•	volatility in stock market prices and volumes that is particularly common among micro cap/small cap companies such as us;

•	loss of a market maker that is willing to make a market in our stock on the OTC Bulletin Board;

•	efforts by any shareholder to sell or purchase significant amounts of shares relative to the size of the trading market;

•	lack of research coverage for companies with small public floats such as us;

•	potential lack of market acceptance of our products and services;

•	actual or anticipated fluctuations in our operating results;

•	entry of new or more powerful competitors into our markets;

•	introduction of new products and services by us or our competitors;

•	commencement of, or our involvement in, any significant litigation;

•	additions or departures of key personnel;

•	terrorist attacks either in the United States or abroad;

•	general stock market conditions; and

•	general state of the United States and world economies.

This volatility may slow the development of an active trading market for our common stock, which could make it more difficult for you to sell your shares, if you are able to sell them at all, at a price above your purchase price.

We could issue “blank check” preferred stock without shareholder approval with the effect of diluting then current shareholder interests.

Our articles of incorporation authorize the issuance of up to 800,000 shares of “blank check” preferred stock with designations, rights and preferences as may be determined from time to time by our Board of Directors. Accordingly, our Board of Directors is empowered, without shareholder approval, to issue a series of preferred stock with dividend, liquidation, conversion, voting or other rights which could dilute the interest of, or impair the voting power of, our common shareholders. The issuance of a series of preferred stock could be used as a method of discouraging, delaying or preventing a change in control. Our financing agreements, however, prohibit us from issuing any preferred stock. Although we do not presently intend to issue any shares of preferred stock, our financing arrangements may change and we may issue preferred stock in the future. See “Description of Capital Stock — Preferred Stock” and “Prior Financing Transactions” in this prospectus.

Anti-takeover provisions in our articles of incorporation and by-laws and in Indiana law could delay or prevent a takeover or other change in control of our company, which could cause the market price of our common stock to suffer.

Provisions in our articles of incorporation and by-laws and certain provisions of Indiana law may discourage, prevent or delay a person from acquiring or seeking to acquire a substantial interest in, or control of, our company. Such provisions in our articles of incorporation and by-laws include the following:

•	our directors can decide to classify the board so that not all members of our board would be elected at the same time, making it more difficult to gain control of our board;

•	our Board of Directors may not remove a director without cause, also making it more difficult to gain control of our board;

•	only our Board of Directors, and not our shareholders, may elect directors to fill vacancies in the board, including vacancies created by expansion of the board;

•	only our Board of Directors or chairman of the board, and not our shareholders, may call a special meeting of our board;

•	only the Board of Directors, and not our shareholders, may make, amend or repeal our by-laws;

•	a super-majority (80%) vote of our shareholders is required to amend certain anti-takeover provisions in our articles of incorporation;

•	our shareholders are not granted cumulative voting rights, which, if granted, would enhance the ability of minority shareholders to elect directors;

•
shareholders must follow certain advance notice and information requirements to nominate individuals for election to our Board of Directors or to propose matters that may be acted upon at a shareholders’ meeting, which may discourage a potential acquirer from conducting a proxy contest to elect directors or otherwise attempting to influence or gain control of our company;

•
our Board of Directors, without shareholder approval, may issue shares of undesignated, or “blank check,” preferred stock, which may have rights that adversely affect the rights of the holders of our common stock and impede or deter any efforts to acquire control of our company; and

•
our articles require special board approval, super-majority (80%) shareholder approval and/or satisfaction of certain price and procedural requirements for certain business combination transactions involving our company and certain shareholders who beneficially own more than 10% of the voting power of our outstanding capital stock, all of which make it more difficult for a person to acquire control of our company.

Our articles of incorporation impose approval and other requirements on certain business combination transactions between our company and any shareholder beneficially owning 10% or more of the voting power of our outstanding capital stock. Types of business combination transactions subject to these requirements include mergers, consolidations, certain sales, leases or other transfers of our assets, certain issuances of our voting securities, plans of dissolution or liquidation proposed by the interested shareholder, and certain other transactions. Our articles prohibit any such transaction within five years following the date on which the shareholder obtained 10% ownership unless the transaction meets the requirements of the Business Combinations Statute of the Indiana Business Corporation Law (if applicable), which is described below, and is approved by a majority of our directors who are not affiliated with the shareholder or by shareholders holding at least 80% of the voting power of our outstanding capital stock. After such five-year period, the transaction still must satisfy the requirements of the Business Combinations Statute (if applicable) as well as certain price and procedural requirements set forth in our articles.

As an Indiana corporation, we are subject to the Indiana Business Corporation Law. Chapter 42, the Control Share Acquisitions Chapter, and Chapter 43, the Business Combinations Chapter, of the Indiana Business Corporation Law may affect the acquisition of shares of our common stock or the acquisition of control of our company. Indiana companies may elect to opt out of the Control Share Acquisitions Chapter and the Business Combinations Chapter. Our articles of incorporation do not opt out of these statutes. Both statutes, however, apply only to certain corporations that have at least 100 shareholders. As of November 30, 2008, we had 80 record shareholders. Consequently, as of November 30, 2008 neither statute applied to us, although they may apply to us in the future.

The Business Combinations Chapter prohibits certain business combinations, including mergers, sales of assets, recapitalizations and reverse stock splits, between certain corporations and any shareholder beneficially owning 10% or more of the voting power of the outstanding voting shares of that corporation for a period of five years following the date on which the shareholder obtained 10% beneficial voting ownership, unless the business combination was approved prior to that date by the board of directors. If prior approval is not obtained, several price and procedural requirements must be met before the business combination may be completed. The Business Combinations Statute does not apply to business combinations between a corporation and any shareholder who obtains 10% beneficial voting ownership before such corporation has a class of voting shares registered with the SEC under Section 12 of the Securities Exchange Act of 1934, unless the corporation has elected to be subject to the Business Combination Statute. As of the date of this prospectus, we have not made such as election.

The Control Share Acquisitions Chapter contains provisions designed to protect minority shareholders if a person makes a tender offer for or otherwise acquires shares giving the acquirer more than certain levels of ownership (20%, 33 ⅓% and 50%) of the outstanding voting securities of certain Indiana corporations. Under the Control Share Acquisitions Chapter, if an acquirer purchases such shares of a corporation that is subject to the Control Share Acquisitions Chapter, then the acquirer cannot vote such shares until each class or series of shares entitled to vote separately on the proposal approves the rights of the acquirer to vote the shares in excess of each level of ownership, by a majority of all votes entitled to be cast by that group (excluding shares held by our officers, by employees of the company who are directors of the company and by the acquirer).

These provisions of our articles of incorporation, by-laws and of the Indiana Business Corporation Law may make if difficult and expensive to pursue a tender offer, change in control or takeover attempt that our management opposes. Consequently, these provisions may reduce the trading price of our common stock. See “Description of Capital Stock — Anti-Takeover Provisions” in this prospectus.

SPECIAL NOTE ABOUT FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements, which include any statement that is not an historical fact, such as statements regarding our future operations, future financial position, and business strategy, plans and objectives. Without limiting the generality of the foregoing, words such as “may,” “intend,” “expect,” “believe,” “anticipate,” “could,” “estimate” or “plan” or the negative variations of those words or comparable terminology are intended to identify forward-looking statements. We have based the forward-looking statements largely on our current expectations and perspectives about future events and financial trends that we believe may affect our financial condition, results of operations, business strategies, short-term and long-term business objectives, and financial needs. These forward-looking statements are subject to a number of risks, uncertainties and assumptions, including those described under the caption “Risk Factors,” that may cause our actual results to differ materially from those anticipated or implied in the forward-looking statements.

USE OF PROCEEDS

This prospectus relates to shares of our common stock that may be offered and sold from time to time by the selling shareholders named in this prospectus. We will not receive any of the proceeds from the sale of the common stock, but we have agreed to bear all expenses (other than direct expenses incurred by the selling shareholders, such as selling commissions, brokerage fees and expenses and transfer taxes) associated with registering such shares under federal and state securities laws. We will receive the exercise price upon exercise of the warrants held by the selling shareholders. The aggregate exercise price of the warrants is $2,553,071. Further, to the extent that obligations under our convertible note are converted into shares of our common stock, we will be relieved of payment obligations to the holder thereof to the extent of such conversion.

We used the net proceeds from the prior issuances of our common stock included in this prospectus, as well as from the prior issuances of notes, debentures and warrants convertible into or exercisable for common stock included in this prospectus, to fund acquisitions, to acquire capital equipment, to fund general and administrative costs and working capital, and to refinance indebtedness. We intend to use the net proceeds from the exercise of the warrants for the following purposes (but not in any particular order of priority or in any particular amounts), which may be subject to change: (1) to acquire capital equipment, (2) to fund general and administrative costs, (3) for working capital, and (4) to fund acquisitions of other businesses, although we do not have any definitive plans as of the date of this prospectus to use any such proceeds for acquisitions. In addition, we may need to reallocate the proceeds received from the exercise of the warrants among the categories of uses set forth above if our cash or liquidity positions so dictate, or in the event on-going or anticipated capital expenditures require additional funding.

As of November 30, 2008, we have issued 616,407 shares (15,410,175 prior to giving effect to the Reverse Stock Split) upon the exercise of warrants. Based on information provided by our transfer agent, we believe that some selling shareholders have sold shares pursuant to this offering. However, because many shares are held in “street” name, we cannot ascertain the number or shares sold or the identity of the selling shareholders. We have incurred total expenses in connection with this offering of $632,573 and have received no offering proceeds, except that we received $131,567 upon the exercise of warrants.

DETERMINATION OF OFFERING PRICE

The selling shareholders will offer shares from time to time at prevailing market prices or privately negotiated prices. Our common stock became eligible to trade on the OTC Bulletin Board on August 1, 2006 under the symbol MCGL. In connection with the Reverse Stock Split which became effective on January 14, 2008, our common stock now is traded on the OTC Bulletin Board under a new symbol, MIGL. The bid and ask prices of our common stock on the OTC Bulletin Board on December 19, 2008, were $2.10 and $2.70, respectively. These prices may or may not be similar to the price or prices at which the selling shareholders offer shares in this offering.

PRINCIPAL AND SELLING SHAREHOLDERS

The following table sets forth certain information known to us with respect to the beneficial ownership of our common stock as of November 30, 2008 for the following persons:

•	each of our directors;

•
our Chief Executive Officer and each of our two most highly compensated executive officers serving at the end of 2007 (other than our Chief Executive Officer) whose total compensation during 2007 exceeded $100,000 (together as a group, the “Named Executive Officers”);

•	all of our directors and executive officers as a group;

•	each holder of five percent or more of our common stock; and

•	each person and entity selling shares of our common stock in this offering.

The information below is based upon information provided to us by or on behalf of each beneficial owner. Based on information provided by our transfer agent, we believe that some selling shareholders have sold shares pursuant to this offering. However, because many shares are held in “street” name, we cannot ascertain the number or shares sold or the identity of the selling shareholders. Unless otherwise indicated, we believe that each individual and entity named below has sole voting and investment power with respect to all shares of common stock that such individual or entity beneficially owns, subject to applicable community property laws. To our knowledge, no person or entity other than those identified below beneficially owns more than five percent of our common stock.

Applicable percentage ownership is based on 11,739,883 shares of our common stock outstanding as of November 30, 2008. In computing the number of shares of common stock beneficially owned by a person and the percentage ownership of that person, we included shares of common stock that such person has the right to acquire within 60 days of November 30, 2008, upon exercise or conversion, as applicable, of warrants or convertible notes held by that person.

We have registered or are registering, on registration statements filed with the SEC (including the registration statement of which this prospectus is part) all of the outstanding shares of our common stock. We also have registered 2,500,000 shares held by Tontine, 1,510,254 shares of common stock issuable upon exercise or conversion of outstanding warrants and convertible notes, and 14,592 shares of common stock issued to certain employees pursuant to our Employee Stock Purchase Plan. Pursuant to an Amended and Restated Registration Rights Agreement we entered into with Tontine as part of the November 2007 financing transaction, we have agreed to register the 3,333,333 shares of our common stock issued to Tontine. See “Prior Financing Transactions – November 2007 Private Equity Financing” below. We filed a registration statement with the SEC covering these shares on October 22, 2008, which has not yet been declared effective by the SEC.

In connection with prior financing transactions, we entered into separate registration rights agreements with certain of the selling shareholders in this offering pursuant to which we agreed that we would register the common stock (and common stock received upon the conversion of debentures and certain notes and the exercise of warrants) owned by them. We also agreed to indemnify these selling shareholders against certain liabilities related to the registration and sale of the common stock, including liabilities arising under the Securities Act, and to pay the costs and fees of registering the shares of our common stock. The selling shareholders will pay any brokerage commissions, discounts or other expenses relating to sales of shares of common stock by them. See “Prior Financing Transactions – Registration Rights” in this prospectus.

Unless otherwise indicated, none of the selling shareholders is currently an affiliate of ours nor has had a material relationship with us during the past three years, other than as a director, officer, holder of our securities and/or in connection with the negotiation of prior financing transactions. See “Prior Financing Transactions” in this prospectus.

Strasbourger Pearson Tulcin Wolff Inc. (“Strasbourger”) and Vertical Capital Partners, Inc. (“Vertical Capital Partners”) are registered broker-dealers that acted as placement agent and finder, respectively, with regard to certain prior financing transactions. See “Prior Financing Transactions” in this prospectus. We agreed to issue warrants to Strasbourger and Vertical Capital Partners as partial compensation for their services, and to include the common stock issuable upon exercise of the warrants in this prospectus for resale. Strasbourger and Vertical Capital

Partners designated certain selling shareholders indicated below to receive the warrants. Based on information known to us, we believe that these selling shareholders are affiliated with Strasbourger or Vertical Capital Partners.

	As of November 30, 2008
	Common Stock Beneficially Owned Before Offering				Common Stock Beneficially Owned After Offering†
Name of Beneficial Owner	Shares owned		% owned[1]	Number of Shares Being Sold	Shares owned	% owned[1]
Directors and Named Executive Officers:[2]
John A. Martell[3]	3,938,800	[4]	30.4	3,938,800	0	0
Richard J. Mullin[5]	25,175	[6]	*	25,175	0	0
James M. Lewis[7]	8,200	[8]	*	8,200	0	0
William J. Schmuhl, Jr.[9]	11,000	[10]	*	11,000	0	0
Richard A. Tamborski[11]	5,000	[10]	*	5,000	0	0
All directors and executive officers as a group (6 persons)	4,115,014		31.9	4,115,014	0	0

Other 5% Beneficial Owners:
Jeffrey L. Gendell[12] c/o Tontine Capital Management, L.L.C. 55 Railroad Avenue, 1st Floor Greenwich, Connecticut 06830	5,833,333	[12]	49.7	0	5,833,333	49.7

Other Selling Shareholders:
Laurus Master Fund, Ltd.[13] c/o Laurus Capital Management, LLC 825 Third Avenue, 14th Floor New York, New York 10022	707,820	[13]	6.0	707,820	0	0
William Sybesma	51,631		*	51,631	0	0
Martina Jane Sybesma	21,982		*	21,982	0	0
Dr. Domenic Strazzulla	47,402		*	47,402	0	0
Jody Nelson	29,000		*	29,000	0	0
David L. Cohen	105,057		*	105,057	0	0
Dr. Frank Lake, III	27,459		*	27,459	0	0
Carole Shrager	48,666	[14]	*	48,666	0	0
Jay Shrager	58,666	[15]	*	58,666	0	0
Matthew A. Dancy	36,333		*	36,333	0	0

	As of November 30, 2008
	Common Stock Beneficially Owned Before Offering			Number of Shares	Common Stock Benefidcially Owned After Offering†
Name of Beneficial Owner	Shares owned		% owned[1]	Being Sold	Shares owned	% owned[1]
David Dercher	12,666		*	12,666	0	0
William Greenfield	8,333	[16]	*	8,333	0	0
Robert C. Ingram, III	20,655		*	20,655	0	0
Roger Stacey	6,333		*	6,333	0	0
Michael Goldfarb	12,666		*	12,666	0	0
Gary M. Glasscock	27,367		*	27,367	0	0
Robert H. Cole	32,000	[17]	*	32,000	0	0
Donna D. Kress	36,000	[18]	*	36,000	0	0
Gregg M. Gaylord and Linda S. Covillon[19]	23,988		*	23,988	0	0
Dr. Leo Mazzocchi and Nancy T. Mazzocchi	19,868		*	19,868	0	0
Joseph Rienzi and Judith Rienzi	10,000		*	10,000	0	0
Larry Rosenfield	5,000		*	5,000	0	0
Dr. Gilbert R. Schorlemmer	4,000		*	4,000	0	0
Mollie Ann Peters	6,195		*	6,195	0	0
Richard Campanella and Janis Campanella	2,000		*	2,000	0	0
Stanley Merves	10,000		*	10,000	0	0
Tom Wrenn	5,000		*	5,000	0	0
Lawrence E. Jaffe	5,000	[20]	*	5,000	0	0
Michael Poujol and Angela Poujol	39,942		*	39,942	0	0
Thomas D’Avanzo	27,988	[21]	*	27,988	0	0
Henry Fortier, III	8,994	[22]	*	8,994	0	0
Garry J. Fadale	123,495		1.1	123,495	0	0
James Ladner	7,114		*	7,114	0	0
Gregg Goebel and Marilyn Goebel	2,000		*	2,000	0	0

	As of November 30, 2008
	Common Stock Beneficially Owned Before Offering			Number of Shares	Common Stock Beneficially Owned After Offering†
Name of Beneificial Owner	Shares owned		% owned[1]	Being Sold	Shares owned	% owned[1]
Stephen T. Skoly, Jr.	10,988		*	10,988	0	0
Thomas J. Keeney	13,994		*	13,994	0	0
Joseph Quattrocchi	1,057		*	1,057	0	0
Paul and Danielle Quattrocchi	1,057		*	1,057	0	0
Dr. Barry G. Landry	2,114		*	2,114	0	0
Dr. Robert L. Thompson	3,994	[23]	*	3,994	0	0
Dr Michael O. Bernstein	2,114		*	2,114	0	0
Steven A. Lamb	2,114		*	2,114	0	0
Norman Dudey	2,114	[24]	*	2,114	0	0
Frank R. Cserpes, Jr. and Sharon M. Cserpes[25]	2,114		*	2,114	0	0
Edward Lagomarsino	10,572		*	10,572	0	0
Rodney Schorlemmer	47,316	[26]	*	47,316	0	0
Paul V. Nugent, Jr. and Jeanne Mentus Nugent	3,994		*	3,994	0	0
Albert Jim Barboni	4,793		*	4,793	0	0
StarInvest Group, Inc.[27]	127,814		1.1	127,814	0	0
Marcel Riedel	110,351		*	110,351	0	0
Alfred Schneider	110,351		*	110,351	0	0
Andreus Riedel	4,000		*	4,000	0	0
Daniel Stahl	47,969		*	47,969	0	0
Elizabeth Kuhn	7,988		*	7,988	0	0
Paul Remensberger	31,990		*	31,990	0	0
Heinz Wattenhofer	3,994		*	3,994	0	0
Rolph R. Berg-Jaquet	1,597		*	1,597	0	0
Marie Luise Fuchs	1,597		*	1,597	0	0

	As of November 30, 2008
	Common Stock Beneficially wned Before Offering			Number of Shares	Common Stock Beneficially Owned After Offering†
Name of Beneficial Owner	Shares owned		% owned[1]	Being Sold	Shares owned	% owned[1]
Josephine Hausammann	1,597		*	1,597	0	0
Hans Hausammann	8,791		*	8,791	0	0
Roger Buerki	1,597		*	1,597	0	0
Hans Nef-Maag	7,048		*	7,048	0	0
Max Gertsch	5,596		*	5,596	0	0
Roland Bertschy	798		*	798	0	0
Christian Baumberger	1,597		*	1,597	0	0
Fred Kin	3,195		*	3,195	0	0
Maya Salzmann	7,988		*	7,988	0	0
Bernhard Meier	83,994	[28]	*	83,994	0	0
Andrew Gonchar	51,800		*	51,800	0	0
Barry Clark	168,000	[29]	1.4	168,000	0	0
Ronald Moschetta	51,800		*	51,800	0	0
P. Tony Polyviou	51,800		*	51,800	0	0
Adam Gottbetter	84,884	[30]	*	84,884	0	0
Nasrollah Jahdi	9,994	[31]	*	9,994	0	0
Hans-Peter Knecht	3,195		*	3,195	0	0
Frederick B. Epstein	45,655		*	45,655	0	0
Jennifer M. Martell[32]	140,000	[33]	1.2	140,000	0	0
John L. Martell[34]	140,000	[35]	1.2	140,000	0	0
Joseph Gazzola and Josephine Gazzola [29]	8,994		*	8,994	0	0
Mark Angelo	10,304	[36]	*	10,304	0	0
Patricia Minehardt[37]	1,200		*	1,200	0	0
Weikei Lang	614		*	614	0	0
Thea Hausammann	3,200		*	3,200	0	0

	As of November 30, 2008
	Common Stock Beneficially Owned Before Offering			Number of Shares	Common Stock Beneficially Owned After Offering†
Name of Beneficial Owner	Shares owned		% owned[1]	Begin Sold	Shares owned	% owned[1]
Robert DePalo	5,000	[38]	*	5,000	0	0
Robert Fallah	5,000		*	5,000	0	0
Myra Logan	5,000	[39]	*	5,000	0	0
John Kidd	5,000		*	5,000	0	0
Rosemarie Moschetta	11,747		*	11,747	0	0
Paul Devine	30,000	[40]	*	30,000	0	0

*  Less than one percent (1%).
†The selling shareholders identified in this table may sell some, all, or none of the shares owned by them that are registered under this registration statement.  While we do not currently have knowledge of any agreements, arrangements, or understandings with respect to the sale of any of the shares registered hereunder, for purposes of this table and unless otherwise indicated we are assuming that the selling shareholders will sell all of the shares indicated in the table.
1 Based on, for each shareholder, 11,739,883 shares of common stock outstanding as of November 30, 2008, plus securities beneficially owned by that shareholder that are exercisable for or convertible into common stock within 60 days of November 30, 2008.

2 The address of each director and Named Executive Officer identified in the table above is c/o MISCOR Group, Ltd., 1125 South Walnut Street, South Bend, Indiana 46619.

3 Mr. Martell is our Chairman, Chief Executive Officer and President.

4 Includes 1,200,000 shares that are issuable upon conversion of a promissory note payable to Mr. Martell at a conversion price of $2.50 per share. The conversion option continues for so long as amounts are outstanding on the promissory note.  The promissory note matures on December 31, 2008, but may be prepaid at any time or extended until December 31, 2013. In connection with purchases by Tontine of shares of our common stock, Mr. Martell granted to Tontine a limited irrevocable proxy to vote his shares of common stock in connection with certain matters described below under “Prior Financing Transactions – January 2007 Private Placement of Common Stock” and “– November 2007 Private Equity Financing Transaction.” On all other matters, Mr. Martell has sole voting power with respect to these shares.  Mr. Martell has sole investment power with respect to these shares.

5 Mr. Mullin is our Vice President, Treasurer and Chief Financial Officer.

6 Includes 4,000 and 500 shares of common stock issuable upon exercise of options granted under our 2005 Stock Option Plan at an exercise price of $6.25 and $5.375 per share, respectively.

7 Mr. Lewis is our Vice President, Secretary and General Counsel.

8 Includes 3,000 and 500 shares issuable upon exercise of options granted under our 2005 Stock Option Plan at an exercise price of $6.25 and $5.375 per share, respectively.

9Mr. Schmuhl is a member of our board of directors.

10 Includes 1,000 shares issuable upon exercise of options granted under our 2005 Stock Option Plan at an exercise price of $6.25 per share.

11 Mr. Tamborski is our Executive Vice President and Chief Operating Officer and is a member of our board of directors.

12 Includes 4,666,667 shares of common stock directly owned by TCP and 1,166,666 shares of common stock directly owned by TCOMF. Tontine Capital Management, L.L.C. (“TCM”) is the general partner of TCP and Tontine Capital Overseas GP, L.L.C. (“TCO”) is the general partner of TCOMF. Mr. Gendell is the managing member of TCM and TCO and in such capacity has voting and investment control over the shares of common stock owned by TCP and TCOMF. TCM, TCO and Mr. Gendell expressly disclaim beneficial ownership of the shares of common stock beneficially owned by TCP and TCOMF, except to the extent of their pecuniary interest.

   As reported in a Schedule 13D filed by TCP, TCM, TCOMF, TCO, and Mr. Gendell (the “Tontine Parties”) on November 10, 2008, the Tontine Parties indicated their intent to begin to explore alternatives for the disposition of their equity interests in MISCOR, including, among other alternatives, sales to third parties, either alone or as part of a sale of MISCOR, or distributions to their respective investors. The Tontine Parties further indicated that they intend to discuss with MISCOR’s management and board of directors these disposition alternatives, that any such dispositions will be dependent on many factors, such as market conditions and available prices, and that their intention to explore the disposition of their equity interests is subject to change at any time. As discussed in this prospectus, because the Tontine Parties’ rights to nominate directors, to appoint representatives to observe board meetings, and to require MISCOR to limit the size of the board are dependent on their ownership of a certain aggregate percentage of common stock, the disposition of their equity interests in MISCOR may result in changes to the size and/or composition of MISCOR’s board of directors.

13 According to information provided by Laurus Master Fund, Ltd. (“Laurus”), the entity that exercises voting and investment power on behalf of Laurus is Laurus Capital Management, LLC; the natural persons who exercise voting and investment power over Laurus Capital Management, LLC are David Grin and Eugene Grin. Includes 294,118 shares of common stock issuable upon exercise of warrants at $8.50 per share, and 8,079 shares of common stock issuable upon exercise of warrants at $0.25 per share. The terms of the warrants limit the number of shares of common stock issuable upon exercise of warrants issued to Laurus to the amount by which 9.99% of our outstanding common stock exceeds the number of shares beneficially owned by Laurus, unless Laurus gives us 75 days prior notice.

14 These shares are held jointly with her spouse, Jay Shrager.

15 Includes 48,666 shares held jointly with spouse, Carole Shrager, and 10,000 shares held in name of Somerset Farms PST, which is controlled by Mr. Shrager.

16 Includes 6,333 shares held in the name of Greenfield Plumbing and Heating, which is controlled by Mr. Greenfield.

17 Includes 6,000 shares held by Mr. Cole as custodian for David R. Cole and 20,000 shares owned by Reese Cole Partnership Ltd., which is controlled by Mr. Cole.

18 Reflects a transfer made after April 1, 2007 of warrants to purchase 750,000 shares of common stock (30,000 after giving effect to the Reverse Stock Split) at an exercise price of $0.0001 per share ($0.0025 after giving effect to the Reverse Stock Split).

19 Shares are held by the named persons as joint tenants with rights of survivorship.

20 These shares are held in a pension plan for the benefit of Mr. Jaffe.

21 These shares are held in an individual retirement account for the benefit of Mr. D’Avanzo.

22 Includes 260 shares that are held in an individual retirement account for the benefit of Mr. Fortier.

23 These shares are held in a profit sharing plan for the benefit of Dr. Thompson.

24 These shares are held by Mr. Dudey as trustee for the benefit of Norman Dudey.

25 These individuals hold the shares as co-trustees of the Frank R. Cserpes, Jr. Trust.

26 Includes 35,333 shares held in the name of RS & VS, Ltd. Mr. Schorlemmer controls the general partner of RS &VS, Ltd.

27 StarInvest Group, Inc. is a publicly traded business development company.

28 Includes 80,000 shares of common stock held in the name of Bevita Commercial Corp., which is controlled by Mr. Meier.

29 These shares are held in the name of Phoenix Holdings, Inc., which is controlled by Mr. Clark.  Mr. Clark was issued these warrants as a designee of Strasbourger Pearson Tulcin Wolff Inc. in connection with certain financing transactions described below.

30 Includes 4,000 shares of common stock issued to Jackson Steinem, Inc; and 1,000 shares of common stock issuable upon exercise of warrants at $0.025 per share issued to Jackson Steinem, Inc. as a designee of Strasbourger Pearson Tulcin Wolff Inc. in connection with certain financing transactions described below.  We are advised that Jackson Steinem, Inc. is controlled by Mr. Gottbetter, a partner in the law firm that acted as our securities counsel with respect to certain financing transactions described below.

31 Includes 1,057 shares of common stock issuable upon exercise of warrants at $0.025 per share.

32 Ms. Martell is the adult daughter of John A. Martell, our Chairman, Chief Executive Officer and President.

33 Includes 120,000 shares of common stock held in the Separate Trust for Jennifer Martell created under the John and Bonnie Martell 1997 Children's Trust for Jennifer and John.

34 Mr. Martell is the adult son of John A. Martell, our Chairman, Chief Executive Office and President.

35 Includes 120,000 shares of common stock held in the Separate Trust for John L. Martell created under the John and Bonnie Martell 1997 Children's Trust for Jennifer and John.

36 These shares are held in the name of Yorkville Advisors Management, LLC, an investment advisory firm controlled by Mr. Angelo.  Mr. Angelo has not indicated to us whether Yorkville Advisors Management, LLC is a registered broker-dealer or an affiliate of a registered broker-dealer.

37 Patricia Minehardt was a manager of our subsidiary HK Engine Components LLC and is deceased.
38Includes 1,000 shares of common stock issuable upon exercise of warrants at $8.50 per share. The selling shareholder was issued these warrants as a designee of Vertical Capital Partners, Inc. in connection with certain financing transactions described below.
39Includes 5,000 shares of common stock issuable upon exercise of warrants at $8.50 per share. The selling shareholder was issued these warrants as a designee of Vertical Capital Partners, Inc. in connection with certain financing transactions described below.
40Includes 30,000 shares of common stock acquired by the selling shareholder from a selling shareholder who was issued these warrants as a designee of Strasbourger Pearson Tulcin Wolff Inc. in connection with certain financing  transactions described below.

PRIOR FINANCING TRANSACTIONS

The following is a summary description of certain financing transactions we entered into since we began operations in 2000. None of these transactions involve the selling shareholders identified in this prospectus, except for the transactions described in “– January 2007 Private Equity Financing”  and “– November 2007 Private Equity Financing” below. This summary does not discuss all of the provisions of the agreements and other documents relating to the financing transactions that are filed as exhibits to our registration statements of which this prospectus is a part.

Financing by John A. Martell

From our organization through December 31, 2003, John A. Martell, who is our Chairman, Chief Executive Officer and President, made capital contributions to us of approximately $2.4 million and advances of approximately $4.8 million. We used these amounts to fund acquisitions and other capital requirements and for working capital. The advances were unsecured and were payable on demand with interest at 1% below the prime rate.

Effective December 31, 2003, $3.0 million of approximately $4.8 million of outstanding advances were rolled into a promissory note made by our subsidiary Magnetech Industrial Services, Inc. (“Magnetech”) to Mr. Martell, and the balance (approximately $1.8 million) was treated as a contribution to capital. The loan evidenced by the promissory note bears interest at an annual rate of 1% below the prime rate as published by The Wall Street Journal, and is payable monthly. The loan matures on December 31, 2008, except that Magnetech can extend the maturity for five years upon 60 days’ prior written notice at an annual rate of prime plus one percent. Our repayment obligations under the note are subordinated in priority and right of payment to our senior credit facility, which is described in more detail below.

In September 2005, we granted Mr. Martell an option to convert at any time and from time to time all or any part of the obligations due under the note into shares of our common stock at a fixed conversion price of $0.10 per share ($2.50 per share after giving effect to the Reverse Stock Split). If the number of our outstanding shares of common stock is increased because of a stock split or stock dividend, the conversion price will be proportionately reduced, and if the number is decreased because of a stock combination, the conversion price will be proportionately increased. The aggregate amount of principal and accrued and unpaid interest due to Mr. Martell under the note at the time the option was issued to him in September 2005 and at November 30, 2008 was $3.0 million and $3.0 million, respectively. The $0.10 per share conversion price ($2.50 per share after giving effect to the Reverse Stock Split) for the note to Mr. Martell is lower than the conversion price of $0.3404926 per share ($8.512315 per share after giving effect to the reverse Stock Split) for the convertible debentures we issued to third party investors in March 2005, lower than the conversion prices of $0.19, $0.26 and $0.32 per share ($4.75, $6.50 and $8.00 per share after giving effect to the Reverse Stock Split) for the convertible notes we issued in August 2005 to Laurus, our senior lender at that time, related to our then senior credit facility described below, and lower than the exercise price of $0.25 per share ($6.25 per share after giving effect to the Reverse Stock Split) for the stock options issued to our executive officers (other than Mr. Martell) in September 2005 under our 2005 Stock Option Plan. See “Management — Executive Compensation — Equity Incentive Plans” in this prospectus. The option granted to Mr. Martell was not approved or ratified by our independent directors and its terms may not be representative of an arms’ length transaction.

Private Placements of Preferred and Common Stock

Pursuant to Convertible Redeemable Preferred Stock Purchase Agreements effective as of March 3, 2004, our subsidiary Magnetech issued 750,000 shares of preferred stock at $1.00 per share to certain investors. The issuance was not registered under the Securities Act in reliance on exemptions from the registration requirements of that Act. Magnetech used the net proceeds of the private placement for working capital.

The terms of the offering contemplated our reorganization into a holding company structure by requiring the automatic conversion of the preferred stock issued by our subsidiary into 6.33333 shares of our common stock upon completion of a private offering of our common stock by March 2, 2005 with aggregate proceeds of not less that $3,000,000. If we could not meet this deadline, we would have been required to redeem all of the preferred stock at the stated value of $1.00 per share, plus interest at an annual rate of 5.375%, and issue 1.33333 shares of our common stock for each redeemed share of preferred stock. No dividends were payable on the preferred stock.

In a series of closings in late 2004, we issued 12,750,000 shares of our common stock (510,000 shares after giving effect to the Reverse Stock Split) to certain investors for a purchase price of $0.20 per share ($5.00 per share after giving effect to the Reverse Stock Split), or an aggregate purchase price of $2,550,000. The issuance was not registered under the Securities Act in reliance on exemptions from the registration requirements of that Act. We used the net proceeds of the private placement to fund marketing and promotion costs, to acquire plant and equipment, for general and administrative costs and for working capital.

The proceeds we received in connection with this offering of common stock, when combined with the proceeds from the preferred stock offering, exceeded the threshold described above for converting the outstanding shares of our subsidiary’s preferred stock into shares of our common stock. Consequently, all of the preferred stock issued by Magnetech was converted into 4,750,006 shares (190,000 shares after giving effect to the Reverse Stock Split) of our common stock in December 2004.

We engaged Strasbourger Pearson Tulcin Wolff Inc. (“Strasbourger”) to act as our placement agent on a best efforts basis in the preferred stock and common stock offerings described above. As compensation for its services, we paid Strasbourger a cash fee of 10% of the amount raised in the offerings, or $330,000, and effective December 2004 we issued to Strasbourger’s designees warrants to purchase 4,500,000 shares of our common stock (180,000 shares after giving effect to the Reverse Stock Split) for a ten-year period at a fixed exercise price of $0.0001 per share ($0.0025 per share after giving effect to the Reverse Stock Split), subject to certain anti-dilution adjustments described below. Strasbourger indicated that the persons it designated to receive the warrants, whom we believe to be employees of or otherwise affiliated with Strasbourger, were involved in its providing services as placement agent in the offerings. In addition, we issued 50,000 shares of our common stock (2,000 shares after giving effect to the Reverse Stock Split) to Jackson Steinem, Inc., which we are advised is beneficially owned by a partner in the law firm that acted as our securities counsel with respect to the private placements. The issuance of the warrants and the shares was not registered under the Securities Act in reliance on exemptions from the registration requirements of that Act.

If the number of our outstanding shares of common stock is increased because of a stock split or stock dividend, the exercise price of the warrants will be proportionately reduced, and if the number is decreased because of a stock combination, the exercise price of the warrants will be proportionately increased. In addition, the exercise price will be reduced if, subject to certain exceptions, we issue common stock at a price less than the exercise price or securities convertible into common stock at a price less than the exercise price, or if we distribute any assets or evidence of indebtedness to holders of our common stock. An adjustment of less than $0.25 is not required to be made. If the exercise price of the warrants is adjusted, then the number of shares of common stock issuable upon exercise of the warrants will be simultaneously adjusted by multiplying the number of shares of common stock issuable upon exercise of the warrants by the exercise price in effect prior to the adjustment and dividing the product by the exercise price, as adjusted.

Private Placement of Convertible Debentures and Warrants

In March 2005, we entered into Subordinated Convertible Debenture Purchase Agreements with several investors. Pursuant to those agreements, we issued $4,025,000 principal amount of convertible debentures at par. For no additional consideration, we issued to purchasers of debentures warrants to purchase an aggregate 4,255,601 shares of our common stock (170,224 shares after giving effect to the Reverse Stock Split) for a five year period at a fixed exercise price of $0.001 per share ($0.025 per share after giving effect to the Reverse Stock Split). If the number of our outstanding shares of common stock is increased because of a stock split, the exercise price will be proportionately reduced, and if the number is decreased because of a stock combination, the exercise price will be proportionately increased. We used the net proceeds of the private placement to acquire certain operating assets of Hatch & Kirk, Inc. and for working capital.

The issuance of the debentures and warrants was not registered under the Securities Act in reliance on exemptions from the registration requirements of that Act.

The debentures originally were scheduled to mature on February 28, 2007; however, in April 2006, the debenture holders agreed to extend the maturity date to February 28, 2008. The debentures bore interest at a fixed annual rate of 6%, payable in cash upon redemption or at maturity if the holders did not elect to convert their debentures. Each holder had the option to convert principal and accrued interest under the debentures into shares of our common stock at a fixed conversion price of $0.3404926 per share ($8.513215 per share after giving effect to the Reverse Stock Split). In 2007, certain debenture holders converted debentures totaling $1,045,000 into 3,069,082 shares of our common stock (122,763 shares after giving effect to the Reverse Stock Split).  In 2008, certain debenture holders converted debentures totaling $2,690,000 into 316,017 shares of our common stock and we redeemed the remaining debentures totaling $290,000, with interest.

The debentures were secured by a lien on all our tangible personal property. This lien, as well as the repayment obligations under the debentures, was subordinate in priority and right of payment to our $5 million secured credit facility described below.

Upon written notice we could redeem any or all of the outstanding debentures prior to the maturity date at a redemption price, payable in cash, equal to 100% of the principal amount redeemed, plus accrued and unpaid interest through the redemption date. Any notice to redeem had to be given to all holders no less than 30 days or more than 45 days prior to the date set forth for redemption. The holders could convert their debentures into common stock at any time prior to the redemption date. Our loan agreements with our senior secured lender restricted our ability to exercise this redemption right.

We also engaged Strasbourger to act as our placement agent in the debenture offering. As compensation for its services, we paid Strasbourger a cash fee of 10% of the amount raised in the offerings, or $402,500, and in May 2005 we issued to Strasbourger’s designees warrants to purchase 6,182,992 shares of our common stock (247,320 shares after giving effect to the Reverse Stock Split) for a 10-year period at a fixed exercise price of $0.001 per share ($0.025 per share after giving effect to the Reverse Stock Split). Strasbourger indicated that the persons it designated to receive the warrants, whom we believe to be employees of or otherwise affiliated with Strasbourger, were involved in its providing services as placement agent in the debenture offering. If the number of our outstanding shares of common stock is increased because of a stock split, the exercise price of the warrants will be proportionately reduced, and if the number is decreased because of a stock combination, the exercise price will be proportionately increased. In addition, we issued 50,000 shares of our common stock (2,000 shares after giving effect to the Reverse Stock Split) to Jackson Steinem, Inc. The issuance of the warrants and the shares was not registered under the Securities Act in reliance on exemptions from the registration requirements of that Act.

Senior Secured Credit Facilities

St. Joseph Capital Bank.  In December 2001, we entered into a secured credit facility with St. Joseph Capital Bank that included a revolving line of credit and a five-year term note. The line of credit provided for maximum borrowings of $1.0 million, and bore interest at 0.25% below the bank’s prime rate. The term note was in the original principal amount of $500,000 and was payable in monthly principal installments of $8,333 with interest at 0.25% below the bank’s prime rate. In November 2002, we obtained a second revolving line of credit that provided for maximum borrowings of $450,000, and bore interest at the bank’s prime rate. In November 2003, the interest rates on the $1.0 million and $450,000 lines of credit were increased to 0.5% and 0.25% above the bank’s prime rate, respectively. The lines of credit were due on demand. The lines of credit and the term note were secured by a security interest in substantially all of our assets, and were guaranteed by John A. Martell, our Chairman, Chief Executive Officer and President. The lines of credit were subject to a certain covenant requiring the maintenance of a minimum balance in Mr. Martell’s account maintained with the bank. At December 31, 2003, the aggregate outstanding balances under the revolving lines of credit and the term note were approximately $1.4 million and $300,000, respectively. We refinanced our indebtedness to St. Joseph Capital Bank with our credit facility with MFB Financial described below.

MFB Financial.  In November 2004, we entered into a secured credit facility with MFB Financial and refinanced our indebtedness to St. Joseph Capital Bank. This credit facility included a line of credit that provided for maximum borrowings of $3.0 million and bore interest at 0.375% above the bank’s prime rate. The line of credit was due on demand, collateralized by a blanket security agreement covering substantially all of our assets, and was guaranteed by Mr. Martell. The line was subject to certain financial covenants pertaining to minimum net worth, senior debt to net worth, and debt service coverage. We were not in compliance with one of our financial covenants to MFB Financial at December 31, 2004; however, MFB Financial waived such noncompliance.

In April 2005, we amended our credit facility with MFB Financial to increase the maximum borrowings under the line of credit to $5.5 million. All other terms remained the same. We refinanced our indebtedness to MFB Financial with our credit facility with Laurus described below.

Laurus Master Fund, Ltd.  In August 2005, we entered into a $10 million credit facility with Laurus. At December 2006, we had borrowed an aggregate of $8.2 million under the facility, $2.0 million under a term note, $2.8 million under a minimum borrowing note and $3.4 million under a revolving note. In January 2007, we paid off the Laurus credit facility with proceeds from an equity financing described below.

In May 2006, we entered into a second Security and Purchase Agreement with Laurus. The agreement provided financing comprised of a $1.6 million revolving note and a $2.1 million term note. At December 31, 2006 we had borrowed an aggregate of $2.8 million under the facility: $2.0 million under the term note and $0.8 million under the revolving note. In January 2007, we paid off this indebtedness with proceeds from an equity financing described below.

As part of the financing, we paid Laurus $133,000 in cash and issued Laurus warrants for 375,000 shares of our common stock (15,000 shares after giving effect to the Reverse Stock Split) with an exercise price of $0.01 per share ($0.25 per share after giving effect to the Reverse Stock Split). These warrants are exercisable for a seven-year period.

We did not register the issuance of the notes and warrants to Laurus under the Securities Act, in reliance on exemptions from the registration requirements of that Act. We agreed to register with the SEC for resale the shares of our common stock issuable upon exercise of the warrants. We filed a registration statement to register the shares issuable upon exercise of the warrants on October 11, 2006 (Reg. No. 333-137940), which the SEC declared effective on November 9, 2006.

Warrants issued in conjunction with our senior debt financing were accounted for under the Emerging Issues Task Force (“EITF”) Issue No. 00-19, Accounting for Derivative Financial Instruments Indexed to and Potentially Settled in a Company’s Own Stock and View A of EITF No. 05-4, The Effect of a Liquidated Damages Clause on a Freestanding Financial Instrument Subject to EITF Issue No. 00-19, Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company’s Own Stock. Due to certain factors and the liquidated damage provision in the registration rights agreements issued in connection with the senior debt financing, we determined that the warrants should be classified as a derivative liability. In December 2006, we elected early adoption of Financial Accounting Standards Board (“FASB”) Staff Position EITF 00-19-2, Accounting for Registration Payment Arrangements (“FSP EITF 00-19-2”), which supersedes the guidance under EITF 05-4.

FSP EITF 00-19-2 specifies that the contingent obligation to make future payments or otherwise transfer consideration under a registration payment arrangement, whether issued as a separate agreement or included as a provision of a financial instrument or other agreement, should be separately recognized and measured in accordance with FASB Statement No. 5, Accounting for Contingencies. FSP EITF 00-19-2 further clarifies that a financial instrument subject to a registration payment arrangement should be accounted for in accordance with applicable generally accepted accounting principles without regard to the contingent obligation to transfer consideration pursuant to the registration payment arrangement. In accordance with the provisions of FSP EITF 00-19-2, we reclassified our warrant liability to equity upon adoption in December 2006.

In connection with the initial Laurus financing, we paid Vertical Capital Partners, Inc. a finder’s fee for its role in introducing us to Laurus as a financing source. The finder’s fee consisted of a cash payment of $200,000 and the September 2005 issuance to persons designated by Vertical Capital Partners of warrants to acquire up to 500,000 shares of our common stock (20,000 shares after giving effect to the Reverse Stock Split) for three years at a fixed exercise price of $0.34 per share ($8.50 per share after giving effect to the Reverse Stock Split). Vertical Capital Partners indicated that the persons it designated to receive the warrants, whom we believe to be employees of or otherwise affiliated with Vertical Capital Partners, were involved in its providing services as a finder in the financing transaction. If the number of our outstanding shares of common stock is increased because of a stock split, the exercise price of the warrants will be proportionately reduced, and if the number is decreased because of a stock combination, the exercise price will be proportionately increased. The issuance of the warrants was not registered under the Securities Act in reliance on exemptions from the registration requirements of that Act.

MFB Financial.  On March 9, 2007, we entered into a secured credit facility with MFB Financial. This credit facility included a line of credit that provided for maximum borrowings of $5.0 million and bore interest at 0.5% above the bank’s prime rate. The line of credit was due on demand, and was secured by accounts receivable. The line was subject to certain financial covenants pertaining to minimum tangible net worth, current ratio and debt coverage ratio, and maximum debt to equity ratio. In December 2007 we paid off the $2.2 million balance outstanding under the secured credit facility with proceeds from the Tontine equity investment on November 30, 2007. The secured credit facility was canceled in January 2008 when we secured financing under the Wells Fargo credit facility described below.

Wells Fargo Bank.  On January 14, 2008, we entered into a credit facility with Wells Fargo. The credit facility is comprised of a ten year $1.25 million real estate term note and a $13.75 million revolving note. On January 16, 2008, we borrowed $7.5 million under the revolving note and used the net proceeds of the loans for working capital and to acquire all of the outstanding shares of common stock of AMP. At September 28, 2008, we had $5.9 million outstanding under the revolving note and $1.2 million under the real estate term note.

The original maturity date of the notes is January 1, 2011, at which time the notes will automatically renew for one-year periods until terminated. The notes are secured by (1) a first priority lien on our assets; (2) a mortgage on certain real property; and (3) the pledge of the equity interests in MISCOR’s subsidiaries. The term note bears interest at an annual rate equal to the rate of interest most recently announced by Wells Fargo at its principal office as its prime rate (the “Prime Rate”), subject to certain minimum annual interest payments. The revolving note bears interest at an annual rate of either (i) the Prime Rate, or (ii) Wells Fargo’s LIBOR rate plus 2.8%, depending on the nature of the advance. Interest is payable monthly, in arrears, under the revolving note beginning on February 1, 2008. The term note requires monthly principal payments of $10,417, plus interest, beginning on the first day of the month following receipt of the advance.

If we default under our obligation to Wells Fargo, then the interest on the outstanding principal balance of each note will increase by three percentage points until the default is cured or waived. Other remedies available to Wells Fargo upon an event of default include the right to accelerate the maturity of all obligations, the right to foreclose on the assets securing the obligations, all rights of a secured creditor under applicable law, and other rights set forth in the loan documents.

We may prepay the term note at any time, subject to certain prepayment penalties. With respect to the revolving note, we may borrow, pay down and re-borrow under the note until the maturity date. Under the original terms of the credit facility, the maximum aggregate principal amount that was permitted to be borrowed under the revolving note was the lesser of (1) the sum of (a) 40% of our eligible construction related trade receivables, up to $2,000,000, and (b) 85% of certain remaining eligible trade accounts receivable, less any reserves established by Wells Fargo from time to time, and (2) $13,750,000 less any reserves established by Wells Fargo.

The credit facility includes certain financial covenants that must be met, including minimum book net worth and net income, minimum debt service coverage ratio and maximum capital expenditures. Under the original maximum capital expenditures covenant, we agreed to limit our capital expenditures for 2008 to $1.5 million, no more than $500,000 of which could be paid for from our working capital. As of June 29, 2008, we were not in compliance with this covenant, in that for the six months then ended we used $907,000 from our working capital for capital expenditures, which exceeded the $500,000 limit in the covenant. The maximum capital expenditures covenant was amended in September 2008, as described below, to increase the maximum amount of capital expenditures for 2008 to $2 million, no more than $1.25 million of which could be paid for from our working capital. As of September 28, 2008, we were not in compliance with this covenant, in that for the nine months then ended we used $1.562 million from our working capital for capital expenditures, which exceeded the $1.25 million limit in the revised covenant. In November 2008, the maximum capital expenditures covenant was further revised to increase the capital expenditure limits, as described below. We received waivers from Wells Fargo for both the June 29 and September 28, 2008 covenant violations.

In April 2008, we amended the Wells Fargo credit facility. The amendment revised the formula for the maximum aggregate principal amount that may be borrowed under the revolving note. Specifically, the percentage of a portion of our eligible construction related trade receivables resulting from time and material services and completed contracts was increased from 40% to 85% and the related borrowings were removed from the $2 million limitation. The amendment also provided a four year term note in the amount of $1 million, secured by substantially all of our machinery and equipment. The note matures June 1, 2012 and is payable in monthly installments of $20,833 plus interest at Wells Fargo’s prime rate beginning June 1, 2008. At September 28, 2008, we had $0.9 million outstanding under the note.

In September 2008, we amended our credit facility with Wells Fargo. The second amendment revised a financial covenant which increased the maximum amount of capital expenditures for 2008 to $2 million, no more than $1.25 million of which could be paid for from our working capital. The amendment also limited the investment and loans from AMP to AMP Canada to $1 million.

In November 2008, we amended our credit facility with Wells Fargo to further revise a financial covenant which increased the maximum amount of capital expenditures for 2008 to $2.75 million, no more than $2.25 million of which could be paid for from our working capital.

Registration Rights

In connection with certain of the financing transactions described above, we agreed to register with the SEC the resale of the common stock issued to the investors and the resale of shares of common stock issuable upon conversion of the convertible debentures and notes and upon exercise of the warrants described above, except for shares issuable upon conversion of the revolving note issued to Laurus. To comply with these registration obligations, we filed registration statements on November 7, 2005 and October 11, 2006. The SEC declared the registration statements effective on May 12, 2006 and November 9, 2006, respectively.

Our registration rights agreements with the investors in the private placement of preferred stock by our subsidiary Magnetech and in our private placement of common stock, described above, required us to file a registration statement by September 2004 covering the shares of common stock issued to the investors in those transactions and issuable upon exercise of the warrants issued to the investors. Our registration rights agreements with the investors in the private placement of our convertible debentures and warrants described above (excluding warrants issued to Laurus) required us to file a registration statement by April 30, 2005 covering the shares of our common stock issuable upon conversion of the debentures and exercise of the warrants issued to the investors in that transaction. If we failed to file the registration statements by these deadlines, the respective registration rights agreements obligated us to pay the applicable investors liquidated damages in the amount of 1% of the total issued shares of our common stock for each 30-day period that the applicable registration statement had not been filed. These agreements further provided, however, that we would not be required to pay these liquidated damages if we provided the investors with a certificate stating that, in the good faith judgment of our Board of Directors, it would be seriously detrimental to us and our shareholders for such registration statements to be filed owing to a material pending transaction or other issue. In September 2004 and September 2005, we provided such certificates to the applicable investors and agreed to file the registration statement as soon as reasonably practicable. On October 31, 2005, we filed with the SEC a registration statement, which included the shares issued and issuable to these investors. The SEC declared the registration statement effective on May 12, 2006. Consequently, we believe that we are not liable for any liquidated damages under the applicable provisions of the registration rights agreements entered into with the investors in the respective offerings, and we received confirmation to that effect on behalf of investors in our private placement of convertible debentures and warrants. If any of the investors successfully asserted a claim for such liquidated damages, and we were required to issue additional shares of our common stock to them, the percentage ownership of each shareholder in the Company would be diluted, and the degree of dilution could be significant.

In addition to the registration rights described above, we also have agreed to register for resale the shares of our common stock issued to Tontine pursuant to the financing transactions in January and November 2007 described below.  See “Prior Financing — January 2007 Private Equity Financing” and “– November 2007 Private Equity Financing” for a description of Tontine’s registration rights.

January 2007 Private Equity Financing

On January 18, 2007, we sold an aggregate of 62,500,000 shares of our common stock (2,500,000 shares after giving effect to the Reverse Stock Split) to Tontine for an aggregate purchase price of $12.5 million, or $0.20 per share ($5.00 per share after giving effect to the Reverse Stock Split), pursuant to a securities purchase agreement dated as of the same date (the “Initial Securities Purchase Agreement”). We used the proceeds from the sale to repay approximately $10.0 million of senior secured debt and for general working capital purposes. Before we issued shares to Tontine, John A. Martell, our Chairman of the Board, Chief Executive Officer and President, beneficially owned 66.9% of our outstanding common stock. His shares represented 46.9% of the outstanding stock immediately after the sale and 30.4% as of November 28, 2008. In connection with the sale, we granted various rights to Tontine, as described below.

Board Designee(s).  We granted Tontine the right to appoint members to our Board of Directors as follows:

•	if Tontine or its affiliates hold at least 10% of our outstanding common stock, Tontine has the right to appoint one member of our Board of Directors;

•
if Tontine or its affiliates hold at least 20% of our outstanding common stock, and the Boards consists of five or fewer directors, Tontine has the right to appoint one member of our Board of Directors; and

•	if Tontine or its affiliates hold at least 20% of our outstanding common stock, and the Board consists of six or more directors, Tontine has the right to appoint two members of our Board of Directors.

Our Board currently consists of three directors. We also agreed that, for as long as Tontine has the right to appoint directors pursuant to the securities purchase agreement, the number of directors on our Board will not exceed seven. Tontine has not appointed a director to our Board of Directors.

Board Observer.  In addition to Tontine’s right to appoint directors, we also granted Tontine the right to have a representative attend all meetings of our Board of Directors, the boards of directors of our subsidiaries and their respective committees, for so long as Tontine or its affiliates continue to hold at least 10% of our outstanding common stock. A representative of Tontine has been attending these meetings.

Future Offerings.  We granted Tontine the right to participate in future equity offerings to allow Tontine to maintain its percentage of ownership, on a fully diluted basis, of our common stock immediately prior to any such offering.

Future Acquisitions.  Our Board of Directors adopted resolutions approving any future acquisition by Tontine and its affiliates of up to 30% of our common stock, on a fully diluted basis, so that Tontine and its affiliates are not subject to the anti-takeover provisions of the IBCL’s Business Combinations Chapter.  See “Description of Capital Stock – Anti-Takeover Provisions – Provisions of Indiana Law” below for a description of the Business Combinations Chapter.  We also agreed not to revoke these resolutions and to use our best efforts to ensure that any future acquisitions by Tontine of up to 30% of our outstanding common stock, on a fully diluted basis, are not subject to any anti-takeover laws and regulations or any anti-takeover provisions in our or our subsidiaries’ organizational documents.  Tontine agreed to obtain written approval from our Board of Directors before acquiring in excess of 30% of our common stock, on a fully diluted basis, except in the case of an increase in Tontine’s percentage ownership due to a redemption or repurchase of any of our common stock, or in the case where Tontine inadvertently acquires in excess of 30% of our common stock, on a fully diluted basis.

Martell Proxy.  Mr. Martell granted Tontine a proxy to vote his shares of our common stock for the election to the Board of Directors of Tontine’s designees and to enforce Tontine’s rights with respect to future acquisitions of our common stock, each as described above.

Registration Rights.  We did not register the issuance of the shares of common stock to Tontine with the SEC under the Securities Act, in reliance on exemptions from the registration requirements of the Securities Act. We and Tontine entered into a registration rights agreement, dated January 18, 2007, pursuant to which we agreed to register for resale the shares issued to Tontine. To comply with this requirement, we filed a registration statement with the SEC on July 13, 2007, which the SEC declared effective on September 2, 2008.

November 2007 Private Equity Financing

On November 30, 2007, we sold 83,333,333 shares of our common stock (3,333,333 after giving effect to the Reverse Stock Split) to Tontine for an aggregate purchase price of $20,000,000, or $0.24 per share ($6.00 per share after giving effect to the Reverse Stock Split), pursuant to a Securities Purchase Agreement dated as of the same date (the “New Securities Purchase Agreement”). Prior to this private placement, Tontine owned approximately 33.2% of our issued and outstanding shares of common stock.  We used $16,700,000 of the proceeds from the sale to finance the cash portion of the purchase price of all of the issued and outstanding membership interest units of 3-D Service, Ltd. (“3-D”), we paid off the outstanding balance under our revolving credit facility of $2.2 million, with the remaining proceeds to be used for general working capital purposes. Before we issued the shares to Tontine under the New Securities Purchase Agreement, John A. Martell beneficially owned 37.9% of our outstanding common stock. His shares represented 32.0% of the outstanding stock immediately after the sale. Tontine owned 52.5% of the outstanding stock immediately after the sale.

Board Designee(s).  Pursuant to the Initial Securities Purchase Agreement with Tontine described above, we granted Tontine the right to appoint members to our Board of Directors.  See “– January 2007 Private Equity Financing Transaction – Board Designee(s)” above. We also agreed that, for as long as Tontine has the right to appoint directors pursuant to the Initial Securities Purchase Agreement, the number of directors on our Board will not exceed seven. Pursuant to the New Securities Purchase Agreement, we and Tontine affirmed these provisions of the Initial Securities Purchase Agreement relating to the designation of directors.

Board Observer.  In addition to Tontine’s right to appoint directors, pursuant to the Initial Securities Purchase Agreement we granted Tontine the right to have a representative attend all meetings of our Board of Directors, our subsidiaries, and their respective committees, for so long as Tontine or its affiliates continue to hold at least 10% of our outstanding common stock.  These provisions also were affirmed by us and Tontine pursuant to the New Securities Purchase Agreement.

Future Offerings.  Under the Initial Securities Purchase Agreement, we granted Tontine the right to participate in future equity offerings to allow Tontine to maintain its percentage of ownership, on a fully diluted basis, of our common stock immediately prior to any such offering.  This provision also was affirmed by us and Tontine pursuant to the New Securities Purchase Agreement.

Future Acquisitions.  Under the New Securities Purchase Agreement, we agreed to use our best efforts to ensure that any future acquisitions by Tontine of up to 50% of our outstanding common stock, on a fully diluted basis, are not subject to any anti-takeover laws and regulations or any anti-takeover provisions in our or our subsidiaries’ organizational documents.

Martell Proxy.  Pursuant to the New Securities Purchase Agreement, John A. Martell has granted Tontine a restated irrevocable proxy to vote his shares of common stock of the company for the election to the Board of Directors of Tontine’s designees and to enforce Tontine’s rights with respect to future acquisitions of our common stock, each as described above.

Registration Rights.  We did not register the issuance of the shares of common stock to Tontine with the SEC under the Securities Act, in reliance on exemptions from the registration requirements of that Act, including Section 4(2) thereof, relating to offers of securities by an issuer not involving any public offering, and Rule 506 of Regulation D promulgated under the Act.  The shares of our common stock issued to Tontine may not be offered or sold in the United States absent registration under the Securities Act or absent an applicable exemption from such registration requirements.  We entered into an Amended and Restated Registration Rights Agreement, dated November 30, 2007, with Tontine pursuant to which we have agreed to register for resale the shares issued to Tontine.

Amendment to Martell Conversion Option.  On September 12, 2005, MISCOR and Magnetech executed a Conversion Option (the “Conversion Option”) in favor of John A. Martell, pursuant to which we agreed to reserve from our authorized and unissued shares of common stock a sufficient number of shares to provide for the issuance of such common stock upon the full exercise of the Conversion Option (the “Reserved Shares”). In order to ensure that there was a sufficient number of shares of our authorized and unissued common stock to consummate the acquisition of 3-D and the private placement with Tontine under the New Securities Purchase Agreement, both described above, and as a condition to the execution of the New Securities Purchase Agreement, MISCOR, Magnetech, and Mr. Martell entered into an Amendment to Conversion Option dated November 30, 2007 (the “Amendment to Conversion Option”).  Under the Amendment to Conversion Option, the shares reserved for issuance upon the conversion of Mr. Martell’s Conversion Option were released, and Mr. Martell agreed not to exercise his Conversion Option until our Amended and Restated Articles of Incorporation were amended to increase our authorized shares. On November 19, 2007, our Board of Directors approved resolutions, subject to shareholder approval, effecting an amendment to our Amended and Restated Articles of Incorporation, which resolutions were subsequently modified on December 3, 2007, to give effect to the Reverse Stock Split, to increase to 20,000,000 the number of shares of common stock that we are authorized to issue. Our shareholders approved this amendment on February 7, 2008, and the amendment became effective on February 8, 2008. Consequently, on February 7, 2008, our Board of Directors adopted a resolution once again reserving the Reserved Shares from our authorized and unissued shares of common stock, effective as of February 8, 2008.

Tontine Schedule 13D Filing. As reported in a Schedule 13D filed by the Tontine Parties on November 10, 2008, the Tontine Parties indicated their intent to begin to explore alternatives for the disposition of their equity interests in the Company, including, among other alternatives, sales to third parties, either alone or as part of a sale of the Company, or distributions to their respective investors. The Tontine Parties further indicated that they intend to discuss with the Company’s management and board of directors these disposition alternatives, that any such dispositions will be dependent on many factors, such as market conditions and available prices, and that their intention to explore the disposition of their equity interests is subject to change at any time. As discussed in this prospectus, because the Tontine Parties’ rights to nominate directors, to appoint representatives to observe board meetings, and to require the Company to limit the size of the board are dependent on their ownership of a certain aggregate percentage of common stock, the disposition of their equity interests in the Company may result in changes to the size and/or composition of the Company’s board of directors.

MARKET FOR OUR COMMON STOCK AND
RELATED SHAREHOLDER MATTERS

Market Information and Holders

Our common stock became eligible to trade on the OTC Bulletin Board on August 1, 2006, under the symbol MCGL. In connection with the Reverse Stock Split which became effective on January 14, 2008, our common stock now is traded on the OTC Bulletin Board under a new symbol, MIGL. The following table sets forth the range of reported high and low bid quotations for our common stock as reported on the OTC Bulletin Board for the periods indicated, as adjusted to give retroactive effect to the Reverse Stock Split. Sales price information consists of quotations by dealers making a market in our common stock and may not necessarily represent actual transactions. As a result, the sales price information for our common stock reflects inter-dealer prices without any mark-ups, mark-downs or commissions. In addition, trading in our common stock is limited in volume and may not be a reliable indication of its market value.

	High	Low
Fiscal year 2006:
3rd quarter ended 10/1/06 *	$17.50	$10.00
4th quarter ended 12/31/06	$10.00	$4.25
Fiscal year 2007:
1st quarter ended 4/1/07	$14.25	$4.50
2nd quarter ended 7/1/07	$13.50	$8.75
3rd quarter ended 9/30/07	$11.75	$5.25
4th quarter ended 12/31/07	$16.75	$5.25
Fiscal year 2008:
1st quarter ended 3/30/08	$17.00	$8.00
2nd quarter ended 6/29/08	$15.50	$9.25
3rd quarter ended 9/28/08	$11.00	$7.25
*beginning August 1, 2006

As of December 19, 2008, the last reported sale price of our common stock as quoted on the OTC Bulletin Board was $2.50 per share. As of November 30, 2008 there were 11,739,883 shares of common stock outstanding and 73 shareholders of record. Our common stock was held by approximately 865 beneficial owners as of such date. In addition, as of that date we had outstanding:

•	warrants to acquire up to 310,254 shares of our common stock at fixed exercise prices ranging from $0.0025 to $8.50 per share;

•
a subordinated note convertible into 1,200,000 shares of our common stock based on aggregate indebtedness of $3,000,000 then outstanding and a fixed conversion price of $2.50 per share (see “Prior Financing Transactions – Financing by John A. Martell”); and

•	options issued under our 2005 Stock Option Plan to acquire 65,350 shares of our common stock at exercise prices ranging from $5.375 to $10.25 per share.

In 2008, we issued shares of our common stock upon conversion of $2.69 million in subordinated debentures at a conversion price of $8.512316 per share and redeemed the remaining outstanding debentures for approximately $0.3 million cash, including interest.

The number of shares issuable upon exercise of the foregoing warrants and conversion of the foregoing notes, as well as the respective fixed exercise and conversion prices, are subject to adjustment as provided in the applicable securities and related agreements.

Dividends

We have never paid cash dividends on our common stock. We presently intend to retain future earnings, if any, for use in the operation and expansion of the business and do not anticipate paying any cash dividends in the foreseeable future. Our senior credit facility contain restrictions on our ability to pay dividends. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

Unregistered Sales of Equity Securities

The following describes the securities issued or sold by us since January 1, 2004, which were not registered under the Securities Act.

Upon our formation in April 2004, John A. Martell, our Chairman, Chief Executive Officer and President and, at that time, the sole shareholder of Magnetech, contributed all of his Magnetech common stock to us in exchange for 79,450,000 shares of our common stock (3,178,000 shares after giving effect to the Reverse Stock Split). Mr. Martell was an “accredited investor,” as that term is defined in Rule 501 of Regulation D under the Securities Act, and the issuance of these securities was exempt from registration under the Securities Act in reliance on Section 4(2) of the Securities Act, relating to offers of securities by an issuer not involving any public offering.

Effective March 3, 2004, our subsidiary, Magnetech, entered into Convertible Redeemable Preferred Stock Purchase Agreements with 15 investors pursuant to which Magnetech issued 750,000 shares of its Series A Preferred Stock for a purchase price of $1.00 per share, or an aggregate purchase price of $750,000. All of the investors in this offering were “accredited investors,” as that term is defined in Rule 501 of Regulation D.  This issuance of securities was exempt from registration under the Securities Act in reliance on Section 4(2) thereof, relating to offers of securities by an issuer not involving any public offering, and Rule 506 of Regulation D.

Pursuant to the Articles of Amendment to Magnetech’s Articles of Incorporation (the “MIS Amended Articles”) creating the Series A Preferred Stock, each outstanding share of Magnetech Series A Preferred Stock would automatically convert into 6.3333 shares of our common stock upon our completion of a private placement offering of not less than $3,000,000.

In November and December 2004, we entered into separate Stock Purchase Agreements with 39 investors pursuant to which we issued 12,750,000 shares of common stock (510,000 shares after giving effect to the Reverse Stock Split) for a purchase price of $0.20 per share ($5.00 per share after giving effect to the Reverse Stock Split), or an aggregate purchase price of $2,550,000. All of the investors in this offering were “accredited investors,” as that term is defined in Rule 501 of Regulation D, and the issuance of the shares of the registrant’s common stock to them was exempt from registration under the Securities Act in reliance on Section 4(2) thereof, relating to offers of securities by an issuer not involving any public offering, and Rule 506 of Regulation D.

Because the aggregate proceeds derived from these two offerings exceeded the $3,000,000 threshold set forth in the MIS Amended Articles, the outstanding shares of Magnetech Series A Preferred Stock automatically converted into 4,750,006 shares of our common stock (190,000 shares after giving effect to the Reverse Stock Split) effective December 2004. This issuance of securities was exempt from registration under the Securities Act in reliance on Section 4(2) of the Securities Act, relating to offers of securities by an issuer not involving any public offering, and Rule 506 of Regulation D.

Effective December 2004, we issued warrants to purchase a total of 4,500,000 shares of our common stock (180,000 shares after giving effect to the Reverse Stock Split) for a 10-year period at an exercise price of $0.0001 per share ($0.0025 per share after giving effect to the Reverse Stock Split) to five persons designated by the entity that acted as placement agent for the two private offerings described above.  The warrants were issued as partial compensation for the placement agent’s services.  The placement agent indicated to us that the persons designated to receive the warrants were involved in its providing services as placement agent in the private offerings. As of November 30, 2008, warrants were exercised for all 4,500,000 shares of our common stock (180,000 shares after giving effect to the Reverse Stock Split).  These designees were “accredited investors,” as that term is defined in Rule 501 of Regulation D. The issuance of these securities was exempt from registration under the Securities Act in reliance on Section 4(2) thereof, relating to offers of securities by an issuer not involving any public offering, and Rule 506 of Regulation D.

In December 2004, we issued 50,000 shares of common stock (2,000 shares after giving effect to the Reverse Stock Split) for a purchase price of $0.10 per share ($2.50 per share after giving effect to the Reverse Stock Split) to Jackson Steinem, Inc. We have been advised that Jackson Steinem, Inc. is beneficially owned by a partner in the law firm that acted as our securities counsel. The issuance of these securities was exempt from registration under the Securities Act in reliance on Section 4(2) thereof, relating to offers of securities by an issuer not involving any public offering, and Rule 506 of Regulation D.

During March, April and May of 2005, we entered into Subordinated Convertible Debenture Purchase Agreements with 55 investors pursuant to which we issued $4,025,000 aggregate principal amount of our subordinated secured convertible debentures. The debentures were issued to investors at par. Principal and accrued interest under the debentures were convertible into our common stock at a price of $0.3404926 per share ($8.512315 per share after giving effect to the Reverse Stock Split). As of April 2008, all of the debentures had been converted into shares of common stock or redeemed. Each purchaser of debentures received common stock purchase warrants for no additional consideration. Each warrant entitled its holder to purchase one share of common stock for a five year period at an exercise price of $0.001 per share ($0.025 per share after giving effect to the Reverse Stock Split). In total, 4,255,601 common stock purchase warrants (170,224 common stock purchase warrants after giving effect to the Reverse Stock Split) were allocated pro rata among the purchasers of debentures. Since the warrants were issued, warrants to purchase 4,229,169 shares (169,167 shares after giving effect to the Reverse Stock Split) have been exercised.  All of the investors were “accredited investors,” as that term is defined in Rule 501 of Regulation D, and the issuance of these securities was exempt from registration under the Securities Act in reliance on Section 4(2) thereof, relating to offers of securities by an issuer not involving any public offering, and Rule 506 of Regulation D.

In May 2005, we issued warrants to purchase a total of 6,182,992 shares of our common stock (247,320 shares after giving effect to the Reverse Stock Split) for a 10-year period at an exercise price of $0.001 per share ($0.025 per share after giving effect to the Reverse Stock Split) to nine persons designated by the entity that acted as placement agent for the debenture offering described above.  The warrants were issued as partial compensation for the placement agent’s services.  The placement agent indicated to us that the persons designated to receive the warrants were involved in its providing services as placement agent in the debenture offering.  As of November 30, 2008, warrants were exercised for 6,157,992 shares of our common stock (246,320 shares after giving effect to the Reverse Stock Split).  These designees were “accredited investors,” as that term is defined in Rule 501 of Regulation D. The issuance of these securities was exempt from registration under the Securities Act in reliance on Section 4(2) thereof, relating to offers of securities by an issuer not involving any public offering, and Rule 506 of Regulation D.

In August 2005, we entered into a senior secured credit facility with Laurus under which we issued to Laurus a revolving note and minimum borrowing note in a combined aggregate principal amount of $7.0 million, a term note in the aggregate principal amount of $3.0 million, warrants to purchase 7,352,941 shares of our common stock (294,118 shares after giving effect to the Reverse Stock Split) for a seven-year period at an exercise price of $0.34 per share ($8.50 per share after giving effect to the Reverse Stock Split), and, for no additional consideration, 6,163,588 shares of our common stock (246,544 shares after giving effect to the Reverse Stock Split). The revolving note, minimum borrowing note and term note were convertible into shares of our common stock at varying conversion prices.  As of November 30, 2008, no warrants were exercised.  Laurus was an “accredited investor,” as that term is defined in Rule 501 of Regulation D, and the issuance of these securities was exempt from registration under the Securities Act in reliance on Section 4(2) thereof, relating to offers of securities by an issuer not involving any public offering, and Rule 506 of Regulation D.

In September 2005, we issued to John A. Martell, our Chairman, Chief Executive Officer and President, the Conversion Option, pursuant to which Mr. Martell has an option to convert the obligations under a promissory note in the original principal amount of $3.0 million made by Magnetech to Mr. Martell, into shares of our common stock at a conversion price of $0.10 per share ($2.50 per share after giving effect to the Reverse Stock Split).  Mr. Martell was an “accredited investor,” as that term is defined in Rule 501 of Regulation D, and the issuance of the Conversion Option was exempt from registration under the Securities Act in reliance on Section 4(2) thereof, relating to offers of securities by an issuer not involving any public offering. In order to ensure that there was a sufficient number of shares of our authorized and unissued common stock to consummate the acquisition of 3-D and the private placement with Tontine under the New Securities Purchase Agreement, both described above, and as a condition to the execution of the New Securities Purchase Agreement, MISCOR, Magnetech, and Mr. Martell entered into the Amendment to Conversion Option on November 30, 2007.  Under the Amendment to Conversion Option, the shares reserved for issuance upon the conversion of Mr. Martell’s Conversion Option were released, and Mr. Martell agreed not to exercise his Conversion Option until our Amended and Restated Articles of Incorporation were amended to increase our authorized shares. On November 19, 2007, our Board of Directors approved resolutions, subject to shareholder approval, effecting an amendment to our Amended and Restated Articles of Incorporation, which resolutions were subsequently modified on December 3, 2007, to give effect to the Reverse Stock Split, to increase to 20,000,000 the number of shares of common stock that we are authorized to issue. Our shareholders approved this amendment on February 7, 2008, and the amendment became effective on February 8, 2008. Consequently, on February 7, 2008, our Board of Directors adopted a resolution once again reserving the Reserved Shares from our authorized and unissued shares of common stock, effective as of February 8, 2008.

Effective September 30, 2005, we issued warrants to purchase a total of 500,000 shares of our common stock (20,000 shares after giving effect to the Reverse Stock Split) for a three-year period at an exercise price of $0.34 per share ($8.50 per share after giving effect to the Reverse Stock Split) to four persons designated by the entity that identified Laurus to us as a potential source of financing.  The warrants were issued as partial compensation for the entity’s services as a finder.  This entity indicated to us that the persons designated to receive the warrants were involved in its providing services as a finder. As of November 30, 2008, 350,000 warrants (14,000 warrants after giving effect to the Reverse Stock Split) were exercised in a cashless transaction for 65,268 shares of our common stock (2,611 shares after giving effect to the Reverse Stock Split). These designees were “accredited investors,” as that term is defined in Rule 501 of Regulation D, and the issuance of these securities was exempt from registration under the Securities Act in reliance on Section 4(2) thereof, relating to offers of securities by an issuer not involving any public offering, and Rule 506 of Regulation D.

Effective September 30, 2005, we issued to each of five of our executive officers the following: (i) options to acquire 100,000 shares of our common stock (4,000 shares after giving effect to the Reverse Stock Split) at an exercise price of $0.25 per share ($6.25 per share after giving effect to the Reverse Stock Split), or an aggregate of 500,000 shares (20,000 shares after giving effect to the Reverse Stock Split), pursuant to our 2005 Stock Option Plan; and (ii) 50,000 shares of restricted common stock (2,000 shares after giving effect to the Reverse Stock Split) pursuant to accepted offers to acquire the stock at a nominal price of $0.001 per share ($0.025 per share after giving effect to the Reverse Stock Split), or a total of 250,000 shares (10,000 shares after giving effect to the Reverse Stock Split), that were granted pursuant to our Restricted Stock Purchase Plan. As of November 30, 2008, options for 150,000 shares (6,000 shares after giving effect to the Reverse Stock Split) were exercised. In addition, we redeemed 50,000 shares (2,000 shares after giving effect to the Reverse Stock Split) of restricted stock upon the termination of one executive officer. The options and offers to purchase restricted stock were issued in consideration of the executive officers’ services to the registrant and our subsidiaries.  Each of the executive officers was an “accredited investor,” as that term is defined in Rule 501 of Regulation D, and the issuance of the options, the offers to purchase restricted stock and the shares of restricted stock was exempt from registration under the Securities Act in reliance on Section 4(2) thereof, relating to offers of securities by an issuer not involving any public offering, and Rule 701 under the Securities Act, relating to offers and sales of securities pursuant to certain compensatory benefit plans and contracts relating to compensation.

On May 31, 2006, our subsidiary, Magnetech Industrial Services of Alabama, LLC (“MIS Alabama”), entered into a $3.7 million credit facility with Laurus, our former senior lender. The credit facility was comprised of a $2.1 million term note and a $1.6 million revolving note. MIS Alabama used the net proceeds of the loans to acquire the assets of E.T. Smith Services of Alabama, Inc. (“Smith Alabama”), on May 31, 2006. The facility was paid in full with the proceeds of an equity financing in January 2007, which is described below. In addition, for no additional consideration, we issued to Laurus warrants to purchase 375,000 shares of our common stock (15,000 shares after giving effect to the Reverse Stock Split) at a fixed exercise price of $0.01 per share ($0.25 per share after giving effect to the Reverse Stock Split), subject to certain anti-dilution adjustments described below. These warrants are exercisable for a seven-year period. As of November 30, 2008, 173,014 warrants (6,921 warrants after giving effect to the Reverse Stock Split) were exercised in cashless transactions for 168,609 shares of our common stock (6,744 shares after giving effect to the Reverse Stock Split). Laurus was an “accredited investor,” as that term is defined in Rule 501 of Regulation D, and the issuance of these securities was exempt from registration under the Securities Act in reliance on Section 4(2) thereof, relating to offers of securities by an issuer not involving any public offering, and Rule 506 of Regulation D.

Effective August 3, 2006, we issued the following options under our 2005 Stock Option Plan to acquire 1,185,000 shares of our common stock (47,400 shares after giving effect to the Reverse Stock Split): (i) options to acquire 50,000 shares (2,000 shares after giving effect to the Reverse Stock Split) each to an executive officer and two outside directors at an exercise price of $0.25 per share ($6.25 per share after giving effect to the Reverse Stock Split), (ii) options to acquire 250,000 shares (10,000 shares after giving effect to the Reverse Stock Split) each to two outside directors at an exercise price of $0.25 per share ($6.25 per share after giving effect to the Reverse Stock Split), 250,000 shares of which (10,000 shares after giving effect to the Reverse Stock Split) were exercised in September 2006 and 250,000 shares (10,000 shares after giving effect to the Reverse Stock Split) expired, and (iii) options to acquire 535,000 shares (21,400 shares after giving effect to the Reverse Stock Split) to certain key employees of which 70,000 shares (2,800 shares after giving effect to the Reverse Stock Split) have been forfeited. In addition, we issued 50,000 shares of restricted common stock (2,000 shares after giving effect to the Reverse Stock Split) to two key employees, of which 25,000 shares (1,000 shares after giving effect to the Reverse Stock Split) have been forfeited, pursuant to accepted offers to acquire the stock at a nominal price of $0.001 per share ($0.025 per share after giving effect to the Reverse Stock Split) pursuant to our Restricted Stock Purchase Plan.  The foregoing grants of options and purchase offers and the related issuance of shares were exempt from registration under the Securities Act in reliance on Section 4(2) thereof, relating to offers of securities by an issuer not involving any public offering.

On January 18, 2007, pursuant to the Initial Securities Purchase Agreement we sold an aggregate of 62,500,000 shares of common stock (2,500,000 shares after giving effect to the Reverse Stock Split) to Tontine for $0.20 per share ($5.00 per share after giving effect to the Reverse Stock Split) or $12.5 million. We used the proceeds to retire all of the outstanding senior debt due to our senior lender, Laurus, as of that date in the amount of approximately $10.0 million, including interest, plus approximately $0.5 million in prepayment penalties. We have used the balance of the proceeds for related legal fees, for working capital and to reduce accounts payable.  TCP and TCOMF are “accredited investors,” as that term is defined in Rule 501 of Regulation D, and the issuance of these securities was exempt from registration under the Securities Act in reliance on Section 4(2) thereof, relating to offers of securities by an issuer not involving any public offering, and Rule 506 of Regulation D.

Effective January 19, 2007, we issued options under our 2005 Stock Option Plan to acquire 350,000 shares of our common stock (14,000 shares after giving effect to the Reverse Stock Split) to four executive officers and certain key employees at an exercise price of $0.215 per share ($5.375 per share after giving effect to the Reverse Stock Split) of which 35,000 shares (1,400 shares after giving effect to the Reverse Stock Split) have been forfeited and 105,000 shares of restricted common stock (4,200 shares after giving effect to the Reverse Stock Split) to two executive officers and two key employees pursuant to accepted offers to acquire the stock at a nominal price of $0.001 per share ($0.025 per share after giving effect to the Reverse Stock Split) pursuant to our Restricted Stock Purchase Plan.  The foregoing grants of options and purchase offers and the related issuance of shares were exempt from registration under the Securities Act in reliance on Section 4(2) thereof, relating to offers of securities by an issuer not involving any public offering.

On November 30, 2007, our wholly-owned subsidiary, Magnetech, acquired all of the issued and outstanding units of membership interest in 3-D from BDeWees, Inc. (“BDeWees”) and XGen III, Ltd. (“XGen”), for an aggregate purchase price of $22.7 million pursuant to a membership interest purchase agreement. As part of the purchase price for the 3-D membership interest units pursuant to the purchase agreement, we issued 3,095,975 shares of our common stock (123,839 shares after giving effect to the Reverse Stock Split) to BDeWees and 3,095,975 shares (123,839 shares after giving effect to the Reverse Stock Split) to XGen.  The shares issued to BDeWees and XGen pursuant to the purchase agreement had an aggregate value of $2.0 million at the time of issuance, or $0.323 per share ($8.075 per share after giving effect to the Reverse Stock Split). BDeWees and XGen are “accredited investors,” as that term is defined in Rule 501 of Regulation D, and the issuance of these securities was exempt from registration under the Securities Act in reliance on Section 4(2) thereof, relating to offers of securities by an issuer not involving any public offering, and Rule 506 of Regulation D.

On November 30, 2007, pursuant to the New Securities Purchase Agreement we sold an aggregate of 83,333,333 shares of common stock (3,333,333 shares after giving effect to the Reverse Stock Split) to Tontine for

$0.24 per share ($6.00 after giving effect to the Reverse Stock Split) or $20.0 million. We used $16.7 million of the proceeds to finance the cash portion of the purchase price by our subsidiary, Magnetech, of all of the issued and outstanding membership interest units of 3-D (as described above), we paid off the outstanding balance under our revolving credit facility of $2.2 million, with the remaining proceeds used for working capital purposes. TCP and TCOMF are “accredited investors,” as that term is defined in Rule 501 of Regulation D, and the issuance of these securities was exempt from registration under the Securities Act in reliance on Section 4(2) thereof, relating to offers of securities by an issuer not involving any public offering, and Rule 506 of Regulation D.

On February 15, 2008, we issued 253,623 shares of common stock to Lawrence Mehlenbacher in connection with our acquisition of AMP at a price of $13.80 per share or $3.5 million. We did not register the issued shares of common stock with the SEC under the Securities Act in reliance on the exemption from the registration requirements provided by Section 4(2) of the Securities Act, relating to offers of securities by an issuer not involving any public offering, and Rule 506 of Regulation D promulgated under the Securities Act.

CAPITALIZATION

The following table sets forth our capitalization as of September 28, 2008. This table should be read together with “Management’s Discussion and Analysis of Financial Condition and Results of Operation” and our consolidated financial statements and the notes thereto included elsewhere in this prospectus (amounts presented in thousands).

As of September 28, 2008

Long-term notes and loans payable	$9,406
Stockholders’ equity:
Preferred stock, no par value - 800,000 shares authorized, 0 shares outstanding	—
Common stock, no par value - 30,000,000 shares authorized, 11,731,440 shares issued and outstanding	50,794
Additional paid-in capital	9,185
Deferred compensation	(167)
Accumulated deficit	(14,166)
Total Stockholders’ equity	$45,646
Total capitalization	$55,052

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS

The following discussion contains forward looking-statements that involve risks and uncertainties. See “Forward-Looking Statements” below. The following discussion should be read with our audited consolidated financial statements and the notes to the financial statements beginning on page F-1 of this prospectus.

Overview

We provide electrical and mechanical solutions to industrial, commercial and institutional customers primarily in the United States. We currently operate in two business segments:

•
Repair, Remanufacturing and Manufacturing – We provide maintenance and repair services to the electric motor industry, repairing, manufacturing, and remanufacturing industrial lifting magnets for the steel and scrap industries, power assemblies, engine parts, and other components related to large diesel engines for the rail, utilities, and offshore drilling industries and repair, remanufacture and rebuild locomotives and locomotive engines for the rail industry.

•	Construction and Engineering Services – We provide a wide range of electrical and mechanical contracting services, mainly to industrial, commercial, and institutional customers.

In May 2006, we acquired substantially all of the assets of Smith Alabama. Smith Alabama provided electric motor repair, preventative maintenance and refurbishment for industrial companies such as utilities and manufacturers. The operating results of this business are included with the repair, remanufacturing and manufacturing segment.

On January 18, 2007 we sold 50,000,000 shares of common stock to TCP (2,000,000 shares after giving effect to the Reverse Stock Split) and 12,500,000 shares of common stock to TCOMF (500,000 shares after giving effect to the Reverse Stock Split) for $0.20 per share ($5.00 per share after giving effect to the Reverse Stock Split) or $12.5 million. We used the proceeds to retire all of the outstanding senior debt due to our senior lender, Laurus, as of that date in the amount of approximately $10.0 million, including interest, plus approximately $0.5 million in prepayment penalties. We used the balance of the proceeds for working capital and to reduce accounts payable.

On March 9, 2007, we obtained financing from MFB Financial in the form of a $5 million revolving credit facility, secured by accounts receivable. We used borrowings under the note for capital expenditures, to acquire Ideal and for working capital purposes. Interest was payable monthly at ½% over prime as published in the Wall Street Journal.

In October 2007, we acquired 100% of the outstanding shares of Ideal Consolidated, Inc. (“Ideal”). Ideal is a provider of mechanical contracting services, including plumbing, HVAC and industrial piping and provides maintenance services for mechanical systems.  The financial results of Ideal are included in the construction and engineering services segment.

In November 2007, our wholly-owned subsidiary, Magnetech, acquired all of the issued and outstanding units of membership interest in 3-D. 3-D is engaged in the business of selling, repairing, remanufacturing, and maintaining industrial electrical and mechanical equipment.  The financial results of 3-D are included in the repair, remanufacturing and manufacturing segment.

On November 30, 2007 we sold 66,666,667 shares of common stock to TCP (2,666,667 shares after giving effect to the Reverse Stock Split) and 16,666,666 shares of common stock to TCOMF (666,666 shares after giving effect to the Reverse Stock Split) for $0.24 per share ($6.00 per share after giving effect to the Reverse Stock Split) or $20.0 million. Proceeds were used to fund the acquisition of 3-D for $16.7 million and to retire all amounts due to MFB Financial, our senior lender, under a revolving credit facility as of that date in the amount of $2.02 million, including interest. We used the balance of the proceeds for working capital.

On January 14, 2008, we entered into a credit facility with Wells Fargo.  The credit facility is comprised of a $1,250,000 real estate term note and a $13,750,000 revolving note.  On January 16, 2008, we borrowed $7,500,000 under the revolving note and used the net proceeds of the loans for working capital and to acquire all of the outstanding shares of common stock of AMP. AMP is engaged in the business of repairing, remanufacturing, and rebuilding locomotive engines as well as providing related goods and services to the railroad industry.  Financial results will be included in the repair, remanufacturing and manufacturing segment.

In 2008, certain debenture holders exercised their options under the debenture offering to convert $2,690,000 into 316,013 shares of our common stock at a price of $8.512316 per share. In accordance with the provisions of the debenture offering, the debenture holders did not receive any payment of accrued interest.  In 2008, we redeemed the remaining outstanding debentures in the amount of $342,000 including interest of $52,000.

In April 2008, we amended the Wells Fargo credit facility entered into in January 2008. The amendment revised the formula for the maximum aggregate principal amount that may be borrowed under the revolving note. The amendment also provided a four year term note in the amount of $1 million secured by substantially all of our machinery and equipment.

In September 2008, we amended our credit facility with Wells Fargo. The second amendment revised a financial covenant which increased the maximum amount of capital expenditures for 2008 to $2 million, no more than $1.25 million of which could be paid for from our working capital. The amendment also limited the investment and loan from AMP to AMP Canada to $1 million.

In September 2008, we acquired certain operating assets of VEMS. VEMS provides maintenance and repair services for both alternating current and direct current electric industrial motors and generators. The purchase price of $1.0 million was paid in cash at closing and was financed through borrowings under our credit facility with Wells Fargo. Concurrent with this acquisition, we leased $0.8 million of equipment from VEMS which is being accounted for as a capital lease.

In November 2008, we amended our credit facility with Wells Fargo to further revise a financial covenant which increased the maximum amount of capital expenditures for 2008 to $2.75 million, no more than $2.25 million of which could be paid for from our working capital.

Critical Accounting Policies and Estimates

We believe the following critical accounting policies affect our more significant judgments and estimates used in the preparation of our consolidated financial statements.

Principles of consolidation. The consolidated financial statements for the year ended December 31, 2006 and nine months ended September 30, 2007 include our accounts and those of our wholly-owned subsidiaries, Magnetech, Martell Electric, LLC, HK Engine Components, LLC, and Magnetech Power Services LLC (“MPS”). The consolidated financial statements for the year ended December 31, 2007 also include the accounts of Ideal and 3-D for the three months and one month ended December 31, 2007, respectively. The consolidated financial statements for the nine months ended September 28, 2008 also include the accounts of AMP. All significant intercompany balances and transactions have been eliminated.

Use of estimates. The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires our management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as of the date of the financial statements, and the reported amounts of revenue and expenses during the reporting period. Significant estimates are required in accounting for inventory costing, asset valuations, costs to complete and depreciation. Actual results could differ from those estimates.

Revenue recognition. Product sales revenue is recognized when products are shipped and both title and risk of loss transfer to the customer. Service revenue at Magnetech, 3-D, and MPS is recognized when all work is completed and the customer’s property is returned. For services to a customer’s property provided at our site, property is considered returned when the customer’s property is shipped back to the customer and risk of loss transfers to the customer. For services to a customer’s property provided at the customer’s site, property is considered returned upon completion of work. We provide for an estimate of doubtful accounts based on specific identification of customer accounts deemed to be uncollectible and historical experience. Our revenue recognition policies are in accordance with Staff Accounting Bulletin No. 101 and No. 104.

Revenues from Martell Electric, LLC’s electrical contracting business, Ideal’s mechanical contracting business, and long term contracts from the remanufacturing and rebuilding of locomotives and locomotive engines at AMP are recognized on the percentage-of-completion method in accordance with Statement of Position No. 81-1, Accounting for Performance of Construction-Type and Certain Production-Type Contracts, measured by the percentage of costs incurred to date to estimated total costs to complete for each contract. Costs incurred on contracts in excess of customer billings are recorded as part of other current assets. Amounts billed to customers in excess of costs incurred on contracts are recorded as part of other current liabilities.

Earnings per share. We account for earnings (loss) per common share under the provisions of SFAS No. 128, Earnings Per Share, which requires a dual presentation of basic and diluted earnings (loss) per common share.  Basic earnings (loss) per common share excludes dilution and is computed by dividing income available to common stockholders by the weighted average number of common shares outstanding for the year.  Diluted earnings (loss) per common share is computed assuming the conversion of common stock equivalents, when dilutive.

Segment information. We report segment information in accordance with Statement of Financial Accounting Standards (“SFAS”) No. 131, Disclosures about Segments of an Enterprise.

Inventory. We value inventory at the lower of cost or market. Cost is determined by the first-in, first-out method. We periodically review our inventories and make adjustments as necessary for estimated obsolescence and slow-moving goods. The amount of any markdown is equal to the difference between cost of inventory and the estimated market value based upon assumptions about future demands, selling prices and market conditions.

Property, plant and equipment. Property, plant and equipment are stated at cost less accumulated depreciation. Depreciation is computed over the estimated useful lives of the related assets using the straight-line method. Useful lives of property, plant and equipment are as follows:

Buildings	30 years
Leasehold improvements	Shorter of lease term or useful life
Machinery and equipment	5 to 10 years
Vehicles	3 to 5 years
Office and computer equipment	3 to 10 years

Long-lived assets. We assess long-lived assets for impairment whenever events or changes in circumstances indicate that an asset’s carrying amount may not be recoverable.

Goodwill and other intangible assets.  In accordance with Statement of Financial Accounting Standards (“SFAS”) No. 142, Goodwill and Other Intangible Assets, intangible assets other than goodwill are amortized over their useful lives, unless the useful lives are determined to be indefinite.

Goodwill represents the excess cost of companies acquired over the fair value of their net assets at the dates of acquisition. Goodwill, which is not subject to amortization, is required to be tested for impairment, at least annually, and written down when impaired. In accordance with SFAS No. 142, goodwill is tested for impairment using a two-step process. The first step is to identify a potential impairment and the second step measures the amount of the impairment loss, if any. Goodwill is deemed to be impaired if the carrying amount of the asset exceeds its estimated fair value.

Our other intangible assets were all considered to have a definite life and are amortized over the shorter of the useful life or contractual life of these assets. Intangible assets with definite useful lives are periodically reviewed to determine if facts and circumstances indicate that the useful life is shorter than originally estimated or that the carrying amount of assets may not be recoverable. If such facts and circumstances do exist, the recoverability of intangible assets is assessed by comparing the projected undiscounted net cash flows associated with the related asset or group of assets over their remaining lives against their respective carrying amounts. Impairments, if any, are based on the excess of the carrying amount over the fair value of those assets.

Debt issue costs. We capitalize costs incurred in securing debt financing and amortize these costs over the term of the related indebtedness as a charge to interest expense.

 Warranty costs. We warrant workmanship after the sale of our products. We record an accrual for warranty costs based upon the historical level of warranty claims and our management’s estimates of future costs.

Income taxes. We account for income taxes in accordance with SFAS No. 109, Accounting for Income Taxes and FASB Interpretation No. 48.

Stock-based compensation.  Effective January 1, 2006, we adopted SFAS No. 123R, Share-Based Payments (revised 2004), using the Modified Prospective Approach. SFAS No. 123R revises SFAS No. 123, Accounting for Stock-Based Compensation and supersedes Accounting Principles Opinion (“APB”) No. 25, Accounting for Stock Issued to Employees. SFAS No. 123R requires the cost of all share-based payments to employees, including grants of employee stock options, to be recognized in the financial statements based upon their fair values at grant date, or the date of later modification, over the requisite service period. In addition, SFAS No. 123R requires unrecognized cost (based on the amounts previously disclosed in our pro forma footnote disclosure) related to options vesting after the initial adoption to be recognized in the financial statements over the remaining requisite service period.

Under the Modified Prospective Approach, the amount of compensation cost recognized includes (a) compensation cost for all share-based payments granted prior to, but not yet vested as of January 1, 2006, based on the grant date fair value estimated in accordance with the provisions of SFAS No. 123, and (b) compensation cost for all share-based payments granted subsequent to January 1, 2006, based on the grant date fair value estimated in accordance with the provisions of SFAS No. 123R. Prior to the adoption of SFAS No. 123R, we accounted for our stock-based compensation plans under the recognition and measurement provisions of APB No. 25.

New Accounting Standards.  In September 2006, the FASB issued SFAS No. 157, Fair Value Measurement (“SFAS 157”). SFAS 157 defines fair value, establishes a framework for measuring fair value and expands disclosures about fair value measurements.  SFAS 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007 and interim periods within those fiscal years. In February 2008, the FASB issued FASB Staff Position No. 157-2, which deferred the effective date of SFAS 157 for all non-financial assets and non-financial liabilities, except those that are recognized or disclosed at fair value in the financial statements on a recurring basis (at least annually) until January 1, 2009. Accordingly, our adoption of this standard on January 1, 2008 was limited to financial assets and liabilities. The adoption of SFAS 157 did not have a material effect on our financial condition or results of operations. We are still in the process of evaluating this standard with respect to its effect on non-financial assets and liabilities and therefore has not yet determined the impact that it will have on our financial statements upon full adoption in 2009. Non-financial assets and liabilities for which we have not applied the provisions of SFAS 157 include those measured at fair value in impairment testing and those initially measured at fair value in a business combination.

In February 2007, the FASB issued SFAS No. 159, The Fair Value Option for Financial Assets and Financial Liabilities—including an amendment of FASB Statement No. 115 (“SFAS 159”).  SFAS 159 permits entities to choose to measure many financial instruments and certain other items at fair value. Entities that elect the fair value option will report unrealized gains and losses in earnings at each subsequent reporting date. The fair value option may be elected on an instrument-by-instrument basis, with few exceptions. SFAS 159 also establishes presentation and disclosure requirements to facilitate comparisons between companies that choose different measurement attributes for similar assets and liabilities. The adoption of SFAS 159 did not have an effect on our financial condition or results of operations as we did not elect this fair value option, nor is it expected to have a material impact on future periods as the election of this option for our financial instruments is expected to be limited.

In December 2007, the FASB issued SFAS No. 141 (revised 2007), Business Combinations (“SFAS No. 141(R)”). In SFAS No. 141(R), the FASB retained the fundamental requirements of SFAS No. 141 to account for all business combinations using the acquisition method (formerly the purchase method) and for an acquiring entity to be identified in all business combinations. However, the new standard requires the acquiring entity in a business combination to recognize all (and only) the assets acquired and liabilities assumed in the transaction; establishes the acquisition-date fair value as the measurement objective for all assets acquired and liabilities assumed; requires transaction costs to be expensed as incurred; and requires the acquirer to disclose to investors and other users all of the information they need to evaluate and understand the nature and financial effect of the business combination. SFAS No. 141(R) is effective for annual periods beginning on or after December 15, 2008. Accordingly, any business combinations will be recorded and disclosed following existing GAAP until January 1, 2009. We expect that SFAS No. 141(R) will have an impact on our consolidated financial statements when effective, but the nature and magnitude of the specific effects will depend upon the nature, terms and size of the acquisitions consummated after the effective date.

In December 2007, the FASB issued SFAS No. 160, “Noncontrolling Interests in Consolidated Financial Statements — an amendment of Accounting Research Bulletin No. 51” (“SFAS 160”). SFAS 160 establishes accounting and reporting standards for ownership interests in subsidiaries held by parties other than the parent, the amount of consolidated net income attributable to the parent and to the noncontrolling interest, changes in a parent’s ownership interest, and the valuation of retained noncontrolling equity investments when a subsidiary is deconsolidated. SFAS 160 also establishes disclosure requirements that clearly identify and distinguish between the interests of the parent and the interests of the noncontrolling owners. SFAS 160 is effective for fiscal years beginning after December 15, 2008. We do not expect the adoption of this standard on January 1, 2009 to have a material impact on our consolidated financial statements.

In March 2008, the FASB issued SFAS No. 161, “Disclosures about Derivative Instruments and Hedging Activities” (“SFAS 161”). SFAS No. 161 changes the disclosure requirements for derivative instruments and hedging activities. We will be required to provide enhanced disclosures about (a) how and why derivative instruments are used, (b) how derivative instruments and related hedged items are accounted for under Statement of Financial Accounting Standards No. 133, Accounting for Derivative Instruments and Certain Hedging Activities (“SFAS 133”), and its related interpretations, and (c) how derivative instruments and related hedged items affects our financial position, financial performance, and cash flows. This statement is effective for financial statements issued for fiscal years and interim periods beginning after November 15, 2008. We are currently evaluating the impact of the adoption of SFAS 161 on our consolidated financial statements.

In April 2008, the FASB issued FSP FAS 142-3, “Determination of the Useful Life of Intangible Assets”, (“FSP 142-3”). FSP 142-3 amends the factors that should be considered in developing renewal or extension assumptions used to determine the useful life of a recognized intangible asset under SFAS No. 142, “Goodwill and Other Intangible Assets”.  FSP 142-3 is effective for fiscal years beginning after December 15, 2008. We are currently evaluating the impact of FSP 142-3 on our consolidated financial statements.

In May 2008, the FASB issued SFAS No. 162, “The Hierarchy of Generally Accepted Accounting Principles” (“SFAS 162”). SFAS 162 identifies the sources of accounting principles and the framework for selecting the principles used in the preparation of financial statements. SFAS 162 is effective 60 days following the SEC’s approval of the Public Company Accounting Oversight Board amendments to AU Section 411, “The Meaning of Present Fairly in Conformity with Generally Accepted Accounting Principles”. The adoption of this standard is not expected to have a material impact on our consolidated financial statements.

Operating Results

Year Ended December 31, 2007 Compared to Year Ended December 31, 2006

Revenues. Total revenues increased by $12.5 million or 21% to $73.3 million in 2007 from $60.8 million in 2006. The increase in revenues resulted from increases in repair, remanufacturing and manufacturing segment revenue of $8.5 million or 20% and construction and engineering services segment revenue of $4.0 million or 23%.

The increase in repair, remanufacturing and manufacturing segment revenue resulted from an increase in product sales in 2007 to $22.3 million, which was $4.2 million or 23% higher than product sales of $18.1 million in 2006 and to a $4.3 million increase in service revenues in 2007 to $29.4 million, an 18% increase over service revenues of $25.1 million in 2006. The $4.2 million increase in product sales was due primarily to a $3.5 million increase in diesel engine components. The $4.3 million increase in service revenues was due mainly to increases in motor repair and testing and maintenance services. The acquisition of 3-D accounted for $0.2 million and $1.3 million of the increase in product sales and service revenues, respectively.

The increase in construction and engineering services segment revenue in 2007 of $4.0 million resulted primarily from a strong local construction market and the acquisition of Ideal which accounted for $2.8 million of the total increase.

Cost of Revenues. Total cost of revenues in 2007 was $61.1 million or 83% of total revenues compared to $49.6 million or 82% of total revenues in 2006. The increase of $11.5 million in cost of revenues was due primarily to the overall increase in our total revenue. The increase in cost of revenues as a percentage of revenues was due to lower margins in motor and magnets product sales and services revenues and construction and engineering services revenues, offset in part by improved margins in diesel engine component product sales.

Gross Profit. Total gross profit in 2007 was $12.2 million or 17% of total revenues compared to $11.1 million or 18% of total revenues in 2006. The increase of $1.1 million was due to increased revenues.

Selling, General and Administrative Expenses. Selling, general and administrative expenses increased to $10.6 million in 2007 from $9.9 million in 2006. Selling expenses increased 13% to $4.3 million in 2007 from $3.8 million in 2006 primarily due to higher salaries and commissions required to support the growth in total revenues. Selling expenses were 5.9% and 6.0% of total revenues in 2007 and 2006, respectively. General and administrative expenses increased 3% to $6.3 million in 2007 from $6.1 million in 2006. General and administrative expenses were 8.6% and 9.8% of total revenues for 2007 and 2006, respectively.

Income from Operations. Income from operations increased $0.3 million and 25% from $1.2 million in 2006 to $1.5 million in 2007.

Loss on Warrant Liability.  In accordance with EITF 00-19 and EITF 05-4, we incurred a loss on warrant liability of $0.5 million in 2006, related to the issuance of warrants as part of the Laurus financings in August 2005 and May 2006, which we further describe below under “Liquidity and Capital Resources.”

Loss on Debt Extinguishment. We incurred a loss on extinguishment of debt of $2.3 million in 2007 related to the payoff of all Laurus senior secured debt in January 2007.

Interest Expense and Other Income. Interest expense decreased in 2007 to $1.3 million from $3.4 million in 2006. Interest on principal debt decreased to $0.6 million in 2007 from $1.2 million in 2006 due to lower outstanding balances and interest rates. Amortization of debt issue costs were $0.5 million in 2007 compared to $1.5 million in 2006. Amortization of debt discount costs on debentures and senior revolving debt was $0.2 million in 2007 compared to $0.7 million in 2006. Amortization of debt issue costs and debt discount costs decreased due to the payoff of all Laurus debt and the partial conversion of convertible debentures in the first quarter of 2007.

Provision for Income Taxes. We have experienced net operating losses in each year since we commenced operations. We are uncertain as to whether we will be able to utilize these tax losses before they expire. Accordingly, we have provided a valuation allowance for the income tax benefits associated with these net future tax assets which primarily relates to cumulative net operating losses, until such time profitability is reasonably assured and it becomes more likely than not that we will be able to utilize such tax benefits.

Net Loss. Net loss was $2.0 million and $2.7 million in 2007 and 2006, respectively. The decrease in the net loss of $0.7 million was due primarily to higher sales and lower interest expense, partially offset by higher selling, general and administrative expenses and the loss on debt extinguishment.

Nine Months Ended September 28, 2008 Compared to Nine Months Ended September 30, 2007

Revenues. Total revenues increased by $41.2 million or 81% to $91.8 million in 2008 from $50.6 million in 2007. The increase in revenues resulted from increases in repair, remanufacturing and manufacturing segment revenue of $25.9 million or 68% and construction and engineering services segment revenues of $15.3 million or 121%.

The increase in repair, remanufacturing and manufacturing segment revenue of $25.9 million in 2008 resulted from an increase in revenue from sales of motors, magnets and other industrial products and services of $15.9 million or 58% mainly due to the acquisition of 3-D, an increase in revenue of diesel engine components of $0.8 million or 7%, and increases in service revenues of $11.3 million from the acquisition of AMP, less intercompany sales of $2.1 million. The increase in construction and engineering services revenue of $15.3 million in 2008 resulted from an increase in electrical contracting services of $6.5 million or 59% due to continued market penetration and a strong local construction market, an increase in power services of $0.7 million or 47%, and $8.4 million from the acquisition of Ideal, less intercompany sales of $0.3 million.

Cost of Revenues. Total cost of revenues in 2008 was $77.0 million or 84% of total revenues compared to $41.8 million or 83% of total revenues in 2007. The increase of $35.2 million in cost of revenues was due primarily to the overall corresponding increase in our total revenue.

Gross Profit. Total gross profit in 2008 was $14.8 million or 16% of total revenues compared to $8.7 million or 17% of total revenues in 2007. The increase in gross profit of $6.1 million was due to the corresponding increase in revenues. The 1% decrease from 17% to 16% was due to a 2.0% decrease in gross profit on repair, remanufacturing and manufacturing segment revenue offset by a 3.0% increase in gross profit on construction and engineering services revenue. Gross profit on repair, remanufacturing and manufacturing segment revenue decreased due to unabsorbed overhead costs at AMP due to initial overcapacity. Gross profit on construction and engineering services revenue increased due to improved gross profit on a few larger electrical contracts.

Selling, General and Administrative Expenses. Selling, general and administrative expenses increased $4.6 million to $12.4 million in 2008 from $7.8 million in 2007. Selling expenses increased 34% to $4.3 million in 2008 from $3.2 million in 2007 primarily due to the acquisitions of Ideal, 3-D and AMP. General and administrative expenses increased 76% to $8.1 million in 2008 from $4.6 million in 2007, due to the aforementioned acquisitions, including related professional fees, and increases in compensation.

Loss on Debt Extinguishment. We incurred a loss on extinguishment of debt of $2.3 million in the nine months ended September 30, 2007 related to the payoff of all Laurus senior secured debt in January 2007.

Interest Expense and Other Income. Interest expense decreased in 2008 to $0.7 million from $1.0 million in 2007 as a result of the payoff of the remaining subordinated debentures and lower interest rates, partially offset by higher principal outstanding related to the notes payable to former 3-D stockholders and Wells Fargo.  Interest on principal debt increased to $0.6 million from $0.5 million. Interest related to the amortization of debt issue costs and debt discount costs on subordinated debentures and senior secured debt decreased to $0.1 million from $0.5 million.

Provision for Income Taxes. Income tax expense was $0.2 million in 2008 compared to zero in 2007. Prior to 2008, we experienced net operating losses in each year since we commenced operations. In January 2007, an ownership change occurred that will limit the amount of net operating loss that we will be able to use in future periods in accordance with Section 382 of the Internal Revenue Code, as amended. Accordingly, a provision for income taxes was recorded for the nine months ended September 28, 2008 as a result of the limitation on the use of the net operating losses. We are uncertain as to whether we will be able to utilize these tax losses before they expire. Accordingly, we provided a valuation allowance for the income tax benefits associated with these net future tax assets that primarily relates to cumulative net operating losses, until such time profitability is reasonably assured and it becomes more likely than not that we will be able to utilize such tax benefits.

Net Income/Loss. Net income in 2008 was $1.5 million compared to a net loss of $2.3 million in 2007. The $3.8 million improvement was due to higher operating income from increased sales, lower interest expense, and the absence in 2008 of the aforementioned loss on debt extinguishment of $2.3 million.

Liquidity and Capital Resources

At December 31, 2007 we had $2.8 million of cash and approximately $17.8 million of working capital. Working capital increased $13.7 million from approximately $4.1 million at December 31, 2006. The increase in cash and working capital primarily resulted from the total sale of common stock to Tontine of $32.5 million less the payoff of the revolving credit facility and the impact of the acquisitions of Ideal and 3-D in 2007.

At September 28, 2008, we had approximately $16.5 million of working capital.  Working capital decreased approximately $1.3 million from approximately $17.8 million at December 31, 2007. The decrease in working capital was due mainly to cash consideration paid for the acquisition of AMP in January 2008, less the redemption of the convertible debentures of $2.9 million. Our total debt to equity ratio increased slightly from approximately .60:1 to ..72:1 from December 31, 2007 to September 28, 2008.

Through December 31, 2007, we incurred operating losses since we began operations in 2000. The operating losses were due to start up costs, including start up costs associated with acquisitions, underutilized operating capacity and costs incurred to build a corporate infrastructure sufficient to support increasing sales from existing operations and acquisitions for the foreseeable future. We funded these accumulated operating losses, increases in working capital, contractual obligations, acquisitions and capital expenditures with investments and advances from our Chief Executive Officer and stockholder ($7.2 million), a private debt offering ($4.0 million), private equity offerings ($35.2 million), trade credit and bank loans.

Our net loss for the year ended December 31, 2007 of $2.0 million included non-cash expenditures of depreciation and amortization of $1.0 million and amortization related to debt issue and debt discount costs of $2.6 million. We recorded net income of $1.5 million for the nine months ended September 28, 2008. Our net loss for the nine months ended September 30, 2007 of $2.3 million included non-cash expenditures of depreciation and amortization of $0.7 million and loss on debt extinguishment of $2.3 million.

Net cash utilized in operating activities was $2.2 million for the year ended December 31, 2007 compared to net cash provided by operating activities of $0.5 million in 2006. Net cash utilized by operating activities was $0.8 million and $1.9 million for the nine months ended September 28, 2008 and September 30, 2007, respectively. For the nine months ended September 28, 2008, net cash utilized by operations resulted from net income of $1.5 million, increase in bad debt and inventory reserves of $0.5 million and depreciation and amortization of $2.3 million, reduced by net increases in working capital of $5.1 million. For the nine months ended September 30, 2007, net cash utilized by operating activities was due to the net loss of $2.3 million and net increases in working capital of $2.8 million, less depreciation of $1.2 million and amortization of debt issuance costs and loss on debt extinguishment of $1.8 million.

Accounts receivable and inventory may increase if sales increase. In the past, certain of our trade accounts payable have extended beyond the terms allowed by the applicable vendors. As a result, certain vendors placed us on credit hold or cash in advance which resulted in delays in receipt of necessary materials and parts. Further, in January 2008 we acquired 100% of the common stock of AMP for $7.2 million in cash and $3.5 million in common stock. AMP had incurred operating losses from inception in 2005 through 2007 and into 2008 and may continue to incur losses and utilize cash for the balance of 2008. This may result in the increase in past due accounts payable and further delays in receipt of necessary materials and parts. Disruptions of this nature resulted in delayed shipments and service to our customers and may continue to result in such delays in the future. We do not believe that these delays resulted in the loss of any material amount of sales orders, although future delays might have an adverse affect on our business.

In 2007, net cash provided from loss before interest, taxes, depreciation and amortization of approximately $1.6 million was reduced primarily by an increase in net inventories of $1.4 million, an increase in prepaid expenses and other current assets of $0.3 million, a reduction in accounts payable of $1.2 million and a reduction in accrued expenses and other current liabilities of $1.1 million. Inventories of long, lead-time items increased to support increasing revenues from customers in the rail industry. Past due accounts payable were reduced with proceeds from the sale of common stock to Tontine.

In 2006, net cash provided from loss before interest, taxes, loss on warrant liability and depreciation and amortization of approximately $0.9 million was reduced primarily from an increase in accounts receivable of $3.7 million, a decrease in inventories of $1.0 million and an increase in accounts payable and accrued expenses of $1.5 million and $0.8 million, respectively. Accounts receivable increased due to higher sales and a slowdown in collections at year end. Inventory declined, despite higher sales, as a result of improved inventory turnover. Several of our trade accounts payable have extended beyond the terms allowed by the applicable vendors.

In 2007 we acquired 100% of the common stock of Ideal for $0.3 million and 100% of the members’ interest in 3-D for $16.7 million. In addition, we acquired machinery and equipment totaling $0.6 million. In 2006, we acquired certain assets from Smith Alabama for $3.6 million and we also acquired machinery and equipment of $0.4 million.

During the nine months ended September 28, 2008 and September 30, 2007, net cash utilized in investing activities was $9.9 million and $0.4 million, respectively. In 2008, net cash utilized consisted of the acquisitions of AMP and certain assets of VEMS of $7.2 million and $1.0 million, respectively, net of cash acquired, and capital expenditures, net of disposals of $1.9 million. In 2007, net cash utilized in investing activities consisted of capital expenditures.

We generated $21.7 million from financing activities in 2007 from the sale of common stock of $32.6 million, less the repayment of the revolving credit agreement and long-term debt totaling $11.0 million. We generated $3.7 million from financing activities in 2006 primarily from the Laurus financing of $3.4 million for the acquisition in May 2006. We generated approximately $7.8 million from financing activities during the nine months ended September 28, 2008, primarily from borrowings under the Wells Fargo credit facility of $8.0 million and proceeds from the sale of common stock of $0.1 million, less the payoff of convertible debentures of $0.3 million. We generated approximately $2.2 million from financing activities during the nine months ended September 30, 2007, primarily from advances on our revolving line of credit of $0.8 million, the sale of our common stock of approximately $12.4 million, less the payoff of all senior secured debt due to Laurus of approximately $11.0 million.

We are undertaking various activities to improve our future cash flows. These activities include efforts to collect accounts receivable at a faster rate, modifying credit limits and terms when necessary, decrease inventory levels by improving controls over purchasing, and more aggressive selling efforts. In that regard, we do not expect our accounts receivable to become more difficult or unlikely to collect, and we feel our inventory levels are consistent with anticipated future sales.

From March through May of 2005, we issued $4.0 million of subordinated convertible debentures. The debentures originally were scheduled to mature on February 28, 2007; however, in April 2006, the debenture holders agreed to extend the maturity date to February 28, 2008. The debentures bore interest at a fixed annual rate of 6%, payable in cash upon redemption or at maturity if the holders did not elect to convert their debentures. Each debenture holder had the option to convert principal and accrued interest under the debentures into the number of shares of our common stock determined by dividing the principal amount by a fixed conversion price of $8.5123, subject to certain anti-dilution adjustments.

During the nine months ended September 28, 2008 and September 30, 2007, debenture holders converted approximately $2.7 million and $1.0 million, respectively, of the subordinated debt. During the nine months ended September 28, 2008, the remaining debenture holders were paid off with interest. As of September 28, 2008 no convertible debentures were outstanding.

In August 2005, we entered into a $10.0 million credit facility with Laurus. In May 2006, we entered into an additional $3.7 million credit facility with Laurus. In January 2007, we paid off all amounts due Laurus with proceeds from the Tontine equity financing described below.

On January 18, 2007, we sold 2,000,000 shares of common stock to TCP and 500,000 shares of common stock to TCOMF for $5.00 per share or $12.5 million (amounts stated after giving effect to the Reverse Stock Split). Proceeds were used to retire all of the outstanding senior debt due to Laurus as of that date in the amount of approximately $10.0 million, including interest, plus approximately $0.5 million in prepayment penalties. We used the balance of the proceeds for working capital and to reduce past due accounts payable.

On March 9, 2007, we obtained financing from MFB Financial in the form of a $5 million revolving credit facility, secured by accounts receivable. We used the borrowings under the note for capital expenditures, working capital purposes and the acquisition of Ideal. The revolving credit facility was paid off in full in December 2007 with proceeds from the November 30, 2007 equity financing described below.

On November 30, 2007, we sold 2,666,667 shares of common stock to TCP and 666,666 shares of common stock to TCOMF for $6.00 per share or $20.0 million (amounts stated after giving effect to the Reverse Stock Split). Proceeds were used to fund the acquisition of 3-D for $16.7 million and to retire all amounts due to our senior lender under a revolving credit facility as of that date in the amount of $2.02 million including interest of $5,000. We used the balance of the proceeds for working capital.

On January 14, 2008, we entered into a credit facility with Wells Fargo. The credit facility is comprised of a $1.25 million real estate term note and a $13.75 million revolving note. On January 16, 2008, we borrowed $7.5 million under the revolving note and used the net proceeds of the loans for working capital and to acquire all of the outstanding shares of common stock of AMP.

The original maturity date of the notes is January 1, 2011, at which time the notes will automatically renew for one-year periods until terminated.  The notes are secured by (1) a first priority lien on our assets; (2) a mortgage on certain real property; and (3) the pledge of the equity interests in our subsidiaries. The term note bears interest at an annual rate equal to the rate of interest most recently announced by Wells Fargo at its principal office as its prime rate (the “Prime Rate”), subject to certain minimum annual interest payments. The revolving note bears interest at an annual rate of either (i) the Prime Rate, or (ii) Wells Fargo’s LIBOR rate plus 2.8%, depending on the nature of the advance.  Interest is payable monthly, in arrears, under the revolving note beginning on February 1, 2008.  The term note requires monthly principal payments of $10,000, plus interest, beginning on the first day of the month following receipt of the advance. The $1.25 million real estate term note was funded in April 2008.

The Wells Fargo credit facility includes certain financial covenants that must be met, including minimum book net worth and net income, minimum debt service coverage ratio and maximum capital expenditures. Under the original maximum capital expenditures covenant, we agreed to limit our capital expenditures for 2008 to $1.5 million, no more than $500,000 of which could be paid for from our working capital. This covenant has since been amended, as described below.

We have promissory notes outstanding to BDeWees, XGen, and John A. Martell in the original principal amounts of $2.0 million, $2.0 million and $3.0 million, respectively (together, the “Subordinated Indebtedness”). Subordination agreements have been executed that subordinate our obligations under the Subordinated Indebtedness to the Wells Fargo credit facility.

If we default under our obligations to Wells Fargo, then the interest on the outstanding principal balance of each note will increase by 3% until the default is cured or waived.  Other remedies available to Wells Fargo upon an event of default include the right to accelerate the maturity of all obligations, the right to foreclose on the assets securing the obligations, all rights of a secured creditor under applicable law, and other rights set forth in the loan documents.

We may prepay the term note at any time, subject to certain prepayment penalties.  With respect to the revolving note, we may borrow, pay down and re-borrow under the note until the maturity date.  The maximum aggregate principal amount that may be borrowed under the revolving note is the lesser of (1) the sum of 40% of our eligible construction related trade receivables up to $2 million and 85% of certain remaining eligible trade accounts receivable less any reserves established by Wells Fargo from time to time and (2) $13.75 million less any reserves established by Wells Fargo.

In April 2008, the Company and Wells Fargo amended the credit facility entered into in January 2008. The amendment revised the formula for the maximum aggregate principal amount that may be borrowed under the revolving note. Specifically, the percentage of a portion of the Company’s eligible construction related trade receivables resulting from time and material services and completed contracts was increased from 40% to 85% and the related borrowings were removed from the $2 million limitation. The amendment also provided a four year term note in the amount of $1 million, secured by substantially all of the machinery and equipment of the Company. The note matures June 1, 2012 and is payable in monthly installments of $21,000 plus interest at the bank’s prime rate beginning June 1, 2008.

In September 2008, we amended our credit facility with Wells Fargo. The second amendment revised a financial covenant which increased the maximum amount of capital expenditures for 2008 to $2 million, no more than $1.25 million of which could be paid for from our working capital. The amendment to the credit facility also limited the investment and loan from AMP to AMP Canada to $1 million.

As of September 28, 2008, we were not in compliance with the capital expenditure covenant in our credit facility, in that for the nine months then ended we used $1.562 million from our working capital for capital expenditures, which exceeded the $1.25 million limit in the revised covenant.  Wells Fargo waived our non-compliance with this covenant, and in November 2008, we further amended the covenant to increase the maximum amount of capital expenditures for 2008 to $2.75 million, no more than $2.25 million of which could be paid for from our working capital.  No additional limitations were imposed by Wells Fargo as a result of our covenant violation on our ability to draw down on remaining available amounts under the credit facility.

We believe that our existing working capital, cash provided by operations and our existing credit facility with Wells Fargo, under which we had $2.2 million available as of September 28, 2008, should be sufficient to fund our working capital needs, capital requirements and contractual obligations for at least the next 12 months. Although we were not in compliance with the maximum capital expenditures covenant of the Wells Fargo credit facility as of September 28, 2008, we expect to be in compliance with this covenant for the balance of 2008 based on the amount of capital expenditures in process and the budgetary constraints we have put in place to limit the amount of capital expenditures to comply with the covenant. The covenant will be reset for the year ending December 31, 2009, and MISCOR expects to be in compliance throughout 2009. We also believe that we will continue to improve relationships with our vendors and ensure a more steady supply of parts and materials. We may, however, need to raise additional debt or equity capital to fund certain future business acquisitions. As of September 28, 2008, and December 31, 2007, we did not have any material commitments for capital expenditures.

Our future working capital needs and capital-expenditure requirements will depend on many factors, including our rate of revenue growth, the rate and size of future business acquisitions, the expansion of our marketing and sales activities, and the rate of development of new products and services. To the extent that funds from the sources described above are not sufficient to finance our future activities, we will need to improve future cash flows and/or raise additional capital through debt or equity financing or by entering into strategic relationships or making other arrangements. Any effort to improve cash flows, whether by increasing sales, reducing operating costs, collecting accounts receivable at a faster rate, reducing inventory and other means, may not be successful. Further, any additional capital we seek to raise might not be available on terms acceptable to us, or at all.

The foregoing discussion contains forward looking-statements that involve risks and uncertainties. See “Special Note about Forward-Looking Statements” and “Risk Factors” included elsewhere in this prospectus. The foregoing discussion should be read with our consolidated financial statements and related notes thereto included elsewhere in this prospectus.

Off-Balance Sheet Transactions

As of September 28, 2008 and December 31, 2007, 2006 and 2005, we did not have any relationships with unconsolidated entities or financial partnerships, such as entities often referred to as structured finance or special purpose entities, established for the purpose of facilitating off-balance sheet arrangements or other contractually narrow or limited purposes.

DESCRIPTION OF BUSINESS

Overview

We provide electrical and mechanical solutions to industrial, commercial and institutional customers primarily in the United States. We currently operate in two business segments:

•
Repair, Remanufacturing and Manufacturing – We provide maintenance and repair services to the electric motor industry, repairing, manufacturing, and remanufacturing industrial lifting magnets for the steel and scrap industries, power assemblies, engine parts, and other components related to large diesel engines for the rail, utilities, and offshore drilling industries and repair, remanufacture and rebuild locomotives and locomotive engines for the rail industry.

•	Construction and Engineering Services – We provide a wide range of electrical and mechanical contracting services, mainly to industrial, commercial, and institutional customers.

To supplement our service offerings, we also provide on-site maintenance services and custom and standardized industrial maintenance training programs.

We began operations in July 2000 with the purchase of the operating assets of an electric motor and magnet shop in South Bend, Indiana. Through acquisitions and internal growth, we have expanded the nature of our operations as well as our geographic presence, which now includes additional locations in Indiana and locations in Alabama, Maryland, New York, Ohio, Washington and West Virginia. In April 2004, we reorganized our operations into a holding company structure, forming Magnetech Integrated Services Corp. to act as the parent company. In September 2005, we changed our name from Magnetech Integrated Services Corp. to MISCOR Group, Ltd.

We developed our industrial services business to take advantage of certain market trends that we have observed. First is a shift among industrial companies toward outsourcing maintenance and other non-core services. These companies are increasing their use of outside contractors to control their internal labor and insurance costs and to eliminate the need for maintaining expensive, under-utilized equipment. Second, the mounting costs of training skilled employees, maintaining a satisfactory safety record and complying with rapidly changing government regulations are causing many industrial companies to seek experienced outsourcing providers. Third, many industrial companies prefer to simplify vendor management by working with larger providers that have broad geographic coverage. In response to these trends, we have made certain strategic business acquisitions to consolidate regionally fragmented service providers in the Midwest, resulting in significant revenue growth and geographic expansion of this segment of our business.

We organized our electrical contracting business in 2001 and commenced operations in 2003 to take advantage of our expertise in electrical contracting. In November 2004, we expanded the geographical presence of our electrical contracting business by acquiring certain operating assets of Thomson Electric based in Elkhart, Indiana. We provide a wide range of electrical contracting services, mainly to industrial, commercial and institutional customers in northern Indiana and southwest Michigan.

In March 2005, we began our diesel engine components business by acquiring certain assets related to the diesel engine operations of Hatch & Kirk, Inc. located in Hagerstown, Maryland and Weston, West Virginia. In June 2005, we opened a sales office in Seattle. In this segment of our business, we manufacture, remanufacture, repair and engineer power assemblies, engine parts and other components related to large diesel engines for the rail, utilities, marine and offshore drilling industries.

In May 2006, we acquired substantially all of the assets of Smith Alabama. Smith Alabama provided electric motor repair, preventative maintenance and refurbishment for industrial companies such as utilities and manufacturers. The operating results of this business are included with the repair, remanufacturing and manufacturing segment.

In October 2007, we acquired 100% of the outstanding shares of Ideal. Ideal is a provider of mechanical contracting services, including plumbing, HVAC and industrial piping and provides maintenance services for mechanical systems.  Financial results of Ideal are included in the construction and engineering services segment.

In November 2007, our wholly-owned subsidiary, Magnetech, acquired all of the issued and outstanding units of membership interest in 3-D. 3-D is engaged in the business of selling, repairing, remanufacturing, and maintaining industrial electrical and mechanical equipment. Financial results of 3-D are included in the repair, remanufacturing and manufacturing segment.

In January 2008, we acquired all of the issued and outstanding capital stock of AMP. AMP is engaged in the business of repairing, remanufacturing, and rebuilding locomotives and locomotive engines as well as providing related goods and services to the railroad industry. Financial results of AMP are included in the repair, remanufacturing and manufacturing segment.

In May 2008, AMP formed AMP Canada, a subsidiary in Montreal, Canada. AMP Canada repairs, remanufactures and rebuilds locomotives.

In September 2008, we acquired certain operating assets of VEMS. VEMS provides maintenance and repair services for both alternating current and direct current electric industrial motors and generators. Financial results of VEMS are included in the repair, remanufacturing and manufacturing segment.

 Business Strategy

Our objective is to be a leading provider of integrated mechanical and electrical products and services to industry. To achieve that, we intend to grow our existing business segments and add complementary businesses, both through acquisitions and internal sales growth.

 Employees

At September 28, 2008 we had 750 full-time employees, of which 169 were salaried and 581 were hourly. At that date, approximately 30% of our employees were covered by collective bargaining agreements with several trade unions. All of the union employees are currently working under collective bargaining agreements. We believe our relations with our employees to be good.

 Segment Information

We operate in two reportable revenue generating segments: repair, remanufacturing and manufacturing and construction and engineering services. See Note O to our consolidated financial statements beginning at page [F-39] for a summary of the financial information concerning our reportable segments as of and for the two years ended December 31, 2007 and 2006. The following table summarizes financial information concerning our reportable segments as of and for the nine months ended September 28, 2008, and September 30, 2007 (amounts in thousands). Corporate administrative and support services are not allocated to the segments but are presented separately.

	Nine Months Ended
	September 28, 2008	September 30, 2007
	(unaudited)
Revenues:
Repair, remanufacturing and manufacturing	$65,887	$37,892
Construction and engineering services	28,365	12,760
Corporate	–	–
Elimination	(2,464)	(72)
Consolidated	$91,788	$50,580

Gross Profit:
Repair, remanufacturing and manufacturing	$10,934	$7,306
Construction and engineering services	3,891	1,435
Corporate	–	–
Consolidated	$14,825	$8,741

Net Income (loss):
Repair, remanufacturing and manufacturing	$3,295	$2,720
Construction and engineering services	2,318	293
Corporate	(4,076)	(5,325)
Consolidated	$1,537	$(2,312)

	As of September 28, 2008	As of September 30, 2007
	(unaudited)
Total assets:
Repair, remanufacturing and manufacturing	$64,710	$22,533
Construction and engineering services	12,689	5,988
Corporate	1,138	1,532
Consolidated	$78,537	$30,053

Following is additional information regarding our two business segments.

Repair, Remanufacturing and Manufacturing Segment

We have organized our repair, remanufacturing and manufacturing segment into three primary business groups: the Motor Group; the Magnet Group; Rail Services Group. To supplement the services provided by these groups, we provide on-site equipment maintenance and education and training services.

Principal Products, Services, Markets and Distribution

Our Motor Group provides maintenance and repair services for both alternating current (AC) and direct current (DC) electric motors. Our customers operate in a broad range of major industries, including steel, railroad, marine, petrochemical, pulp and paper, wind energy, mining, automotive and power generation.

Our Magnet Group repairs and manufactures industrial lifting magnets. Our customers include scrap yards, steel mills and steel processing centers. Based on industry experience and market information, we believe that we are one of the largest magnet repair operations in the United States and one of the top three manufacturers of industrial lifting magnets in the United States based on revenue for 2007.

Our Rail Services Group manufactures, remanufactures, repairs and engineers power assemblies, engine parts and other components related to large diesel engines. These engines typically are used to power railroad locomotives and marine engines and as back-up power supplies in power and utility plants and in the oil and gas industries. We also remanufacture and rebuild railroad locomotives and locomotive engines. We provide an integrated approach to help our customers minimize disruptions to their operations by applying state-of-the-art technology and up-to-date knowledge and education. Through both proactive programs and emergency evaluations, our skilled professionals test, analyze, maintain, repair and replace power distribution equipment to maximize reliable and safe operation.

The repair, remanufacturing and manufacturing segment accounted for approximately 69% and 75% of total consolidated revenues for the nine months ended September 28, 2008 and September 30, 2007, respectively, and 71% of total consolidated revenues for the years ended December 31, 2007 and 2006, respectively.

Hatch & Kirk Acquisition

In March 2005, we acquired certain assets related to the diesel engine operations of Hatch & Kirk, Inc. located in Hagerstown, Maryland and Weston, West Virginia. This acquisition launched the Rail Services Group and the diesel engine components business of our repair, remanufacturing and manufacturing segment, which is conducted through HK Engine Components, LLC.

Smith Alabama Acquisition

In May 2006, we acquired substantially all of the assets of Smith Alabama.  Smith Alabama provided electric motor repair, preventive maintenance and refurbishment for industrial companies such as utilities and manufacturers.

3-D Acquisition

In November 2007, our wholly-owned subsidiary, Magnetech, acquired all of the issued and outstanding units of membership interest in 3-D. 3-D is engaged in the business of selling, repairing, remanufacturing, and maintaining industrial electrical and mechanical equipment primarily in the steel, utilities and wind energy industries.

AMP Acquisition

In January 2008, we acquired 100% of the outstanding shares of AMP. AMP is engaged in the business of repairing, remanufacturing and rebuilding locomotives and locomotive engines as well as providing related goods and services to the railroad industry.

VEMS Acquisition

In September 2008, we acquired certain operating assets of VEMS. VEMS provides maintenance and repair services for both alternating current and direct current electric industrial motors and generators.

Marketing and Customers

The products and services comprising our repair, remanufacturing and manufacturing segment are marketed principally by personnel based at our nine locations and independent sales representatives. We believe that these locations are situated to facilitate timely response to our customers’ needs, which is an important feature of our services.

At September 28, 2008, we had approximately 500 customers in this segment with active accounts. Our largest customers include Alstom Transportation, CSX Transportation, USS Corporation, Mittal Steel, Kansas City Southern Railroad, and Beta Steel. Our diesel engine components customers include companies that use, manufacture or distribute diesel engines and related components for the rail, utilities, maritime and offshore drilling industries. No customer of our repair, remanufacturing and manufacturing segment accounted for 10% or more of our consolidated revenues during the nine months ended September 28, 2008 and September 30, 2007 and years ended December 31, 2007 or 2006.

Business Strategy

We seek to continue to strengthen and broaden our position as a provider of outsourced maintenance and repair, industrial education and training and complimentary services to the industries we serve throughout the United States.  In addition, our strategy is to expand into other geographic markets throughout the world, particularly with respect to the remanufacture and repair of Electro Motive Diesel power assemblies, and develop power assembly solutions for additional engine manufacturers. To achieve these objectives, we are pursuing the following business strategies:

•
Strengthen Competitive Position in Growing Market for Outsourcing Industrial Services. We believe that participants in the steel, power generation and other industries we serve, in an effort to remain competitive, will increasingly rely on independent contractors to provide maintenance and repair services. We intend to expand our capabilities to provide our customers an outsourcing solution for their maintenance and repair services and other industrial needs.

•
Cross-Sell Services.  The sales staff, operations managers and business development personnel of each of our business segments are familiar with the capabilities of the other segment. We train our personnel to identify cross-selling opportunities and integrate the breadth of our services into each bid proposal. This provides the customer a more comprehensive portfolio of services and provides us with the opportunity to increase our sales per customer.

•
Acquire Complimentary Service Businesses.  We evaluate, on an ongoing basis, potential acquisitions of complimentary businesses in an effort to further strengthen and broaden our service offerings, and to expand our customer base and geographic presence.

Raw Materials

The principal raw materials used in our Motor and Magnet Groups are steel, aluminum and various flexible materials. The principal raw materials used in our diesel engine components business are scrap and raw steel, aluminum, alloys and molds. Certain raw materials are obtained from a number of commercial sources at prevailing prices and we do not depend on any single supplier for any substantial portion of raw materials. However, it is sometimes difficult to obtain adequate quantities of scrap steel and alloys at competitive prices. The cost to deliver scrap steel can limit the geographic areas from which we can obtain this material. We attempt to minimize this risk by stocking adequate levels of key components. However, we may encounter problems at times in obtaining the raw materials necessary to conduct our diesel engine components business.

Competition

The level of competition we face varies depending on the business group involved. With respect to our Motor Group, we believe that the largest single supplier of new motors is General Electric Company, which also operates a national network of motor repair centers. In addition to General Electric, there are a number of other regional and local suppliers throughout the United States.

In the magnet market, there are four other principal suppliers of magnets based in the United States: Walker Magnetics Group; Ohio Magnetics, Inc.; Winkle Magnetics; and City Machine Technologies, Inc. We believe that we are one of the largest magnet repair operations in the United States, and one of the top three manufacturers of industrial lifting magnets, based on revenues for 2007.

Our two largest competitors in the diesel engine components, locomotive and locomotive engine markets are General Electric and the former Electro Motive Diesel division of General Motors Corporation. We believe we are the largest supplier of diesel engine components in the United States that is not an original equipment manufacturer, based on revenues for the year ended December 31, 2007. There are a number of smaller competitors.

Participants in our industry compete primarily on the basis of service, quality, timeliness and price. In general, competition stems from other outside service contractors and customers’ in-house maintenance departments. We believe we have a competitive advantage over most service contractors due to the quality, training and experience of our technicians, our regional service capability and the broad range of services we provide, as well as the technical support and manufacturing capabilities supporting our service network.

Foreign Sales

Our diesel engine components business derives a significant portion of its revenues from foreign customers. Foreign sales for the nine months ended September 28, 2008 and September 30, 2007 were $2.4 million or 4% and $3.1 million or 8% of total revenues of this segment, respectively. Foreign sales for the years ended December 31, 2007 and 2006 were $3.7 million or 7% and $2.7 million or 6% of the total revenues of this segment, respectively. Revenues from sales to foreign customers are denominated in U.S. dollars.

Backlog

At September 28, 2008 the backlog of our repair, remanufacturing and manufacturing segment was approximately $27.7 million compared to $5.2 million at September 30, 2007. The increase is due to the acquisitions of 3-D and AMP in November 2007 and January 2008, respectively, and an increase in the backlog for diesel engine components. Backlog represents the amount of revenue that we expect to realize from work to be performed on uncompleted contracts, work in progress, time and material work orders, and from contractual agreements upon which work has not commenced. Contracts included in backlog may have provisions which permit cancellation or delay in their performance by the customer, and there can be no assurance that any work orders included in backlog will not be modified, canceled or delayed.

Working Capital

With respect to our Motor and Magnet Groups, our customers typically compensate us for services performed upon completion of a given project or on an agreed upon progress payment schedule for larger projects. In our Rail Group, certain customers make progress payments upon completion of milestones agreed upon in advance. Other domestic customers typically pay within 30 to 60 days from the date of shipment, while some foreign customers typically pay within 90 days. Therefore, we must have sufficient working capital to permit us to undertake our services and to carry the appropriate inventory level of spare parts and equipment throughout the duration of a project. We believe that our present working capital position, combined with forecasted cash flows and borrowing capacity as well as the net proceeds from the recent private offerings of our securities, will be sufficient to meet our working capital requirements and contractual obligations for at least the next 12 months. For further discussion of our borrowing facilities, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Liquidity and Capital Resources” and Note F of the notes to our consolidated financial statements.

Seasonality and Quarterly Fluctuations

Our revenues from the Motor and Magnet Groups may be affected by the timing of scheduled outages at our industrial customers’ facilities and by weather conditions with respect to projects conducted outdoors, but the effects of seasonality on revenues in our Rail Group business are insignificant. The effects of seasonality may be offset by the timing of large individual contracts, particularly if all or a substantial portion of the contracts fall within a one- to two-quarter period. Accordingly, our quarterly results may fluctuate and the results of one fiscal quarter may not be representative of the results of any other quarter or of the full fiscal year.

Construction and Engineering Services Segment

Principal Products, Services, Markets and Distribution

We provide electrical and mechanical contracting services to a variety of customers throughout northern Indiana and southwest Michigan on a contract and fee basis. These services include maintenance and repair services primarily for industrial, commercial and institutional operations, and engineering and repair services for electrical power distribution systems within industrial and commercial facilities. The segment’s services are intended to assist our customers in avoiding critical equipment or system downtime.

In October 2007, we acquired 100% of the outstanding shares of Ideal. Ideal is a provider of mechanical contracting services, including plumbing, HVAC and industrial piping and provides maintenance services for mechanical systems. Our construction and engineering services business accounted for 31% and 25% of consolidated revenues for the nine months ended September 28, 2008 and September 30, 2007, respectively, and 29% of consolidated revenues for the years ended December 31, 2007 and 2006, respectively.

Marketing and Customers

Our customers include general contractors, real estate developers, commercial businesses, government agencies, manufacturers and institutions. No customer of our construction and engineering services business accounted for 10% or more of our consolidated revenues during the nine months ended September 28, 2008 and September 30, 2007 and the years ended December 31, 2007 or 2006.

Business Strategy

Our strategy is to expand our construction and engineering services business in northern Indiana and southwest Michigan through competitive advantages realized from alliances with suppliers, cross-selling opportunities developed from alliances with or acquisitions of local mechanical, control and integration contractors, and exploiting opportunities presented in our other business segments.

Raw Materials

The principal raw materials used in our construction and engineering services segment are steel, copper and petroleum-based materials. Raw materials are obtained from a number of commercial sources at prevailing prices and we do not depend on any single supplier for any substantial portion of raw materials.

Competition

We believe we are one of the three largest construction and engineering services providers in our geographic market, based on sales for 2007. In addition, we compete against several smaller companies that provide similar construction and electrical engineering services. Certain collective bargaining agreements to which we are a party limit our ability to compete on price with lower-cost, non-union contractors.

Backlog

At September 28, 2008, the backlog of our construction and engineering services segment was approximately $12.3 million compared to $13.9 million at September 30, 2007. The decrease is due to the completion in 2008 of a significant portion of a few large electrical contracts added in the second half of 2007.  Backlog represents the amount of revenue that we expect to realize from work to be performed on uncompleted contracts, work in progress, time and material work orders and contractual agreements upon which work has not commenced. Contracts included in the backlog may have provisions which permit cancellation or delay in their performance by the customer and there can be no assurance that any work orders included in the backlog will not be modified, canceled or delayed.

Working Capital

Our customers typically compensate us for services performed upon completion of a given project or on an agreed upon progress payment schedule for larger projects. Most contracts with general contractors and real estate developers allow the customer to retain generally between 5% and 10% of each progress billing until the contract is completed, inspected and approved. Therefore, we must have sufficient working capital to permit us to undertake our services, and to carry the appropriate inventory level of spare parts and equipment, throughout the duration of a project. We believe that our present working capital position, combined with forecasted cash flows and borrowing capacity as well as the net proceeds from the recent private offerings of our securities, will be sufficient to meet our working capital requirements and contractual obligations for at least the next 12 months. For further discussion of our borrowing facilities, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Liquidity and Capital Resources” and Note F of the notes to our consolidated financial statements.

Seasonality and Quarterly Fluctuations

Our revenues from our construction and engineering services segment may be affected by weather conditions with respect to projects conducted outdoors. The effects of seasonality may be offset by the timing of large individual contracts, particularly if all or a substantial portion of the contracts fall within a one- to two-quarter period. Further, our revenues may be affected by the cyclical nature of the construction industry which is impacted by the local economy and interest rates. Accordingly, our quarterly results may fluctuate and the results of one fiscal quarter may not be representative of the results of any other quarter or of the full fiscal year.

Properties

We conduct our business from fifteen locations in the United States. We lease facilities in Visalia, California, South Bend, Elkhart, Hammond, Indianapolis and Merrillville, Indiana; Boardman, Cincinnati and Massillon, Ohio; Mobile and Saraland, Alabama; Hagerstown, Maryland; North Dansville, New York; Seattle, Washington; Huntington, West Virginia and Montreal, Quebec. Our leases have terms expiring at various times through November 2017, with annual base rental payments ranging from $51,000 to $540,000. We own our facilities in Weston, West Virginia and Saraland, Alabama. We elected to close down the Indianapolis facility upon expiration of our lease in May 2008.

We lease two facilities in South Bend and one in Elkhart that house our construction and engineering services segment. All other facilities are used in the repair, remanufacturing and manufacturing segment of our business. We maintain our executive offices at our South Bend facility.

We believe that our existing facilities are adequate to meet current requirements, and that suitable additional or substitute space would be available on commercially reasonable terms as needed to accommodate any expansion of our operations.

We lease our facilities in South Bend and Hammond, Indiana, Boardman, Ohio and Mobile, Alabama from several limited liability companies, all of which are indirectly owned by John A. Martell, our Chairman, Chief Executive Officer and President. We lease a facility in South Bend for the electrical contracting business from a limited liability company owned by Mr. Martell’s adult children. We lease our Hagerstown, Maryland facility from a partnership of which J. Cullen Burdette, a Vice President of our subsidiary HK Engine Components, LLC, is a partner. We lease our Massillon, Ohio facility from a limited liability company of which BDeWees is a member. Bernard L. DeWees, President of Magnetech, is a beneficial owner of BDeWees. See “Transactions With Certain Related Persons” in this prospectus.

As part of the acquisition of AMP, we entered into a seven year lease agreement dated January 16, 2008 with Dansville Properties, LLC, which is controlled by AMP’s former majority shareholder.

As part of the acquisition of certain business assets of VEMS, we entered into a three year lease agreement dated September 24, 2008 with V.E.M., Limited Partnership, which is controlled by the owner of VEMS.

Legal Proceedings

We are periodically involved in ordinary routine litigation incidental to our business. In our opinion, there are no material pending legal proceedings the resolution of which is expected to have a material adverse effect on our consolidated results of operations, cash flows or financial position.

MANAGEMENT

Executive Officers and Directors

The following table sets forth information concerning our executive officers and directors as of November 30, 2008:

Name	Age	Position
John A. Martell	53	Chairman of the Board, Chief Executive Officer and President
Richard A. Tamborski	60	Executive Vice President and Chief Operating Officer; Director
Richard J. Mullin	57	Chief Financial Officer, Vice President and Treasurer
James M. Lewis	44	Vice President, Secretary and General Counsel
Bernard L. DeWees	44	President, 3-D Service, Ltd. and Magnetech Industrial Services, Inc.
William J. Schmuhl, Jr.	65	Director

John A. Martell is the founder of our company and has been Chairman of the Board, Chief Executive Officer and President since April 2004. Mr. Martell has been Chief Executive Officer and President of our subsidiary Magnetech Industrial Services, Inc. since November 2001, President of our subsidiary Martell Electric, LLC since December 2001, and President of our subsidiary HK Engine Components, LLC since February 2005. Mr. Martell is registered as a Professional Engineer in Indiana and Michigan. His term as director will expire in 2009.

Richard A. Tamborski has been a director of our company and chairman of the Compensation Committee of our Board since October 2005. In December 2007, Mr. Tamborski was appointed as Executive Vice President and Chief Operating Officer of MISCOR. From July 2001 to January 2008, Mr. Tamborski was Vice President of Operations for Alstom Transports Train Life Services, a division of Alstom, a global power and transportation manufacturer based in France. From 2000 to 2001, Mr. Tamborski was Vice President of Sourcing and Logistics for Wabtec Corp., a supplier of components and services to the rail and transit industries. His term as director will expire in 2011.

Richard J. Mullin joined the company in February 2005 as Vice President and Chief Financial Officer. Prior to joining the company he was Vice President of Finance & Operations for SANYO Sales & Supply Company, a biomedical equipment supplier, from July 2003 to February 2005. Mr. Mullin was an independent consultant from May 2002 to July 2003. From May 2000 to May 2002, he served as Chief Financial Officer of Starcraft Corporation, a specialty automotive supplier that, at that time, was a NASDAQ listed company. He was promoted to President of Starcraft Corporation in August 2001. Mr. Mullin is a certified public accountant.

James M. Lewis joined the company in September 2005 as Vice President, Secretary and General Counsel. Prior to joining the company, Mr. Lewis was a partner of Barnes & Thornburg LLP, a law firm. During his 13 years with Barnes & Thornburg, Mr. Lewis represented manufacturing clients and other businesses and individuals in contract and commercial litigation and product liability cases.

Bernard L. DeWees joined the company in November 2007 upon MISCOR’s acquisition of 3-D, of which he serves as President. Prior to joining the company Mr. DeWees was President and owner of 3-D, which he founded in March 2002. Prior to 3-D, Mr. DeWees held various positions within ABB Ltd., where he was responsible for the Rotating Equipment Service and Coil Manufacturing for the USA. During his time with ABB, Mr. DeWees obtained Certification at the ABB Management schools in Brussels, Belgium and the Fuqua School of Business at Duke University.

William J. Schmuhl, Jr. has been a director of our company and a member of the Compensation Committee of our Board since October 2005. He is currently a member of the teaching faculty in the Mendoza College of Business at the University of Notre Dame. He also serves as President of Heywood Williams USA, Inc., a manufacturer and distributor of products for the manufactured housing and recreational vehicle industries, where he has served in this capacity since 1996. Mr. Schmuhl is also a director of Heywood Williams Group, PLC, a UK-based specialty distributor, JSJ Corporation, a manufacturer of automotive parts, furniture, and specialty products, Rieth-Riley Construction Company, a paving contractor, and Thakar Aluminum Corporation, a manufacturer of secondary aluminum billet for the aluminum extrusion market. He is an attorney and certified public accountant. His term as director will expire in 2010.

Board Composition

Our Board of Directors currently consists of the three directors named above, each holding office in staggered terms as follows:

Director Name	Term Expiring at Annual Meeting in:

John A. Martell	2009
William J. Schmuhl, Jr.	2010
Richard A. Tamborski	2011

At each annual meeting of shareholders, directors elected by the shareholders to succeed each director whose term expires will be elected for a three-year term.

In connection with our sale of common stock to Tontine in January 2007, we granted Tontine the right to designate nominees to our Board of Directors.  In addition to Tontine’s right to appoint directors, we also granted Tontine the right to have a representative attend all meetings of our Board of Directors, our subsidiaries and their respective committees, for so long as Tontine or its affiliates continue to hold at least 10% of our outstanding common stock. Pursuant to the New Securities Purchase Agreement we entered into with Tontine in November 2007 relating to our sale of 83,333,333 shares of common stock (3,333,333 shares after giving effect to the Reverse Stock Split) to Tontine, we affirmed these provisions relating to the designation of directors. See “Prior Financing Transactions – January 2007 Private Equity Financing – Board Designee(s)” and “– November 2007 Private Equity Financing – Board Designee(s)” in this prospectus.

 Committees of the Board of Directors

Audit Committee Function.  Our Board of Directors does not have a separate audit committee. Rather, the functions typically performed by an audit committee are performed by our entire Board. This arrangement allows each of our directors to participate in and contribute to these important functions, and increases their familiarity with our business and operations. Although we do not having a separate audit committee, we have designated Mr. Schmuhl as our “audit committee financial expert” as defined under SEC rules. Mr. Schmuhl is “independent” under the listing standards of the NASDAQ Stock Market which, for purposes of determining the independence of audit committee members, also incorporate the standards of the SEC included in Rule 10A-3(b)(1) under the Exchange Act. Neither Mr. Martell nor Mr. Tamborski are independent under these standards.

Nominating Committee Function.  Our Board of Directors does not have a separate nominating committee. Rather, our entire Board performs the functions typically performed by a nominating committee. This allows each director to be involved in the process of identifying and assessing nominees and any appropriate qualification standards. The Board has not set specific, minimum qualifications that nominees must meet to be nominated for election to the Board of Directors, but will evaluate each nominee based on his or her individual merits, taking into account our needs and the composition of the Board of Directors. The Board seeks input from individual members of the Board in identifying possible candidates, and, in its discretion, may engage one or more search firms to assist in the recruitment of director candidates. The Board will consider candidates recommended by shareholders against the same criteria as nominees not proposed by shareholders. Shareholders who wish to submit nominees for director for consideration by the Board for election at our 2009 Annual Meeting of Shareholders should follow the process detailed in the section entitled “Other Business – Director Nominations by Shareholders” in our 2008 annual proxy statement.

Compensation Committee.  The Board of Directors established the Compensation Committee and adopted a committee charter in October 2005. The current members of the Compensation Committee are Mr. Tamborski (Chairman) and Mr. Schmuhl. The Compensation Committee’s charter is available on our website at http://www.miscor.com. The Compensation Committee met one time in 2007.

The Compensation Committee reviews and approves our compensation goals and objectives for our Chief Executive Officer and our other executive officers. The Compensation Committee evaluates the performance of our executive officers in light of those goals and objectives, and determines and approves the appropriate level and structure of the executive officers’ compensation based on this evaluation. The Compensation Committee also makes recommendations to the full Board of Directors regarding compensation of our directors, and recommends and directs the implementation and administration of our incentive and equity-based compensation plans.

John A. Martell, our Chief Executive Officer, President and Chairman of the Board, evaluates the performance of each of the other executive officers annually. He confers with the Compensation Committee and makes compensation recommendations for each executive officer’s total compensation. The Compensation Committee can adopt or amend the recommendations of Mr. Martell.

In determining and approving the salaries of our executive officers, the Compensation Committee may access and review compensation data for comparable industrial and manufacturing companies in the Midwest. In determining 2007 compensation, the Compensation Committee did not elect to review any such surveys. The Compensation Committee has the authority under its charter to retain outside consultants or advisors to assist the Committee. The Compensation Committee elected not to engage outside consultants or advisors in 2007. The Compensation Committee meets annually, or on an as needed basis, to review the compensation of all executive officers.

Compensation of Directors

We pay each of our non-employee directors an annual retainer of $4,000, plus $750 for each full board meeting and $500 for each committee meeting attended. If, however, a director attends the meeting by telephone rather than in person, the fees are reduced to $500 for a full board meeting and $300 for a committee meeting. In addition, our directors are eligible to receive stock option grants under our 2005 Stock Option Plan and offers to purchase restricted stock under our Restricted Stock Plan. We reimburse our directors for reasonable out-of-pocket expenses incurred in attending board and committee meetings.

The following table summarizes compensation awarded to our directors in 2007:

Director Compensation in 2007
Name	Fees Earned or Paid in Cash ($)[1]	Option Awards ($)[2]	Total ($)
William J. Schmuhl, Jr.	$9,500	–	$9,500
Richard A. Tamborski	$9,500	–	$9,500
________________________
(1)	In 2007, we paid Messrs. Schmuhl and Tamborski $9,500 each for attending regular meetings of the Board of Directors and meetings of the Compensation Committee.
(2)
No option awards were made under our 2005 Stock Option Plan during 2007 to Messrs. Schmuhl and Tamborski. As of December 31, 2007, each director had the following aggregate number of options outstanding under our 2005 Stock Option Plan: Mr. Schmuhl 2,000 (of which 1,500 were unvested and not exercisable); Mr. Tamborski 2,000 (of which 1,500 were unvested and not exercisable).

Executive Compensation

The following table presents information for compensation awarded to, earned by, or paid to the Named Executive Officers for our fiscal years ended December 31, 2007 and 2006.

Summary Compensation Table for 2007 and 2006
Name and Principal Position	Year	Salary ($)	Stock Awards ($)	Option Awards ($)[1]	Non-Equity Incentive Plan Compensation ($)	Total ($)
John A. Martell Chief Executive Officer, President and Chairman of the Board	2007 2006	$141,563 $95,160	- -	- -	- -	$141,563 $95,160
Richard J. Mullin Vice President, Treasurer and Chief Financial Officer	2007 2006	$121,077 $115,077	- -	$4,200 $4,900	$35,700 $34,800	$160,977 $154,777
James M. Lewis Vice President, Secretary and General Counsel	2007 2006	$130,081 $125,026	- -	$4,200 -	$19,200 $18,750	$153,481 $143,776
________________________
(1)
We have made certain assumptions in determining the value of option awards. Effective January 1, 2006, we adopted SFAS No. 123R using the Modified Prospective Approach. SFAS No. 123R revises SFAS No. 123, Accounting for Stock-Based Compensation and supersedes Accounting Principles Opinion No. 25, Accounting for Stock Issued to Employees. SFAS No. 123R requires the cost of all share-based payments to employees, including grants of employee stock options, to be recognized in the financial statements based upon their fair values at grant date, or the date of later modification, over the requisite service period. We discuss the assumptions we used in determining the fair value of the option awards under the caption “Equity Incentive Plans – 2005 Stock Option Plan” in Note G to our financial statements, which are included in this prospectus.

Option Grants

On each of August 3, 2006, and January 19, 2007, Richard J. Mullin, our Vice President, Treasurer and Chief Financial Officer, received a grant of options under the 2005 Stock Option Plan to acquire 50,000 and 50,000 shares of our common stock, respectively (each of which, after giving effect to the Reverse Stock Split, was adjusted downward to 2,000 shares). In addition, on January 19, 2007, James M. Lewis, our Vice President, Secretary and General Counsel, received a grant of options under the 2005 Stock Option Plan to acquire 50,000 shares (2,000 shares after giving effect to the Reverse Stock Split). The options, which expire in five years after their respective grant dates, are exercisable in 25% cumulative increments on and after the first four anniversaries of their respective grant dates. On August 3, 2006, and January 19, 2007, the time of issuance of the stock options to Mr. Mullin and Mr. Lewis, the estimated fair value of our common stock was $0.25 and $0.215 per share, respectively ($6.25 and $5.375 after giving effect to the Reverse Stock Split). The fair value of our common stock was determined contemporaneously and based upon the average of the high and low selling prices of our common stock on the date of grant. The options may be deemed cancelled upon, or within certain prescribed periods after, termination of employment, depending on the reason for such termination. In the event of any change in control of the company, options granted under the plan become immediately exercisable in full, and any option holder employed as of the date of the change of control will have 30 days after such date to exercise his or her option.

Restricted Stock Grants

On January 19, 2007, Mr. Mullin and Mr. Lewis each received an offer under our 2005 Restricted Stock Purchase Plan to purchase 30,000 shares of our common stock at a nominal purchase price of $0.001 per share (1,200 shares at a purchase price of $0.025 per share after giving effect to the Reverse Stock Split).  Mr. Mullin and Mr. Lewis accepted their offers on February 1 and January 27, 2007, respectively, and each was issued 30,000 shares of common stock on those dates. Dividends are payable on these shares when, and if declared by the Board of Directors. The shares of restricted stock may be forfeited during the three-year period after purchase upon a termination of employment for any reason other than death or disability. If Mr. Mullin’s or Mr. Lewis’ employment is terminated after the expiration of this three-year period, or during this period as a result of death or disability, they must sell their restricted shares back to MISCOR at their fair market value (which generally will be equal to an average of the closing bid and asked prices of our common stock as quoted on the NASD’s OTC Bulletin Board for the five days immediately preceding the date of termination of employment). In the event of a change of control of the company or the company’s liquidation, the foregoing obligations to sell the restricted shares back to the company will no longer apply. Any other transfer or attempted transfer of the shares except as described above will be null and void.

Equity Incentive Plans

2005 Stock Option Plan. Our Board of Directors adopted the 2005 Stock Option Plan in August 2005, and it was later approved by our shareholders. The Plan provides for the grant of incentive stock options, within the meaning of Section 422 of the Internal Revenue Code, and non-statutory stock options to our executive employees who are materially responsible for the management and operation of our business, and to our directors.

A total of 200,000 shares of common stock (5,000,000 shares before giving effect to the Reverse Stock Split) are reserved for issuance under the Plan. This number is subject to adjustment as a result of a stock split, combination of shares, recapitalization, merger or other transaction resulting in a change in our shares. If any option expires or is otherwise terminated, unexercised shares subject to the option become available for other option grants under the Plan.

The Plan is administered by our Board of Directors or a committee of the board designated for that purpose. The grants described above were approved by our full Board of Directors, which has since designated the compensation committee to act as administrator of the Plan. The administrator has the power to determine the persons eligible to participate in the Plan and the terms of each option, including the exercise price, the number of shares subject to the option, whether the option is an incentive stock option or a non-statutory option, and the duration of the option.

The Plan provides that no option may have a duration longer than five years, and that an outstanding option may be deemed cancelled upon, or within certain prescribed periods after, termination of employment or removal as a director, as applicable, depending on the reason for such termination or removal. In addition, after a change in control of our company (as defined under the Plan), options granted under the Plan will be immediately exercisable in full, and any option holder employed as of the date of the change of control will have 30 days after such date to exercise his or her option. The Plan defines a change of control as any merger or consolidation of our company the result of which is that holders of our voting capital stock hold less than 50% of the voting capital stock of the surviving entity, the sale, lease or transfer of all or substantially all of our assets, or approval by our shareholders of a plan of liquidation or dissolution of our company.

The following table sets forth information concerning equity awards outstanding at the end of fiscal year 2007.

Outstanding Equity Awards at Fiscal Year End 2007
	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable[1,2]	Number of Securities Underlying Unexercised Options (#) Unexercisable[1,2]	Option Exercise Price ($)[1]	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)[1,3]	Market Value of Shares or Units of Stock That Have Not Vested ($)
Richard J. Mullin	2,000	2,000	$6.25	9/30/10	3,200	$53,600	[4]
	500	1,500	$6.25	8/3/11
	–	2,000	$5.375	1/19/12
James M. Lewis	2,000	2,000	$6.25	9/30/10	3,200	$53,600	[4]
	–	2,000	$5.375	1/19/12
________________________
(1)	Gives effect to the 1-for-25 Reverse Stock Split approved by our Board of Directors on November 30, 2007, and which became effective on January 14, 2008.
(2)
Represents options awarded under the 2005 Stock Option Plan by our Compensation Committee. The options may be deemed cancelled upon, or within certain prescribed periods after, termination of employment, depending on the reason for such termination. In the event of any change in control of MISCOR, options granted under the plan become immediately exercisable in full, and any option holder employed as of the date of the change of control will have 30 days after such date to exercise his or her option. The options are exercisable in 25% cumulative increments on and after the first four anniversaries of their grant date.

(3)
Represents shares issued pursuant to an accepted offer to purchase such shares at a nominal price equal to $0.025 per share under the 2005 Restricted Stock Purchase Plan (giving effect to the Reverse Stock Split). Dividends are payable on these shares when, and if declared by the Board of Directors. The transfer and forfeiture restrictions applicable to these shares lapse on the third anniversary of the date the restricted shares were initially purchased.

(4)	Based on the $0.67 closing price of our common stock on December 31, 2007 ($16.75 after giving effect to the Reverse Stock Split).

Restricted Stock Purchase Plan. On August 23, 2005, our Board of Directors adopted the MISCOR Group, Ltd. 2005 Restricted Stock Purchase Plan (the “Restricted Stock Plan”), which became effective as of September 30, 2005. The purpose of the Restricted Stock Plan is to attract and retain directors, officers and key employees of MISCOR and instill in them a personal financial interest in causing the equity of MISCOR to grow throughout their careers. We intend on accomplishing these goals by giving eligible directors, officers and key employees the opportunity to purchase shares of MISCOR’s common stock under the Restricted Stock Plan. We believe this provides participants in the plan with an increased incentive to work for the success of MISCOR and promotes our long term interests and those of the participants. The Compensation Committee of our Board administers the Restricted Stock Plan.

The Board has reserved 100,000 shares of our common stock (2,500,000 shares before giving effect to the Reverse Stock Split) for issuance under the Restricted Stock Plan. If the shares of our common stock are increased, decreased, or changed into or exchanged for a different number or kind of shares of stock or other securities of the company or another corporation as a result of a stock split, stock dividend, combination of shares, or any other change or exchange for other securities by reclassification, reorganization, redesignation, merger, consolidation, recapitalization, or otherwise, then the number of shares reserved under the plan will be adjusted to reflect such action. The Restricted Stock Plan will continue indefinitely, provided that our Board may terminate the plan at any time as it deems advisable. However, the Restricted Stock Plan may not be terminated to affect any right or obligation created under the plan prior to such termination, unless the affected person consents.

Those directors, officers and key employees of MISCOR and of each of MISCOR’s subsidiaries who are designated by the Compensation Committee for participation in the Restricted Stock Plan are eligible to be issued shares of restricted stock under the plan. The restricted shares purchased by a participant under the plan are subject to complete forfeiture if, during the three-year period after the shares are purchased, the participant’s employment is terminated for any reason other than death or disability. If a participant’s employment is terminated during the three-year restriction period as a result of death or disability, or after the expiration of the restriction period for any reason, the participant must sell the restricted shares back to the company at their fair market value (which generally will be equal to an average of the closing bid and asked prices of the company’s common stock as quoted on the NASD’s OTC Bulletin Board for the five days immediately preceding the date of termination of employment). In the event of a change of control of the company or the company’s liquidation, the foregoing restrictions will lapse. Any other transfer or attempted transfer of a participant’s shares except as described above will be null and void.

During 2007, 155,000 shares of restricted stock were granted under the Restricted Stock Plan (6,200 shares after giving effect to the Reverse Stock Split). As of December 31, 2007, after giving effect to the Reverse Stock Split, 18,200 shares of restricted stock have been granted to participants, leaving 81,800 shares available for future offers and issuance under the plan.

401(k) Plan

In 2002, our Board of Directors adopted the Magnetech 401(k) Plan for non-union employees, which is intended to be a tax-qualified defined contribution plan under Sections 401(a) and 401(k) of the Internal Revenue Code. Under the terms of the Plan, eligible employees may elect to contribute up to 75% of their eligible compensation as salary deferral contributions to the Plan, subject to certain statutorily prescribed limits. In addition, eligible employees may elect to contribute an additional amount of their eligible compensation as a catch-up contribution to the Plan, provided that such eligible employees are anticipated to reach age 50 before the end of the applicable year and subject to certain statutorily prescribed limits.

The Plan also permits, but does not require, that we make discretionary matching contributions. We made discretionary matching contributions to the Plan in 2003, 2004 and 2005. Because the Plan is a tax-qualified plan, we can generally deduct contributions to the Plan when made, and such contributions are not taxable to participants until distributed from the Plan. Pursuant to the terms of the Plan, participants may direct the trustees to invest their accounts in selected investment options.

We also have adopted a 401(k) plan for union employees.

Employment Agreements

On September 30, 2005, we entered into employment agreements with each of our Named Executive Officers. Each agreement is for an initial three-year term, subject to earlier termination as provided in the agreement. The term will automatically renew for successive one-year periods unless either party, at least three months before the end of the initial term or any renewal term, requests termination or renegotiation of the agreement.

Each employment agreement provides for certain benefits to the Named Executive Officer if employment is terminated by us for cause, by the executive without good reason, or due to death or disability. In those events, we are obligated to pay the executive his base salary through the date of termination with credit for earned but unused vacation, and to honor any vested benefits under our existing benefit plans and any other agreements with the Named Executive Officer. If the Named Executive Officer’s employment is terminated by us without cause, or by the executive for good reason, we are required to pay the executive, as severance pay, the following:

•	within two business days following termination, his base pay through the end of the month with credit for earned but unused vacation;

•	an amount equal to a multiple of the executive’s base salary in installments over varying periods in accordance with our usual payroll periods. The multiple and periods vary by executive as follows:

Name	Multiple of Base Salary		Period
John A. Martell	1.9 (up to $180,000 per year)		3 years
Richard J. Mullin	1.37 (up to $150,000 per year)		2 years
James M. Lewis	1.	0	2 years

•
an amount equal to the most recent annual profit sharing and/or incentive bonus received by the executive, prorated for the portion of the current year for which the Named Executive Officer was employed, or, if greater, the amount which would be due under the profit sharing and/or incentive bonus plans applicable to the executive for the then current year calculated as of the effective date of termination, such amount to be reduced by any payment previously received during the current year as part of the profit sharing and/or incentive bonus plans. This payment is to be made in substantially equal installments in accordance with our usual payroll periods over the time period that the Named Executive Officer receives base salary payments;

•	up to $10,000 for outplacement services by an outplacement firm; and

•
for one year and at our expense, we are required to maintain (or provide substantially similar) medical insurance and reimbursement plans and other programs or arrangements in which the executive was entitled to participate immediately prior to the date of termination.

Limitation of Liability and Indemnification Matters

Our articles of incorporation limit the liability of our directors and officers for any loss or damage caused by their actions or omissions if they acted in good faith, with the care an ordinarily prudent person in a like position would have exercised under similar circumstances, and in a manner they reasonably believed was in the best interests of our company. If they did not meet these standards, our directors and officers also would not be liable for any loss or damage caused by actions or omissions that did not constitute willful misconduct or recklessness.

Our articles of incorporation provide that we are required to indemnify our directors and officers to the fullest extent permitted by Indiana law. Indiana law authorizes every Indiana corporation to indemnify its officers and directors under certain circumstances against liability incurred in connection with proceedings to which the officers or directors are made parties by reason of their relationships to the corporation. Officers and directors may be indemnified where they have acted in good faith, the action taken was not against the interests of the corporation, and the action was lawful or there was no reason or cause to believe the action was unlawful. In addition, Indiana law requires every Indiana corporation to indemnify any of its officers or directors (unless limited by the articles of incorporation of the corporation) who were wholly successful on the merits or otherwise, in the defense of any such proceeding, against reasonable expenses incurred in connection with the proceeding. A corporation also may, under certain circumstances, pay for or reimburse the reasonable expenses incurred by an officer or director who is a party to a proceeding in advance of final disposition of the proceeding.

We also maintain liability insurance for our directors and officers.

The limitation of liability and indemnification provisions in our articles of incorporation and by-laws may discourage shareholders from bringing a lawsuit against our directors for breach of their fiduciary duty. They may also reduce the likelihood of derivative litigation against our directors and officers, even though an action, if successful, might benefit us and other shareholders. Furthermore, a shareholder’s investment may be adversely affected to the extent that we pay the costs of settlement and damage awards against directors and officers as required by these indemnification provisions. At present, there is no pending litigation or proceeding involving any of our directors, officers or employees regarding which indemnification is sought, and we are not aware of any threatened litigation that may result in claims for indemnification.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and control persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

TRANSACTIONS WITH CERTAIN RELATED PERSONS

Policies for Transactions with Related Persons

Transactions and relationships that involve directors, executive officers or other related persons and that constitute a conflict with the company’s interests are prohibited. The Board of Directors must approve any exceptions to this policy. Any transaction between us and a related person must be made or entered into on terms that are no less favorable to us than those that we can obtain from unaffiliated third parties. In addition, all material affiliated transactions and loans and any forgiveness of loans must be approved by a majority of our independent directors who do not have an interest in the transactions and who had access, at our expense, to our legal counsel or to independent legal counsel. In connection with related party transactions, the Board may engage independent consultants to provide opinions regarding fair market value. All of the transactions described below were approved by a majority of our independent directors who did not have an interest in the described transactions.

Transactions with Related Persons

Leases with Martell Entities.  We lease several buildings from various entities owned by JAM Fox Investments, LLC. Mr. Martell owns JAM Fox Investments. Following is a summary of such leases in effect as of December 31, 2007.

Lessor	Location	Expiration Date	Monthly Rental
JAM Summer Properties LLC	Hammond, Indiana	August 3, 2010	$9,371
JAM Bev Properties LLC	Boardman, Ohio	May 5, 2012	$4,620[1]
JAM Walnut Properties LLC	South Bend, Indiana	December 31, 2014	$9,200[2]
JAM Hutson Properties LLC	Mobile, Alabama	March 1, 2009	$4,600
________________________
(1)	Monthly rental increases to $4,851 on May 5, 2009.
(2)	Monthly rental increases to $9,660 on January 1, 2009 and to $10,143 on January 1, 2012.

Effective January 1, 2007, we entered into a five year lease agreement with a limited liability company owned by Mr. Martell’s adult children for a property in South Bend, Indiana to house the operations of our electrical contracting business. The annual rental for this lease is $89,000.

We lease our Hagerstown, Maryland, facility from a partnership, one partner of which is an officer of our subsidiary, HK Engine Components, LLC.  The annual rent under this lease is approximately $150,000, and the lease expires in July 2011.

We lease our Massillon, Ohio, facility from a limited liability company, one member of which is a corporation of which an officer of our subsidiary, 3-D Service, Ltd., is a beneficial owner.  The annual rent under this lease is approximately $540,000, and the lease expires in November 2017.

On November 30, 2007, pursuant to the New Securities Purchase Agreement we sold 83,333,333 shares of our common stock (3,333,333 shares after giving effect to the Reverse Stock Split) in a private placement to Tontine for an aggregate purchase price of $20,000,000, or $0.24 per share ($6.00 per share after giving effect to the Reverse Stock Split). Prior to this private placement, Tontine owned approximately 33.1% of our issued and outstanding shares of common stock.  We used $16,700,000 of the proceeds from the sale to finance the cash portion of the purchase price of all of the issued and outstanding membership interest units of 3-D, we paid off the outstanding balance under our revolving credit facility of $2.2 million, and we used the remaining proceeds for general working capital purposes.

DESCRIPTION OF CAPITAL STOCK

Our articles of incorporation authorize us to issue 30,000,000 shares of common stock, without par value, and 800,000 shares of preferred stock. As of November 30, 2008, we had 11,739,883 shares of common stock outstanding and no shares of preferred stock outstanding.

The following summary highlights the material provisions of our articles of incorporation, our by-laws and the Indiana Business Corporation Law relating to our capital stock. This summary is not complete and is subject to, and qualified in its entirety by, our articles of incorporation and by-laws, which are exhibits to the registration statement of which this prospectus is a part.

Common Stock

Voting. Holders of our common stock possess exclusive voting power in matters determined by a vote of our shareholders, unless preferred stock is issued and voting rights are granted to the holders of the preferred stock. The holders of shares of common stock are entitled to one vote per share on all matters to be voted on by the shareholders. Holders of common stock have no cumulative voting rights for election of directors.

Distributions upon Shares. Our Board of Directors has authority to authorize and direct the payment of dividends and the making of other distributions in respect of the issued and outstanding shares of common stock, subject to the rights of the holders of any series of preferred stock. We currently plan to retain earnings to promote growth and do not anticipate paying dividends in the foreseeable future. Our financing agreements also prohibit us from paying dividends on our common stock.

Rights upon Liquidation. If we are liquidated or dissolved, the holders of our common stock would be entitled to receive (after payment or provision for payment of all of our debts and liabilities) our remaining net assets available for distribution, in cash or in kind. If we issue preferred stock, the holders of the preferred stock may have priority over the holders of our common stock if we are liquidated or dissolved.

Other. Other than Tontine, the holders of our common stock have no pre-emptive rights to acquire additional shares of common stock, have no conversion or redemption rights, and are not subject to further assessments by us. Pursuant to the sale of our shares of common stock to Tontine in January 2007, we granted Tontine the right to participate in future equity offerings to allow Tontine to maintain its percentage ownership, on a fully diluted basis, of our common stock, immediately prior to such offering. This right was affirmed by Tontine and us pursuant to the New Securities Purchase Agreement we entered into with Tontine in November 2007. See “Prior Financing Transactions – January 2007 Private Equity Financing” and “– November 2007 Private Equity Financing.” All of the outstanding shares of our common stock are validly issued, fully paid and nonassessable.

Preferred Stock

Our Board of Directors is authorized to issue any or all of the authorized but unissued shares of our preferred stock from time to time, without shareholder authorization, in one or more designated series. Any series so authorized will have such dividend, redemption, conversion and exchange provisions as may be provided for the particular series. Any series of preferred stock may possess voting, dividend, liquidation and redemption rights superior to those of the common stock. The rights of holders of common stock will be subject to and may be adversely affected by the rights of the holders of any preferred stock that may be issued in the future. While providing desirable flexibility in connection with possible acquisitions and other corporate purposes, issuance of a new series of preferred stock could make it more difficult for a third party to acquire, or could discourage a third party from acquiring, our outstanding voting stock, and could make removal of our present Board of Directors more difficult. We will not offer preferred stock to any of our directors, officers or 5% shareholders except on the same terms as the preferred stock is offered to all other existing shareholders or to new shareholders. We have no plans as of the date of this prospectus to issue shares of preferred stock. In addition, our financing agreements prohibit us from issuing any preferred stock.

Anti-Takeover Provisions

Certain provisions of our articles of incorporation and by-laws, as well as certain provisions of the Indiana Business Corporation Law, may have the effect of discouraging, delaying or preventing a person from acquiring or seeking to acquire a substantial equity interest in, or control of, our company.

Directors.  Certain provisions of our articles of incorporation and by-laws will impede changes in control of our Board of Directors. These provisions include the following:

•	our directors can decide to classify the board so that not all members of our board would be elected at the same time, making it more difficult to gain control of our board;

•	our Board of Directors may not remove a director without cause, also making it more difficult to gain control of our board;

•	only our Board of Directors, and not our shareholders, may elect directors to fill vacancies in the board, including vacancies created by expansion of the board;

•	shareholders are not granted cumulative voting rights, which enhance the ability of minority shareholders to elect directors; and

•
shareholders must follow certain advance notice and information requirements to nominate individuals for election to our Board of Directors or to propose matters that may be acted upon at a shareholders’ meeting, which may discourage a potential acquirer from conducting a proxy contest to elect directors or otherwise attempting to influence or gain control of our company.

Restrictions on Call of Special Meetings.  Our articles of incorporation provide that a special meeting of shareholders may be called only by the Chairman of our Board of Directors or pursuant to a resolution adopted by a majority of the total number of our directors. Shareholders are not authorized to call a special meeting.

Authorization of Preferred Stock.  Our Board of Directors is authorized, without shareholder approval, to issue preferred stock in series and to fix and state the voting rights and powers, designation, preferences and relative, participating, optional or other special rights of the shares of each such series and the qualifications, limitations and restrictions thereof. Preferred stock may rank prior to the common stock as to dividend rights, liquidation preferences, or both, and may have full or limited voting rights. Accordingly, the issuance of shares of preferred stock could decrease the voting power of holders of common stock or could have the effect of deterring or delaying an attempt to obtain control of our company. Our financing agreements prohibit us from issuing any preferred stock.

Amendments to Articles and By-laws.  Generally, amendments to our articles of incorporation must be approved by a majority vote of our Board of Directors and also by a majority of our outstanding voting shares. However, to amend certain provisions of the articles, including those pertaining to our directors and to certain business combination transactions, approval by at least 80% of the outstanding voting shares is required. Our articles also provide that only our Board of Directors has the authority to make, amend or repeal our by-laws. Shareholders do not have this authority.

Restrictions on Certain Business Combinations.  Our articles of incorporation impose approval and other requirements on certain business combination transactions between our company and any shareholder beneficially owning 10% or more of the voting power of our outstanding capital stock. Types of business combination transactions subject to these requirements include mergers, consolidations, certain sales, leases or other transfers of our assets, certain issuances of our voting securities, plans of dissolution or liquidation proposed by the interested shareholder, and certain other transactions. Our articles prohibit any such transaction within five years following the date on which the shareholder obtained 10% ownership unless the transaction meets the requirements of the Business Combinations Statute of the Indiana Business Corporation Law (if applicable), which is described below, and is approved by a majority of our directors who are not affiliated with the shareholder or by shareholders holding at least 80% of the voting power of our outstanding capital stock. After such five-year period, the transaction still must satisfy the requirements of the Business Combinations Statute (if applicable) as well as certain price and procedural requirements set forth in our articles.

Provisions of Indiana Law.  The Indiana Business Corporation Law requires each of our directors to discharge his or her duties based on the facts then known to him or her, in good faith, with the care an ordinary, prudent person in a like position would exercise under similar circumstances and in a manner the director reasonably believes to be in the best interests of the company. No director is liable for any action taken as a director, or any failure to take any action, unless the director has breached or failed to perform the duties of the director’s office in compliance with the foregoing standard, and the breach or failure to perform constitutes willful misconduct or recklessness. Our articles of incorporation contain provisions having similar effect.

In determining how to discharge their duties in a manner reasonably believed to be in the best interests of the company, directors are authorized by the Indiana Business Corporation Law to consider the effects of any action on our shareholders, employees, suppliers and customers, and on the communities in which our offices or other facilities are located. The directors may also consider any other factors they consider pertinent. Our articles of incorporation contain provisions having similar effect. Under the Indiana Business Corporation Law, our directors are not required to approve a proposed business combination or other corporate action if they determine in good faith that such approval is not in the best interests of our company. The Indiana Business Corporation Law explicitly provides that the different or higher degree of scrutiny imposed in Delaware and certain other jurisdictions upon director actions taken in response to potential changes in control will not apply. The Delaware Supreme Court has held that defensive measures in response to a potential takeover must be reasonable in relation to the threat posed.

Chapter 42, the Control Share Acquisitions Chapter, and Chapter 43, the Business Combinations Chapter, of the Indiana Business Corporation Law may affect the acquisition of shares of our common stock or the acquisition of control of our company. Indiana companies may elect to opt out of the Control Share Acquisitions Chapter and the Business Combinations Chapter. Our articles of incorporation do not opt out of these statutes. Both statutes, however, apply only to certain corporations that have at least 100 shareholders. As of November 30, 2008, we had 80 record shareholders. Consequently, as of November 30, 2008, neither statute applied to us, although they may apply to us in the future.

The Business Combinations Chapter prohibits certain business combinations, including mergers, sales of assets, recapitalizations and reverse stock splits, between certain corporations and any shareholder beneficially owning 10% or more of the voting power of the outstanding voting shares of that corporation for a period of five years following the date on which the shareholder obtained 10% beneficial voting ownership, unless the business combination was approved prior to that date by the board of directors. If prior approval is not obtained, several price and procedural requirements must be met before the business combination may be completed. The Business Combinations Statute does not apply to business combinations between a corporation and any shareholder who obtains 10% beneficial voting ownership before such corporation has a class of voting shares registered with the SEC under Section 12 of the Securities Exchange Act of 1934, unless the corporation has elected to be subject to the Business Combination Statute. As of the date of this prospectus, we have not made such as election.

The Control Share Acquisitions Chapter contains provisions designed to protect minority shareholders if a person makes a tender offer for or otherwise acquires shares giving the acquirer more than certain levels of ownership (20%, 33 ⅓% and 50%) of the outstanding voting securities of certain Indiana corporations. Under the Control Share Acquisitions Chapter, if an acquirer purchases such shares of a corporation that is subject to the Control Share Acquisitions Chapter, then the acquirer cannot vote such shares until each class or series of shares entitled to vote separately on the proposal approves the rights of the acquirer to vote the shares in excess of each level of ownership, by a majority of all votes entitled to be cast by that group (excluding shares held by our officers, by employees of the company who are directors of the company and by the acquirer).

Because of the foregoing provisions of Indiana law, our Board of Directors will have flexibility in responding to unsolicited takeover proposals, and accordingly it may be more difficult for an acquirer to gain control of our company in a transaction not approved by our Board of Directors.

OTC Bulletin Board

Our common stock became eligible to trade on the OTC Bulletin Board on August 1, 2006, under the symbol MCGL. In connection with the Reverse Stock Split which became effective on January 14, 2008, our common stock now is traded on the OTC Bulletin Board under a new symbol, MIGL. While trading is our stock has occurred, an established public trading market has not yet developed. If an established trading market does not develop, you may not be able to sell your shares promptly or perhaps at all, or sell your shares at a price equal to or above the price you paid for them.

Transfer Agent and Registrar

Registrar and Transfer Company has been appointed as the transfer agent and registrar for our common stock.

SHARES ELIGIBLE FOR FUTURE SALE

Market sales of shares of our common stock after this offering and from time to time, and the availability of shares for future sale, may reduce the market price of our common stock. Sales of substantial amounts of our common stock, or the perception that these sales could occur, could adversely affect prevailing market prices for our common stock and could impair our future ability to obtain capital, especially through an offering of equity securities. After the effective date of the registration statement of which this prospectus is a part, all of the shares sold in this offering will be freely tradeable without restrictions or further registration under the Securities Act, unless the shares are purchased by our affiliates, as that term is defined in Rule 144 under the Securities Act.

Rule 144

In general, under Rule 144 a person who is our affiliate and has beneficially owned restricted securities for at least six months, including the holding period of any prior owner other than one of our affiliates, is entitled to sell a number of restricted shares within any three-month period that does not exceed the greater of (i) 1 percent of the number of shares of our common stock then outstanding, or 11,739,883 shares as of November 30, 2008, and (ii) the average weekly trading volume of our common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale. Sales of restricted shares under Rule 144 are also subject to requirements regarding the manner of sale, notice, and the availability of current public information about us. Rule 144 also provides that affiliates who sell shares of our common stock that are not restricted shares must nonetheless comply with the same restrictions applicable to restricted shares, other than the holding period requirement.

Under Rule 144(b)(1), a person who is not deemed to have been our affiliate at any time during the three months preceding a sale and who has beneficially owned the shares proposed to be sold for at least six months, including the holding period of any prior owner other than one of our affiliates, may sell those shares without complying with the manner of sale, volume limitation or notice provisions of Rule 144, so long as there is available current public information about us. If such non-affiliate has owned the shares for at least one year, he or she may sell the shares without complying with any of the restrictions of Rule 144 regardless of whether there is available current public information about us.

Form S-8 Registration Statements

In March 2007 we filed a registration statement on Form S-8 under the Securities Act to register the shares of our common stock issuable under our Employee Stock Purchase Plan.  This registration statement became effective upon filing.  Shares covered by this registration statement are eligible for sale in the public markets, subject to Rule 144 limitations applicable to affiliates.

In June 2007 we filed registration statements on Forms S-8 under the Securities Act to register the shares of our common stock issued and issuable under our 2005 Stock Option Plan and Restricted Stock Purchase Plan. These registration statements became effective upon filing. Shares covered by these registration statements are eligible for sale in the public markets, subject to Rule 144 limitations applicable to affiliates.

As of November 30, 2008, options granted under our 2005 Stock Option Plan to purchase a total of 76,350 shares of common stock (1,908,750 shares before giving effect to the Reverse Stock Split) were outstanding. The options are exercisable at a price range of $5.375 to $11.45 per share ($0.215 to $0.46 per share before giving effect to the Reverse Stock Split), subject to certain anti-dilution adjustments, in 25% cumulative increments on and after the first four anniversaries of their grant date (September 30, 2005, August 3, 2006, January 19, 2007, November 19, 2007, November 30, 2007, May 15, 2008, May 19, 2008, June 17, 2008, August 11, 2008 and August 13, 2008). As of November 30, 2008 a total of 33,200 shares (830,000 shares before giving effect to the Reverse Stock Split) had been issued under our Restricted Stock Purchase Plan pursuant to accepted offers to purchase stock at a nominal price of $0.025 per share ($0.001 per share before giving effect to the Reverse Stock Split). As of November 30, 2008, a total of 14,592 shares (364,806 shares before giving effect to the Reverse Stock Split) had been issued under our Employee Stock Purchase Plan.  See “Management — Executive Compensation — Equity Incentive Plans” in this prospectus.

Registration Rights

In connection with our January 2007 sale of an aggregate of 62,500,000 shares of our common stock (2,500,000 shares after giving effect to the Reverse Stock Split) to Tontine, we agreed to register these shares for resale. To comply with this obligation, we filed a registration statement with the SEC on July 13, 2007, which the SEC declared effective on September 2, 2008. Additionally, in connection with our November 2007 sale of an aggregate of 83,333,333 shares of our common stock (3,333,333 shares after giving effect to the Reverse Stock Split) to Tontine, we entered into the Amended and Restated Registration Rights Agreement, pursuant to which we agreed to register for resale the additional shares issued to Tontine in the November 2007 transaction. To comply with this requirement, we filed a registration statement with the SEC on October 22, 2008 covering the 3,333,333 shares issued to Tontine.  This registration statement has not yet been declared effective by the SEC.

PLAN OF DISTRIBUTION

The selling shareholders named in this prospectus may sell the shares being offered from time to time in one or more transactions:

•	in the over-the-counter market;

•	in negotiated transactions;

•	on any national securities exchange or quotation system on which our common stock may become traded or quoted;

•	through the writing of options on shares, whether the options are listed on an options exchange or otherwise; or

•	through a combination of such methods of sale.

The selling shareholders will sell the shares from time to time at prevailing market prices or privately negotiated prices. Our common stock became eligible to trade on the OTC Bulletin Board on August 1, 2006, under the symbol MCGL. In connection with the Reverse Stock Split which became effective on January 14, 2008, our common stock now is traded on the OTC Bulletin Board under a new symbol, MIGL. While trading in our stock has occurred, an established public trading market has not yet developed. The high and low bid prices of our common stock on the OTC Bulletin Board from August 1, 2006 to December 19, 2008 were $17.50 and $1.66, respectively, giving retroactive effect to the Reverse Stock Split. In addition, the bid and ask prices of our common stock on December 19, 2008, were $2.10 and $2.70, respectively. These prices may or may not be similar to the price or prices at which the selling shareholder offers shares in this offering.

The selling shareholders may effect transactions by selling shares directly to purchasers or to or through brokers or dealers. The brokers or dealers may act as agents or principals. The brokers or dealers may receive compensation in the form of discounts, concessions or commissions from the selling shareholders or the purchasers of the shares. The compensation of any particular broker or dealer may be in excess of customary commissions.

Because the selling shareholders and brokers or dealers that participate with the selling shareholders in the distribution of shares may be deemed to be “underwriters” within the meaning of Section 2(a)(11) of the Securities Act, the selling shareholders will be subject to the prospectus delivery requirements of the Securities Act. Any commissions received by them and any profit on the resale of shares may be deemed to be underwriting compensation.

Strasbourger and Vertical Capital Partners are registered broker-dealers that acted as placement agent and finder, respectively, with regard to certain prior financing transactions. See “Prior Financing Transactions” in this prospectus. We agreed to issue warrants to Strasbourger and Vertical Capital Partners as partial compensation for their services and to include the common stock issuable upon exercise of the warrants in this prospectus for resale.

They designated the following selling shareholders to receive the warrants: Strasbourger designees - Mark Angelo, Barry Clark, Andrew Gonchar, Adam Gottbetter, Donna Kress (who subsequently has transferred the warrants), Weikei Lang, Ronald Moschetta, Tony Polyviou, Marcel Riedel and Alfred Schneider; Vertical Capital Partners designees - Robert DePalo, Robert Fallah, John Kidd and Myra Logan. Based on information known to us, we believe that these selling shareholders are affiliated with Strasbourger or Vertical Capital Partners. Consequently, Strasbourger, Vertical Capital Partners and these selling shareholders are deemed to be underwriters with respect to the shares that such selling shareholders are offering for sale.

Any shares of our common stock that qualify for sale under Rule 144 or Rule 144A under the Securities Act may be sold under such rules rather than through this prospectus.

Under applicable rules and regulations under the Securities Exchange Act of 1934, any person engaged in the distribution of the shares may not simultaneously engage in market making activities with respect to our common stock for a period of two business days prior to commencement of such distribution. In addition, each selling shareholder will be subject to applicable provisions of the Securities Exchange Act of 1934 and the associated rules and regulations under the Securities Exchange Act of 1934, including Regulation M, which provisions may limit the timing of purchases and sales of shares of our common stock by the selling shareholders. We will make copies of this prospectus available to the selling shareholders and have informed them of the need to deliver copies of this prospectus to purchasers at or prior to the time of any sale of the shares.

Laurus, our former secured lender and a selling shareholder in this offering, has agreed to not sell “short” any of our common stock as long as any of the notes we issued to it are outstanding and for a period of one year after all obligations under the notes have been paid in full. We paid the notes in full in January 2007. For a description of these notes, see “Prior Financing Transactions” in this prospectus. A short seller expects to profit from the decline in the price of a stock by selling stock that is borrowed from a third party, and then buying the stock later at a lower price to return to the lender. The other selling shareholders in this offering are not subject to any contractual restrictions on selling short any of our common stock. Short sales can depress the market price of our stock if and when a public trading market for our common stock develops. Regulation SHO and other rules and regulations under the Securities Exchange Act of 1934 regulate short sales and prohibit certain short-selling tactics considered abusive or manipulative.

We have agreed with certain of the selling shareholders in this offering to use our best efforts to maintain the effectiveness of the registration statement of which this prospectus is a part until the earlier of (i) all shares of such selling shareholders offered by this prospectus have been sold by the selling shareholders, and (ii) such selling shareholders may sell all of their shares offered by this prospectus without registration under the Securities Act under Rule 144 of that Act.

We will bear all costs, expenses and fees in connection with the registration of the shares being offered through this prospectus. The selling shareholders will bear all commissions, concessions and discounts, if any, attributable to the sales of the shares. The selling shareholders may agree to indemnify any broker, dealer or agent that participates in transactions involving sales of the shares against certain liabilities, including liabilities arising under the Securities Act.

Applicable state securities laws may require that shares be sold only through registered or licensed brokers. In addition, in certain states the shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with. We did not receive clearance from the following states in which we filed a registration statement under applicable state securities laws: Alabama, North Carolina and Pennsylvania.

We have registered and/or qualified this offering of our common stock in various states. As a condition to the registration and qualification of our common stock in California and Kentucky, the California Corporations Commissioner and the Kentucky Securities Commissioner require various investor suitability standards to be met with respect to sales of our common stock to residents of those states. Accordingly, if you are a resident of California or Kentucky you must, at a minimum, meet the requirements described below to purchase shares of our common stock in this offering. The selling shareholders, or any broker-dealer selling shares of our common stock, must have reasonable grounds to believe that a purchaser meets these requirements and will rely on information provided by the purchaser for that purpose.

The suitability requirements for California residents are as follows:

•	a liquid net worth of at least $250,000 (which does not include the values of your home, home furnishings, and automobiles), and an annual gross income of at least $65,000; or

•	a liquid net worth of at least $500,000 (which does not include the values of your home, home furnishings, and automobiles); or

•	a net worth of at least $1,000,000 (which includes the values of your home, home furnishings, and automobiles; or

•	an annual gross income of at least $200,000.

The suitability requirements for Kentucky residents are as follows:

•
your investment in our common stock may not exceed 20% of your liquid net worth, and you must evidence a high degree of risk tolerance and understanding of risky investments through a history of such investments in the past; or

•
if you have no investment history to document an understanding of and tolerance for risk, the investment goal selected by you in investing in our common stock must indicate that growth with risk is your primary objective, and your investment in our common stock cannot exceed 10% of your liquid net worth.

We have not undertaken to qualify this offering for offers to individual investors in any jurisdiction outside of the United States; therefore, individual investors outside the United States should not expect to be able to participate in this offering.

LEGAL MATTERS

Certain legal matters, including the legality of the issuance of the shares of common stock offered in this prospectus, have been passed upon for us by our counsel, Barnes & Thornburg LLP, 600 1st Source Bank Center, 100 North Michigan St., South Bend, Indiana 46601.

EXPERTS

Asher & Company, Ltd., independent registered public accounting firm, has audited our consolidated financial statements at December 31, 2007 and 2006, and for each of the two years in the period ended December 31, 2007, as set forth in their report. We have included our consolidated financial statements in this prospectus and elsewhere in the registration statement in reliance on Asher & Company’s report, given on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC, under the Securities Act, a registration statement on Form S-1 with respect to the common stock offered by this prospectus. This prospectus, which constitutes part of the registration statement, does not contain all the information set forth in the registration statement or the exhibits and schedules which are part of the registration statement, portions of which are omitted as permitted by the rules and regulations of the SEC. Statements made in this prospectus regarding the contents of any contract or other documents are summaries of the material terms of the contract or document. With respect to each contract or document filed as an exhibit to the registration statement, reference is made to the corresponding exhibit. For further information pertaining to us and to the common stock offered by this prospectus, reference is made to the registration statement, including the exhibits and schedules thereto, copies of which may be inspected without charge at the public reference facilities of the SEC at 100 F Street, N.E., Washington, D.C. 20549. Copies of all or any portion of the registration statement may be obtained from the SEC at prescribed rates. Information on the public reference facilities may be obtained by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains a web site that contains reports, proxy and information statements and other information that are filed electronically with the SEC. The web site can be accessed at http://www.sec.gov.

We file current reports on Form 8-K, quarterly reports on Form 10-Q, annual reports on Form 10-K and other information with the SEC. Those reports and other information are available for inspection and copying at the Public Reference Room and internet site of the SEC referred to above. We intend to furnish our shareholders with annual reports containing consolidated financial statements certified by an independent public accounting firm.

MISCOR GROUP, LTD. AND SUBSIDIARIES

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
MISCOR Group, Ltd. and Subsidiaries
South Bend, Indiana

We have audited the accompanying consolidated balance sheets of MISCOR Group, Ltd. and Subsidiaries (the “Company”) as of December 31, 2007 and 2006, and the related consolidated statements of operations, stockholders’ equity and cash flows for each of the years in the two-year period ended December 31, 2007. The Company’s management is responsible for these consolidated financial statements. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of MISCOR Group, Ltd. and Subsidiaries as of December 31, 2007 and 2006, and the consolidated results of its operations and its cash flows for each of the years in the two-year period ended December 31, 2007 in conformity with accounting principles generally accepted in the United States of America.

/s/ ASHER & COMPANY, Ltd.

Philadelphia, Pennsylvania
March 28, 2008

MISCOR GROUP, LTD. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Amounts in thousands, except share and per share data)

	December 31,
	2007	2006

ASSETS
CURRENT ASSETS
Cash	$2,807	$297
Accounts receivable, net of allowance for doubtful accounts of $669 for 2007 and $428 for 2006	17,233	13,275
Inventories, net	10,884	7,640
Prepaid expenses	299	204
Other current assets	1,707	1,022
Total current assets	32,930	22,438

PROPERTY AND EQUIPMENT, net	10,125	6,320

OTHER ASSETS
Deposits and other assets	182	90
Goodwill	8,003	-
Debt issue costs, net	40	2,017
Customer relationships, net	7,568	-
Other intangible assets, net	699	2
Total other assets	16,492	2,109

Total Assets	$59,547	$30,867

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
Revolving credit line, net of discount of $-0- in 2007 and $438 in 2006	$-	$6,500
Current portion of long term debt, net of discount of $15 in 2007 and $-0- in 2006	3,036	2,081
Accounts payable	7,530	7,237
Accrued expenses	3,903	2,152
Other current liabilities	655	380
Total current liabilities	15,124	18,350

LONG TERM LIABILITIES
Long-term debt, net of discount of $-0- in 2007 and $229 in 2006	4,195	5,824
Long-term debt, Stockholder	3,000	3,000
Total long term liabilities	7,195	8,824

Total liabilities	22,319	27,174

Commitments and Contingencies

STOCKHOLDERS' EQUITY
MISCOR Preferred stock, no par value; 800,000 shares
authorized; no shares issued and outstanding	-	-
MISCOR Common stock, no par value; 12,000,000 shares authorized;
issued and outstanding 11,129,012 shares at December 31, 2007
and 4,691,410 at December 31, 2006	43,967	8,459
Additional paid in capital	9,019	8,961
Deferred compensation	(55)	(47)
Accumulated deficit	(15,703)	(13,680)
Total stockholders' equity	37,228	3,693

Total Liabilities and Stockholders' Equity	$59,547	$30,867

The accompanying notes are an integral part of these consolidated financial statements.

MISCOR GROUP, LTD. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Amounts in thousands, except share and per share data)

The accompanying notes are an integral part of these consolidated financial statements.

	Years Ended December 31,
	2007	2006
REVENUES
Product sales	$22,270	$18,083
Service revenue	50,980	42,671
Total revenues	73,250	60,754

COST OF REVENUES
Product sales	16,316	13,891
Service revenue	44,768	35,716
Total cost of revenues	61,084	49,607

Gross profit	12,166	11,147

Selling, general and administrative expenses	10,649	9,900

Income from operations	1,517	1,247

Other income (expense)
Loss on warrant liability	-	(508)
Loss on debt extinguishment	(2,300)	-
Interest expense	(1,259)	(3,404)
Other income	19	4
	(3,540)	(3,908)

NET LOSS	$(2,023)	$(2,661)

Basic and diluted loss per common share	$(0.26)	$(0.61)

Weighted average number of common shares	7,652,061	4,370,570

MISCOR GROUP, LTD. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY
(Amounts in thousands, except share and per share data)

	MISCOR
	Shares	Common Stock	Additional Paid-in-Capital	Deferred Compensation	Accumulated Deficit	Total

Balances, December 31, 2005	4,184,358	$7,659	$8,840	$(57)	$(11,436)	$5,006

Issuance of MISCOR common stock in connection exercise of stock warrants	341,596	8				8

Issuance of MISCOR common stock in connection exercise of stock options	10,000	63				63

Conversion of Senior debt into MISCOR common stock	153,456	729				729

Issuance of MISCOR common stock in connection with 2005 Restricted Stock Plan	2,000		12	(12)		-

Amortization of deferred compensation				22		22

Stock based compensation			18			18

Reclassify warrant liability to equity per adoption of FSP EITF 00-19-2			91		417	508

Loss - 2006					(2,661)	(2,661)

Balances, December 31, 2006	4,691,410	$8,459	$8,961	$(47)	$(13,680)	$3,693

Issuance of MISCOR common stock in connection exercise of stock warrants	215,456	9	(8)			1

Issuance of MISCOR common stock in connection exercise of stock options	2,000	13				13

Conversion of Subordinate debentures into MISCOR common stock	122,764	979				979

Issuance of MISCOR common stock in connection with 2005 Restricted Stock Plan	6,200	-	40	(40)		-

Amortization of deferred compensation Stock based compensation			26			26

Issuance of MISCOR common stock in connection with acquisition of 3-D Services, Ltd.	247,678	2,000				2,000

Sale of MISCOR common stock, net of issuance costs of $75	5,833,333	32,425				32,425

Issuance of MISCOR common stock in connection with 2005 Employee Stock Purchase Plan	10,171	82				82

Loss - 2007					(2,023)	(2,023)

Balances, December 31, 2007	11,129,012	$43,967	$9,019	$(55)	$(15,703)	$37,228

The accompanying notes are an integral part of these consolidated financial statements.

MISCOR GROUP, LTD. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Amounts in thousands, except share and per share data)

	Years ended December 31,
	2007	2006

OPERATING ACTIVITIES
Net loss	$(2,023)	$(2,661)
Adjustments to reconcile net loss to net cash provided by (utilized in) operating activities:
Fair value of warrant liability	-	508
Depreciation and amortization	1,028	862
Bad debts	150	251
Inventory reserve	264	195
Loss (gain) on sale of assets	(3)	1
Amortization of stock-based compensation plans	58	40
Amortization of debt issuance costs and debt discount	2,579	2,195
Changes in:
Accounts receivable	(124)	(3,733)
Inventories	(1,447)	804
Prepaid expenses and other current assets	(334)	(176)
Deposits and other non-current assets	(78)	(1)
Accounts payable	(1,175)	1,497
Accrued expenses and other current liabilities	(1,123)	761

Net cash provided by (utilized in) operating activities	(2,228)	543

INVESTING ACTIVITIES
Acquisition of business assets, net of cash acquired	(16,384)	(3,569)
Acquisition of property and equipment	(567)	(449)
Proceeds from disposal of property and equipment	4	11

Net cash utilized in investing activities	(16,947)	(4,007)

FINANCING ACTIVITIES
Short term repayments, net	(6,938)	-
Payments on capital lease and installment obligations	(33)	(18)
Proceeds from the issuance of shares and exercise of warrants	2	8
Payments of stock issuance costs	(75)	-
Repayment of long term debt, bank	(4,065)	(1,080)
Proceeds from the issuance of term notes	200	2,100
Proceeds from the issuance of revolving note, net	-	2,821
Debt issuance costs - term and revolving notes	-	(156)
Proceeds from sale of common stock	32,594	63

Net cash provided by financing activities	21,685	3,738

INCREASE IN CASH	2,510	274

Cash, beginning of year	297	23

Cash, end of year	$2,807	$297

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:

Cash paid during the year for:
Interest	$1,009	$933

The accompanying notes are an integral part of these consolidated financial statements.

MISCOR GROUP, LTD. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
TWO YEARS IN THE PERIOD ENDED DECEMBER 31, 2007
(Amounts in thousands, except share and per share data)

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of business

Magnetech Integrated Services Corp. (the “Company” or “MISCOR”), an Indiana Corporation, was organized in April 2004 as a holding company for Magnetech Industrial Services, Inc. (“MIS”) and its wholly owned subsidiary Martell Electric, LLC. Upon the Company’s formation in April 2004, the sole stockholder of MIS contributed all 40 issued and outstanding shares of MIS common stock in exchange for 3,178,000 shares of MISCOR common stock. The exchange of shares has been accounted for as a recapitalization of the Company (“Recapitalization”). In September 2005, the Company changed its name to MISCOR Group, Ltd. In 2006, Martell Electric, LLC became a wholly owned subsidiary of MISCOR.

As discussed in Note Q, on November 30, 2007, the Company’s board of directors approved a 1 for 25 reverse stock split of the Company’s common stock. The reverse stock split became effective on January 14, 2008 by the filing of articles of amendment to the Company’s Amended and Restated Articles of Incorporation. Under Indiana state law, the reverse stock split did not require shareholder approval. The effect of this reverse stock split has been retroactively reflected throughout the consolidated financial statements, including these notes to the consolidated financial statements.

MIS, an Indiana corporation, is an industrial services company which through its nine operating facilities, provides maintenance and repair services to the electric motor industry, repairs and manufactures industrial lifting magnets, provides engineering and repair services for electrical power distribution systems within industrial plants and commercial facilities, provides on-site services related to all services offered by MIS, and provides custom and standardized training in the area of industrial maintenance.

Martell Electric, LLC, provides electrical contracting services to institutions, and commercial business.

In May 2006, MIS acquired certain operating assets of Smith Services of Alabama, Inc. from Smith Services, Inc. and formed a subsidiary, Magnetech Industrial Services of Alabama, LLC (“Magnetech of Alabama”). Magnetech of Alabama provides maintenance and repair services to the electric motor industry, and engineering and repair services for electrical power distribution systems within industrial plants and commercial facilities. In January 2007, Magnetech of Alabama was merged into MIS.

In October 2007, MISCOR acquired 100% of the outstanding shares of Ideal Consolidated, Inc. (“Ideal”). Ideal is a provider of mechanical contracting services, including plumbing, HVAC and industrial piping and provides maintenance services for mechanical systems.

In November 2007, MIS acquired all of the issued and outstanding units of membership interest in 3-D Service, Ltd. (“3-D”). 3-D is engaged in the business of selling, repairing, remanufacturing, and maintaining industrial electrical and mechanical equipment.

The Company’s customers are primarily located throughout the United States of America. The Company operates from sixteen locations in Alabama, Indiana, Ohio, West Virginia, Washington and Maryland.

MISCOR GROUP, LTD. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
TWO YEARS IN THE PERIOD ENDED DECEMBER 31, 2007
(Amounts in thousands, except share and per share data)

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Principles of consolidation

The consolidated financial statements for the year ended December 31, 2006 include the accounts of MISCOR and its wholly owned subsidiaries, Magnetech Industrial Services, Inc., Martell Electric, LLC, HKEC and Magnetech of Alabama. The consolidated financial statements for the year ended December 31, 2007 also include the accounts of Ideal and 3-D for the three months and one month ended December 31, 2007, respectively. All significant intercompany balances and transactions have been eliminated.

Reclassifications

Certain amounts from the prior year financial statements have been reclassified to conform to the current year presentation. Costs of $732 for the year ended December 31, 2006 were reclassified from selling, general and administrative expenses to cost of revenues – service. This reclassification had no effect on net loss or stockholders’ equity.

Concentration of credit risk

The Company maintains its cash primarily in bank deposit accounts. The Federal Deposit Insurance Corporation insures these balances up to $100 per bank. The Company has not experienced any losses on its bank deposits and management believes these deposits do not expose the Company to any significant credit risk.

Inventory

The Company values inventory at the lower of cost or market. Cost is determined by the first-in, first-out method. The Company periodically reviews its inventories and makes provisions as necessary for estimated obsolescence and slow-moving goods. The amount of such markdown is equal to the difference between cost of inventory and the estimated market value based upon assumptions about future demands, selling prices and market conditions.

Property and equipment

Property and equipment are stated at cost less accumulated depreciation. Depreciation is computed over the estimated useful lives of the related assets using the straight-line method. Useful lives of property and equipment are as follows:

Building	30 years
Leasehold improvements	Shorter of lease term or useful life
Machinery and equipment	5 to 10 years
Vehicles	3 to 5 years
Office and computer equipment	3 to 10 years

MISCOR GROUP, LTD. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
TWO YEARS IN THE PERIOD ENDED DECEMBER 31, 2007
(Amounts in thousands, except share and per share data)

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Debt issue costs

Costs incurred by the Company to secure senior debt financing are capitalized and amortized over the term of the senior debt financing agreement which is three years. In January 2007, the Company paid off all senior debt financing and recorded the unamortized debt issue costs of $1,354 as loss on extinguishment of debt. (Note F).

Costs incurred by the Company to secure subordinated debenture financing are capitalized and amortized over the term of the subordinated debentures which initially was two years. However, in April 2006, the debenture holders agreed to extend the maturity date one year from February 28, 2007 to February 28, 2008. Accordingly, the balance of debt issue costs is being amortized through February 28, 2008. During 2007, debenture holders converted $1,045 of the aggregate principal of the subordinated debt. In addition, $137 in debt issue costs was written off against common stock in conjunction with the conversion (Note F).

Amortization of debt issue costs, recorded as a charge to interest expense, was $486 and $1,492 for the years ended December 31, 2007 and 2006, respectively. As of December 31, 2007 and 2006, accumulated amortization of deferred financing fees was $1,510 and $2,536, respectively.

Segment information

The Company reports segment information in accordance with Statement of Financial Accounting Standards (“SFAS”) No. 131, Disclosures about Segments of an Enterprise.

Patents and trademarks

The costs of successful registrations for patents and trademarks are amortized over the estimated useful lives of the assets, which is generally ten years, using the straight-line method. The costs of unsuccessful registrations are charged to expense.

Long-lived assets

The Company assesses long-lived assets for impairment whenever events or changes in circumstances indicate that an asset’s carrying amount may not be recoverable.

Revenue recognition

Revenue consists primarily of sales and service of industrial magnets, electric motors, electrical power distribution systems, and power assemblies. Product sales revenue is recognized when products are shipped and both title and risk of loss transfer to the customer. Service revenue is recognized when all work is completed and the customer’s property is returned. For services to a customer’s property provided at the Company’s site, property is considered returned when the customer’s property is shipped back to the customer and risk of loss transfers to the customer. For service to a customer’s property provided at the customer’s site, property is considered returned upon completion of work. The Company provides for an estimate of doubtful accounts, based on specific identification of customer accounts deemed to be uncollectible and historical experience. The Company’s revenue recognition policies are in accordance with Staff Accounting Bulletin (“SAB”) No. 101 and SAB No. 104.

MISCOR GROUP, LTD. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
TWO YEARS IN THE PERIOD ENDED DECEMBER 31, 2007
(Amounts in thousands, except share and per share data)

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Revenue recognition (continued)

Revenues from Martell Electric, LLC’s electrical contracting business and Ideal’s mechanical contracting business are recognized on the percentage-of-completion method, measured by the percentage of cost incurred to date to estimated total costs to complete for each contract. Costs incurred on electrical and mechanical contracts in excess of customer billings are recorded as part of other current assets. Amounts billed to customers in excess of costs incurred on electrical and mechanical contracts are recorded as part of other current liabilities.

Advertising costs

Advertising costs are expensed when incurred, except for costs associated with direct-response advertising, which are capitalized and amortized over the expected period of future benefits. Advertising expense was $141 and $138 for the years ended December 31, 2007 and 2006 respectively. There were no direct-response advertising costs reported as assets at December 31, 2007 and 2006.

Warranty costs

The Company warrants workmanship after the sale of its products and services. An accrual for warranty costs is recorded based upon the historical level of warranty claims and management’s estimates of future costs.

Income taxes

The Company accounts for income taxes in accordance with SFAS No. 109, Accounting for Income Taxes. Additionally, on January 1, 2007, the Company adopted FASB Interpretation No. 48 (see New Accounting Standards in Note A).

Stock based compensation

In December 2004, the FASB issued SFAS No. 123R, Share-Based Payments (revised 2004) (“SFAS 123R”). This statement eliminates the option to apply the intrinsic value measurement provisions of APB Board Opinion No. 25, "Accounting for Stock Issued to Employees", to stock compensation awards issued to employees. Rather, the Statement requires companies to measure the cost of employee services received in exchange for an award of equity instruments based on the grant date fair value of the award. That cost will be recognized over the period during which an employee is required to provide services in exchange for the award -- the requisite service period (usually the vesting period). In March 2005, the SEC staff expressed their views with respect to SFAS 123R in Staff Accounting Bulletin No. 107, Share-Based Payment, (“SAB 107”). SAB 107 provides guidance on valuing options. SFAS 123R became effective for the Company's fiscal year beginning January 1, 2006. Effective January 1, 2006, the Company adopted SFAS 123R, Share-Based Payment, using the Modified Prospective Approach. See Note G for further detail regarding the adoption of this standard.

MISCOR GROUP, LTD. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
TWO YEARS IN THE PERIOD ENDED DECEMBER 31, 2007
(Amounts in thousands, except share and per share data)

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Earnings per share

The Company accounts for loss per common share under the provisions of SFAS No. 128, Earnings Per Share, which requires a dual presentation of basic and diluted loss per common share. Basic loss per common share excludes dilution and is computed by dividing income available to common stockholders by the weighted average number of common shares outstanding for the year. Diluted loss per common share is computed assuming the conversion of common stock equivalents, when dilutive.

For the year ended December 31, 2007, the Company’s common stock equivalents, consisting of warrants to purchase 326,461 shares of common stock, senior and subordinated debt convertible into 1,550,081 common shares, and options to purchase 61,600 shares of common stock issued to employees under the 2005 Stock Option Plan, were not included in computing diluted loss per share because their effects were anti-dilutive.

For the year ended December 31, 2006, the Company’s common stock equivalents, consisting of warrants to purchase 550,450 shares of common stock, senior and subordinated debt convertible into 2,992,151 common shares, and options to purchase 47,400 shares of common stock issued to employees under the 2005 Stock Option Plan, were not included in computing diluted loss per share because their effects were anti-dilutive.

Use of estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Significant estimates are required in accounting for inventory costing, asset valuations, costs to complete and depreciation. Actual results could differ from those estimates.

Variable Interest Entities

In January 2003, the FASB issued Interpretation No. 46 (“FIN 46”), Consolidation of Variable Interest Entities. FIN 46 addresses consolidation by business enterprises of variable interest entities, which are entities that either (a) do not have equity investors with vesting rights or (b) have equity investors that do not provide sufficient financial resources for the entity to support its activities. The interpretation is effective immediately for variable interest entities created after February 1, 2003. In December 2003, the FASB published FASB Interpretation No. 46 (revised December 2003), Consolidation of Variable Interest Entities (“FIN-46(R)”). FIN 46(R), among other things, deferred the effective date of implementation for certain entities. The Company adopted FIN 46(R) in 2004.

MISCOR GROUP, LTD. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
TWO YEARS IN THE PERIOD ENDED DECEMBER 31, 2007
(Amounts in thousands, except share and per share data)

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Variable Interest Entities (continued)

The Company is involved with JAM Fox Investments LLC, which qualifies as a variable interest entity. The variable interest entity is 100% owned by the CEO of the Company. The Company’s involvement with the entity began on August 3, 2001, and is limited to lease agreements for the use of four of its facilities. The entity was formed for the purpose of acquiring real estate, and its activities primarily relate to the leasing of such real estate to the Company. Management has determined that the Company is not the primary beneficiary, thus no consolidation is required. As of December 31, 2007, total assets and liabilities of JAM Fox Investments LLC were $1,507 and $988, respectively. Management does not believe that the Company has any exposure to loss resulting from its involvement with JAM Fox Investments LLC as of December 31, 2007.

New Accounting Standards

FSP EITF 00-19-2

In December 2006, the Financial Accounting Standards Board (“FASB”) issued Staff Position EITF 00-19-2, Accounting for Registration Payment Arrangements. FSP EITF 00-19-2 specifies that the contingent obligation to make future payments or otherwise transfer consideration under a registration payment arrangement, whether issued as a separate agreement or included as a provision of a financial instrument or other agreement, should be separately recognized and measured in accordance with FASB Statement No. 5 Accounting for Contingencies. This FSP further clarifies that a financial instrument subject to a registration payment arrangement should be accounted for in accordance with applicable generally accepted accounting principles without regard to the contingent obligation to transfer consideration pursuant to the registration payment arrangement. In accordance with the provisions of this FSP, the Company has elected early adoption and has reclassified its warrant liability to equity (See Note F).

SAB 110

In December 2007, the SEC released new SAB No. 110, Year-end Relief for Stock Option Expensing, extending the availability of Staff Accounting Bulletin No. 107 beyond its original deadline of December 31, 2007. SAB 107 provides a simplified method for estimating the expected term of a “plain vanilla” option. SAB 110 will permit eligible public companies to use a simplified method for estimating stock option expense if they have inadequate historical experience to provide a reasonable basis for estimating the expected term of an option grant. Specifically, the Staff will accept the following simplified method for “plain vanilla” options: expected term = (vesting term + original contractual term)/2. Under the Financial Accounting Standard that requires the expensing of employee stock options, companies may rely on algorithms such as the widely used Black-Scholes-Merton model to determine the amount of stock option expense. This model, as well as other models used, requires companies to estimate the expected term of option grants. The Company adopted the “plain vanilla” option for estimating the expected term of stock options under SAB 107 and, accordingly, does not believe the adoption of SAB 110 will have a material impact on the Company’s consolidated financial statements.

MISCOR GROUP, LTD. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
TWO YEARS IN THE PERIOD ENDED DECEMBER 31, 2007
(Amounts in thousands, except share and per share data)

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

New Accounting Standards (continued)

SFAS No. 141(R)

In December 2007, the FASB issued SFAS No. 141 (revised 2007), Business Combinations (“SFAS No. 141(R)”). In SFAS No. 141(R), the FASB retained the fundamental requirements of SFAS No. 141 to account for all business combinations using the acquisition method (formerly the purchase method) and for an acquiring entity to be identified in all business combinations. However, the new standard requires the acquiring entity in a business combination to recognize all (and only) the assets acquired and liabilities assumed in the transaction; establishes the acquisition-date fair value as the measurement objective for all assets acquired and liabilities assumed; requires transaction costs to be expensed as incurred; and requires the acquirer to disclose to investors and other users all of the information they need to evaluate and understand the nature and financial effect of the business combination. SFAS No. 141(R) is effective for annual periods beginning on or after December 15, 2008. Accordingly, any business combinations will be recorded and disclosed following existing GAAP until January 1, 2009. The Company expects that SFAS No. 141(R) will have an impact on its consolidated financial statements when effective, but the nature and magnitude of the specific effects will depend upon the nature, terms and size of the acquisitions consummated after the effective date.

SFAS No. 155

In February 2006, the FASB issued SFAS No. 155, Accounting for Certain Hybrid Financial Instruments — an Amendment of FASB Statements No. 133 and 140. SFAS No. 155 allows financial instruments that contain an embedded derivative and that otherwise would require bifurcation to be accounted for as a whole on a fair value basis, at the holder’s election. SFAS No. 155 also clarifies and amends certain other provisions of SFAS No. 133 and SFAS No. 140. This statement is effective for all financial instruments acquired or issued in fiscal years beginning after September 15, 2006. The adoption of SFAS No. 155 did not have a material impact on the Company’s consolidated financial statements.

SFAS No. 157 and SFAS No. 159

In September 2006, the FASB issued SFAS No. 157, Fair Value Measurements. SFAS No. 157 defines fair value, establishes a framework for measuring fair value and expands disclosures about fair value measurements. In February 2007, the FASB issued SFAS 159, The Fair Value Option for Financial Assets and Financial Liabilities—including an amendment of FASB Statement No. 115 (“SFAS 159”). SFAS 159 permits entities to choose to measure many financial instruments and certain other assets at fair value and to improve financial reporting by providing entities with the opportunity to mitigate volatility in reported earnings caused by measuring related assets and liabilities differently without having to apply complex hedge accounting provisions. SFAS No. 157 and SFAS No. 159 are effective for financial statements issued for fiscal years beginning after November 15, 2007 and interim periods within those fiscal years. The Company is currently evaluating the impact that SFAS No. 157 and SFAS No. 159 will have on its consolidated financial statements.

MISCOR GROUP, LTD. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
TWO YEARS IN THE PERIOD ENDED DECEMBER 31, 2007
(Amounts in thousands, except share and per share data)

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

New Accounting Standards (continued)

FIN 48

In June 2006, the FASB issued Interpretation No. 48 (“FIN 48”), Accounting for Uncertainty in Income Taxes – an Interpretation of FASB Statement No. 109. FIN 48 the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements in accordance with FASB Statement No. 109, Accounting for Income Taxes. This Interpretation prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. This Interpretation also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition. This Interpretation is effective for fiscal years beginning after December 15, 2006. The adoption of FIN 48 did not have a material impact on the Company’s consolidated financial statements.

NOTE B – ACQUISITIONS

On October 19, 2007 the Company acquired 100% of the outstanding shares of common stock of Ideal in a transaction accounted for using the purchase method. Ideal is a provider of mechanical contracting services, including plumbing, HVAC and industrial piping and provides maintenance services for mechanical systems. The effective date of the acquisition was October 1, 2007 and, accordingly, the results of operations are included in the Company’s consolidated financial statements from that date forward. The aggregate purchase price of $1,025, which included $952 paid in cash at closing plus costs of acquisition of $73, was allocated to assets acquired and liabilities assumed based on their estimated fair values at the effective date of acquisition. The excess purchase price over those fair values was recorded as goodwill. The fair value assigned to assets acquired and liabilities assumed are based on valuations using management’s estimates and assumptions. The allocation of the purchase price was as follows:

Current assets	$2,509
Property, plant and equipment	213
Other assets	12
Goodwill	633
Current liabilities	(2,333)
Long-term liabilities	(9)
$1,025

MISCOR GROUP, LTD. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
TWO YEARS IN THE PERIOD ENDED DECEMBER 31, 2007
(Amounts in thousands, except share and per share data)

NOTE B – ACQUISITIONS (CONTINUED)

On November 30, 2007 the Company acquired 100% of the outstanding shares of common stock of 3-D in a transaction accounted for using the purchase method of accounting. Accordingly, the results of operations are included in the Company’s consolidated financial statements from that date forward. 3-D is engaged in the business of selling, repairing, remanufacturing, and maintaining industrial electrical and mechanical equipment. The aggregate purchase price was $22,812, including $16,700 paid in cash at closing plus costs of acquisition of $112, $4,000 in notes payable on November 30, 2010 and 247,678 shares of MISCOR common stock valued at $8.075 per share, or $2,000.

The purchase price was allocated to assets acquired and liabilities assumed based on their estimated fair value at the date of acquisition. The excess purchase price over those fair values was recorded as goodwill. The fair value assigned to assets acquired and liabilities assumed are based on valuations using management’s estimates and assumptions and an independent valuation of the property, plant and equipment and intangible assets. The allocation of the purchase price was as follows:

Current assets	$5,250
Property, plant and equipment	4,020
Other assets	3
Goodwill	7,370
Customer relationships	7,600
Technical libarary	700
Current liabilities	(2,131)
$22,812

In May 2006, the Company acquired certain business assets of Smith Services of Alabama, Inc. in a transaction accounted for using the purchase method. Accordingly, the results of operations from these net assets acquired are included in the Company’s consolidated financial statements from that date forward. The acquisition of net assets was made for the purpose of expanding the Company’s market penetration into the industrial services segment. The aggregate purchase price was $3,569, and was allocated to assets acquired based on their estimated fair values at the date of acquisition. The purchase price consideration consisted of cash of $2,987 at closing, which paid for all inventory, property, plant and equipment. The balance of $582, representing the accounts receivable purchased less accounts payable assumed, was paid in July 2006.

The allocation of the purchase price was as follows:

Accounts receivable	$1,116
Inventory	224
Property, plant and equipment	2,613
Accounts payable	(384)
$3,569

MISCOR GROUP, LTD. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
TWO YEARS IN THE PERIOD ENDED DECEMBER 31, 2007
(Amounts in thousands, except share and per share data)

NOTE B – ACQUISITIONS (CONTINUED)

The following table presents the unaudited results of operations of the Company as if all of the acquisitions had been consummated as of January 1, 2006.

	Years ended December 31,
	2007	2006
Revenues	$97,829	$90,150
Net income (loss)	$(221)	$508
Basic earnings (loss) per share	$(0.03)	$0.12
Diluted earnings (loss) per share	$(0.03)	$0.11

NOTE C - INVENTORY

Inventory consists of the following:

	December 31,
	2007	2006
Raw materials	$5,197	$2,861
Work-in-process	4,846	2,761
Finished goods	1,608	2,330
	11,651	7,952
Less: allowance for slow moving and obsolete inventories	(767)	(312)
	$10,884	$7,640

MISCOR GROUP, LTD. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
TWO YEARS IN THE PERIOD ENDED DECEMBER 31, 2007
(Amounts in thousands, except share and per share data)

NOTE D - PROPERTY AND EQUIPMENT

Property and equipment consists of the following:

	December 31,
	2007	2006

Land and building	$1,800	$1,800
Leasehold improvements	414	343
Machinery and equipment	8,626	4,819
Construction in progress	259	220
Vehicles	1,475	939
Office and computer equipment	1,052	714
	13,626	8,835
Less accumulated depreciation	(3,501)	(2,515)
	$10,125	$6,320

Depreciation expense was $993 and $861 for years ended December 31, 2007 and 2006, respectively.

NOTE E –INTANGIBLE ASSETS

Intangible assets consist of patents and trademarks, technical library and customer relationships, and are reported net of accumulated amortization. The Company amortizes the cost of intangible assets over the term of the patents and trademarks, or the expected life of the technical library and customer relationships which range from 10 to 20 years. As a result of the Company’s acquisition of 3-D on November 30, 2007, the Company acquired a technical library for $700 and customer relationships for $7,600, which have 20 year useful lives. Amortization of intangible assets was $35 and $1 for the years ending December 31, 2007 and 2006, respectively. We do not believe there is any significant residual value associated with intangible assets. Intangible assets consist of the following:

	December 31, 2007			December 31, 2006
	Gross	Accumulated Amortization	Net	Gross	Accumulated Amortization	Net

Patents and trademarks	$4	$(2)	$2	$4	$(2)	$2
Technical library	700	(3)	697	-	-	-
Customer relationships	7,600	(32)	7,568	-	-	-
Total intangible assets	$8,304	$(37)	$8,267	$4	$(2)	$2

MISCOR GROUP, LTD. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
TWO YEARS IN THE PERIOD ENDED DECEMBER 31, 2007
(Amounts in thousands, except share and per share data)

NOTE E - INTANGIBLE ASSETS (CONTINUED)

The estimated future amortization expense related to intangible assets at December 31, 2007 is as follows:

Years Ending December 31,	Amount
2008	$416
2009	416
2010	415
2011	415
2012	415
Thereafter	6,190
Total	$8,267

NOTE F - DEBT

Line of credit

In March 2007, the Company obtained a $5 million revolving credit facility from a bank secured by accounts receivable. Proceeds were used for capital expenditures, working capital and the acquisition of 100% of the common stock of Ideal for $952 in October 2007. Interest is payable monthly at ½% over the Wall Street Journal prime rate. The facility contains annual financial covenants, including minimum tangible net worth, current ratio and debt coverage ratio, and maximum debt to equity ratio. The line was paid off in full in December 2007 with proceeds from the sale of MISCOR common stock in November 2007.

Long-term debt

Long-term debt consists of the following:

MISCOR GROUP, LTD. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
TWO YEARS IN THE PERIOD ENDED DECEMBER 31, 2007
(Amounts in thousands, except share and per share data)

NOTE F - DEBT (CONTINUED)

	December 31,
	2007	2006
Note payable to stockholder, due December 2008, plus interest at prime rate less 1% (6.25% and 7.25% at December 31, 2007 and December 31, 2006, respectively) secured by a subordinated interest in substantially all assets owned by the Company	$3,000	$3,000

Long-term debt, debentures (net of discount of $15 and $229 at December 31, 2007 and December 31, 2006, respectively) (see note below)	2,965	3,796

Note payable to former employee in annual principal payments of $10, unsecured and without interest, due March 7, 2008	10	20

Notes payable to former stockholders of 3-D Service, Ltd. due November 30, 2010, plus interest at prime rate (7.25% at December 31, 2007) secured by a subordinated interest in machinery and equipment of 3-D Service, Ltd.	4,000	-

Note payable to bank in monthly installments of $3 through November 16, 2014, plus interest at 8% secured by a security interest in certain equipment	197	-

Revolving note payable in August 2008 (net of discount of $438 at December 31, 2006) with interest payable monthly at 1% over the Wall Street Journal prime rate (9.25% at December 31, 2006) secured by substantially all assets owned by the Company paid off in January 2007	-	5,759

Term note payable in monthly principal payments of $100 plus interest at 1% over the Wall Street Journal prime rate (9.25% at December 31, 2006) secured by substantially all assets owned by the Company paid off in January 2007	-	2,000

Revolving note payable in May 2009 with interest payable monthly at 1.5% over the Wall Street Journal prime rate (9.75% at December 31, 2006) secured by substantially all assets owned by the Company paid off in January 2007	-	741

Term note payable in monthly principal payments of $70 plus interest at 1% over the Wall Street Journal prime rate (9.25% at December 31, 2006) secured by substantially all assets owned by the Company paid off in January 2007	-	2,030

Notes payable to bank in monthly principal payments of $1 through June 2009, without interest secured by certain vehicles	18	-

Notes payable to bank in monthly principal payments of $1 through June 2009, without interest secured by certain vehicles	15	-

Capital lease obligations	26	59
	10,231	17,405
Less: current portion	3,036	8,581

	$7,195	$8,824

MISCOR GROUP, LTD. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
TWO YEARS IN THE PERIOD ENDED DECEMBER 31, 2007
(Amounts in thousands, except share and per share data)

NOTE F - DEBT (CONTINUED)

Long-term debt, debentures

In January 2005, the Company commenced a private offering (the “Debenture Offering”) of a maximum of $4,025 principal amount of subordinated secured convertible debentures. The debentures, which were payable on February 28, 2007, bear interest at the rate of 6% per year, payable upon conversion or at redemption or maturity. The Company reserved 472,844 shares of common stock for issuance upon conversion of the debentures. The Company issued the maximum $4,025 principal amount of debentures as of May 5, 2005. The debentures are secured by a second lien on substantially all of the Company’s assets which is subordinate to the lien of the Company’s primary lender.

In April 2006, the debenture holders agreed to extend the maturity from February 28, 2007 to February 28, 2008. Investors will receive interest in cash only if they elect not to convert their debentures. Each holder has the option any time prior to the redemption date to convert principal and accrued interest under the debentures into shares of MISCOR common stock at a fixed conversion price of $8.512315 per share. In 2007 certain debenture holders converted debentures totaling $1,045 into 122,764 shares of MISCOR common stock. Also, in 2008 certain debenture holders converted debentures totaling $2,740 into 321,887 shares of MISCOR common stock. The Company redeemed the remaining debentures totaling $240 plus interest of $42 at maturity (See Note Q).

Each purchaser of debentures received common stock purchase warrants for no additional consideration. Each warrant entitled its holder to purchase one share of common stock for a five year period at an exercise price of $0.025 per share. The Company has allocated 170,224 five-year common stock purchase warrants among all purchasers of the debentures. The Company used the Black-Scholes valuation model in estimating the fair value of common stock purchase warrants. The following assumptions were used for such estimates: no dividend yield, no expected volatility, risk-free interest rate of 3.3% and an expected life of the common stock purchase warrants of one year. The estimated fair value of these warrants was $836. This debt discount is amortized to interest expense over the term of the debentures. Interest expense was $164 and $255 for the years ended December 31, 2007 and 2006, respectively. In addition, for the year ended December 31, 2007, $50 in debt discount was written off against common stock in conjunction with the conversion of $1,045 of the aggregate principal amount of the debentures. Net debt issue discount at December 31, 2007 and 2006 related to this instrument was $15 and $229, respectively.

For its services as placement agent in the Debenture Offering, MISCOR issued to its placement agent, ten-year common stock purchase warrants to purchase 247,319 shares of MISCOR common stock at an exercise price of $0.025 per share. The Company used the Black-Scholes valuation model in estimating the fair value of common stock purchase warrants. The following assumptions were used for such estimates: no dividend yield, no expected volatility, risk-free interest rate of 3.3% and an expected life of the common stock purchase warrants of one year. The estimated fair value of the warrants issued to the placement agent was $1,546.

MISCOR GROUP, LTD. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
TWO YEARS IN THE PERIOD ENDED DECEMBER 31, 2007
(Amounts in thousands, except share and per share data)

NOTE F - DEBT (CONTINUED)

Long-term debt, debentures (continued)

The Company also paid the placement agent a fee of 10% of the amount raised in the offerings, or $403. In addition, for its services as securities counsel in the Debenture Offering, MISCOR issued 2,000 shares of its common stock to its securities counsel, the fair value of these shares was $12. The summation of these debt issue costs was $2,095. Interest expense was $445 and $695 for the years ended December 31, 2007 and 2006, respectively. In addition, $137 in debt issue costs was written off against common stock in conjunction with the conversion of $1,045 of the aggregate principal amount of the debentures for the year ended December 31, 2007. Net debt issue cost at year ended December 31, 2007 and 2006 related to these instruments was $40 and $622, respectively.

Senior Debt Financing

In August 2005, the Company entered into a Security and Purchase Agreement with Laurus Master Fund, LTD. (“Laurus”). The Agreement provided financing comprised of a $7,000 Revolving Note and a $3,000 Term Note. The Notes mature in August 2008. Laurus agreed to advance funds under the Revolving Note in amounts up to 90% of eligible trade accounts receivable. Interest is payable monthly under the Revolving and Term Notes at 1% over prime as published in the Wall Street Journal. The Notes are collateralized by a blanket security interest covering substantially all assets owned by the Company. Proceeds from the financing were used to repay the Company’s previous lender and for working capital.

Laurus had the option to convert all or any portion of the outstanding principal amount and/or accrued interest under the Revolving Note into shares of MISCOR common stock at the Fixed Conversion Price. Fixed Conversion Price means (i) with respect to the first $3,500 of the aggregate principal amount converted, $4.75 per share or 736,842 shares and (ii) with respect to the remaining principal amount converted, $8.00 per share or 437,500 shares. In August, 2005, the Company borrowed $4,000 under the Revolving Note which was convertible into 799,342 shares of common stock at an average price of $5.005 per share. Since the shares were valued at $6.25 per share, the intrinsic value of the beneficial conversion feature for the difference between the fair value per share and the conversion price per share was $996. The Company is accreting this debt discount to interest expense over the term of the Revolving Note in accordance with Emerging Issues Task Force Consensus (“EITF”) 98-5 and 00-27.

Up to $4,000 of the Revolving Note may be segregated into a Minimum Borrowing Note to facilitate the conversion into the Company’s common stock. The Company may prepay all or a portion of the Minimum Borrowing Note by paying to Laurus one hundred fifteen percent (115%) of the principal amount of this Note together with interest. On September 29, 2006, Laurus converted $729 of the Revolving Note due in August 2008 at a conversion rate of $4.75 per share for a total of 153,456 shares of the Company’s common stock. A prorata portion of the unamortized debt discount related to the conversion totaling $132 was expensed as interest at the time of the conversion. Total interest expense related to the beneficial conversion feature was $10 and $447 for the years ended December 31, 2007 and 2006, respectively. In addition, for the year ended December 31, 2007, $428 of the debt discount was written off in conjunction with the pay off of the Laurus senior debt. Net debt issue discount at December 31, 2007 and 2006 related to this instrument was $-0- and $438, respectively.

MISCOR GROUP, LTD. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
TWO YEARS IN THE PERIOD ENDED DECEMBER 31, 2007
(Amounts in thousands, except share and per share data)

NOTE F - DEBT (CONTINUED)

Senior Debt Financing (continued)

As part of the financing, Laurus received $360 in cash and was issued 246,544 shares of the Common Stock at closing and warrants for 294,117 shares of the Common Stock with an exercise price of $8.50 per share. The 246,544 shares were valued at $6.25 per share or $1,541. The Company used the Black-Scholes valuation model in estimating the fair value of the common stock purchase warrants. The following assumptions were used for such estimates: no dividend yield, no expected volatility, risk-free interest rate of 4.11% and an expected life of the common stock purchase warrants of seven years. The Company also granted registration rights with respect to the shares issuable upon exercise of the warrants (Note G). Total debt issue costs were $2,303. In addition, for the year ended December 31, 2007, $1,232 of debt issue costs were written off in conjunction with the pay off of the Laurus senior debt. Interest expense was $38 and $767 for the years ended December 31, 2007 and 2006, respectively.

Under the registration rights agreement with Laurus, if the Company’s common stock is not traded on the OTC Bulletin Board, Nasdaq or a national exchange for three consecutive trading days and trading does not resume within 30 days, then, subject to certain exceptions, for each day that any of those events is occurring, we are required to pay Laurus an amount in cash equal to 1/30th of the product of the outstanding principal amount owed to Laurus, multiplied by 0.01 (or approximately 1% per month). As a result, the Company accounted for these warrants as a liability in accordance with EITF No. 00-19 and View A of EITF No. 05-4. The Company used the Black-Scholes valuation model in estimating the fair value of the common stock purchase warrants. At December 31, 2006, the following assumptions were used for such estimates: no dividend yield, expected volatility of 41.2%, risk-free interest rate of 4.7% and an expected term of the common stock purchase warrants of 5.7 years. The Company recorded a loss on warrant liability of $436 for year ended December 31, 2006.

As described in Note A, the Company elected to early adopt FSP EITF 00-19-2, which superseded the guidance under EITF No. 05-4, effective December 31, 2006. Under this FSP, the warrants issued subject to a registration rights agreement are accounted for in accordance with applicable generally accepted accounting principles without regard to the contingent obligation to transfer consideration pursuant to the registration rights agreement. As of December 31, 2006, the Company reclassified the warrant liability of $436 to equity since the only provision which caused the warrants issued to be accounted for as a derivative liability was the liquidated damages provision in the registration rights agreement. In recording the reclassification entry, the Company credited $436 to retained earnings since these warrants had no estimated fair value on the date of issuance. In addition, the Company determined that no separate liability needed to be recorded related to the registration rights agreement as of December 31, 2006, since the registration rights penalty is based on a percentage of outstanding Laurus debt and all outstanding debt due Laurus was subsequently paid in full in January 2007.

MISCOR GROUP, LTD. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
TWO YEARS IN THE PERIOD ENDED DECEMBER 31, 2007
(Amounts in thousands, except share and per share data)

NOTE F - DEBT (CONTINUED)

Senior Debt Financing (continued)

In May 2006, the Company entered into a second Security and Purchase Agreement with Laurus. The Agreement provided financing comprised of a $1,600 Revolving Note and a $2,100 Term Note. The Notes mature in May 2009. Laurus agreed to advance funds under the Revolving Note in amounts up to 90% of eligible trade accounts receivable. Interest is payable monthly at 2.5% and 1.5% over prime (9.75% at December 31, 2006) as published in the Wall Street Journal for the first $.3 million and the remaining $1.3 million under the Revolving Note, respectively. The maximum outstanding balance allowable under the Revolving Note decreases $10 per month beginning December 2006.

Under the Term Loan, the Company must make monthly principal payments of $70 with interest beginning December 2006. Interest is payable monthly at 1.0% over prime (9.25% at December 31, 2006) as published in the Wall Street Journal under the Term Note.

The Notes are collateralized by a blanket security interest covering substantially all assets owned by the Company. Proceeds from the financing were used to acquire substantially all of the assets of E. T. Smith Services of Alabama, Inc., an Alabama corporation (“Smith Alabama”) pursuant to the terms and subject to the conditions included in an Asset Purchase Agreement dated May 31, 2006.

As part of the financing, Laurus received $133 in cash and was issued warrants for 15,000 shares of the Common Stock with an exercise price of $0.25 per share. Total debt issue costs were $156. In addition, for the year ended December 31, 2007, $123 of debt issue costs were written off in conjunction with the pay off of the Laurus senior debt. Interest expense was $3 and $30 for the years ended December 31, 2007 and 2006.

Under the registration rights agreement with Laurus, if the Company’s common stock is not traded on the OTC Bulletin Board, Nasdaq or a national exchange for three consecutive trading days and trading does not resume within 30 days, then, subject to certain exceptions, for each day that any of those events is occurring, the Company is required to pay Laurus an amount in cash equal to 1/30th of the product of the outstanding principal amount owed to Laurus, multiplied by 0.01 (or approximately 1% per month). As a result, the Company accounted for these warrants as a liability in accordance with EITF No. 00-19 and View A of EITF No. 05-4. The Company used the Black-Scholes valuation model in estimating the fair value of the common stock purchase warrants. The following assumptions were used for such estimates: no dividend yield, expected volatility of 41.2%, risk-free interest rate of 4.7% and an expected term of the common stock purchase warrants of 6.4 years. The Company recorded a loss on warrant liability of $72 for the year ended December 31, 2006.

As described in Note A, the Company elected to early adopt FSP EITF 00-19-2, which supersedes the guidance under EITF No. 05-4, effective December 31, 2006. Under this FSP, the warrants issued subject to a registration rights agreement are accounted for in accordance with applicable generally accepted accounting principles without regard to the contingent obligation to transfer consideration pursuant to the registration rights agreement.

MISCOR GROUP, LTD. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
TWO YEARS IN THE PERIOD ENDED DECEMBER 31, 2007
(Amounts in thousands, except share and per share data)

NOTE F - DEBT (CONTINUED)

Senior Debt Financing (continued)

As of December 31, 2006, the Company reclassified the warrant liability of $72 to equity since the only provision which caused the warrants issued to be accounted for as a derivative liability was the liquidated damages provision in the registration rights agreement. In recording the reclassification entry, the Company credited $91 to additional paid-in capital which represents the estimated fair value of these warrants on the date of issuance, offset by a debit to retained earnings of $19 which represents the difference between the estimated fair value of these warrants at the date of issuance and the estimated fair value as of December 31, 2006. In addition, the Company determined that no separate liability needed to be recorded related to the registration rights agreement as of December 31, 2006, since the registration rights penalty is based on a percentage of outstanding Laurus debt and all outstanding debt due Laurus was subsequently paid in full in January 2007.

The provisions of the $7,000 and $1,600 Revolving Notes include a lock-box agreement and also allow Laurus, in its reasonable credit judgment, to assess additional reserves against, or reduce the advance rate against accounts receivable used in the borrowing base calculation. These provisions satisfy the requirements for consideration of EITF Issue No. 95-22, "Balance Sheet Classification of Borrowings Outstanding under Revolving Credit Agreements that include both a Subjective Acceleration Clause and a Lock-Box Arrangement" ("EITF 95-22"). Based on further analysis of the terms of the Revolving Notes, there are certain provisions that could potentially be interpreted as a subjective acceleration clause. More specifically, Laurus, in its reasonable credit judgment, can assess additional reserves to the borrowing base calculation or reduce the advance rate against accounts receivable to account for changes in the nature of the Company's business that alters the underlying value of the collateral. The reserve requirements may result in an overadvance borrowing position that could require an accelerated repayment of the overadvance portion. Since the inception of these Revolving Note facilities, Laurus has not applied any additional reserves to the borrowing base calculation. The Company does not anticipate any changes in its business practices that would result in any material adjustments to the borrowing base calculation. However, management cannot be certain that additional reserves will not be assessed by Laurus to the borrowing base calculation. As a result, the Company classifies borrowings under the Revolving Note facilities as short-term obligations.

In January 2007, the Company paid off all outstanding senior debt financing, accrued interest and prepayment penalties of $9,921, $42 and $517, respectively, upon the issuance of 2,500,000 shares of its common stock at a price of $5.00 per share for a total of $12,500. The remaining proceeds of $2,040 were used to pay for related legal costs, for general working capital purposes and to reduce accounts payable. The Company recorded a loss on the extinguishment of debt of $2,300 in the year ended December 31, 2007.

MISCOR GROUP, LTD. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
TWO YEARS IN THE PERIOD ENDED DECEMBER 31, 2007
(Amounts in thousands, except share and per share data)

NOTE F - DEBT (CONTINUED)

Capital Lease Obligations

The Company leases certain equipment under agreements that are classified as capital leases. The following is a summary of capital leases:

	December 31,
	2007	2006
Machinery & Equipment	$83	$83
Less accumulated depreciation	(27)	(12)
	$56	$71

Minimum future lease payments required under capital leases as of December 31, 2007 for each of the next two years and in the aggregate are:

Years Ending
2008	$17
2009	11
Total minimum lease payments	28
Less imputed interest	(2)
Present value of net minimum lease payments	$26

Aggregate maturities of long-term debt for the five years subsequent to December 31, 2007 are as follows:

Years Ending December 31,	Amount
2008	$3,051
2009	44
2010	4,026
2011	29
2012	31

MISCOR GROUP, LTD. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
TWO YEARS IN THE PERIOD ENDED DECEMBER 31, 2007
(Amounts in thousands, except share and per share data)

NOTE F - DEBT (CONTINUED)

Following is a summary of interest expense for the years ended December 31, 2007 and 2006:

	Years Ended December 31,
	2007	2006
Interest expense on principal	$600	$1,209

Amortization of debt issue costs - debentures and revolving notes payable	486	1,493

Amortization of debt discount -debentures and revolving notes payable	173	702

Total interest expense	$1,259	$3,404

NOTE G – EQUITY ISSUANCES

Common Stock Issuance

On January 18, 2007, the Company sold 2,000,000 shares of common stock to Tontine Capital Partners, L.P. (“TCP”) and 500,000 shares of common stock to Tontine Capital Overseas Master Fund, L.P. (“TCOMF,” and collectively with TCP referred to herein as “Tontine”) for $5.00 per share or $12,500. Proceeds were used to cover related legal fees of approximately $75 and to retire all of the outstanding senior debt due to Laurus as of that date in the amount of $10,480, including interest of $42 and $517 in prepayment penalties. The Company used the balance of the proceeds for working capital and to reduce past due accounts payable.

The Company did not register the issuance of the shares of common stock to Tontine with the SEC under the Securities Act of 1933, as amended (the “Securities Act”), in reliance on exemptions from the registration requirements of the Securities Act. The Company and Tontine entered into a registration rights agreement, dated January 18, 2007, pursuant to which the Company agreed to register for resale the shares issued to Tontine. The Company filed a registration statement on Form S-1 with the Securities and Exchange Commission (“SEC”) on July 13, 2007, covering the shares issued to Tontine. This registration statement has not yet been declared effective by the SEC.

Under the January 18, 2007 registration rights agreement, the Company agreed to use its reasonable best efforts to cause the registration statement to be declared effective under the Securities Act on or before January 18, 2008 and to keep the registration statement continuously effective until such time as the common stock is no longer deemed to be registrable securities. However, there are no specific penalty provisions in connection with the registration rights agreement and, therefore, the investors in the private placement are not entitled to receive any additional benefit if the registration does not occur.

MISCOR GROUP, LTD. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
TWO YEARS IN THE PERIOD ENDED DECEMBER 31, 2007
(Amounts in thousands, except share and per share data)

NOTE G – EQUITY ISSUANCES (CONTINUED)

Common Stock Issuance (Continued)

On November 30, 2007, the Company sold 2,666,667 shares of common stock to TCP and 666,666 shares of common stock to TCOMF for $6.00 per share or $20,000. Proceeds were used to fund the acquisition of 3-D for $16,700 and to retire all amounts due to bank under the revolving credit facility as of that date in the amount of $2,020, including interest of $5. The Company used the balance of the proceeds for working capital.

The Company did not register the issuance of the shares of common stock to Tontine with the SEC under the Securities Act of 1933, as amended (the “Securities Act”), in reliance on exemptions from the registration requirements of the Securities Act. The Company and Tontine entered into a registration rights agreement, dated November 30, 2007, pursuant to which the Company agreed to register for resale the shares issued to Tontine. The Company has not filed a registration statement on Form S-1 with the SEC covering the shares issued to Tontine.

Equity Incentive Plans

2005 Stock Option Plan

In August 2005, the board of directors adopted the 2005 Stock Option Plan (“the Plan”). The Plan provides for the grant of up to 80,000 shares of Incentive Stock Options (“ISO”), within the meaning of Section 422 of the Internal Revenue Code, or non-statutory stock options (“NQSO”) to the Company’s executive employees who are materially responsible for the management and operation of its business, and to the Company’s directors. The exercise price of the ISOs and NQSOs granted under the Plan must be at least equal to 100% of the fair market value of the common stock of the Company at the date of grant. Also, ISOs may be granted to persons owning more than 10% of the voting power of all classes of stock, at a price no lower than 110% of the fair market value of the common stock at the date of grant.

On September 30, 2005, the Company granted stock options to certain executives to acquire a total of 20,000 shares of the Company’s common stock at an exercise price of $6.25 per share under the Plan. The options, which expire in five years, are exercisable in 25% cumulative increments on and after the first four anniversaries of their grant date. At the time of issuance of the stock options to acquire 20,000 shares of the Company’s common stock, the estimated fair value of the Company’s common stock was $6.25 per share. The fair value of the Company’s common stock was determined contemporaneously and based upon the most recent sale of the Company’s common stock. As a result, such stock options had no intrinsic value at the time of issuance.

Effective January 1, 2006, the Company adopted SFAS No. 123R using the Modified Prospective Approach. SFAS No. 123R revises SFAS No. 123, Accounting for Stock-Based Compensation and supersedes Accounting Principles Opinion (“APB”) No. 25, Accounting for Stock Issued to Employees. SFAS No. 123R requires the cost of all share-based payments to employees, including grants of employee stock options, to be recognized in the financial statements based upon their fair values at grant date, or the date of later modification, over the requisite service period. In addition, SFAS No. 123R requires unrecognized cost (based on the amounts previously disclosed in the Company’s pro forma footnote disclosure) related to options vesting after the initial adoption to be recognized in the financial statements over the remaining requisite service period.

MISCOR GROUP, LTD. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
TWO YEARS IN THE PERIOD ENDED DECEMBER 31, 2007
(Amounts in thousands, except share and per share data)

NOTE G – EQUITY ISSUANCES (CONTINUED)

Equity Incentive Plans (Continued)

2005 Stock Option Plan (Continued)

Under the Modified Prospective Approach, the amount of compensation cost recognized includes (a) compensation cost for all share-based payments granted prior to, but not yet vested as of January 1, 2006, based on the grant date fair value estimated in accordance with the provisions of SFAS No. 123, and (b) compensation cost for all share-based payments granted subsequent to January 1, 2006, based on the grant date fair value estimated in accordance with the provisions of SFAS No. 123R. Prior to the adoption of SFAS No. 123R, the Company accounted for its stock-based compensation plans under the recognition and measurement provisions of APB No. 25.

As a result of adopting SFAS No. 123R on January 1, 2006, the Company recorded compensation cost of $5 for the year ended December 31, 2006 based on the grant date fair value of the award of 20,000 shares at $6.25 per share. The total cost of the grant in the amount of $18 will be recognized over the four year period during which the employees are required to provide services in exchange for the award -- the requisite service period (usually the vesting period).

On August 3, 2006, the Company granted stock options to acquire 47,400 shares of the Company’s common stock at an exercise price of $6.25 per share under the Plan. Of the 47,400 total options, 20,000 shares were granted to outside Directors. These options expired in 30 days from the date of grant. Options for 10,000 of these shares were exercised in August 2006 at $6.25 per share and the remaining options expired. The fair value of the options was estimated using the Black-Scholes valuation model, straight-line amortization and the following assumptions: expected term of 1 month, risk-free interest rate of 5.18%, volatility of 41.72%, no dividend yield and fair value of grant of $6.25. The total cost of the grant in the amount of $6 was recognized in the year ended December 31, 2006, over the 30 day period during which the directors were required to provide services in exchange for the award.

The remaining 27,400 options were granted to an executive, outside directors, and certain key employees. These options, which expire in five years, are exercisable in 25% cumulative increments on and after the first four anniversaries of their grant date. At the time of issuance of the stock options, the estimated fair value of the Company’s common stock was $6.25 per share. The fair value of the Company’s common stock was determined contemporaneously and based upon the most recent sale of the Company’s common stock. The fair value of the options was estimated using the Black-Scholes valuation model and the following assumptions: expected term of 3.75 years, risk-free interest rate of 4.91%, volatility of 41.72% and no dividend yield. The Company recorded compensation cost based on the grant date fair value of the award of 27,400 shares at $6.25 per share. The total cost of the grant in the amount of $67 will be recognized over the four year period during which the employees are required to provide services in exchange for the award - the requisite service period.

MISCOR GROUP, LTD. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
TWO YEARS IN THE PERIOD ENDED DECEMBER 31, 2007
(Amounts in thousands, except share and per share data)

NOTE G – EQUITY ISSUANCES (CONTINUED)

Equity Incentive Plans (continued)

2005 Stock Option Plan (continued)

On January 19, 2007, the Company granted stock options to certain executives and key employees to acquire 14,000 shares of the Company’s common stock at an exercise price of $5.375 per share under the Plan. These options, which expire in five years, are exercisable in 25% cumulative increments on and after the first four anniversaries of their grant date. At the time of issuance of the stock options, the estimated fair value of the Company’s common stock was $5.375 per share. The fair value of the Company’s common stock was determined based upon the average of the high and low sale prices of the Company’s common stock on the date of grant.

The fair value of the options was estimated using the Black-Scholes valuation model and the following assumptions: expected term of 4 years, risk-free interest rate of 4.81%, volatility of 41.27% and no dividend yield. The Company recorded compensation cost based on the grant date fair value of the award of 14,000 shares at $5.375 per share. The total cost of the grant in the amount of $29 will be recognized over the four year period during which the employees are required to provide services in exchange for the award - the requisite service period.

On November 19, 2007, the Company granted stock options to certain executives and key employees to acquire 2,400 shares of the Company’s common stock at an exercise price of $8.575 per share under the Plan. These options, which expire in five years, are exercisable in 25% cumulative increments on and after the first four anniversaries of their grant date. At the time of issuance of the stock options, the estimated fair value of the Company’s common stock was $8.575 per share. The fair value of the Company’s common stock was determined based upon the average of the high and low sale prices of the Company’s common stock on the date of grant.

The fair value of the options was estimated using the Black-Scholes valuation model and the following assumptions: expected term of 4 years, risk-free interest rate of 3.37%, volatility of 42.36% and no dividend yield. The Company recorded compensation cost based on the grant date fair value of the award of 2,400 shares at $8.575 per share. The total cost of the grant in the amount of $8 will be recognized over the four year period during which the employees are required to provide services in exchange for the award.

On November 30, 2007, the Company granted stock options to one executive to acquire 4,000 shares of the Company’s common stock at an exercise price of $8.375 per share under the Plan. These options, which expire in five years, are exercisable in 25% cumulative increments on and after the first four anniversaries of their grant date. At the time of issuance of the stock options, the estimated fair value of the Company’s common stock was $8.375 per share. The fair value of the Company’s common stock was determined based upon the average of the high and low sale prices of the Company’s common stock on the date of grant.

MISCOR GROUP, LTD. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
TWO YEARS IN THE PERIOD ENDED DECEMBER 31, 2007
(Amounts in thousands, except share and per share data)

NOTE G – EQUITY ISSUANCES (CONTINUED)

Equity Incentive Plans (continued)

2005 Stock Option Plan (continued)

The fair value of the options was estimated using the Black-Scholes valuation model and the following assumptions: expected term of 4 years, risk-free interest rate of 3.25%, volatility of 42.36% and no dividend yield. The Company recorded compensation cost based on the grant date fair value of the award of 4,000 shares at $8.375 per share. The total cost of the grant in the amount of $13 will be recognized over the four year period during which the employees are required to provide services in exchange for the award.

The expected term used in the Black-Scholes valuation model represents the period that stock-based awards are expected to be outstanding, giving consideration to the contractual terms of the stock-based awards, vesting schedules and expectations of future employee behavior as influenced by changes to the terms of our stock-based awards. We have elected to use the simplified method of determining the expected term, as permitted by SEC Staff Accounting Bulletin 107 and 110. The computation of expected volatility for stock-based awards is based on the historical volatility of comparable companies from a representative peer group selected based on industry and market capitalization data. As required by SFAS No. 123(R), management estimates expected forfeitures and is recognizing compensation costs only for those equity awards expected to vest.

The Company recorded compensation expense related to all stock options of $26 and $18 for years ended December 31, 2007 and 2006, respectively.

MISCOR GROUP, LTD. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
TWO YEARS IN THE PERIOD ENDED DECEMBER 31, 2007
(Amounts in thousands, except share and per share data)

NOTE G – EQUITY ISSUANCES (CONTINUED)

Equity Incentive Plans (continued)

2005 Stock Option Plan (continued)

Following is a summary of the activity in the option plan:

	Number of Shares	Weighted Average Exercise Price

Outstanding at January 1, 2006	20,000	$6.25

Granted	47,400	$6.25
Exercised	(10,000)	$6.25
Forfeited	(10,000)	$6.25

Outstanding at December 31, 2006	47,400	$6.25

Granted	20,400	$6.38
Exercised	(2,000)	$6.25
Forfeited	(4,200)	$5.96

Outstanding at December 31, 2007	61,600	$6.30

Exercisable at December 31, 2007	14,150	$6.25

Weighted average fair value of options granted during 2006	$1.55

Weighted average fair value of options granted during 2007	$2.42

MISCOR GROUP, LTD. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
TWO YEARS IN THE PERIOD ENDED DECEMBER 31, 2007
(Amounts in thousands, except share and per share data)

NOTE G – EQUITY ISSUANCES (CONTINUED)

Equity Incentive Plans (continued)

2005 Stock Option Plan (continued)

Following is a summary of the status of fixed options outstanding at December 31, 2007:

Outstanding Options				Exercisable Options
Price Range	Number	Weighted Average Remaining Contractual Life	Weighted Average Exercise Price	Number	Weighted Average Exercise Price
$ 6.25	18,000	2.75 years	$ 6.25	8,000	$ 6.25
$ 6.25	24,600	3.58 years	$ 6.25	6,150	$ 6.25
$ 5.38	12,600	4.04 years	$ 5.38	-	-
$ 8.58	2,400	4.88 years	$ 8.58	-	-
$ 8.38	4,000	4.92 years	$ 8.38	-	-

2005 Restricted Stock Purchase Plan

In August 2005, the board adopted the 2005 Restricted Stock Purchase Plan. The Plan provides for the grant of offers to purchase 100,000 shares of restricted stock to the Company’s directors, officers and key employees. A participant may not transfer shares acquired under the Plan except in the event of the sale or liquidation of the Company. If within three years after shares are acquired under the Plan, a participant terminates employment for any reason other than death, disability, retirement or good reason, the Company is required to purchase the participant’s shares for the same price the participant paid. If the participant terminates employment after three years or as a result of death, disability or retirement or for good reason, the Company is required to purchase the shares for a price equal to their fair market value.

On August 3, 2006, the Company issued offers to purchase 2,000 shares of common stock at a nominal price of $0.025 per share to certain key employees. The fair value of the restricted stock issued was estimated using the Black-Scholes valuation model and the following assumptions: expected term of 3 years, risk-free interest rate of 4.92%, volatility of 41.72% and no dividend yield. The Company charged deferred compensation and credited additional paid-in capital in the amount of $12. The issuance of the restricted stock was intended to lock-up key employees for a three year period. As a result, the Company is recording compensation expense over the three year restriction period.

MISCOR GROUP, LTD. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
TWO YEARS IN THE PERIOD ENDED DECEMBER 31, 2007
(Amounts in thousands, except share and per share data)

NOTE G – EQUITY ISSUANCES (CONTINUED)

Equity Incentive Plans (continued)

2005 Restricted Stock Purchase Plan (continued)

On January 19, 2007, the Company issued offers to purchase 4,200 shares of common stock at a nominal price of $0.025 per share to certain key employees. The fair value of the restricted stock issued was estimated using the Black-Scholes valuation model and the following assumptions: expected term, representing the restriction period of 3 years, risk-free interest rate of 4.83%, volatility of 41.27% and no dividend yield. The Company charged deferred compensation and credited additional paid-in capital in the amount of $22. The issuance of the restricted stock was intended to lock-up key employees for a three year period. As a result, the Company is recording compensation expense over the three year restriction period.

On November 30, 2007, the Company issued offers to purchase 2,000 shares of common stock at a nominal price of $0.025 per share to one key employee. The fair value of the restricted stock issued was estimated using the Black-Scholes valuation model and the following assumptions: expected term, representing the restriction period of 3 years, risk-free interest rate of 3.09%, volatility of 42.36% and no dividend yield. The Company charged deferred compensation and credited additional paid-in capital in the amount of $17. The issuance of the restricted stock was intended to lock-up the key employee for a three year period. As a result, the Company is recording compensation expense over the three year restriction period.

Compensation expense related to all restricted stock offers of $32 and $22 was recorded for the years ended December 31, 2007 and 2006, respectively.

Employee Stock Purchase Plan

In December 2006, the Corporation's Board of Directors and stockholders approved the MISCOR Group, Ltd. Employee Stock Purchase Plan (the "ESPP") under which eligible employees may purchase the Company's common stock at a price per share equal to 90% of the lower of the fair market value of the common stock at the beginning or end of each offering period. Each offering period of the ESPP lasts three months, with the first offering period commencing on April 1, 2007. Participation in the offering may range from 2% to 8% of an employee's base salary (not to exceed $5,000 annually or amounts otherwise allowed under Section 423 of the Internal Revenue Code). Participation may be terminated at any time by the employee, and automatically ends on termination of employment with the company. A total of 640,000 shares of common stock have been reserved for issuance under the ESPP. The common stock to satisfy the stock purchases under the ESPP will be newly issued shares of common stock. During the year ended December 31, 2007, 10,171 shares were purchased under the ESPP. As of December 31, 2007 there were 629,829 shares available for future offerings. The Company recorded compensation expense of $20 for the year ended December 31, 2007.

MISCOR GROUP, LTD. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
TWO YEARS IN THE PERIOD ENDED DECEMBER 31, 2007
(Amounts in thousands, except share and per share data)

NOTE H - INCOME TAXES

Deferred income taxes result primarily from temporary differences in the bases of certain assets and liabilities for financial and income tax reporting purposes. Significant components of the Company’s deferred tax assets and liabilities are as follows:

	December 31,
	2007	2006
Deferred tax assets:
Net operating losses carryforwards	$1,870	$1,934
Accounts receivable	268	141
Inventory	1	1
Warranty reserve	229	72
Accrued interest on debentures	228	-
Accrued expenses and other	127	53
Total gross deferred tax assets	2,723	2,201
Valuation allowance	(931)	(1,841)
	1,792	360
Deferred tax liabilities:
Property, equipment and intangibles	(1,792)	(360)

Net deferred tax asset	$-	$-

The valuation allowance has been established due to the uncertainty of realizing the benefits of tax loss carryforwards. The allowance decreased $152 during the year ended December 31, 2007 and increased $208 in the year ended December 31, 2006, respectively, due primarily to decreases and increases in the loss carryforwards for 2007 and 2006, respectively. At December 31, 2007, net operating loss carryforwards of $4,546 were available to be applied against future taxable income. A portion of the net operating loss carryforward is subject to certain annual limitations imposed under Section 382 of the Internal Revenue Code of 1986.

As discussed in Note A, the Company adopted the provisions of FIN 48 on January 1, 2007. As a result of this adoption, the Company did not identify any uncertain tax positions taken or expected to be taken in a tax return which would require adjustment to the consolidated financial statements.

MISCOR GROUP, LTD. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
TWO YEARS IN THE PERIOD ENDED DECEMBER 31, 2007
(Amounts in thousands, except share and per share data)

NOTE I - LEASE COMMITMENTS

The Company leases its Mobile, Alabama; South Bend, Indiana; Hammond, Indiana; and Boardman, Ohio facilities from companies controlled by its CEO under agreements expiring between February 2009 and December 2014. The Company leases its main Martell Electric facility from Martell Properties, LLC under an agreement expiring in December 2011. The facility is owned by the children of the CEO. The Company leases the Hagerstown, Maryland facility from a Partnership, one partner of which is an officer of HKEC, under an agreement expiring in July 2011. The Company leases the Massillon, Ohio facility from a partnership, one partner of which is an officer of MIS, under an agreement expiring in November 2017. The Company leases its Indianapolis, Indiana; Merrillville, Indiana; Seattle, Washington; Huntington, West Virginia; Little Rock, Arkansas; Cincinnati, Ohio and Elkhart, Indiana facilities from unrelated parties under agreements expiring between June 2007 and December 2010. Total rent expense for all facility leases was approximately $868 and $732 for the years ended December 31, 2007 and 2006, respectively.

The Company also leases other manufacturing and office equipment under operating leases with varying terms expiring through April 2011. Total rent expense under these leases was approximately $242 and $164 for the years ended December 31, 2007 and 2006, respectively.

Future minimum lease payments required under the operating leases in effect in excess of one year as of December 31, 2007 are as follows:

Years Ending December 31,	Amount
2008	$1,606
2009	1,457
2010	1,362
2011	985
2012	681
Thereafter	2,898
$8,989

NOTE J - RELATED PARTY TRANSACTIONS

Long-term debt, other

The Company was indebted to the estate of a former employee for a note payable with a balance of $10 and $20 at December 31, 2007 and 2006, respectively. The unsecured note is payable in annual principal installments of $10 and is non-interest bearing. The note was paid off in 2008 (see Note F).

MISCOR GROUP, LTD. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
TWO YEARS IN THE PERIOD ENDED DECEMBER 31, 2007
(Amounts in thousands, except share and per share data)

NOTE J - RELATED PARTY TRANSACTIONS (CONTINUED)

Long-term debt, stockholders

The Company was indebted to its CEO for a note payable with a balance of $3,000 at December 31, 2007 and 2006 (see Note F). Interest is payable monthly at prime less 1%. The loan matures on December 31, 2008, except that the Company can extend the maturity for five years upon 60 days’ prior written notice at an interest rate of prime plus 1%. It is the Company’s intention to extend the maturity in the event the note is not converted into shares of MISCOR common stock. Accordingly, the note has been classified as long-term debt. Interest expense on the note was $212 and $210 for the years ended December 31, 2007 and 2006, respectively.

The Company was indebted to the former shareholders of 3-D, both of whom are shareholders of MISCOR and one of whom is President of MIS, for notes payable with a balance of $2,000 each at December 31, 2007 (see Note F). Interest is payable monthly at prime. The loan matures on November 30, 2010.

Leases

As discussed in Note I, the Company leases its South Bend, Indiana; Hammond, Indiana; Mobile, Alabama; and Boardman, Ohio facilities from its CEO. Total rent expense under these agreements was approximately $330 and $326 for the years ended December 31, 2007 and 2006, respectively.

In 2005, the Company leased a manufacturing facility in Hagerstown, Maryland from a Partnership, one partner of which is an officer of HKEC, under an agreement expiring in July 2011. Rent expense under the lease was approximately $153 and $150 for the years ended December 31, 2007 and 2006, respectively.

In January 2007, the Company leased a facility in South Bend, Indiana from Martell Properties, LLC under an agreement expiring in December 2011. The facility is owned by the children of the CEO. Rent expense under the lease was approximately $89 for the year ended December 31, 2007.

In November 2007, The Company leased a facility in Massillon, Ohio from a partnership, one partner of which is an officer of MIS, under an agreement expiring in November 2017. Rent expense under the lease was $45 for the year ended December 31, 2007.

NOTE K - RETIREMENT PLANS

In connection with its collective bargaining agreements with various unions, the Company participates with other companies in the unions’ multi-employer pension plans. These plans cover all of the Company’s employees who are members of such unions. The Employee Retirement Income Security Act of 1974, as amended by Multi-Employer Pension Plan Amendments Act of 1980, imposes certain liabilities upon an employer’s withdrawal from, or upon termination of, such plans. The Company has no plan to withdraw from these plans.

MISCOR GROUP, LTD. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
TWO YEARS IN THE PERIOD ENDED DECEMBER 31, 2007
(Amounts in thousands, except share and per share data)

NOTE K - RETIREMENT PLANS (CONTINUED)

The plans do not maintain information of net assets, and the actuarial present value of the accumulated share of the plan’s unfunded vested benefits allocable to the Company, and amounts, if any, for which the Company may be contingently liable, are not ascertainable at this time. Total contributions to the plans were $1,027 and $706 for the years ended December 31, 2007 and 2006, respectively.

In 2002, the Company adopted two defined contribution profit-sharing plans covering substantially all of its full-time employees. The plans contain deferred-salary arrangements under Internal Revenue Code Section 401(k). One plan is for all employees not covered under collective bargaining agreements. Employer contributions may be made at the discretion of the Board of Directors. Under the second plan, which is for all employees covered by collective bargaining agreements, there is no provision for employer contributions. 3-D Services adopted a defined contribution profit-sharing plan covering substantially all of its full-time employees. The plan contains deferred-salary arrangements under Internal Revenue Code Section 401(k). Employer contributions may be made at the discretion of the Board of Directors. Employer contributions to the plans were $82 and $44 for the years ended December 31, 2007 and 2006, respectively.

The Company has a simple retirement plan covering certain full-time non-union employees of Ideal. The Company contributes to the plan at its discretion. Currently the Company contributes 100% of employee contributions to the plan up to a maximum of 3% per year per employee. Contributions to the plan for the year ended December 31, 2007 were $2.

NOTE L - CONCENTRATIONS OF CREDIT RISK

The Company grants credit, generally without collateral, to its customers, which are primarily in the steel, metal working, and scrap industries. Consequently, the Company is subject to potential credit risk related to changes in economic conditions within those industries. However, management believes that its billing and collection policies are adequate to minimize the potential credit risk. At December 31, 2007 and 2006, approximately 14% and 21% of gross accounts receivable were due from entities in the steel, metal working and scrap industries, respectively, and 18% and 19% of gross receivables were due from entities in the railroad industry. No single customer accounted for more than 10% of gross accounts receivable at December 31, 2007 and 2006. Additionally, no single customer accounted for more than 10% of sales for the years ended December 31, 2007 and 2006.

NOTE M - COMMITMENTS AND CONTINGENCIES

Collective bargaining agreements

At December 31, 2007 and 2006, approximately 37% of the Company’s employees were covered by multi-employer collective bargaining agreements. Two of the collective bargaining agreements expire in 2008 representing 21% of the Company’s employees at December 31, 2007.

MISCOR GROUP, LTD. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
TWO YEARS IN THE PERIOD ENDED DECEMBER 31, 2007
(Amounts in thousands, except share and per share data)

NOTE M - COMMITMENTS AND CONTINGENCIES (CONTINUED)

Potential lawsuits

The Company is involved in disputes or legal actions arising in the ordinary course of business. Management does not believe the outcome of such legal actions will have a material adverse effect on the Company’s financial position or results of operations.

Employment Agreements

On September 30, 2005, the Company entered into employment agreements with its executive officers. Each agreement is for an initial three-year term, subject to earlier termination as provided in the agreement. The term will automatically renew for successive one-year periods unless either party, at least three months before the end of the initial term or any renewal term, requests termination or renegotiation of the agreement. Each employment agreement provides for certain benefits to the executive if employment is terminated by the Company for cause, by the executive without good reason, or due to death or disability. The benefits include continuation of a multiple of the executive’s base salary for one to three years depending on the executive, any earned but unpaid profit-sharing or incentive bonus, and company-paid health insurance for one year.

On November 30, 2007, the Company entered into an employment agreement with an executive officer for an initial three-year term, subject to earlier termination as provided in the agreement. The term will automatically renew for successive one-year periods unless terminated by either party thirty days prior to the effective date of termination. The Company is not obligated to pay any compensation or benefits should the officer terminate for any reason.

NOTE N - FAIR VALUE OF FINANCIAL INSTRUMENTS

The following methods and assumptions were used to estimate the fair value of each class of financial instrument:

Cash, accounts receivable, accounts payable and accrued expenses

The carrying amounts of these items are a reasonable estimate of their fair values because of the current maturities of these instruments.

Debt and stockholder guarantees

The fair value of debt differs from the carrying amount due to guarantees by the Company’s CEO. At December 31, 2007 and 2006, the aggregate fair value of debt, with an aggregate carrying value of $10,231 and $17,405, respectively, is estimated at $11,336 and $20,633, respectively, and is based on the estimated future cash flows discounted at terms at which the Company estimates it could borrow such funds from unrelated parties and without guarantees from the Company’s CEO.

MISCOR GROUP, LTD. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
TWO YEARS IN THE PERIOD ENDED DECEMBER 31, 2007
(Amounts in thousands, except share and per share data)

NOTE O – SEGMENT INFORMATION

The Company reports segment information in accordance with Statement of Financial Accounting Standards (“SFAS”) No. 131, Disclosures about Segments of an Enterprise. Through December 31, 2006, the Company operated primarily in three segments; industrial services, electrical contracting services and engine components.

These three segments are managed separately because they offer different products and services and each segment requires different technology and marketing strategies. The Company intends to integrate the selling efforts of HK Engine Components and MIS to further penetrate the rail industry.

Effective January 1, 2007, the Company realigned its segment reporting and reduced the number of business segments from three to two. The former diesel engine components segment and substantially the entire former industrial services segment were combined into the repair, remanufacturing and manufacturing segment. The former electrical contracting segment and one location of the former industrial services segment, involved in the repair of electrical power distribution systems within industrial plants and commercial facilities, were combined to form the construction and engineering services segment.

The repair, remanufacturing and manufacturing segment is primarily engaged in providing maintenance and repair services to the electric motor industry, repairing, remanufacturing and manufacturing industrial lifting magnets for the steel and scrap industries and power assemblies, engine parts, and other components related to large diesel engines for the rail, utilities and offshore drilling industries. The construction and engineering services segment provides a wide range of electrical contracting services, mainly to industrial, commercial and institutional customers. The realignment was necessary to better serve the market and to reflect the revised manner in which the Company manages its business resources.

The accounting policies of the segments are the same as those described in the summary of significant accounting policies in Note A. The Company evaluates the performance of its business segments based on net income or loss. Corporate administrative and support services for MISCOR are not allocated to the segments but are presented separately.

Summarized financial information concerning the Company’s reportable segments as of and for the years ended December 31, 2007 and 2006 is shown in the following tables:

MISCOR GROUP, LTD. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
TWO YEARS IN THE PERIOD ENDED DECEMBER 31, 2007
(Amounts in thousands, except share and per share data)

NOTE O – SEGMENT INFORMATION (CONTINUED)

2007	Repair, Manufacturing & Remanufacturing	Construction & Engineering Services	Corporate	Intersegment Eliminations	December 31, 2007 Consolidated
External revenue:
Product sales	$22,270	$-	$-	$-	$22,270
Service revenue	29,464	21,516	-	-	50,980
Intersegment revenue:
Product sales	-	-	-	-	-
Service revenue	-	118	-	(118)	-
Depreciation included in cost of revenues	747	133	-	-	880
Gross profit	9,631	2,653	-	(118)	12,166
Other depreciation & amortization	79	28	43	-	150
Interest expense	255	-	1,004	-	1,259
Net income (loss)	3,332	903	(6,258)	-	(2,023)
Total assets	69,017	10,677	3,505	(23,652)	59,547
Capital expenditures	428	94	45	-	567

2006	Repair, Manufacturing & Remanufacturing	Construction & Engineering Services	Corporate	Intersegment Eliminations	December 31, 2006 Consolidated
External revenue:
Product sales	$18,083	$-	$-	$-	$18,083
Service revenue	25,118	17,553	-	-	42,671
Intersegment revenue:			-
Product sales	-	-	-	-	-
Service revenue	19	247	-	(266)	-
Depreciation included in cost of revenues	595	146	-	-	741
Gross profit	8,444	2,782	-	(79)	11,147
Other depreciation & amortization	36	30	55	-	121
Interest expense	407	-	2,997	-	3,404
Net income (loss)	2,295	1,146	(6,102)	-	(2,661)
Total assets	22,058	5,786	3,023	-	30,867
Capital expenditures	2,915	134	33	-	3,082

MISCOR GROUP, LTD. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
TWO YEARS IN THE PERIOD ENDED DECEMBER 31, 2007
(Amounts in thousands, except share and per share data)

NOTE P – SUPPLEMENTAL DISCLOSURES OF NON-CASH FINANCING ACTIVITIES

	Year Ended December 31,
	2007	2006

Conversion of subordinated debt	$979	$-

Issuance of restricted stock	$40	$12

Cashless exercise of warrants	$7	$-

Assumption of accounts payable and accrued liabilities in conjuction with acquisitions	$4,657	$384

Issuance of notes payable in conjunction with acquisition	$4,000	$-

Issuance of common stock in conjunction with acquisition	$2,000	$-

Obligation under capital lease	$-	$21

Conversion of revolving note to common stock	$-	$729

Reclassification of warrant liability to equity per adoption of FSP EITF 00-19-2	$-	$508

NOTE Q – SUBSEQUENT EVENTS

Reverse Stock Split

On November 30, 2007, the Company’s board of directors approved a reverse stock split of the Company’s common stock. The board concluded that the transaction was in the best interests of the Company and its stockholders. The reverse stock split became effective on January 14, 2008. In the reverse stock split, each 25 shares of common stock, whether issued or outstanding, were combined into one share of common stock. Any shareholder that would hold a fractional interest in a share of common stock following the reverse stock split received cash in lieu of any fractional interest in the amount of $0.566 multiplied by 25 multiplied by the fractional share. As a result, the Company paid $1 to fractional interest shareholders in January 2008 to repurchase 31 shares. The effect of this reverse stock split has been retroactively reflected throughout these consolidated financial statements.

Bank Financing

On January 14, 2008, MISCOR entered into a credit facility with Wells Fargo Bank, National Association (“Wells Fargo”). The credit facility is comprised of a $1,250 real estate term note and a $13,750 revolving note. On January 16, 2008, MISCOR borrowed $7,500 under the revolving note and used the net proceeds of the loans for working capital and to acquire all of the outstanding shares of common stock of American Motive Power, Inc.

MISCOR GROUP, LTD. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
TWO YEARS IN THE PERIOD ENDED DECEMBER 31, 2007
(Amounts in thousands, except share and per share data)

NOTE Q – SUBSEQUENT EVENTS (CONTINUED)

Bank Financing (continued)

The original maturity date of the notes is January 1, 2011, at which time the notes will automatically renew for one-year periods until terminated. The notes are secured by (1) a first priority lien on the assets of the Company; (2) a mortgage on certain real property; and (3) the pledge of the equity interests in MISCOR’s subsidiaries. The term note bears interest at an annual rate equal to the rate of interest most recently announced by Wells Fargo at its principal office as its prime rate (the “Prime Rate”), subject to certain minimum annual interest payments. The revolving note bears interest at an annual rate of either (i) the Prime Rate, or (ii) Wells Fargo’s LIBOR rate plus 2.8%, depending on the nature of the advance. Interest is payable monthly, in arrears, under the revolving note beginning on February 1, 2008. The term note requires monthly principal payments of $10, plus interest, beginning on the first day of the month following receipt of the advance.

MISCOR has promissory notes outstanding to BDeWees, Inc., XGen III, Ltd., and John A. Martell, in the original principal amounts of $2,000,000, $2,000,000 and $3,000,000, respectively, and secured convertible debentures issued to various investors (together, the “Subordinated Indebtedness”) (Note F). Subordination agreements have been executed that subordinate the obligations of MISCOR under the Subordinated Indebtedness to the Wells Fargo credit facility.

If the Company defaults under its obligations to Wells Fargo, then the interest on the outstanding principal balance of each note will increase by 3% until the default is cured or waived. Other remedies available to Wells Fargo upon an event of default include the right to accelerate the maturity of all obligations, the right to foreclose on the assets securing the obligations, all rights of a secured creditor under applicable law, and other rights set forth in the loan documents.

The Borrowers may prepay the term note at any time, subject to certain prepayment penalties. With respect to the revolving note, the Borrowers may borrow, pay down and re-borrow under the note until the maturity date. The maximum aggregate principal amount that may be borrowed under the revolving note is the lesser of (1) The sum of 40% of the Borrowers’ eligible construction related trade receivables up to $2,000,000 and 85% of certain remaining eligible trade accounts receivable less any reserves established by Wells Fargo from time to time and (2) $13,750,000 less any reserves established by Wells Fargo.

Acquisition of American Motive Power, Inc.

On January 16, 2008, MISCOR Group, Ltd., an Indiana corporation (“MISCOR”), acquired all of the issued and outstanding capital stock of American Motive Power, Inc., a Nevada Corporation (“AMP”), pursuant to the AMP Stock Purchase Agreement dated January 16, 2008 (the “AMP Purchase Agreement”). AMP is engaged in the business of repairing, remanufacturing, and rebuilding locomotive engines as well as providing related goods and services to the railroad industry.

The purchase price for the capital stock of AMP was $11,000, payable as follows: (i) $7,500 was paid in cash at closing directly to various creditors of AMP, and by the issuance of 253,623 shares of MISCOR common stock on February 20, 2008 to AMP’s majority shareholder valued for purposes of the transaction at $13.80 per share (which is the average of the closing prices reported for the five trading days immediately preceding the closing of the transaction).

MISCOR GROUP, LTD. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
TWO YEARS IN THE PERIOD ENDED DECEMBER 31, 2007
(Amounts in thousands, except share and per share data)

NOTE Q – SUBSEQUENT EVENTS (CONTINUED)

Acquisition of American Motive Power, Inc. (continued)

The AMP Purchase Agreement provides for an adjustment to the purchase price in the event that the closing working capital of AMP is above or below certain benchmarks. Under this adjustment, the purchase price may be decreased up to $350 or increased up to $500 based on the closing working capital of AMP. Any working capital adjustment to the purchase price would be payable in cash. At closing, the purchase price was reduced $135 based on the estimated working capital at that time. Further adjustments may be made in accordance with the AMP Purchase Agreement.

MISCOR financed the cash portion of the purchase price through borrowings under its $15 million credit facility with Wells Fargo.

As part of the acquisition transaction described above, AMP entered into a Lease Agreement dated January 16, 2008, with Dansville Properties, LLC, which is controlled by AMP’s former majority shareholder. The initial term of the Lease Agreement expires December 31, 2014, and AMP has the option to renew the term of the Lease Agreement for two consecutive five-year terms. Monthly rentals under the lease are $32 in 2008, $53 in 2009 and 2010, $68 in 2011 and $79 in 2012 through 2014.

Also as part of the acquisition transaction, AMP entered into a Mutual Services Agreement dated January 16, 2008 (the “Mutual Services Agreement”) with Dansville Properties, LLC and two other affiliated entities (collectively with Dansville Properties, the “LMC Companies”). Under the terms of the Mutual Services Agreement, the parties have agreed to provide each other certain services for a period of three years. The Mutual Services Agreement also provides that the LMC Companies will provide AMP with a $100 credit toward services to be performed by the LMC Companies for AMP. Additionally, certain amounts owed by AMP to the LMC Companies were forgiven in accordance with the Prior Contract Termination Agreement dated January 16, 2008.

As a condition to MISCOR’s entering into the AMP Purchase Agreement, each of the AMP shareholders entered into separate Non-Compete Agreements with MISCOR, each dated January 16, 2008.

Debt Conversion and Redemption

In 2008, certain debenture holders exercised their options under the debenture offering to convert $2,690 into 316,017 shares of MISCOR common stock at a price of $8.512316 per share (Note F). In accordance with the provisions of the debenture offering, the debenture holders did not receive any payment of accrued interest. The Company redeemed the remaining outstanding debentures in the amount of $342, including interest of $52.

Increase in Authorized Shares

On February 8, 2008, the shareholders approved an amendment to the Company’s Amended and Restated Articles of Incorporation increasing the number of authorized shares of common stock from 12,000,000 to 20,000,000 shares.

MISCOR GROUP, LTD. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
TWO YEARS IN THE PERIOD ENDED DECEMBER 31, 2007
(Amounts in thousands, except share and per share data)

NOTE R – SUMMARIZED QUARTERLY DATA (UNAUDITED)

The following is a summary of the unaudited results of operations for each quarter in 2007 and 2006:

	Quarter
	First	Second	Third	Fourth
Year ended December 31, 2007
Sales	$16,146	$16,764	$17,670	$22,670
Gross profit	2,847	2,912	2,982	3,425
Net income (loss)	(2,589)	213	64	289

Earnings (loss) per common share, basic and diluted	$(0.38)	$0.03	$0.01	$0.03

Year ended December 31, 2006
Sales	$13,251	$14,486	$15,537	$17,480
Gross profit	2,493	2,846	3,162	2,646
Net income (loss)	(786)	(1,122)	(1,205)	452

Earnings (loss) per common share, basic and diluted	$(0.19)	$(0.27)	$(0.28)	$0.10

MISCOR GROUP, LTD. AND SUBSIDIARIES CONDENSED CONSOLIDATED BALANCE SHEETS (Amounts in thousands, except share and per share data)

ASSETS
	September 28, 2008	December 31, 2007
	(Unaudited)
CURRENT ASSETS
Cash	$–	$2,807
Accounts receivable, net of allowance for doubtful accounts of $803 and $669, respectively	21,433	17,233
Inventories, net	13,727	10,884
Prepaid expenses and other current assets	4,826	2,006
Total current assets	39,986	32,930

PROPERTY AND EQUIPMENT, net	14,021	10,125

OTHER ASSETS
Deposits and other assets	268	182
Goodwill	13,381	8,003
Debt issue costs, net	34	40
Customer relationships, net	9,593	7,568
Other intangible assets, net	1,254	699
Total other assets	24,530	16,492

Total Assets	$78,537	$59,547

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
Revolving credit line, net of discount of $131 and $-0-, respectively	$5,803	$–
Current portion of long-term debt, net of discount of $-0- and $15, respectively	924	3,036
Accounts payable	10,925	7,530
Accrued expenses and other current liabilities	5,833	4,558
Total current liabilities	23,485	15,124
LONG TERM LIABILITIES
Long-term debt	4,806	2,195
Long-term debt, Officers	4,600	5,000
Total long-term liabilities	9,406	7,195

Total liabilities	32,891	22,319
Commitments and Contingencies
STOCKHOLDERS' EQUITY
Preferred stock, no par value; 800,000 shares authorized; no shares issued and outstanding	–	–
Common stock, no par value; 30,000,000 shares authorized; 11,731,440 and 11,129,012 shares issued and outstanding, respectively	50,794	43,967
Additional paid in capital	9,185	9,019
Deferred compensation	(167)	(55)
Accumulated deficit	(14,166)	(15,703)
Total Stockholders' equity	45,646	37,228
Total Liabilities and Stockholders' Equity	$78,537	$59,547

The accompanying notes are an integral part of these condensed consolidated financial statements.

MISCOR GROUP, LTD. AND SUBSIDIARIES CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Amounts in thousands, except share and per share data)

	For the 9 months ended September 28, 2008	For the 9 months ended September 30, 2007
	(Unaudited)	(Unaudited)
REVENUES
Product sales	$18,771	$17,115
Service revenue	73,017	33,465
Total revenues	91,788	50,580

COST OF REVENUES
Product sales	15,248	12,476
Service revenue	61,715	29,363
Total cost of revenues	76,963	41,839

Gross Profit	14,825	8,741

Selling, general and administrative expenses	12,401	7,781

Operating income	2,424	960
Other (income)/expense
Loss on debt extinguishment	-	2,300
Gain on sale of fixed assets	(42)	-
Interest expense	693	972
	651	3,272
Income before taxes	1,773	(2,312)
Income tax expense	236	-
NET INCOME (LOSS)	$1,537	$(2,312)

Basic and diluted earnings (loss) per share	$0.13	$(0.32)

Weighted average shares outstanding:
Basic	11,616,370	7,283,347
Diluted	12,915,610	7,283,347

The accompanying notes are an integral part of these condensed consolidated financial statements.

MISCOR GROUP, LTD. AND SUBSIDIARIES CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Amounts in thousands, except share and per share data)

	For the 9 months ended
	September 28, 2008	September 30, 2007
	(Unaudited)	(Unaudited)
OPERATING ACTIVITIES
Net cash utilized by operating activities	$(768)	$(1,885)
INVESTING ACTIVITIES
Acquisition of business assets, net of cash acquired	(8,041)	-
Acquisition of property and equipment	(1,863)	(367)
Proceeds from disposal of property and equipment	143	3
Net cash utilized by investing activities	(9,761)	(364)
FINANCING ACTIVITIES
Payments on capital lease obligations	(39)	(29)
Short term borrowings, net	5,763	(6,188)
Borrowings of long-term debt	2,389	-
Repayments of long-term debt	(440)	(4,040)
Proceeds from the issuance of shares and exercise of warrants	94	12,567
Debt issuance costs	(45)	-
Payment of stock issuance costs	-	(75)
Net cash provided by financing activities	7,722	2,235
DECREASE IN CASH	(2,807)	(14)
Cash, beginning of period	2,807	297
Cash, end of period	$-	$283
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Cash paid during the period for:
Interest	$587	$238

The accompanying notes are an integral part of these condensed consolidated financial statements.

MISCOR GROUP, LTD.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
NINE MONTHS IN THE PERIOD ENDED SEPTEMBER 28, 2008
(Amounts in thousands, except share and per share data)

NOTE A - BASIS OF PRESENTATION

The unaudited interim consolidated financial statements of MISCOR Group, Ltd. (the “Company”) as of and for the nine months ended September 28, 2008 and September 30, 2007, have been prepared in accordance with generally accepted accounting principles for interim information and the rules and regulations of the Securities and Exchange Commission for interim financial information. Accordingly, they do not contain all of the information and footnotes required by generally accepted accounting principles for complete financial statements. However, in the opinion of the Company’s management, all adjustments, consisting of normal, recurring adjustments, considered necessary for a fair statement have been included. The results for the nine months ended September 28, 2008 are not necessarily indicative of the results to be expected for the year ending December 31, 2008. Refer to our Annual Report on Form 10-K for the fiscal year ended December 31, 2007 for the most recent disclosure of the Company’s accounting policies.

The Company completed a 1 for 25 reverse stock split of its common stock effective January 14, 2008. Accordingly, all shares, share prices and earnings (loss) per share presented in the interim consolidated financial statements reflect the effect of the reverse stock split.

Certain amounts from the prior year financial statements have been reclassified to conform to the current year presentation. Long-term debt, Stockholder was renamed Long-term debt, Officers on the condensed consolidated balance sheets. In addition, Long-term debt in the amount of $2,000 was reclassified to Long-term debt, Officers as of December 31, 2007. These reclassifications had no effect on the Company’s consolidated statements of operations or cash flows.

NOTE B - RECENT ACCOUNTING PRONOUNCEMENTS

SFAS 157

In September 2006, the FASB issued SFAS No. 157, Fair Value Measurement (“SFAS 157”). SFAS 157 defines fair value, establishes a framework for measuring fair value and expands disclosures about fair value measurements.  SFAS 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007 and interim periods within those fiscal years. In February 2008, the FASB issued FASB Staff Position No. 157-2, which deferred the effective date of SFAS 157 for all non-financial assets and non-financial liabilities, except those that are recognized or disclosed at fair value in the financial statements on a recurring basis (at least annually) until January 1, 2009. Accordingly, our adoption of this standard on January 1, 2008 was limited to financial assets and liabilities. The adoption of SFAS 157 did not have a material effect on our financial condition or results of operations. The Company is still in the process of evaluating this standard with respect to its effect on non-financial assets and liabilities and therefore has not yet determined the impact that it will have on our financial statements upon full adoption in 2009. Non-financial assets and liabilities for which we have not applied the provisions of SFAS 157 include those measured at fair value in impairment testing and those initially measured at fair value in a business combination.

SFAS 159

In February 2007, the FASB issued SFAS No. 159, The Fair Value Option for Financial Assets and Financial Liabilities—including an amendment of FASB Statement No. 115 (“SFAS 159”). SFAS 159 permits entities to choose to measure many financial instruments and certain other items at fair value. Entities that elect the fair value option will report unrealized gains and losses in earnings at each subsequent reporting date. The fair value option may be elected on an instrument-by-instrument basis, with few exceptions. SFAS 159 also establishes presentation and disclosure requirements to facilitate comparisons between companies that choose different measurement attributes for similar assets and liabilities. The adoption of SFAS 159 did not have an effect on our financial condition or results of operations as we did not elect this fair value option, nor is it expected to have a material impact on future periods as the election of this option for our financial instruments is expected to be limited.

MISCOR GROUP, LTD.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
NINE MONTHS IN THE PERIOD ENDED SEPTEMBER 28, 2008
(Amounts in thousands, except share and per share data)

NOTE B - RECENT ACCOUNTING PRONOUNCEMENTS (CONTINUED)

SFAS 141(R)

In December 2007, the FASB issued SFAS No. 141 (revised 2007), Business Combinations (“SFAS No. 141(R)”). In SFAS No. 141(R), the FASB retained the fundamental requirements of SFAS No. 141 to account for all business combinations using the acquisition method (formerly the purchase method) and for an acquiring entity to be identified in all business combinations. However, the new standard requires the acquiring entity in a business combination to recognize all (and only) the assets acquired and  liabilities assumed in the transaction; establishes the acquisition-date fair value as the measurement objective for all assets acquired and liabilities assumed; requires transaction costs to be expensed as incurred; and requires the acquirer to disclose to investors and other users all of the information they need to evaluate and understand the nature and financial effect of the business combination. SFAS No. 141(R) is effective for annual periods beginning on or after December 15, 2008. Accordingly, any business combinations will be recorded and disclosed following existing GAAP until January 1, 2009. The Company expects that SFAS No. 141(R) will have an impact on its consolidated financial statements when effective, but the nature and magnitude of the specific effects will depend upon the nature, terms and size of the acquisitions consummated after the effective date.

SFAS 160

In December 2007, the FASB issued SFAS No. 160, “Noncontrolling Interests in Consolidated Financial Statements — an amendment of Accounting Research Bulletin No. 51” (“SFAS 160”). SFAS 160 establishes accounting and reporting standards for ownership interests in subsidiaries held by parties other than the parent, the amount of consolidated net income attributable to the parent and to the noncontrolling interest, changes in a parent’s ownership interest, and the valuation of retained noncontrolling equity investments when a subsidiary is deconsolidated. SFAS 160 also establishes disclosure requirements that clearly identify and distinguish between the interests of the parent and the interests of the noncontrolling owners. SFAS 160 is effective for fiscal years beginning after December 15, 2008. The Company does not expect the adoption of this standard on January 1, 2009 to have a material impact on its consolidated financial statements.

SFAS 161

In March 2008, the FASB issued SFAS No. 161, “Disclosures about Derivative Instruments and Hedging Activities” (“SFAS 161”). SFAS No. 161 changes the disclosure requirements for derivative instruments and hedging activities. The Company will be required to provide enhanced disclosures about (a) how and why derivative instruments are used, (b) how derivative instruments and related hedged items are accounted for under Statement of Financial Accounting Standards No. 133, Accounting for Derivative Instruments and Certain Hedging Activities (“SFAS 133”), and its related interpretations, and (c) how derivative instruments and related hedged items affects our financial position, financial performance, and cash flows. This statement is effective for financial statements issued for fiscal years and interim periods beginning after November 15, 2008. The Company is currently evaluating the impact of the adoption of SFAS 161 on its consolidated financial statements.

FSP 142-3

In April 2008, the FASB issued FSP FAS 142-3, “Determination of the Useful Life of Intangible Assets”, (“FSP 142-3”). FSP 142-3 amends the factors that should be considered in developing renewal or extension assumptions used to determine the useful life of a recognized intangible asset under SFAS No. 142, “Goodwill and Other Intangible Assets”.  FSP 142-3 is effective for fiscal years beginning after December 15, 2008. The Company is currently evaluating the impact of FSP 142-3 on its consolidated financial statements.

MISCOR GROUP, LTD.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
NINE MONTHS IN THE PERIOD ENDED SEPTEMBER 28, 2008
(Amounts in thousands, except share and per share data)

NOTE B - RECENT ACCOUNTING PRONOUNCEMENTS (CONTINUED)

SFAS 162

 In May 2008, the FASB issued SFAS No. 162, “The Hierarchy of Generally Accepted Accounting Principles” (“SFAS 162”). SFAS 162 identifies the sources of accounting principles and the framework for selecting the principles to be used in the preparation of financial statements of nongovernmental entities that are presented in conformity with U.S. GAAP. SFAS 162 will become effective 60 days following the SEC’s approval of the Public Company Accounting Oversight Board amendments to AU Section 411, “The Meaning of Present Fairly in Conformity With Generally Accepted Accounting Principles.” The Company does not expect the adoption of this standard to have a material impact on its consolidated financial statements.

NOTE C - EARNINGS PER SHARE

The Company accounts for earnings/loss per common share under the provisions of SFAS No. 128, Earnings Per Share, which requires a dual presentation of basic and diluted earnings/loss per common share. Basic earnings/loss per common share excludes dilution and is computed by dividing income available to common stockholders by the weighted average number of common shares outstanding for the year. Diluted earnings per common share is computed assuming the conversion of common stock equivalents, when dilutive.

Components of basic and diluted earnings per share were as follows:

	Nine Months Ended
	Sept. 28,	Sept. 30,
	2008	2007

Net income available for common stockholders used in basic earnings per share	$1,537	$(2,312)

Interest on convertible debt	102	-

Net income available for common stockholders after assumed conversion of diluted securities	$1,639	$(2,312)

Weighted average outstanding shares of common stock	11,616,370	7,283,347

Dilutive effect of stock options and warrants	99,240	-

Dilutive effect of convertible debt	1,200,000	-

Weighted average outstanding shares of common stock and common stock equivalents	12,915,610	7,283,347

Earnings (loss) per share:
Basic	$0.13	$(0.32)
Diluted	$0.13	$(0.32)

For the nine months ended September 30, 2007, the Company’s common stock equivalents, consisting of warrants to purchase 326,462 shares of common stock, subordinated debt convertible into 1,550,081 common shares, and options to purchase 59,000 shares of common stock issued to employees under the 2005 Stock Option Plan, were not included in computing diluted loss per share because their effects were anti-dilutive.

MISCOR GROUP, LTD.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
NINE MONTHS IN THE PERIOD ENDED SEPTEMBER 28, 2008
(Amounts in thousands, except share and per share data)

NOTE D - ACQUISITIONS

On January 16, 2008, the Company acquired 100% of the outstanding shares of common stock of American Motive Power, Inc. (“AMP”) in a transaction accounted for using the purchase method of accounting. Accordingly, the results of operations are included in the Company’s consolidated financial statements from that date forward. AMP is engaged in the business of repairing, remanufacturing, and rebuilding locomotives and locomotive engines and providing related goods and services to the railroad industry.

The aggregate purchase price was $10,827 including $7,215 paid in cash at closing, costs of acquisition of $112, and 253,623 shares of MISCOR common stock valued at $13.80 per share, or $3,500. The purchase price was allocated to assets acquired and liabilities assumed based on their estimated fair value at the date of acquisition. The excess purchase price over those fair values was recorded as goodwill. The fair value assigned to assets acquired and liabilities assumed are based on valuations using management’s estimates and assumptions as of January 1, 2008, the effective date of the acquisition.

The preliminary allocation of the purchase price is as follows:

Current assets	$2,481
Property, plant and equipment	2,758
Goodwill	5,377
Customer relationships	1,870
Non-compete agreements	790
Mutual services agreement	100
Current liabilities	(2,549)
$10,827

The intangible assets have an 14-year weighted average useful life comprised of customer relationships (20-years), non-compete agreements (3 years) and mutual services agreement (1 year). The $5,377 of goodwill was assigned to the repair, remanufacturing and manufacturing segment. No portion of the goodwill is expected to be deductible for income tax purposes.

In September 2008, the Company acquired certain business assets of Visalia Electric Motor Shop Inc. (“VEMS”) in a transaction accounted for using the purchase method. Accordingly, the results of operations from these net assets acquired are included in the Company’s consolidated financial statements from that date forward. VEMS provides maintenance and repair services for both alternating current and direct current electric industrial motors and generators.   The acquisition of net assets was made for the purpose of expanding the Company’s market penetration into the repair, remanufacturing and manufacturing segment. The aggregate purchase price of $1,000 was paid in cash at closing and was financed through borrowings under the credit facility. Concurrent with this acquisition, the Company leased $0.8 million of equipment from VEMS which is being accounted for as a capital lease. The purchase price was allocated to assets acquired based on their estimated fair values at the date of acquisition. The fair value assigned to assets acquired is based on valuations using management’s estimates and assumptions as of September 23, 2008, the effective date of the acquisition.  The intangible assets, comprised of customer relationships, have a 20-year useful life. The preliminary allocation of the purchase price is as follows:

MISCOR GROUP, LTD.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
NINE MONTHS IN THE PERIOD ENDED SEPTEMBER 28, 2008
(Amounts in thousands, except share and per share data)

NOTE D - ACQUISITIONS (CONTINUED)

Inventory	$494
Customer relationships	506
$1,000

The following table presents the unaudited results of operations of the Company as if the acquisitions had been consummated as of January 1, 2007, and includes certain proforma adjustments, including depreciation and amortization on the assets acquired.

	Nine months ended
	September 28, 2008	September 30, 2007
Revenues	$94,150	$56,503
Net earnings (loss)	$1,640	$(4,547)
Basic and diluted earnings (loss) per share	$0.14	$(0.60)

NOTE E - INVENTORY

Inventory consists of the following:

	September 28,	December 31,
	2008	2007
Raw materials	$7,093	$5,197
Work-in-process	5,648	4,846
Finished goods	2,120	1,608
	14,861	11,651
Less: allowance for slow moving and obsolete inventories	(1,134)	(767)
	$13,727	$10,884

NOTE F – INTANGIBLE ASSETS

Intangible assets consist of the following:

	September 28, 2008			December 31, 2007
	Gross	Accumulated Amortization	Net	Gross	Accumulated Amortization	Net
Patents and trademarks	$4	$(2)	$2	$4	$(2)	$2
Technical library	700	(29)	671	700	(3)	697
Non-compete agreements	790	(209)	581	-	-	-
Mutual services agreement	100	(100)	-	-	-	-
Customer relationships	9,975	(382)	9,593	7,600	(32)	7,568
	$11,569	$(722)	$10,847	$8,304	$(37)	$8,267

MISCOR GROUP, LTD.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
NINE MONTHS IN THE PERIOD ENDED SEPTEMBER 28, 2008
(Amounts in thousands, except share and per share data)

NOTE F – INTANGIBLE ASSETS (CONTINUED)

The estimated future amortization expense related to intangible assets for the periods subsequent to September 28, 2008 on a calendar year basis is as follows:

Years Ending December 31,	Amount
2008	$176
2009	797
2010	797
2011	546
2012	534
Thereafter	7,997
$10,847

NOTE G – REVOLVING CREDIT LINE

On January 14, 2008, the Company entered into a credit facility with Wells Fargo Bank, National Association (“Wells Fargo”).  The credit facility is comprised of a $1,250 real estate term note and a $13,750 revolving note.  On January 16, 2008, MISCOR borrowed $7,500 under the revolving note and used the net proceeds of the loan for working capital and to acquire all of the outstanding shares of common stock of American Motive Power, Inc. (Note D).  The original maturity date of the notes is January 1, 2011, at which time the notes will automatically renew for one-year periods until terminated.  The notes are secured by (1) a first priority lien on the assets of the Company; (2) a mortgage on certain real property; and (3) the pledge of the equity interests in MISCOR’s subsidiaries.  The real estate term note bears interest at an annual rate equal to the rate of interest most recently announced by Wells Fargo at its principal office as its prime rate (the “Prime Rate”), subject to certain minimum annual interest payments.  The revolving note bears interest at an annual rate of either (i) the Prime Rate, or (ii) Wells Fargo’s LIBOR rate plus 2.8%, depending on the nature of the advance.  Interest is payable monthly, in arrears, under the revolving note beginning on February 1, 2008.  The outstanding balance on the revolving note was $5,934 at September 28, 2008. As of September 28, 2008 there was $2,154 available under the revolving credit line. The real estate term note requires monthly principal payments of $10, plus interest, beginning on June 1, 2008, the first day of the month following receipt of the advance. The outstanding balance under the real estate term note as of September 28, 2008 was $1,208.

The provisions of the revolving note include a lock-box agreement and also allow Wells Fargo, in its reasonable credit judgment, to assess additional reserves against, or reduce the advance rate against accounts receivable used in the borrowing base calculation. These provisions satisfy the requirements for consideration of EITF Issue No. 95-22, Balance Sheet Classification of Borrowings Outstanding under Revolving Credit Agreements that include both a Subjective Acceleration Clause and a Lock-Box Arrangement (“EITF 95-22”). Based on further analysis of the terms of the revolving note, there are certain provisions that could potentially be interpreted as a subjective acceleration clause. More specifically, Wells Fargo, in its reasonable credit judgment, can assess additional reserves to the borrowing base calculation or reduce the advance rate against accounts receivable to account for changes in the nature of the Company’s business that alters the underlying value of the collateral. The reserve requirements may result in an overadvance borrowing position that could require an accelerated repayment of the overadvance portion. Since the inception of the revolving note, Wells Fargo has not applied any additional reserves to the borrowing base calculation. The Company does not anticipate any changes in its business practices that would result in any material adjustments to the borrowing base calculation. However, management cannot be certain that additional reserves will not be assessed by Wells Fargo to the borrowing base calculation. As a result, the Company classifies borrowings under the revolving note as a short-term obligation.

MISCOR GROUP, LTD.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
NINE MONTHS IN THE PERIOD ENDED SEPTEMBER 28, 2008
(Amounts in thousands, except share and per share data)

NOTE G – REVOLVING CREDIT LINE (CONTINUED)

The Company has promissory notes outstanding to BDeWees, Inc., XGen III, Ltd., and John A. Martell, in the original principal amounts of $2,000, $2,000 and $3,000, respectively (together, the “Subordinated Indebtedness”) (Note H).  Subordination agreements have been executed that subordinate the obligations of the Company under the Subordinated Indebtedness to the Wells Fargo credit facility.

If the Company defaults under its obligations to Wells Fargo, then the interest on the outstanding principal balance of each note will increase by 3% until the default is cured or waived.  Other remedies available to Wells Fargo upon an event of default include the right to accelerate the maturity of all obligations, the right to foreclose on the assets securing the obligations, all rights of a secured creditor under applicable law, and other rights set forth in the loan documents. Under the credit facility, there are certain financial covenants including minimum book net worth and net income, maximum capital expenditures and debt service coverage ratios. The Company was not in compliance with one of its financial covenants, namely the maximum capital expenditures covenant, as of September 28, 2008. For the nine months ended September 28, 2008, the Company acquired $1,562 in capital expenditures from working capital which exceeded the revised covenant limit of $1,250. The Company received a waiver from the lender for this violation and the maximum limit was increased to $2,250. No additional limitations were imposed as a result of the covenant default on our ability to draw down on remaining available amounts under the credit facility.

The Company may prepay the term note at any time, subject to certain prepayment penalties.  With respect to the revolving note, the Borrowers may borrow, pay down and re-borrow under the note until the maturity date.  The maximum aggregate principal amount that may be borrowed under the revolving note is the lesser of (1) the sum of 40% of the Company’s eligible construction related trade receivables up to $2,000 and 85% of certain remaining eligible trade accounts receivable less any reserves established by Wells Fargo from time to time and (2) $13,750 less any reserves established by Wells Fargo. In April 2008, the Company and Wells Fargo amended the credit facility entered into in January 2008. The amendment revised the formula for the maximum aggregate principal amount that may be borrowed under the revolving note. Specifically, the percentage of a portion of the Company’s eligible construction related trade receivables resulting from time and material services and completed contracts was increased from 40% to 85% and the related borrowings were removed from the $2,000 limitation.

As part of the financing, the Company paid debt issue costs of $45 and is amortizing these costs to interest expense over the three year term of the financing.  Interest expense was $11 for the nine months ended September 28, 2008. Net debt issue cost at September 28, 2008 was $34. The Company also paid fees to Wells Fargo as part of the financing in the amount of $171. These fees were recorded as a debt discount. The Company is accreting this debt discount to interest expense over the term of the credit facility. Interest expense was $40 for the nine months ended September 28, 2008. Net debt discount at September 28, 2008 related to this instrument was $131.

The April 2008 amendment also provided a four year equipment term note in the amount of $1,000, secured by substantially all of the machinery and equipment of the Company. The note matures June 1, 2012 and is payable in monthly installments of $21 plus interest at the bank’s prime rate beginning June 1, 2008. The outstanding balance under the equipment term note as of September 28, 2008 was $917.

In September 2008, the Company amended the credit facility with Wells Fargo. The second amendment revised a financial covenant which increased the maximum amount of capital expenditures for 2008 to $2 million, no more than $1.25 million of which could be paid for from working capital. The amendment also limited the investment and loans from AMP to AMP Canada to $1 million.

Interest expense under the Wells Fargo credit facility, excluding amortization of debt issue costs and debt discount, for the nine months ended September 28, 2008 was $254.

MISCOR GROUP, LTD.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
NINE MONTHS IN THE PERIOD ENDED SEPTEMBER 28, 2008
(Amounts in thousands, except share and per share data)

NOTE H - DEBT

Long-term debt

Long-term debt consists of the following:

	September 28,	December 31,
	2008	2007
Note payable to officer, due December 2008, plus interest at prime rate less 1% (4.00% at September 28, 2008 and 6.25% at December 31, 2007, respectively) secured by a subordinated interest in substantially all assets owned by the Company	$3,000	$3,000

Long-term debt, debentures (net of discount of $-0- and $15 at September 28, 2008 and December 31, 2007, respectively)	-	2,965

Note payable to former employee in annual principal payments of $10, unsecured and without interest, paid of March 7, 2008	-	10

Notes payable to former stockholders of 3-D Service, Ltd. due November 30, 2010, plus interest at prime rate (5.00% at September 28, 2008 and 7.25% at December 31, 2007, respectively) secured by a subordinated interest in machinery and equipment of 3-D Service, Ltd.	4,000	4,000

Note payable to bank in monthly installments of $10 through May 2018, plus interest at prime rate (5.00% at September 28, 2008) secured by certain real estate	1,208	-

Note payable to bank in monthly installments of $21 through May 2012, plus interest at prime rate (5.00% at September 28, 2008) secured by inventory and substantially all machinery and equipment	917	-

Note payable to bank in monthly installments of $3 through November 16, 2014, plus interest at 8% secured by a security interest in certain equipment	180	197

Notes payable to bank in monthly principal payments of $1 through June 2009, without interest secured by certain vehicles paid off in January 2008	-	15

Notes payable to bank in monthly principal payments of $1 through June 2009, without interest secured by certain vehicles	9	18

Note payable to bank in monthly installments of $3 through August 2013, with interest at 8.3% secured by a security interest in certain equipment and software	139	-

Capital lease obligations	877	26
	10,330	10,231
Less: current portion	924	3,036

	$9,406	$7,195

MISCOR GROUP, LTD.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
NINE MONTHS IN THE PERIOD ENDED SEPTEMBER 28, 2008
(Amounts in thousands, except share and per share data)

NOTE H - DEBT (CONTINUED)

Notes payable to officers

The Company is indebted to its CEO for a note payable with a balance of $3,000 at September 28, 2008 (see Note J).  Interest is payable monthly at prime less 1%. The note is convertible into 1,200,000 shares of common stock at a price of $2.50 per share. The loan matures on December 31, 2008, except that the Company can extend the maturity for five years upon 60 days’ prior written notice at an interest rate of prime plus 1%. If the Company elects to extend the maturity, it must begin making principal payments of $50, plus interest, beginning February 1, 2009. The Company provided notice to its CEO that it intends to extend the maturity in the event the note is not converted into shares of MISCOR common stock. Accordingly, the note, less the current portion, has been classified as long-term debt. Interest expense on the note was $102 and $163 for the nine months ended September 28, 2008 and September 30, 2007, respectively.

The Company is indebted to the former shareholders of 3-D, one of whom is President of MIS, for a note payable with a balance of $2,000 at December 31, 2007. Interest is payable monthly at prime. The loan matures on November 30, 2010. Interest expense for the nine months ended September 28, 2008 was $89.

Long-term debt, debentures

In January 2005, the Company commenced a private offering (the “Debenture Offering”) of a maximum of $4,025 principal amount of subordinated secured convertible debentures. The Company issued the maximum $4,025 principal amount of debentures as of May 5, 2005. The debentures, which were payable on February 28, 2008, bore interest at the rate of 6% per year, which were payable upon conversion, redemption or maturity.

The Company reserved 472,844 shares of common stock for issuance upon conversion of the debentures. During the nine months ended September 30, 2007, certain debenture holders converted $1,045 of the aggregate principal amount of the debentures into 122,763 shares of common stock. During the nine months ended September 28, 2008, certain debenture holders converted $2,690 of the aggregate principal amount of debentures into 316,017 shares of common stock. As a result, $544 of accrued interest was forfeited and written off against common stock in conjunction with the conversion of $2,690 of the aggregate principal amount of the debentures. In addition, the Company redeemed debentures in the amount of $342, including interest of $52.

Each purchaser of debentures received common stock purchase warrants for no additional consideration. Each warrant entitled its holder to purchase one share of common stock for a five year period at an exercise price of $0.025 per share. The Company has allocated warrants to purchase 170,224 shares of common stock among all purchasers of the debentures. The Company used the Black-Scholes valuation model in estimating the fair value of the common stock purchase warrants. The following assumptions were used for such estimates: no dividend yield, no expected volatility, risk-free interest rate of 3.3% and an expected life of the common stock purchase warrants of one year. The estimated fair value of these warrants is $836. This debt discount is amortized to interest expense over the term of the debentures. Interest expense was $15 and $134 for the nine months ended September 28, 2008 and September 30, 2007, respectively. In addition, for the nine months ended September 30, 2007, $50 in debt discount was written off against common stock in conjunction with the conversion of $1,045 of the aggregate principal amount of the debentures. As of September 28, 2008, warrants to purchase 169,167 shares had been exercised.

The Company issued to its placement agent in the Debenture Offering, as compensation for its services, ten-year warrants to purchase 247,320 shares of the Company’s common stock at an exercise price of $0.025 per share. The Company used the Black-Scholes valuation model in estimating the fair value of common stock purchase warrants. The following assumptions were used for such estimates: no dividend yield, no expected volatility, risk-free interest rate of 3.3% and an expected life of the common stock purchase warrants of one year. The estimated fair value of the warrants issued to the placement agent was $1,546. As of September 28, 2008, warrants to purchase 246,320 shares had been exercised.

MISCOR GROUP, LTD.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
NINE MONTHS IN THE PERIOD ENDED SEPTEMBER 28, 2008
(Amounts in thousands, except share and per share data)

NOTE H - DEBT (CONTINUED)

Long-term debt, debentures (continued)

The Company also paid the placement agent a fee of 10% of the amount raised in the offerings, or $403. In addition, the Company issued to its securities counsel in the Debenture Offering, as compensation for its services, 2,000 shares of the Company’s common stock, the fair value of which was $12. The summation of these debt issue costs was $2,095. Interest expense was $40 and $382 for the nine months ended September 28, 2008 and September 30, 2007, respectively.  In addition, $137 in debt issue costs was written off against common stock in conjunction with the conversion of $1,045 of the aggregate principal amount of the debentures in the nine months ended September 30, 2007.

Senior Debt Financing

On January 18, 2007, the Company paid off all senior debt financing, accrued interest and prepayment penalties of $9,921, $42, and $517, respectively, upon the issuance of 2,500,000 shares of its common stock at a price of $5.00 per share for a total of $12,500. The remaining proceeds of $2,020 were used to pay for related legal costs, for general working capital purposes and to reduce accounts payable. The Company recorded a loss on the extinguishment of debt of $2,300 for the nine months ended September 30, 2007.

On March 9, 2007, the Company obtained financing from MFB Financial in the form of a $5 million revolving credit facility, secured by accounts receivable. Borrowings under the note were used for capital expenditures and working capital purposes. Interest was payable monthly at ½% over prime, as published in the Wall Street Journal. Interest expense was $23 for the nine months ended September 30, 2007. The revolving credit agreement was canceled in December 2007.

Capital Lease Obligations

The Company leases certain equipment under agreements that are classified as capital leases. The following is a summary of capital leases.

	September 28, 2008	December 31, 2007
Machinery & Equipment	$946	$83
Less accumulated depreciation	(38)	(27)
	$908	$56

Minimum future lease payments required under capital leases for the periods subsequent to September 28, 2008 on a calendar year basis are as follows:

Years Ending December 31,
2008	$48
2009	146
2010	124
2011	102
2012	102
2013	1,011
Total minimum lease payments	1,533
Less imputed interest	(656)
Present value of net minimum lease payments	$877

MISCOR GROUP, LTD.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
NINE MONTHS IN THE PERIOD ENDED SEPTEMBER 28, 2008
(Amounts in thousands, except share and per share data)

NOTE H - DEBT (CONTINUED)

Aggregate maturities of long-term debt for the periods subsequent to September 28, 2008 on a calendar year basis are as follows:

Year ending December 31,
2008	$137
2009	1,013
2010	5,050
2011	1,045
2012	916
Thereafter	2,169

Following is a summary of interest expense for the nine months ended September 28, 2008 and September 30, 2007:

	Nine months ended
	Sept. 28, 2008	Sept. 30, 2007
Interest expense on principal	$587	$456

Amortization of debt issue costs	51	382

Amortization of debt discount -debentures and revolving notes payable	55	134

Total interest expense	$693	$972

NOTE I - STOCKHOLDERS’ EQUITY

Equity Incentive Plans

2005 Stock Option Plan

In 2008, the Company granted stock options to certain executives and key employees to acquire shares of the Company’s common stock under the 2005 Stock Option Plan.  These options, which expire in five years, are exercisable in 25% cumulative increments on and after the first four anniversaries of their grant date. At the time of issuance of the stock options, the exercise price was the estimated fair value of the Company’s common stock. The fair value of the Company’s common stock was determined based upon the average of the high and low sale prices of the Company’s common stock on the date of grant.

The fair value of the options was estimated using the Black-Scholes valuation model and an expected term of 3.75 years. The Company recorded compensation cost based on the grant date fair value of each award of shares. The total cost of each grant will be recognized over the four year period during which the employees are required to provide services in exchange for the award - the requisite service period. The Company recorded compensation expense related to all stock options of $31 and $20 for the nine months ended September 28, 2008 and September 30, 2007, respectively. Key information and assumptions for each award follow:

MISCOR GROUP, LTD.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
NINE MONTHS IN THE PERIOD ENDED SEPTEMBER 28, 2008
(Amounts in thousands, except share and per share data)

NOTE I - STOCKHOLDERS’ EQUITY (CONTINUED)

2005 Stock Option Plan (continued)

Grant Date	# of Shares	Exercise Price	Risk-free Interest Rate	Volatility	Total Cost of Grant (in 000s)
May 15, 2008	12,200	$10.250	2.90%	42.51%	$46
May 19, 2008	1,000	$9.950	2.88%	43.00%	$4
June 17, 2008	1,000	$11.450	3.46%	43.00%	$4
August 11, 2008	1,000	$9.825	3.06%	42.81%	$4
August 13, 2008	8,000	$10.13	2.99%	42.81%	$29

2005 Restricted Stock Purchase Plan

In 2008, the Company issued offers to purchase shares of common stock to certain executives and key employees.  The Company recorded deferred compensation (reflected as a contra-equity account) and credited additional paid-in capital.  The issuance of the restricted stock was intended to lock-up key employees for a three year period.  As a result, the Company is recording compensation expense over the three year restriction period by amortizing deferred compensation on a straight-line basis over the three year period commencing with the date of each offer. The Company recorded compensation expense related to all restricted stock of $37 and $24 for the nine months ended September 28, 2008 and September 30, 2007, respectively.

Key information and assumptions for each award follow:

Grant Date	# of Shares	Exercise Price	Total Cost of Grant (in 000s)
May 15, 2008	10,000	$0.025	$102
May 19, 2008	1,000	$0.025	$10
August 11, 2008	2,000	$0.025	$20
August 13, 2008	2,000	$0.025	$20

Employee Stock Purchase Plan

In December 2006, the Corporation’s Board of Directors and stockholders approved the MISCOR Group, Ltd. Employee Stock Purchase Plan (the “ESPP”) under which eligible employees may purchase the Company's common stock at a price per share equal to 90% of the lower of the fair market value of the common stock at the beginning or end of each offering period. Each offering period of the ESPP lasts three months, with the first offering period which commenced on April 1, 2007. Participation in the offering may range from 2% to 8% of an employee’s base salary (not to exceed $5,000 annually or amounts otherwise allowed under Section 423 of the Internal Revenue Code). Participation may be terminated at any time by the employee, and automatically ends on termination of employment with the Company. A total of 640,000 shares of common stock have been reserved for issuance under the ESPP. The common stock to satisfy the stock purchases under the ESPP will be newly issued shares of common stock. During the nine months ended September 28, 2008, 4,304 shares were purchased under the ESPP. As of September 28, 2008 there were 625,525 shares available for future offerings. The Company recorded compensation expense of $13 and $20 for the nine months ended September 28, 2008 and September 30, 2007, respectively.

MISCOR GROUP, LTD.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
NINE MONTHS IN THE PERIOD ENDED SEPTEMBER 28, 2008
(Amounts in thousands, except share and per share data)

NOTE J - RELATED PARTY TRANSACTIONS

Long-term debt, other

The Company was indebted to the estate of a former employee for an unsecured, non-interest bearing note payable with a balance of $10 at December 31, 2007. The Company paid off the note in March 2008.

Long-term debt, officers

The Company is indebted to its Chief Executive Officer and stockholder for a note payable with a balance of $3,000 at September 28, 2008 (see Notes G and H). Interest is payable monthly at prime less 1%. The loan matures on December 31, 2008, except that the Company can extend the maturity for five years upon 60 days prior written notice at an interest rate of prime plus 1%. The Company has notified its CEO that it intends to extend the maturity of the note. Interest expense on the note was $102 and $163 for the nine months ended September 28, 2008 and September 30, 2007, respectively.

The Company is indebted to the former stockholders of 3-D, one of whom is President of Magnetech Industrial Services, Inc. (“MIS”), for a note payable with a balance of $2,000 at September 28, 2008 (see Notes G and H). Interest is payable monthly at prime. Interest expense on that note was $89 for the nine months ended September 28, 2008. The note matures on November 30, 2010.

Leases

The Company leases its South Bend, Indiana; Hammond, Indiana; Mobile, Alabama; and Boardman, Ohio facilities from its Chief Executive Officer and stockholder. Total rent expense under these agreements was approximately $250 and $247 for the nine months ended September 28, 2008 and September 30, 2007, respectively.

The Company leases its Hagerstown, Maryland facility from a partnership of which an officer of the Company’s subsidiary, HK Engine Components, LLC, is a partner. Rent expense under this agreement was $117 and $115 for the nine months ended September 28, 2008 and September 30, 2007 respectively.

In January 2007, the Company began leasing a new facility in South Bend for the electrical contracting business from a limited liability company owned by the adult children of its Chief Executive Officer and stockholder. Rent expense under this agreement was $67 for the nine months ended September 28, 2008 and September 30, 2007, respectively.

In November 2007, The Company began leasing a facility in Massillon, Ohio from a partnership, one partner of which is an officer of MIS, under an agreement expiring in November 2017. Rent expense under the lease was $405 for the nine months ended September 28, 2008.

NOTE K - CONCENTRATIONS OF CREDIT RISK

The Company grants credit, generally without collateral, to its customers, which are primarily in the steel, metal working, and scrap industries. Consequently, the Company is subject to potential credit risk related to changes in economic conditions within those industries. However, management believes that its billing and collection policies are adequate to minimize the potential credit risk. At September 28, 2008 and December 31, 2007, approximately 15% and 14% of gross accounts receivable were due from entities in the steel, metal working and scrap industries, and 21% and 18%, respectively, of gross receivables were due from entities in the railroad industry. One customer accounted for 16% of gross accounts receivable at September 28, 2008. No single customer accounted for more than 10% of gross accounts receivable at December 31, 2007. Additionally, no single customer accounted for more than 10% of sales for the nine months ended September 28, 2008 and September 30, 2007.

MISCOR GROUP, LTD.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
NINE MONTHS IN THE PERIOD ENDED SEPTEMBER 28, 2008
(Amounts in thousands, except share and per share data)

NOTE L - COMMITMENTS AND CONTINGENCIES

Leases

In January 2008, as part of the AMP acquisition, the Company entered into a seven year lease agreement with Dansville Properties, LLC, which is controlled by AMP’s former majority shareholder.  Rent expense under the lease was $272 for the nine months ended September 28, 2008.

In September 2008, as part of the acquisition from VEMS of certain operating assets, the Company entered into a seven year lease agreement with VEMS, which is controlled by its former 100% shareholder and current employee of Magnetech Industrial Services, Inc., at a monthly rental of $14. Rent expense under the lease was $4 for the nine months ended September 28, 2008.

Collective bargaining agreements

At September 28, 2008 and December 31, 2007, approximately 30% and 37%, respectively, of the Company’s employees were covered by collective bargaining agreements.

Potential lawsuits

The Company is involved in disputes or legal actions arising in the ordinary course of business. Management does not believe the outcome of such legal actions will have a material adverse effect on the Company’s financial position or results of operations.

NOTE M - FAIR VALUE OF FINANCIAL INSTRUMENTS

The following methods and assumptions were used to estimate the fair value of each class of financial instrument:

Cash, accounts receivable, accounts payable and accrued expenses

The carrying amounts of these items are a reasonable estimate of their fair values because of the current maturities of these instruments.

Debt

The fair value of debt differs from the carrying amount due to favorable interest terms on debt with its Chief Executive Officer and stockholder. At September 28, 2008 and December 31, 2007, the aggregate fair value of debt, with an aggregate carrying value of $16,133 and $10,231, respectively, is estimated at $16,170 and $11,336, respectively, and is based on the estimated future cash flows discounted at terms at which the Company estimates it could borrow such funds from unrelated parties.

NOTE N - SEGMENT INFORMATION

The Company reports segment information in accordance with SFAS No. 131, Disclosures about Segments of an Enterprise. The Company operates primarily in two segments: repair, remanufacturing and manufacturing and construction and engineering services.

The repair, remanufacturing and manufacturing segment is primarily engaged in providing maintenance and repair services to the electric motor industry, repairing, remanufacturing and manufacturing industrial lifting magnets for the steel and scrap industries, locomotives and locomotive engines for the rail industry,  and power assemblies, engine parts, and other components related to large diesel engines for the rail, utilities and offshore drilling industries. The construction and engineering services segment provides a wide range of electrical and mechanical contracting services, mainly to industrial, commercial and institutional customers

MISCOR GROUP, LTD.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
NINE MONTHS IN THE PERIOD ENDED SEPTEMBER 28, 2008
(Amounts in thousands, except share and per share data)

NOTE N - SEGMENT INFORMATION (CONTINUED)

The Company evaluates the performance of its business segments based on net income or loss. Corporate administrative and support services for the Company are not allocated to the segments but are presented separately.

Summarized financial information concerning the Company’s reportable segments as of and for the nine months ended September 28, 2008 and September 30, 2007 is shown in the following tables:

2008	Repair, Manufacturing & Remanufacturing	Construction & Engineering Services	Corporate	Intersegment Eliminations	Nine Months Sept. 28, 2008 Consolidated

External revenue:
Product sales	$18,771	$-	$-	$-	$18,771
Service revenue	44,989	28,028	-	-	73,017
Intersegment revenue:
Product sales	-	-	-	-	-
Service revenue	2,127	337	-	(2,464)	-
Depreciation - cost of revenues	1,257	90	-	-	1,347
Gross profit	10,934	3,891	-	-	14,825
Other depreciation & amortization	755	18	35	-	808
Interest expense	309	-	384	-	693
Net income (loss)	3,295	2,318	(4,076)	-	1,537
Total assets	64,710	12,689	1,138	-	78,537
Capital expenditures	1,431	19	413	-	1,863
Goodwill	12,747	634	-	-	13,381

2007	Repair, Manufacturing & Remanufacturing	Construction & Engineering Services	Corporate	Intersegment Eliminations	Nine Months Sept. 30, 2007 Consolidated

External revenue:
Product sales	$17,115	$-	$-	$-	$17,115
Service revenue	20,777	12,688	-	-	33,465
Intersegment revenue:
Product sales	-	-	-	-	-
Service revenue	-	72	-	(72)	-
Depreciation - cost of revenues	527	92	-	-	619
Gross profit	7,306	1,435	-	-	8,741
Other depreciation & amortization	20	20	29	-	69
Interest expense	178	-	794	-	972
Net income (loss)	2,720	293	(5,325)	-	(2,312)
Total assets	22,533	5,988	1,532	-	30,053
Capital expenditures	245	88	34	-	367

MISCOR GROUP, LTD.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
NINE MONTHS IN THE PERIOD ENDED SEPTEMBER 28, 2008
(Amounts in thousands, except share and per share data)

NOTE O - SUPPLEMENTAL DISCLOSURES OF NON-CASH FINANCING ACTIVITIES

	Nine months ended
	Sept. 28,	Sept. 30,
	2008	2007
Conversion of subordinated debentures	$3,234	$979
Issuance of restricted stock	152	22
Assumption of accounts payable and accrued liabilities in conjunction with asset acquisition	2,549	-
Issuance of common stock in conjunction with acquisition	3,500	-
Cashless exercise of warrants	16	-
Equipment acquired through capital lease obligation	864	-

[back cover page]

DEALER PROSPECTUS DELIVERY OBLIGATION

Until [_______________], 2009 (90 days from the date of this prospectus), all dealers that effect transactions in these securities, whether or not participants in this offering, may be required to deliver a prospectus.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

The following table sets forth the estimated expenses in connection with the issuance and distribution of the securities being registered, all of which are being borne by the registrant.

Securities and Exchange Commission registration fee	$873
Accounting fees and expenses	$150,000
Legal fees and expenses	$440,000
Blue sky fees and expenses	$32,000
Printing fees and expenses	$500
Transfer agent fees and expenses	$4,200
Miscellaneous	$5,000
Total	$632,573

Item 14. Indemnification of Directors and Officers

Chapter 37 of the Indiana Business Corporation Law, as amended (the “IBCL”), authorizes every Indiana corporation to indemnify its officers and directors under certain circumstances against liability incurred in connection with proceedings to which the officers or directors are made parties by reason of their relationships to the corporation. Officers and directors may be indemnified when they have acted in good faith, the action taken was not against the interests of the corporation, and the action was lawful or there was no reason or cause to believe the action was unlawful. Chapter 37 of the IBCL also requires every Indiana corporation to indemnify any of its officers or directors (unless limited by the articles of incorporation of the corporation) who were wholly successful, on the merits or otherwise, in the defense of any such proceeding, against reasonable expenses incurred in connection with the proceeding. A corporation may also, under certain circumstances, pay for or reimburse the reasonable expenses incurred by an officer or director who is a party to a proceeding in advance of final disposition of the proceeding.

The registrant’s articles of incorporation require the registrant to indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal (the “Action”), by reason of the fact that he or she is or was a director, officer, employee or agent of the registrant, or is or was serving at the registrant’s request as a director, officer, partner, member, manager, trustee, employee or agent of another entity against expenses, including attorneys’ fees, judgments, settlements, penalties and fines actually or reasonably incurred by him or her in connection with the Action if such person acted in good faith and in a manner he or she reasonably believed, in the case of conduct in his or her official capacity, was in the registrant’s best interests, and in all other cases, was not opposed to the registrant’s best interests and, with respect to any criminal action or proceeding, he or she either had reasonable cause to believe his or her conduct was lawful or no reasonable cause to believe his or her conduct was unlawful.

The registrant maintains liability insurance for its directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the above-described provisions or otherwise, the registrant has been informed that, in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable.

Item 15. Recent Sales of Unregistered Securities

The following describes the securities issued or sold by us since January 1, 2004, which were not registered under the Securities Act.

Upon our formation in April 2004, John A. Martell, our Chairman, Chief Executive Officer and President and, at that time, the sole shareholder of Magnetech, contributed all of his Magnetech common stock to us in exchange for 79,450,000 shares of our common stock (3,178,000 shares after giving effect to the Reverse Stock Split). Mr. Martell was an “accredited investor,” as that term is defined in Rule 501 of Regulation D under the Securities Act, and the issuance of these securities was exempt from registration under the Securities Act in reliance on Section 4(2) of the Securities Act, relating to offers of securities by an issuer not involving any public offering.

Effective March 3, 2004, our subsidiary, Magnetech, entered into Convertible Redeemable Preferred Stock Purchase Agreements with 15 investors pursuant to which Magnetech issued 750,000 shares of its Series A Preferred Stock for a purchase price of $1.00 per share, or an aggregate purchase price of $750,000. All of the investors in this offering were “accredited investors,” as that term is defined in Rule 501 of Regulation D. This issuance of securities was exempt from registration under the Securities Act in reliance on Section 4(2) thereof, relating to offers of securities by an issuer not involving any public offering, and Rule 506 of Regulation D.

Pursuant to the MIS Amended Articles creating the Series A Preferred Stock, each outstanding share of Magnetech Series A Preferred Stock would automatically convert into 6.3333 shares of our common stock upon our completion of a private placement offering of not less than $3,000,000.

In November and December 2004, we entered into separate Stock Purchase Agreements with 39 investors pursuant to which we issued 12,750,000 shares of common stock (510,000 shares after giving effect to the Reverse Stock Split) for a purchase price of $0.20 per share ($5.00 per share after giving effect to the Reverse Stock Split), or an aggregate purchase price of $2,550,000. All of the investors in this offering were “accredited investors,” as that term is defined in Rule 501 of Regulation D, and the issuance of the shares of the registrant’s common stock to them was exempt from registration under the Securities Act in reliance on Section 4(2) thereof, relating to offers of securities by an issuer not involving any public offering, and Rule 506 of Regulation D.

Because the aggregate proceeds derived from these two offerings exceeded the $3,000,000 threshold set forth in the MIS Amended Articles, the outstanding shares of Magnetech Series A Preferred Stock automatically converted into 4,750,006 shares of our common stock (190,000 shares after giving effect to the Reverse Stock Split) effective December 2004. This issuance of securities was exempt from registration under the Securities Act in reliance on Section 4(2) of the Securities Act, relating to offers of securities by an issuer not involving any public offering, and Rule 506 of Regulation D.

Effective December 2004, we issued warrants to purchase a total of 4,500,000 shares of our common stock (180,000 shares after giving effect to the Reverse Stock Split) for a 10-year period at an exercise price of $0.0001 per share ($0.0025 per share after giving effect to the Reverse Stock Split) to five persons designated by the entity that acted as placement agent for the two private offerings described above. The warrants were issued as partial compensation for the placement agent’s services. The placement agent indicated to us that the persons designated to receive the warrants were involved in its providing services as placement agent in the private offerings. As of November 30, 2008, warrants were exercised for all 4,500,000 shares of our common stock. These designees were “accredited investors,” as that term is defined in Rule 501 of Regulation D. The issuance of these securities was exempt from registration under the Securities Act in reliance on Section 4(2) thereof, relating to offers of securities by an issuer not involving any public offering, and Rule 506 of Regulation D.

In December 2004, we issued 50,000 shares of common stock (2,000 shares after giving effect to the Reverse Stock Split) for a purchase price of $0.10 per share ($2.50 per share after giving effect to the Reverse Stock Split) to Jackson Steinem, Inc. We have been advised that Jackson Steinem, Inc. is beneficially owned by a partner in the law firm that acted as our securities counsel. The issuance of these securities was exempt from registration under the Securities Act in reliance on Section 4(2) thereof, relating to offers of securities by an issuer not involving any public offering, and Rule 506 of Regulation D.

During March, April and May of 2005, we entered into Subordinated Convertible Debenture Purchase Agreements with 55 investors pursuant to which we issued $4,025,000 aggregate principal amount of our subordinated secured convertible debentures. The debentures were issued to investors at par. Principal and accrued interest under the debentures were convertible into our common stock at a price of $0.3404926 per share ($8.512315 per share after giving effect to the Reverse Stock Split). As of April 2008, all of the debentures had been converted into shares of our common stock or redeemed. Each purchaser of debentures received common stock purchase warrants for no additional consideration. Each warrant entitled its holder to purchase one share of common stock for a five year period at an exercise price of $0.001 per share ($0.025 per share after giving effect to the Reverse Stock Split). In total, 4,255,601 common stock purchase warrants (170,224 common stock purchase warrants after giving effect to the Reverse Stock Split) were allocated pro rata among the purchasers of debentures. Since the warrants were issued, warrants to purchase 4,229,169 shares (169,167 shares after giving effect to the Reverse Stock Split) have been exercised. All of the investors were “accredited investors,” as that term is defined in Rule 501 of Regulation D, and the issuance of these securities was exempt from registration under the Securities Act in reliance on Section 4(2) thereof, relating to offers of securities by an issuer not involving any public offering, and Rule 506 of Regulation D.

In May 2005, we issued warrants to purchase a total of 6,182,992 shares of our common stock (247,320 shares after giving effect to the Reverse Stock Split) for a 10-year period at an exercise price of $0.001 per share ($0.025 per share after giving effect to the Reverse Stock Split) to nine persons designated by the entity that acted as placement agent for the debenture offering described above. The warrants were issued as partial compensation for the placement agent’s services. The placement agent indicated to us that the persons designated to receive the warrants were involved in its providing services as placement agent in the debenture offering. As of November 30, 2008, warrants were exercised for 6,157,992 shares of our common stock (246,320 shares after giving effect to the Reverse Stock Split). These designees were “accredited investors,” as that term is defined in Rule 501 of Regulation D. The issuance of these securities was exempt from registration under the Securities Act in reliance on Section 4(2) thereof, relating to offers of securities by an issuer not involving any public offering, and Rule 506 of Regulation D.

In August 2005, we entered into a senior secured credit facility with Laurus under which we issued to Laurus a revolving note and minimum borrowing note in a combined aggregate principal amount of $7.0 million, a term note in the aggregate principal amount of $3.0 million, warrants to purchase 7,352,941 shares of our common stock (294,118 shares after giving effect to the Reverse Stock Split) for a seven-year period at an exercise price of $0.34 per share ($8.50 per share after giving effect to the Reverse Stock Split), and, for no additional consideration, 6,163,588 shares of our common stock (246,544 shares after giving effect to the Reverse Stock Split). The revolving note, minimum borrowing note and term note were convertible into shares of our common stock at varying conversion prices. As of November 30, 2008, no warrants were exercised. Laurus was an “accredited investor,” as that term is defined in Rule 501 of Regulation D, and the issuance of these securities was exempt from registration under the Securities Act in reliance on Section 4(2) thereof, relating to offers of securities by an issuer not involving any public offering, and Rule 506 of Regulation D.

In September 2005, we issued to John A. Martell, our Chairman, Chief Executive Officer and President, the Conversion Option, pursuant to which Mr. Martell has an option to convert the obligations under a promissory note in the original principal amount of $3.0 million made by Magnetech to Mr. Martell, into shares of our common stock at a conversion price of $0.10 per share ($2.50 per share after giving effect to the Reverse Stock Split). Mr. Martell was an “accredited investor,” as that term is defined in Rule 501 of Regulation D, and the issuance of the Conversion Option was exempt from registration under the Securities Act in reliance on Section 4(2) thereof, relating to offers of securities by an issuer not involving any public offering. In order to ensure that there was a sufficient number of shares of our authorized and unissued common stock to consummate the acquisition of 3-D and the private placement with Tontine under the New Securities Purchase Agreement, both described above, and as a condition to the execution of the New Securities Purchase Agreement, MISCOR, Magnetech, and Mr. Martell entered into the Amendment to Conversion Option on November 30, 2007. Under the Amendment to Conversion Option, the shares reserved for issuance upon the conversion of Mr. Martell’s Conversion Option were released, and Mr. Martell agreed not to exercise his Conversion Option until our Amended and Restated Articles of Incorporation were amended to increase our authorized shares. On November 19, 2007, our Board of Directors approved resolutions, subject to shareholder approval, effecting an amendment to our Amended and Restated Articles of Incorporation, which resolutions were subsequently modified on December 3, 2007, to give effect to the Reverse Stock Split, to increase to 20,000,000 the number of shares of common stock that we are authorized to issue. Our shareholders approved this amendment on February 7, 2008, and the amendment became effective on February 8, 2008. Consequently, on February 7, 2008, our Board of Directors adopted a resolution once again reserving the Reserved Shares from our authorized and unissued shares of common stock, effective as of February 8, 2008.

Effective September 30, 2005, we issued warrants to purchase a total of 500,000 shares of our common stock (20,000 shares after giving effect to the Reverse Stock Split) for a three-year period at an exercise price of $0.34 per share ($8.50 per share after giving effect to the Reverse Stock Split) to four persons designated by the entity that identified Laurus to us as a potential source of financing. The warrants were issued as partial compensation for the entity’s services as a finder. This entity indicated to us that the persons designated to receive the warrants were involved in its providing services as a finder. As of November 30, 2008, 350,000 warrants (14,000 warrants after giving effect to the Reverse Stock Split) were exercised in a cashless transaction for 65,268 shares of our common stock (2,611 shares after giving effect to the Reverse Stock Split). These designees were “accredited investors,” as that term is defined in Rule 501 of Regulation D, and the issuance of these securities was exempt from registration under the Securities Act in reliance on Section 4(2) thereof, relating to offers of securities by an issuer not involving any public offering, and Rule 506 of Regulation D.

Effective September 30, 2005, we issued to each of five of our executive officers the following: (i) options to acquire 100,000 shares of our common stock (4,000 shares after giving effect to the Reverse Stock Split) at an exercise price of $0.25 per share ($6.25 per share after giving effect to the Reverse Stock Split), or an aggregate of 500,000 shares (20,000 shares after giving effect to the Reverse Stock Split), pursuant to our 2005 Stock Option Plan; and (ii) 50,000 shares of restricted common stock (2,000 shares after giving effect to the Reverse Stock Split) pursuant to accepted offers to acquire the stock at a nominal price of $0.001 per share ($0.025 per share after giving effect to the Reverse Stock Split), or a total of 250,000 shares (10,000 shares after giving effect to the Reverse Stock Split), that were granted pursuant to our Restricted Stock Purchase Plan. As of November 30, 2008, options for 150,000 shares (6,000 shares after giving effect to the Reverse Stock Split) were exercised. In addition, we redeemed 50,000 shares (2,000 shares after giving effect to the Reverse Stock Split) of restricted stock upon the termination of one executive officer. The options and offers to purchase restricted stock were issued in consideration of the executive officers’ services to the registrant and our subsidiaries. Each of the executive officers was an “accredited investor,” as that term is defined in Rule 501 of Regulation D, and the issuance of the options, the offers to purchase restricted stock and the shares of restricted stock was exempt from registration under the Securities Act in reliance on Section 4(2) thereof, relating to offers of securities by an issuer not involving any public offering, and Rule 701 under the Securities Act, relating to offers and sales of securities pursuant to certain compensatory benefit plans and contracts relating to compensation.

On May 31, 2006, our subsidiary, MIS Alabama, entered into a $3.7 million credit facility with Laurus, our former senior lender. The credit facility was comprised of a $2.1 million term note and a $1.6 million revolving note. MIS Alabama used the net proceeds of the loans to acquire the assets of Smith Alabama, on May 31, 2006. The facility was paid in full with the proceeds of an equity financing in January 2007, which is described below. In addition, for no additional consideration, we issued to Laurus warrants to purchase 375,000 shares of our common stock (15,000 shares after giving effect to the Reverse Stock Split) at a fixed exercise price of $0.01 per share ($0.25 per share after giving effect to the Reverse Stock Split), subject to certain anti-dilution adjustments described below. These warrants are exercisable for a seven-year period. As of November 30, 2008, 173,014 warrants (6,921 warrants after giving effect to the Reverse Stock Split) were exercised in cashless transactions for 168,609 shares of our common stock (6,744 shares after giving effect to the Reverse Stock Split). Laurus was an “accredited investor,” as that term is defined in Rule 501 of Regulation D, and the issuance of these securities was exempt from registration under the Securities Act in reliance on Section 4(2) thereof, relating to offers of securities by an issuer not involving any public offering, and Rule 506 of Regulation D.

Effective August 3, 2006, we issued the following options under our 2005 Stock Option Plan to acquire 1,185,000 shares of our common stock (47,400 shares after giving effect to the Reverse Stock Split): (i) options to acquire 50,000 shares (2,000 shares after giving effect to the Reverse Stock Split) each to an executive officer and two outside directors at an exercise price of $0.25 per share ($6.25 per share after giving effect to the Reverse Stock Split), (ii) options to acquire 250,000 shares (10,000 shares after giving effect to the Reverse Stock Split) each to two outside directors at an exercise price of $0.25 per share ($6.25 per share after giving effect to the Reverse Stock Split), 250,000 shares of which (10,000 shares after giving effect to the Reverse Stock Split) were exercised in September 2006 and 250,000 shares (10,000 shares after giving effect to the Reverse Stock Split) expired, and (iii) options to acquire 535,000 shares (21,400 shares after giving effect to the Reverse Stock Split) to certain key employees of which 70,000 shares (2,800 shares after giving effect to the Reverse Stock Split) have been forfeited. In addition, we issued 50,000 shares of restricted common stock (2,000 shares after giving effect to the Reverse Stock Split) to two key employees, of which 25,000 shares (1,000 shares after giving effect to the Reverse Stock Split) have been forfeited, pursuant to accepted offers to acquire the stock at a nominal price of $0.001 per share ($0.025 per share after giving effect to the Reverse Stock Split) pursuant to our Restricted Stock Purchase Plan. The foregoing grants of options and purchase offers and the related issuance of shares were exempt from registration under the Securities Act in reliance on Section 4(2) thereof, relating to offers of securities by an issuer not involving any public offering.

On January 18, 2007, pursuant to the Initial Securities Purchase Agreement we sold an aggregate of 62,500,000 shares of common stock (2,500,000 shares after giving effect to the Reverse Stock Split) to Tontine for $0.20 per share ($5.00 per share after giving effect to the Reverse Stock Split) or $12.5 million. We used the proceeds to retire all of the outstanding senior debt due to our senior lender, Laurus, as of that date in the amount of approximately $10.0 million, including interest, plus approximately $0.5 million in prepayment penalties. We have used the balance of the proceeds for related legal fees, for working capital and to reduce accounts payable. TCP and TCOMF are “accredited investors,” as that term is defined in Rule 501 of Regulation D, and the issuance of these securities was exempt from registration under the Securities Act in reliance on Section 4(2) thereof, relating to offers of securities by an issuer not involving any public offering, and Rule 506 of Regulation D.

Effective January 19, 2007, we issued options under our 2005 Stock Option Plan to acquire 350,000 shares of our common stock (14,000 shares after giving effect to the Reverse Stock Split) to four executive officers and certain key employees at an exercise price of $0.215 per share ($5.375 per share after giving effect to the Reverse Stock Split) of which 35,000 shares (1,400 shares after giving effect to the Reverse Stock Split) have been forfeited and 105,000 shares of restricted common stock (4,200 shares after giving effect to the Reverse Stock Split) to two executive officers and two key employees pursuant to accepted offers to acquire the stock at a nominal price of $0.001 per share ($0.025 per share after giving effect to the Reverse Stock Split) pursuant to our Restricted Stock Purchase Plan. The foregoing grants of options and purchase offers and the related issuance of shares were exempt from registration under the Securities Act in reliance on Section 4(2) thereof, relating to offers of securities by an issuer not involving any public offering.

On November 30, 2007, our wholly-owned subsidiary, Magnetech, acquired all of the issued and outstanding units of membership interest in 3-D from BDeWees and XGen for an aggregate purchase price of $22.7 million pursuant to a membership interest purchase agreement. As part of the purchase price for the 3-D membership interest units pursuant to the purchase agreement, we issued 3,095,975 shares of our common stock (123,839 shares after giving effect to the Reverse Stock Split) to BDeWees and 3,095,975 shares (123,839 shares after giving effect to the Reverse Stock Split) to XGen. The shares issued to BDeWees and XGen pursuant to the purchase agreement had an aggregate value of $2.0 million at the time of issuance, or $0.323 per share ($8.075 per share after giving effect to the Reverse Stock Split). BDeWees and XGen are “accredited investors,” as that term is defined in Rule 501 of Regulation D, and the issuance of these securities was exempt from registration under the Securities Act in reliance on Section 4(2) thereof, relating to offers of securities by an issuer not involving any public offering, and Rule 506 of Regulation D.

On November 30, 2007, pursuant to the New Securities Purchase Agreement we sold an aggregate of 83,333,333 shares of common stock (3,333,333 shares after giving effect to the Reverse Stock Split) to Tontine for $0.24 per share ($6.00 after giving effect to the Reverse Stock Split) or $20.0 million. We used $16.7 million of the proceeds to finance the cash portion of the purchase price by our subsidiary, Magnetech, of all of the issued and outstanding membership interest units of 3-D, we paid off the outstanding balance under our revolving credit facility of $2.2 million, with the remaining proceeds used for working capital purposes. TCP and TCOMF are “accredited investors,” as that term is defined in Rule 501 of Regulation D, and the issuance of these securities was exempt from registration under the Securities Act in reliance on Section 4(2) thereof, relating to offers of securities by an issuer not involving any public offering, and Rule 506 of Regulation D.

On February 15, 2008 the Company issued 253,623 shares of common stock to Lawrence Mehlenbacher in connection with our acquisition of AMP at a price of $13.80 per share or $3.5 million. We did not register the issued shares of common stock with the SEC under the Securities Act in reliance on the exemption from the registration requirements provided by Section 4(2) of the Securities Act, relating to offers of securities by an issuer not involving any public offering, and Rule 506 of Regulation D promulgated under the Securities Act.

Item 16. Exhibits and Financial Statement Schedules

(a)	Exhibits. The following exhibits are included or incorporated by reference, in this prospectus:

Exhibit Number	Description

2.1*
AMP Stock Purchase Agreement dated January 16, 2008, among MISCOR Group, Ltd., Lawrence Mehlenbacher, Joseph Fearon, Thomas Coll, Richard Rizzieri, and Gary Walsh (incorporated by reference to Exhibit 2.1 to the registrant’s Current Report on Form 8-K filed by the registrant on January 23, 2008)

2.2*
3-D Membership Interest Purchase Agreement dated November 30, 2007, by and among Magnetech Industrial Services, Inc., BDeWees, Inc., and XGen III, Ltd. (incorporated by reference to Exhibit 2.1 to the registrant’s Current Report on Form 8-K filed by the registrant on December 5, 2007)

2.3*
Stock Purchase Agreement dated October 19, 2007, by and among MISCOR Group, Ltd., and Darrell L. Graf, Mary A. LaPlace and Kenneth D. Wiegand (incorporated by reference to Exhibit 2.1 to the registrant’s Current Report on Form 8-K filed by the registrant on October 22, 2007)

2.4*
Asset Purchase Agreement dated May 31, 2006 among Magnetech Industrial Services of Alabama, LLC, Magnetech Industrial Services, Inc., E. T. Smith Services of Alabama, Inc. and Smith Services, Inc. (incorporated by reference to Exhibit 2.1 to the registrant’s Current Report on Form 8-K filed by the registrant on June 1, 2006)

2.5
Asset Purchase Agreement dated as of March 4, 2005 among HK Machined Parts, LLC, HK Weston Properties, LLC and Hatch & Kirk, Inc. (incorporated by reference to Exhibit 10.31 to the registrant’s Registration Statement on Form S-1 (Reg. No. 333-129354))

2.6
Asset Purchase Agreement dated as of March 4, 2005 between HK Cast Products, LLC f/k/a HK Engineered Castings, LLC and HK Castings, Inc. (incorporated by reference to Exhibit 10.32 to the registrant’s Registration Statement on Form S-1 (Reg. No. 333-129354))

3.1a	Amended and Restated Articles of Incorporation of the registrant (incorporated by reference to Exhibit 3.1 to the registrant’s Registration Statement on Form S-1 (Reg No. 333-129354))
3.1b
Articles of Amendment to the registrant’s Amended and Restated Articles of Incorporation, effective January 14, 2008 (incorporated by reference to Exhibit 3.1 to the registrant’s Current Report on Form 8-K filed by the registrant on January 14, 2008)

3.1c
Articles of Amendment to the registrant’s Amended and Restated Articles of Incorporation, effective February 8, 2008 (incorporated by reference to Exhibit 3.1 to the registrant’s Current Report on Form 8-K filed by the registrant on February 13, 2008)

3.1d
Articles of Amendment to the registrant’s Amended and Restated Articles of Incorporation, effective May 20, 2008 (incorporated by reference to Exhibit 3.1 to the registrant’s Current Report on Form 8-K filed by the registrant on May 27, 2008)

3.2	Amended and Restated Code of By-Laws of the registrant (incorporated by reference to Exhibit 3.1 to the registrant’s Current Report on Form 8-K filed by the registrant on November 21, 2007)
4.1	Specimen certificate of common stock (incorporated by reference to Exhibit 4.1 to the registrant’s Annual Report on Form 10-K filed by the registrant on March 31, 2008)
4.2
Warrant Agreement, form of Joinder Agreement and form of common stock purchase warrant issued to designees of Strasbourger Pearson Tulcin Wolff Incorporated pursuant to Placement Agency Agreement dated April 26, 2004 (incorporated by reference to Exhibit 4.2 to the registrant’s Registration Statement on Form S-1 (Reg. No. 333-129354))

4.3
Form of common stock purchase warrant issued to designees of Strasbourger Pearson Tulcin Wolff Incorporated pursuant to Placement Agency Agreement dated January 25, 2005 (incorporated by reference to Exhibit 4.3 to the registrant’s Registration Statement on Form S-1 (Reg. No. 333-129354))

4.4
Form of common stock purchase warrant issued to purchasers of the registrant’s subordinated convertible debentures pursuant to Convertible Debenture Purchase Agreements with the registrant (incorporated by reference to Exhibit 4.4 to the registrant’s Registration Statement on Form S-1 (Reg. No. 333-129354))

4.5
Common Stock Purchase Warrant dated August 24, 2005 issued to Laurus Master Fund, Ltd. (incorporated by reference to Exhibit 4.5 to the registrant’s Registration Statement on Form S-1 (Reg. No. 333-129354))

Exhibit Number	Description

4.6
Form of common stock purchase warrant issued to persons designated by Vertical Capital Partners, Inc. (incorporated by reference to Exhibit 4.6 to the registrant’s Registration Statement on Form S-1 (Reg. No. 333-129354))

4.7a
Form of subordinated convertible debenture issued to purchasers pursuant to Convertible Debenture Purchase Agreements with the registrant (incorporated by reference to Exhibit 4.7a to the registrant’s Registration Statement on Form S-1 (Reg. No. 333-129354))

4.7b
Letter Agreement dated April 16, 2006, to extend maturity date of subordinated convertible debentures (incorporated by reference to Exhibit 4.7b to the registrant’s Registration Statement on Form S-1 (Reg. No. 333-129354))

4.8	Secured Revolving Note dated August 24, 2005 issued to Laurus Master Fund, Ltd. (incorporated by reference to Exhibit 4.8 to the registrant’s Registration Statement on Form S-1 (Reg. No. 333-129354))
4.9
Secured Convertible Minimum Borrowing Note dated August 24, 2005 issued to Laurus Master Fund, Ltd. (incorporated by reference to Exhibit 4.9 to the registrant’s Registration Statement on Form S-1 (Reg. No. 333-129354))

4.10
Secured Convertible Term Note dated August 24, 2005 issued to Laurus Master Fund, Ltd. (incorporated by reference to Exhibit 4.10 to the registrant’s Registration Statement on Form S-1 (Reg. No. 333-129354))

4.11
Promissory Note dated January 1, 2004 issued by Magnetech Industrial Services, Inc. to John A. Martell (incorporated by reference to Exhibit 4.11 to the registrant’s Registration Statement on Form S-1 (Reg. No. 333-129354))

4.12
Conversion Option dated September 12, 2005 among John A. Martell, Magnetech Industrial Services, Inc. and the registrant (incorporated by reference to Exhibit 4.12 to the registrant’s Registration Statement on Form S-1 (Reg. No. 333-129354))

4.13
Amendment to Conversion Option dated November 28, 2007, by and among MISCOR Group, Ltd., Magnetech Industrial Services, Inc., and John A. Martell (incorporated by reference to Exhibit 4.1 to the registrant’s Current Report on Form 8-K filed by the registrant on December 5, 2007)

4.14
Form of Registration Rights Agreement between the registrant and the purchasers scheduled therein, made pursuant to Stock Purchase Agreement with the registrant (incorporated by reference to Exhibit 4.13 to the registrant’s Registration Statement on Form S-1 (Reg. No. 333-129354))

4.15
Form of Registration Rights Agreement between the registrant and the purchasers scheduled therein, made pursuant to Subordinated Convertible Debenture Purchase Agreements (incorporated by reference to Exhibit 4.14 to the registrant’s Registration Statement on Form S-1 (Reg. No. 333-129354))

4.16
Registration Rights Agreement dated August 24, 2005 between the registrant and Laurus Master Fund, Ltd. (incorporated by reference to Exhibit 4.15 to the registrant’s Registration Statement on Form S-1 (Reg. No. 333-129354))

4.17
Common Stock Purchase Warrant dated May 31, 2006 issued by registrant to Laurus Master Fund, Ltd. (incorporated by reference to Exhibit 4.1 to the registrant’s Current Report on Form 8-K filed by the registrant on June 6, 2006)

4.18
Secured Non-convertible Revolving Note dated May 31, 2006 issued by Magnetech Industrial Services of Alabama, LLC to Laurus Master Fund, Ltd. (incorporated by reference to Exhibit 4.2 to the registrant’s Current Report on Form 8-K filed by the registrant on June 6, 2006)

4.19
Secured Term Note dated May 31, 2006 issued by Magnetech Industrial Services of Alabama, LLC to Laurus Master Fund, Ltd. (incorporated by reference to Exhibit 4.3 to the registrant’s Current Report on Form 8-K filed by the registrant on June 6, 2006)

4.20a
Registration Rights Agreement dated May 31, 2006 between the registrant and Laurus Master Fund, Ltd. (incorporated by reference to Exhibit 4.4 to the registrant’s Current Report on Form 8-K filed by the registrant on June 6, 2006)

4.20b
Amendment dated July 31, 2006, to Registration Rights Agreement dated May 31, 2006, between the registrant and Laurus Master Fund, Ltd. (incorporated by reference to Exhibit 10.1 to the registrant’s Current Report on Form 8-K filed by the registrant on August 4, 2006)

4.20c
Amendment dated August 30, 2006, to Registration Rights Agreement dated May 31, 2006, between the registrant and Laurus Master Fund, Ltd. (incorporated by reference to Exhibit 10.1 to the registrant’s Current Report on Form 8-K filed by the registrant on August 31, 2006)

Exhibit Number	Description

4.21*
Securities Purchase Agreement, dated January 18, 2007, by and among MISCOR Group, Ltd., Tontine Capital Partners, L.P. and Tontine Capital Overseas Master Fund, L.P. (incorporated by reference to Exhibit 10.1 to the registrant’s Current Report on Form 8-K filed by the registrant on January 22, 2007)

4.22
Registration Rights Agreement, dated January 18, 2007, by and among MISCOR Group, Ltd., Tontine Capital Partners, L.P. and Tontine Capital Overseas Master Fund, L.P. (incorporated by reference to Exhibit 10.2 to the registrant’s Current Report on Form 8-K filed by the registrant on January 22, 2007)

4.23	Irrevocable Proxy of John Martell (incorporated by reference to Exhibit 99.1 to the registrant’s Current Report on Form 8-K filed by the registrant on January 22, 2007)
4.24	Restated Irrevocable Proxy of John A. Martell (incorporated by reference to Exhibit 99.2 to the registrant’s Current Report on Form 8-K filed by the registrant on December 5, 2007)
5.1†	Opinion of Barnes & Thornburg LLP
10.1
Placement Agency Agreement, dated April 26, 2004 between Magnetech Industrial Services, Inc. and Strasbourger Pearson Tulcin Wolff Incorporated (incorporated by reference to Exhibit 10.1 to the registrant’s Registration Statement on Form S-1 (Reg. No. 333-129354))

10.2
Placement Agency Agreement dated January 25, 2005 between the registrant and Strasbourger Pearson Tulcin Wolff Incorporated (incorporated by reference to Exhibit 10.2 to the registrant’s Registration Statement on Form S-1 (Reg. No. 333-129354))

10.3
Form of Convertible Redeemable Preferred Stock Purchase Agreement between Magnetech Industrial Services, Inc. and the purchasers scheduled therein (incorporated by reference to Exhibit 10.3 to the registrant’s Registration Statement on Form S-1 (Reg. No. 333-129354))

10.4
Form of Stock Purchase Agreement between the registrant and the purchasers scheduled therein (incorporated by reference to Exhibit 10.4 to the registrant’s Registration Statement on Form S-1 (Reg. No. 333-129354))

10.5
Form of Subordinated Convertible Debenture Purchase Agreement among the registrant, Strasbourger Pearson Tulcin Wolff, Inc. and the purchasers scheduled therein (incorporated by reference to Exhibit 10.5 to the registrant’s Registration Statement on Form S-1 (Reg. No. 333-129354))

10.6
Escrow Agreement dated April 26, 2004 among the registrant, Wilmington Trust Company and Strasbourger Pearson Tulcin Wolff Incorporated (incorporated by reference to Exhibit 10.6 to the registrant’s Registration Statement on Form S-1 (Reg. No. 333-129354))

10.7a
Funds Escrow Agreement dated August 24, 2005 among the registrant, Loeb & Loeb LLP and Laurus Master Fund, Ltd. (incorporated by reference to Exhibit 10.7a to the registrant’s Registration Statement on Form S-1 (Reg. No. 333-129354))

10.7b	Funds Escrow Disbursement Letter/Joint Instructions dated August 24, 2005 (incorporated by reference to Exhibit 10.7b to the registrant’s Registration Statement on Form S-1 (Reg. No. 333-129354))
10.8
Security Agreement dated as of March 3, 2005 between the registrant and Strasbourger Pearson Tulcin Wolff Incorporated, as agent for purchasers of subordinated convertible debentures (incorporated by reference to Exhibit 10.8 to the registrant’s Registration Statement on Form S-1 (Reg. No. 333-129354))

10.9a
Security and Purchase Agreement dated August 24, 2005 among Laurus Master Fund, Ltd., the registrant and subsidiaries of the registrant identified therein (incorporated by reference to Exhibit 10.9a to the registrant’s Registration Statement on Form S-1 (Reg. No. 333-129354))

10.9b
Amendment to Security and Purchase Agreement, dated October 19, 2005 among Laurus Master Fund, Ltd., the registrant and subsidiaries of the registrant identified therein (incorporated by reference to Exhibit 10.9b to the registrant’s Registration Statement on Form S-1 (Reg. No. 333-129354))

10.9c
Amendment to Security and Purchase Agreement, dated January 31, 2006 among Laurus Master Fund, Ltd., the registrant and subsidiaries of the registrant identified therein (incorporated by reference to Exhibit 10.9c to the registrant’s Registration Statement on Form S-1 (Reg. No. 333-129354))

10.9d
Amendment to Security and Purchase Agreement dated July 14, 2006 among Laurus Master Fund, Ltd., the registrant and subsidiaries of the registrant identified therein, amending the Security and Purchase Agreement and related agreements and instruments (incorporated by reference to Exhibit 10.1 to the registrant’s Current Report on Form 8-K filed by the registrant on July 20, 2006)

Exhibit Number	Description

10.10
Pledge Agreement dated August 24, 2005 among Laurus Master Fund, Ltd., the registrant and certain subsidiaries of the registrant identified therein (incorporated by reference to Exhibit 10.10 to the registrant’s Registration Statement on Form S-1 (Reg. No. 333-129354))

10.11
Guaranty dated August 24, 2005 made by certain subsidiaries of the registrant identified therein in favor of Laurus Master Fund, Ltd. (incorporated by reference to Exhibit 10.11 to the registrant’s Registration Statement on Form S-1 (Reg. No. 333-129354))

10.12
Form of Subordination Agreement made among John Martell, Patricia Minehardt and Strasbourger Pearson Tulcin Wolff, Inc., as agent for the holders of subordinated convertible debentures, in favor of Laurus Master Fund, Ltd. (incorporated by reference to Exhibit 10.13 to the registrant’s Registration Statement on Form S-1 (Reg. No. 333-129354))

10.13
Lease, commencing August 3, 2001, between JAM Summer Properties, LLC and Magnetech Industrial Services, Inc. (incorporated by reference to Exhibit 10.14 to the registrant’s Registration Statement on Form S-1 (Reg. No. 333-129354))

10.14
Lease, commencing May 5, 2003, between JAM Bev Properties, LLC and Magnetech Industrial Services, Inc. (incorporated by reference to Exhibit 10.15 to the registrant’s Registration Statement on Form S-1 (Reg. No. 333-129354))

10.15
Lease, commencing May 5, 2003, between JAM Walnut Properties, LLC and Magnetech Industrial Services, Inc. (incorporated by reference to Exhibit 10.16 to the registrant’s Registration Statement on Form S-1 (Reg. No. 333-129354))

10.16
Lease, commencing March 1, 2002, between JAM Hutson Properties, LLC and Magnetech Industrial Services, Inc. (incorporated by reference to Exhibit 10.17 to the registrant’s Registration Statement on Form S-1 (Reg. No. 333-129354))

10.17a@	2005 Stock Option Plan of the registrant (incorporated by reference to Exhibit 10.18 to the registrant’s Registration Statement on Form S-1 (Reg. No. 333-129354))
10.17b@
Amendment to the MISCOR 2005 Stock Option Plan, effective May 15, 2008 (incorporated by reference to Exhibit 10.1b to the registrant’s Quarterly Report on Form 10-Q filed by the registrant on August 13, 2008)

10.18@	Form of Stock Option Agreement under 2005 Stock Option Plan (incorporated by reference to Exhibit 10.19 to the registrant’s Registration Statement on Form S-1 (Reg. No. 333-129354))
10.19a@	2005 Restricted Stock Purchase Plan of the registrant (incorporated by reference to Exhibit 10.20 to the registrant’s Registration Statement on Form S-1 (Reg. No. 333-129354))
10.19b@
Amendment to the MISCOR 2005 Restricted Stock Purchase Plan, effective February 7, 2008 (incorporated by reference to Exhibit 10.1 to the registrant’s Current Report on Form 8-K filed by the registrant on February 13, 2008)

10.20a@	MISCOR Group, Ltd. Employee Stock Purchase Plan (incorporated by reference to Exhibit 4.1 to the registrant’s Registration Statement on Form S-8 (Reg. No. 333-141537))
10.20b@
Amendment to the MISCOR Group, Ltd. Employee Stock Purchase Plan, effective May 15, 2008 (incorporated by reference to Exhibit 10.2b to the registrant’s Quarterly Report on Form 10-Q filed by the registrant on August 13, 2008)

10.21@
Employment Agreement dated September 30, 2005 between the registrant and John A. Martell (incorporated by reference to Exhibit 10.21 to the registrant’s Registration Statement on Form S-1 (Reg. No. 333-129354))

10.22@
Employment Agreement dated September 30, 2005 between the registrant and James M. Lewis (incorporated by reference to Exhibit 10.22 to the registrant’s Registration Statement on Form S-1 (Reg. No. 333-129354))

10.23@
Employment Agreement dated September 30, 2005 between the registrant and Richard J. Mullin (incorporated by reference to Exhibit 10.23 to the registrant’s Registration Statement on Form S-1 (Reg. No. 333-129354))

10.24@
Employment Agreement dated September 30, 2005 between Magnetech Industrial Services, Inc. and William Wisniewski (incorporated by reference to Exhibit 10.24 to the registrant’s Registration Statement on Form S-1 (Reg. No. 333-129354))

10.25@
Employment Agreement dated September 30, 2005 between Martell Electric, LLC and Anthony Nicholson (incorporated by reference to Exhibit 10.25 to the registrant’s Registration Statement on Form S-1 (Reg. No. 333-129354))

Exhibit Number	Description

10.26
Asset Purchase Agreement dated August 9, 2000 between Magnetech Industrial Services, Inc., Trans Tech Electric, Inc. and Delta Star Electric, Inc. (incorporated by reference to Exhibit 10.28 to the registrant’s Registration Statement on Form S-1 (Reg. No. 333-129354))

10.27
Asset Purchase Agreement dated as of November 26, 2004 between Martell Electric, LLC and Thompson, Inc. (incorporated by reference to Exhibit 10.30 to the registrant’s Registration Statement on Form S-1 (Reg. No. 333-129354))

10.28
Security and Purchase Agreement dated May 31, 2006 among Laurus Master Fund, Ltd. and Magnetech Industrial Services of Alabama, LLC (incorporated by reference to Exhibit 10.1 to the registrant’s Current Report on Form 8-K filed by the registrant on June 6, 2006)

10.29
Stock Pledge Agreement dated May 31, 2006 among Laurus Master Fund, Ltd., the registrant and certain subsidiaries of the registrant identified therein (incorporated by reference to Exhibit 10.2 to the registrant’s Current Report on Form 8-K filed by the registrant on June 6, 2006)

10.30
Master Security Agreement among Laurus Master Fund, Ltd., the registrant and certain subsidiaries of the registrant identified therein (incorporated by reference to Exhibit 10.3 to the registrant’s Current Report on Form 8-K filed by the registrant on June 6, 2006)

10.31
Mortgage granted by Magnetech Industrial Services of Alabama, LLC in favor of Laurus Master Fund, Ltd. (incorporated by reference to Exhibit 10.4 to the registrant’s Current Report on Form 8-K filed by the registrant on June 6, 2006)

10.32
Guaranty dated May 31, 2006 made by the registrant and certain subsidiaries of the registrant identified therein in favor of Laurus Master Fund, Ltd. (incorporated by reference to Exhibit 10.5 to the registrant’s Current Report on Form 8-K filed by the registrant on June 6, 2006)

10.33
Amended and Restated Subordination Agreement dated May 31, 2006 made among John Martell and Strasbourger Pearson Tulcin Wolff, Inc., as agent for the holders of subordinated convertible debentures, in favor of Laurus Master Fund, Ltd. (incorporated by reference to Exhibit 10.6 to the registrant’s Current Report on Form 8-K filed by the registrant on June 6, 2006)

10.34
Overadvance Side Letter Agreement dated May 31, 2006 between Magnetech Industrial Services of Alabama, LLC and Laurus Master Fund, Ltd. (incorporated by reference to Exhibit 10.7 to the registrant’s Current Report on Form 8-K filed by the registrant on June 6, 2006)

10.35
Funds Escrow Agreement dated May 31, 2006 among the registrant, Loeb & Loeb LLP and Laurus Master Fund, Ltd. (incorporated by reference to Exhibit 10.8 to the registrant’s Current Report on Form 8-K filed by the registrant on June 6, 2006)

10.36
Funds Escrow Disbursement Letter/Joint Instructions dated May 31, 2006 (incorporated by reference to Exhibit 10.9 to the registrant’s Current Report on Form 8-K filed by the registrant on June 6, 2006)

10.37
Commercial Lease effective January 1, 2007, between Martell Electric, LLC and Martell Properties LLC (incorporated by reference to Exhibit 10.37 to the registrant’s Registration Statement on Form S-1 (Reg. No. 333-137940))

10.38
Line of Credit Agreement, dated March 9, 2007, by and among MISCOR Group, Ltd., HK Engine Components, LLC, Magnetech Industrial Services, Inc., Magnetech Power Services, LLC, Martell Electric LLC and MFB Financial (incorporated by reference to Exhibit 10.1 to the registrant’s Current Report on Form 8-K filed by the registrant on March 15, 2007)

10.39
Promissory Note dated March 9, 2007, made by MISCOR Group, Ltd., HK Engine Components, LLC, Magnetech Industrial Services, Inc., Magnetech Power Services, LLC and Martell Electric LLC for MFB Financial (incorporated by reference to Exhibit 10.2 to the registrant’s Current Report on Form 8-K filed by the registrant on March 15, 2007)

10.40
Form of Commercial Security Agreement dated March 9, 2007, entered into between each of MISCOR Group, Ltd., HK Engine Components, LLC, Magnetech Industrial Services, Inc., Magnetech Power Services, LLC, and Martell Electric LLC, on the one hand, and MFB Financial, on the other hand (incorporated by reference to Exhibit 10.3 to the registrant’s Current Report on Form 8-K filed by the registrant on March 15, 2007)

10.41
Form of Guaranty dated March 9, 2007, entered into between each of MISCOR Group, Ltd., HK Engine Components, LLC, Magnetech Industrial Services, Inc., Magnetech Power Services, LLC, and Martell Electric LLC, on the one hand, and MFB Financial, on the other hand (incorporated by reference to Exhibit 10.4 to the registrant’s Current Report on Form 8-K filed by the registrant on March 15, 2007)

Exhibit Number	Description

10.42
Insider Subordination Agreement dated March 9, 2007, by and among MISCOR Group, Ltd., HK Engine Components, LLC, MFB Financial and John A. Martell (incorporated by reference to Exhibit 10.5 to the registrant’s Current Report on Form 8-K filed by the registrant on March 15, 2007)

10.43
Subordination Agreement dated March 9, 2007, by and among MISCOR Group, Ltd., MFB Financial, and the holders of certain subordinated secured convertible debentures (incorporated by reference to Exhibit 10.6 to the registrant’s Current Report on Form 8-K filed by the registrant on March 15, 2007)

10.44
Promissory Note dated November 30, 2007, issued by Magnetech Industrial Services, Inc., to BDeWees, Inc. (incorporated by reference to Exhibit 10.1 to the registrant’s Current Report on Form 8-K filed by the registrant on December 5, 2007)

10.45
Promissory Note dated November 30, 2007, issued by Magnetech Industrial Services, Inc., to XGen III, Ltd. (incorporated by reference to Exhibit 10.2 to the registrant’s Current Report on Form 8-K filed by the registrant on December 5, 2007)

10.46
Lease between 3D3E Ltd., Landlord, and 3-D Service, Ltd., Tenant, and Guaranty of MISCOR Group, Ltd., dated November 30, 2007 (incorporated by reference to Exhibit 10.3 to the registrant’s Current Report on Form 8-K filed by the registrant on December 5, 2007)

10.47*
Securities Purchase Agreement dated November 30, 2007, by and among Tontine Capital Partners, L.P., Tontine Capital overseas Master Fund, L.P., and MISCOR Group, Ltd. (incorporated by reference to Exhibit 10.4 to the registrant’s Current Report on Form 8-K filed by the registrant on December 5, 2007)

10.48
Amended and Restated Registration Rights Agreement dated November 30, 2007, by and between MISCOR Group, Ltd., Tontine Capital Partners, L.P., and Tontine Capital Overseas Master Fund, L.P. (incorporated by reference to Exhibit 10.5 to the registrant’s Current Report on Form 8-K filed by the registrant on December 5, 2007)

10.49
Commercial Security Agreement dated November 30, 2007, between 3-D Service, Ltd., and BDeWees, Inc. (incorporated by reference to Exhibit 10.6 to the registrant’s Current Report on Form 8-K filed by the registrant on December 5, 2007)

10.50
Commercial Security Agreement dated November 30, 2007, between 3-D Service, Ltd., and XGen III, Ltd. (incorporated by reference to Exhibit 10.7 to the registrant’s Current Report on Form 8-K filed by the registrant on December 5, 2007)

10.51@
Employment Agreement dated November 30, 2007, between Magnetech Industrial Services, Inc., and Bernard L. DeWees (incorporated by reference to Exhibit 10.8 to the registrant’s Current Report on Form 8-K filed by the registrant on December 5, 2007)

10.52	Guaranty of Thomas J. Embrescia dated November 30, 2007 (incorporated by reference to Exhibit 10.9 to the registrant’s Current Report on Form 8-K filed by the registrant on December 5, 2007)
10.53	Guaranty of Bernard L. DeWees dated November 30, 2007 (incorporated by reference to Exhibit 10.10 to the registrant’s Current Report on Form 8-K filed by the registrant on December 5, 2007)
10.54
Non-Compete Agreement dated November 30, 2007, between Magnetech Industrial Services, Inc., and Bernard L. DeWees (incorporated by reference to Exhibit 10.11 to the registrant’s Current Report on Form 8-K filed by the registrant on December 5, 2007)

10.55
Non-Compete Agreement dated November 30, 2007, between Magnetech Industrial Services, Inc., and Thomas J. Embrescia (incorporated by reference to Exhibit 10.12 to the registrant’s Current Report on Form 8-K filed by the registrant on December 5, 2007)

10.56a*
Credit and Security Agreement dated January 14, 2008, among Wells Fargo Bank, the registrant and certain subsidiaries of the registrant identified therein (incorporated by reference to Exhibit 10.1 to the registrant’s Current Report on Form 8-K filed by the registrant on January 18, 2008)

10.56b	First Amendment to Credit and Security Agreement dated April 15, 2008 among Wells Fargo Bank, the registrant, and certain subsidiaries of the registrant identified therein
10.56c
Second Amendment to Credit and Security Agreement dated August 28, 2008 among Wells Fargo Bank, the registrant, and certain subsidiaries of the registrant identified therein (incorporated by reference to Exhibit 10.56a to the registrant’s Registration Statement on Form S-1 (Reg. No. 333-154649))

10.56d	Waiver Letter Regarding Credit and Security Agreement dated November 10, 2008 from Wells Fargo Bank
10.57
Revolving Note dated January 14, 2008, among Wells Fargo Bank, the registrant and certain subsidiaries of the registrant identified therein (incorporated by reference to Exhibit 10.2 to the registrant’s Current Report on Form 8-K filed by the registrant on January 18, 2008)

10.58
Real Estate Note dated January 14, 2008, among Wells Fargo Bank, the registrant and certain subsidiaries of the registrant identified therein (incorporated by reference to Exhibit 10.3 to the registrant’s Current Report on Form 8-K filed by the registrant on January 18, 2008)

Exhibit Number	Description

10.59
Real Estate Mortgage, Security Agreement and Assignment of Rents and Leases dated January 14, 2008, between Wells Fargo Bank and Magnetech Industrial Services, Inc. (incorporated by reference to Exhibit 10.4 to the registrant’s Current Report on Form 8-K filed by the registrant on January 18, 2008)

10.60
Collateral Pledge Agreement dated January 14, 2008, between Wells Fargo Bank and the registrant (incorporated by reference to Exhibit 10.5 to the registrant’s Current Report on Form 8-K filed by the registrant on January 18, 2008)

10.61
Patent and Trademark Security Agreement dated January 14, 2008, between Wells Fargo Bank and 3-D Service, Ltd. (incorporated by reference to Exhibit 10.6 to the registrant’s Current Report on Form 8-K filed by the registrant on January 18, 2008)

10.62
Patent and Trademark Security Agreement dated January 14, 2008, between Wells Fargo Bank and Magnetech Industrial Services, Inc. (incorporated by reference to Exhibit 10.7 to the registrant’s Current Report on Form 8-K filed by the registrant on January 18, 2008)

10.63
Standby Letter of Credit Agreement dated January 14, 2008, among Wells Fargo Bank, the registrant and certain subsidiaries of the registrant identified therein (incorporated by reference to Exhibit 10.8 to the registrant’s Current Report on Form 8-K filed by the registrant on January 18, 2008)

10.64
Subordination Agreement between Wells Fargo Bank and John A. Martell (incorporated by reference to Exhibit 10.9 to the registrant’s Current Report on Form 8-K filed by the registrant on January 18, 2008)

10.65
Subordination Agreement between Wells Fargo Bank and Strasbourger, Pearson, Tulcin, Wolffe, Inc. (incorporated by reference to Exhibit 10.10 to the registrant’s Current Report on Form 8-K filed by the registrant on January 18, 2008)

10.66
Subordination Agreement among Wells Fargo Bank, BDeWees, Inc., and XGen III, Ltd. (incorporated by reference to Exhibit 10.11 to the registrant’s Current Report on Form 8-K filed by the registrant on January 18, 2008)

10.67
Lease Agreement dated January 16, 2008, between Dansville Properties, LLC and American Motive Power, Inc. (incorporated by reference to Exhibit 10.1 to the registrant’s Current Report on Form 8-K filed by the registrant on January 23, 2008)

10.68
Non-Compete Agreement dated January 16, 2008, between American Motive Power, Inc., and Lawrence Mehlenbacher (incorporated by reference to Exhibit 10.2 to the registrant’s Current Report on Form 8-K filed by the registrant on January 23, 2008)

10.69
Non-Compete Agreement dated January 16, 2008, between American Motive Power, Inc., and Richard Rizzieri (incorporated by reference to Exhibit 10.3 to the registrant’s Current Report on Form 8-K filed by the registrant on January 23, 2008)

10.70
Non-Compete Agreement dated January 16, 2008, between American Motive Power, Inc., and Thomas Coll (incorporated by reference to Exhibit 10.4 to the registrant’s Current Report on Form 8-K filed by the registrant on January 23, 2008)

10.71
Non-Compete Agreement dated January 16, 2008, between American Motive Power, Inc., and Gary Walsh (incorporated by reference to Exhibit 10.5 to the registrant’s Current Report on Form 8-K filed by the registrant on January 23, 2008)

10.72
Non-Compete Agreement dated January 16, 2008, between American Motive Power, Inc., and Joseph Fearon (incorporated by reference to Exhibit 10.6 to the registrant’s Current Report on Form 8-K filed by the registrant on January 23, 2008)

10.73
Mutual Services Agreement dated January 16, 2008, among American Motive Power, Inc., LMC Power Systems, Inc., LMC Industrial Contractors, Inc., and Dansville Properties, LLC (incorporated by reference to Exhibit 10.7 to the registrant’s Current Report on Form 8-K filed by the registrant on January 23, 2008)

10.74
Prior Contract Termination Agreement dated January 16, 2008, among Lawrence Mehlenbacher, Joseph Fearon, Thomas Coll, Richard Rizzieri, Gary Walsh, LMC Industrial Contractors, Inc., LMC Power Systems, Inc., Dansville Properties, LLC and American Motive Power, Inc. (incorporated by reference to Exhibit 10.8 to the registrant’s Current Report on Form 8-K filed by the registrant on January 23, 2008)

10.75@
Employment Agreement dated August 20, 2008 (and effective as of January 14, 2008), between MISCOR Group, Ltd., and Richard A. Tamborski (incorporated by reference to Exhibit 99.1 to the registrant’s Current Report on Form 8-K filed by the registrant on August 26, 2008)

Exhibit Number	Description

21.1	Subsidiaries of the registrant (incorporated by reference to Exhibit 21.1 to the registrant’s Registration Statement on Form S-1/A (Reg. No. 333-144557))
23.1	Consent of Asher & Company, Ltd.
23.2†	Consent of Barnes & Thornburg LLP (included in Exhibit 5.1)

*
MISCOR has omitted schedules and similar attachments to the subject agreement pursuant to Item 601(b) of Regulation S-K. MISCOR will furnish a copy of any omitted schedule or similar attachment to the Commission upon request.

@	Denotes a management contract or compensatory plan.
†	Previously filed.

Item 17. Undertakings

(a)           The undersigned registrant hereby undertakes:

(1)            To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)           To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)           To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)           To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)            That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)            To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

(4)            That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)            That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)            Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)           Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)           The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)           Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)            The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)            Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of South Bend, State of Indiana, on December 23, 2008.

MISCOR GROUP, LTD.

By:	/s/ John A. Martell
John A. Martell, Chairman, Chief Executive Officer and President

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement on Form S-1 has been signed by the following persons in the capacities indicated on December 23, 2008.

Signature	Title

/s/ John A. Martell	Chairman of the Board, Chief Executive Officer and President (Principal Executive Officer)
John A. Martell

/s/ Richard J. Mullin	Chief Financial Officer (Principal Financial and Accounting Officer)
Richard J. Mullin

/s/ William J. Schmuhl, Jr.	Director
William J. Schmuhl, Jr.

/s/ Richard A. Tamborski	Director
Richard A. Tamborski

EXHIBIT INDEX

Exhibit Number	Description

2.1*
AMP Stock Purchase Agreement dated January 16, 2008, among MISCOR Group, Ltd., Lawrence Mehlenbacher, Joseph Fearon, Thomas Coll, Richard Rizzieri, and Gary Walsh (incorporated by reference to Exhibit 2.1 to the registrant’s Current Report on Form 8-K filed by the registrant on January 23, 2008)

2.2*
3-D Membership Interest Purchase Agreement dated November 30, 2007, by and among Magnetech Industrial Services, Inc., BDeWees, Inc., and XGen III, Ltd. (incorporated by reference to Exhibit 2.1 to the registrant’s Current Report on Form 8-K filed by the registrant on December 5, 2007)

2.3*
Stock Purchase Agreement dated October 19, 2007, by and among MISCOR Group, Ltd., and Darrell L. Graf, Mary A. LaPlace and Kenneth D. Wiegand (incorporated by reference to Exhibit 2.1 to the registrant’s Current Report on Form 8-K filed by the registrant on October 22, 2007)

2.4*
Asset Purchase Agreement dated May 31, 2006 among Magnetech Industrial Services of Alabama, LLC, Magnetech Industrial Services, Inc., E. T. Smith Services of Alabama, Inc. and Smith Services, Inc. (incorporated by reference to Exhibit 2.1 to the registrant’s Current Report on Form 8-K filed by the registrant on June 1, 2006)

2.5
Asset Purchase Agreement dated as of March 4, 2005 among HK Machined Parts, LLC, HK Weston Properties, LLC and Hatch & Kirk, Inc. (incorporated by reference to Exhibit 10.31 to the registrant’s Registration Statement on Form S-1 (Reg. No. 333-129354))

2.6
Asset Purchase Agreement dated as of March 4, 2005 between HK Cast Products, LLC f/k/a HK Engineered Castings, LLC and HK Castings, Inc. (incorporated by reference to Exhibit 10.32 to the registrant’s Registration Statement on Form S-1 (Reg. No. 333-129354))

3.1a	Amended and Restated Articles of Incorporation of the registrant (incorporated by reference to Exhibit 3.1 to the registrant’s Registration Statement on Form S-1 (Reg No. 333-129354))
3.1b
Articles of Amendment to the registrant’s Amended and Restated Articles of Incorporation, effective January 14, 2008 (incorporated by reference to Exhibit 3.1 to the registrant’s Current Report on Form 8-K filed by the registrant on January 14, 2008)

3.1c
Articles of Amendment to the registrant’s Amended and Restated Articles of Incorporation, effective February 8, 2008 (incorporated by reference to Exhibit 3.1 to the registrant’s Current Report on Form 8-K filed by the registrant on February 13, 2008)

3.1d
Articles of Amendment to the registrant’s Amended and Restated Articles of Incorporation, effective May 20, 2008 (incorporated by reference to Exhibit 3.1 to the registrant’s Current Report on Form 8-K filed by the registrant on May 27, 2008)

3.2	Amended and Restated Code of By-Laws of the registrant (incorporated by reference to Exhibit 3.1 to the registrant’s Current Report on Form 8-K filed by the registrant on November 21, 2007)
4.1	Specimen certificate of common stock (incorporated by reference to Exhibit 4.1 to the registrant’s Annual Report on Form 10-K filed by the registrant on March 31, 2008)
4.2
Warrant Agreement, form of Joinder Agreement and form of common stock purchase warrant issued to designees of Strasbourger Pearson Tulcin Wolff Incorporated pursuant to Placement Agency Agreement dated April 26, 2004 (incorporated by reference to Exhibit 4.2 to the registrant’s Registration Statement on Form S-1 (Reg. No. 333-129354))

4.3
Form of common stock purchase warrant issued to designees of Strasbourger Pearson Tulcin Wolff Incorporated pursuant to Placement Agency Agreement dated January 25, 2005 (incorporated by reference to Exhibit 4.3 to the registrant’s Registration Statement on Form S-1 (Reg. No. 333-129354))

4.4
Form of common stock purchase warrant issued to purchasers of the registrant’s subordinated convertible debentures pursuant to Convertible Debenture Purchase Agreements with the registrant (incorporated by reference to Exhibit 4.4 to the registrant’s Registration Statement on Form S-1 (Reg. No. 333-129354))

4.5
Common Stock Purchase Warrant dated August 24, 2005 issued to Laurus Master Fund, Ltd. (incorporated by reference to Exhibit 4.5 to the registrant’s Registration Statement on Form S-1 (Reg. No. 333-129354))

4.6
Form of common stock purchase warrant issued to persons designated by Vertical Capital Partners, Inc. (incorporated by reference to Exhibit 4.6 to the registrant’s Registration Statement on Form S-1 (Reg. No. 333-129354))

Exhibit Number	Description

4.7a
Form of subordinated convertible debenture issued to purchasers pursuant to Convertible Debenture Purchase Agreements with the registrant (incorporated by reference to Exhibit 4.7a to the registrant’s Registration Statement on Form S-1 (Reg. No. 333-129354))

4.7b
Letter Agreement dated April 16, 2006, to extend maturity date of subordinated convertible debentures (incorporated by reference to Exhibit 4.7b to the registrant’s Registration Statement on Form S-1 (Reg. No. 333-129354))

4.8	Secured Revolving Note dated August 24, 2005 issued to Laurus Master Fund, Ltd. (incorporated by reference to Exhibit 4.8 to the registrant’s Registration Statement on Form S-1 (Reg. No. 333-129354))
4.9
Secured Convertible Minimum Borrowing Note dated August 24, 2005 issued to Laurus Master Fund, Ltd. (incorporated by reference to Exhibit 4.9 to the registrant’s Registration Statement on Form S-1 (Reg. No. 333-129354))

4.10
Secured Convertible Term Note dated August 24, 2005 issued to Laurus Master Fund, Ltd. (incorporated by reference to Exhibit 4.10 to the registrant’s Registration Statement on Form S-1 (Reg. No. 333-129354))

4.11
Promissory Note dated January 1, 2004 issued by Magnetech Industrial Services, Inc. to John A. Martell (incorporated by reference to Exhibit 4.11 to the registrant’s Registration Statement on Form S-1 (Reg. No. 333-129354))

4.12
Conversion Option dated September 12, 2005 among John A. Martell, Magnetech Industrial Services, Inc. and the registrant (incorporated by reference to Exhibit 4.12 to the registrant’s Registration Statement on Form S-1 (Reg. No. 333-129354))

4.13
Amendment to Conversion Option dated November 28, 2007, by and among MISCOR Group, Ltd., Magnetech Industrial Services, Inc., and John A. Martell (incorporated by reference to Exhibit 4.1 to the registrant’s Current Report on Form 8-K filed by the registrant on December 5, 2007)

4.14
Form of Registration Rights Agreement between the registrant and the purchasers scheduled therein, made pursuant to Stock Purchase Agreement with the registrant (incorporated by reference to Exhibit 4.13 to the registrant’s Registration Statement on Form S-1 (Reg. No. 333-129354))

4.15
Form of Registration Rights Agreement between the registrant and the purchasers scheduled therein, made pursuant to Subordinated Convertible Debenture Purchase Agreements (incorporated by reference to Exhibit 4.14 to the registrant’s Registration Statement on Form S-1 (Reg. No. 333-129354))

4.16
Registration Rights Agreement dated August 24, 2005 between the registrant and Laurus Master Fund, Ltd. (incorporated by reference to Exhibit 4.15 to the registrant’s Registration Statement on Form S-1 (Reg. No. 333-129354))

4.17
Common Stock Purchase Warrant dated May 31, 2006 issued by registrant to Laurus Master Fund, Ltd. (incorporated by reference to Exhibit 4.1 to the registrant’s Current Report on Form 8-K filed by the registrant on June 6, 2006)

4.18
Secured Non-convertible Revolving Note dated May 31, 2006 issued by Magnetech Industrial Services of Alabama, LLC to Laurus Master Fund, Ltd. (incorporated by reference to Exhibit 4.2 to the registrant’s Current Report on Form 8-K filed by the registrant on June 6, 2006)

4.19
Secured Term Note dated May 31, 2006 issued by Magnetech Industrial Services of Alabama, LLC to Laurus Master Fund, Ltd. (incorporated by reference to Exhibit 4.3 to the registrant’s Current Report on Form 8-K filed by the registrant on June 6, 2006)

4.20a
Registration Rights Agreement dated May 31, 2006 between the registrant and Laurus Master Fund, Ltd. (incorporated by reference to Exhibit 4.4 to the registrant’s Current Report on Form 8-K filed by the registrant on June 6, 2006)

4.20b
Amendment dated July 31, 2006, to Registration Rights Agreement dated May 31, 2006, between the registrant and Laurus Master Fund, Ltd. (incorporated by reference to Exhibit 10.1 to the registrant’s Current Report on Form 8-K filed by the registrant on August 4, 2006)

4.20c
Amendment dated August 30, 2006, to Registration Rights Agreement dated May 31, 2006, between the registrant and Laurus Master Fund, Ltd. (incorporated by reference to Exhibit 10.1 to the registrant’s Current Report on Form 8-K filed by the registrant on August 31, 2006)

4.21*
Securities Purchase Agreement, dated January 18, 2007, by and among MISCOR Group, Ltd., Tontine Capital Partners, L.P. and Tontine Capital Overseas Master Fund, L.P. (incorporated by reference to Exhibit 10.1 to the registrant’s Current Report on Form 8-K filed by the registrant on January 22, 2007)

Exhibit Number	Description

4.22
Registration Rights Agreement, dated January 18, 2007, by and among MISCOR Group, Ltd., Tontine Capital Partners, L.P. and Tontine Capital Overseas Master Fund, L.P. (incorporated by reference to Exhibit 10.2 to the registrant’s Current Report on Form 8-K filed by the registrant on January 22, 2007)

4.23	Irrevocable Proxy of John Martell (incorporated by reference to Exhibit 99.1 to the registrant’s Current Report on Form 8-K filed by the registrant on January 22, 2007)
4.24	Restated Irrevocable Proxy of John A. Martell (incorporated by reference to Exhibit 99.2 to the registrant’s Current Report on Form 8-K filed by the registrant on December 5, 2007)
5.1†	Opinion of Barnes & Thornburg LLP
10.1
Placement Agency Agreement, dated April 26, 2004 between Magnetech Industrial Services, Inc. and Strasbourger Pearson Tulcin Wolff Incorporated (incorporated by reference to Exhibit 10.1 to the registrant’s Registration Statement on Form S-1 (Reg. No. 333-129354))

10.2
Placement Agency Agreement dated January 25, 2005 between the registrant and Strasbourger Pearson Tulcin Wolff Incorporated (incorporated by reference to Exhibit 10.2 to the registrant’s Registration Statement on Form S-1 (Reg. No. 333-129354))

10.3
Form of Convertible Redeemable Preferred Stock Purchase Agreement between Magnetech Industrial Services, Inc. and the purchasers scheduled therein (incorporated by reference to Exhibit 10.3 to the registrant’s Registration Statement on Form S-1 (Reg. No. 333-129354))

10.4
Form of Stock Purchase Agreement between the registrant and the purchasers scheduled therein (incorporated by reference to Exhibit 10.4 to the registrant’s Registration Statement on Form S-1 (Reg. No. 333-129354))

10.5
Form of Subordinated Convertible Debenture Purchase Agreement among the registrant, Strasbourger Pearson Tulcin Wolff, Inc. and the purchasers scheduled therein (incorporated by reference to Exhibit 10.5 to the registrant’s Registration Statement on Form S-1 (Reg. No. 333-129354))

10.6
Escrow Agreement dated April 26, 2004 among the registrant, Wilmington Trust Company and Strasbourger Pearson Tulcin Wolff Incorporated (incorporated by reference to Exhibit 10.6 to the registrant’s Registration Statement on Form S-1 (Reg. No. 333-129354))

10.7a
Funds Escrow Agreement dated August 24, 2005 among the registrant, Loeb & Loeb LLP and Laurus Master Fund, Ltd. (incorporated by reference to Exhibit 10.7a to the registrant’s Registration Statement on Form S-1 (Reg. No. 333-129354))

10.7b	Funds Escrow Disbursement Letter/Joint Instructions dated August 24, 2005 (incorporated by reference to Exhibit 10.7b to the registrant’s Registration Statement on Form S-1 (Reg. No. 333-129354))
10.8
Security Agreement dated as of March 3, 2005 between the registrant and Strasbourger Pearson Tulcin Wolff Incorporated, as agent for purchasers of subordinated convertible debentures (incorporated by reference to Exhibit 10.8 to the registrant’s Registration Statement on Form S-1 (Reg. No. 333-129354))

10.9a
Security and Purchase Agreement dated August 24, 2005 among Laurus Master Fund, Ltd., the registrant and subsidiaries of the registrant identified therein (incorporated by reference to Exhibit 10.9a to the registrant’s Registration Statement on Form S-1 (Reg. No. 333-129354))

10.9b
Amendment to Security and Purchase Agreement, dated October 19, 2005 among Laurus Master Fund, Ltd., the registrant and subsidiaries of the registrant identified therein (incorporated by reference to Exhibit 10.9b to the registrant’s Registration Statement on Form S-1 (Reg. No. 333-129354))

10.9c
Amendment to Security and Purchase Agreement, dated January 31, 2006 among Laurus Master Fund, Ltd., the registrant and subsidiaries of the registrant identified therein (incorporated by reference to Exhibit 10.9c to the registrant’s Registration Statement on Form S-1 (Reg. No. 333-129354))

10.9d
Amendment to Security and Purchase Agreement dated July 14, 2006 among Laurus Master Fund, Ltd., the registrant and subsidiaries of the registrant identified therein, amending the Security and Purchase Agreement and related agreements and instruments (incorporated by reference to Exhibit 10.1 to the registrant’s Current Report on Form 8-K filed by the registrant on July 20, 2006)

10.10
Pledge Agreement dated August 24, 2005 among Laurus Master Fund, Ltd., the registrant and certain subsidiaries of the registrant identified therein (incorporated by reference to Exhibit 10.10 to the registrant’s Registration Statement on Form S-1 (Reg. No. 333-129354))

10.11
Guaranty dated August 24, 2005 made by certain subsidiaries of the registrant identified therein in favor of Laurus Master Fund, Ltd. (incorporated by reference to Exhibit 10.11 to the registrant’s Registration Statement on Form S-1 (Reg. No. 333-129354))

Exhibit Number	Description

10.12
Form of Subordination Agreement made among John Martell, Patricia Minehardt and Strasbourger Pearson Tulcin Wolff, Inc., as agent for the holders of subordinated convertible debentures, in favor of Laurus Master Fund, Ltd. (incorporated by reference to Exhibit 10.13 to the registrant’s Registration Statement on Form S-1 (Reg. No. 333-129354))

10.13
Lease, commencing August 3, 2001, between JAM Summer Properties, LLC and Magnetech Industrial Services, Inc. (incorporated by reference to Exhibit 10.14 to the registrant’s Registration Statement on Form S-1 (Reg. No. 333-129354))

10.14
Lease, commencing May 5, 2003, between JAM Bev Properties, LLC and Magnetech Industrial Services, Inc. (incorporated by reference to Exhibit 10.15 to the registrant’s Registration Statement on Form S-1 (Reg. No. 333-129354))

10.15
Lease, commencing May 5, 2003, between JAM Walnut Properties, LLC and Magnetech Industrial Services, Inc. (incorporated by reference to Exhibit 10.16 to the registrant’s Registration Statement on Form S-1 (Reg. No. 333-129354))

10.16
Lease, commencing March 1, 2002, between JAM Hutson Properties, LLC and Magnetech Industrial Services, Inc. (incorporated by reference to Exhibit 10.17 to the registrant’s Registration Statement on Form S-1 (Reg. No. 333-129354))

10.17a@	2005 Stock Option Plan of the registrant (incorporated by reference to Exhibit 10.18 to the registrant’s Registration Statement on Form S-1 (Reg. No. 333-129354))
10.17b@
Amendment to the MISCOR 2005 Stock Option Plan, effective May 15, 2008 (incorporated by reference to Exhibit 10.1b to the registrant’s Quarterly Report on Form 10-Q filed by the registrant on August 13, 2008)

10.18@	Form of Stock Option Agreement under 2005 Stock Option Plan (incorporated by reference to Exhibit 10.19 to the registrant’s Registration Statement on Form S-1 (Reg. No. 333-129354))
10.19a@	2005 Restricted Stock Purchase Plan of the registrant (incorporated by reference to Exhibit 10.20 to the registrant’s Registration Statement on Form S-1 (Reg. No. 333-129354))
10.19b@
Amendment to the MISCOR 2005 Restricted Stock Purchase Plan, effective February 7, 2008 (incorporated by reference to Exhibit 10.1 to the registrant’s Current Report on Form 8-K filed by the registrant on February 13, 2008)

10.20a@	MISCOR Group, Ltd. Employee Stock Purchase Plan (incorporated by reference to Exhibit 4.1 to the registrant’s Registration Statement on Form S-8 (Reg. No. 333-141537))
10.20b@
Amendment to the MISCOR Group, Ltd. Employee Stock Purchase Plan, effective May 15, 2008 (incorporated by reference to Exhibit 10.2b to the registrant’s Quarterly Report on Form 10-Q filed by the registrant on August 13, 2008)

10.21@
Employment Agreement dated September 30, 2005 between the registrant and John A. Martell (incorporated by reference to Exhibit 10.21 to the registrant’s Registration Statement on Form S-1 (Reg. No. 333-129354))

10.22@
Employment Agreement dated September 30, 2005 between the registrant and James M. Lewis (incorporated by reference to Exhibit 10.22 to the registrant’s Registration Statement on Form S-1 (Reg. No. 333-129354))

10.23@
Employment Agreement dated September 30, 2005 between the registrant and Richard J. Mullin (incorporated by reference to Exhibit 10.23 to the registrant’s Registration Statement on Form S-1 (Reg. No. 333-129354))

10.24@
Employment Agreement dated September 30, 2005 between Magnetech Industrial Services, Inc. and William Wisniewski (incorporated by reference to Exhibit 10.24 to the registrant’s Registration Statement on Form S-1 (Reg. No. 333-129354))

10.25@
Employment Agreement dated September 30, 2005 between Martell Electric, LLC and Anthony Nicholson (incorporated by reference to Exhibit 10.25 to the registrant’s Registration Statement on Form S-1 (Reg. No. 333-129354))

10.26
Asset Purchase Agreement dated August 9, 2000 between Magnetech Industrial Services, Inc., Trans Tech Electric, Inc. and Delta Star Electric, Inc. (incorporated by reference to Exhibit 10.28 to the registrant’s Registration Statement on Form S-1 (Reg. No. 333-129354))

10.27
Asset Purchase Agreement dated as of November 26, 2004 between Martell Electric, LLC and Thompson, Inc. (incorporated by reference to Exhibit 10.30 to the registrant’s Registration Statement on Form S-1 (Reg. No. 333-129354))

10.28
Security and Purchase Agreement dated May 31, 2006 among Laurus Master Fund, Ltd. and Magnetech Industrial Services of Alabama, LLC (incorporated by reference to Exhibit 10.1 to the registrant’s Current Report on Form 8-K filed by the registrant on June 6, 2006)

Exhibit Number	Description

10.29
Stock Pledge Agreement dated May 31, 2006 among Laurus Master Fund, Ltd., the registrant and certain subsidiaries of the registrant identified therein (incorporated by reference to Exhibit 10.2 to the registrant’s Current Report on Form 8-K filed by the registrant on June 6, 2006)

10.30
Master Security Agreement among Laurus Master Fund, Ltd., the registrant and certain subsidiaries of the registrant identified therein (incorporated by reference to Exhibit 10.3 to the registrant’s Current Report on Form 8-K filed by the registrant on June 6, 2006)

10.31
Mortgage granted by Magnetech Industrial Services of Alabama, LLC in favor of Laurus Master Fund, Ltd. (incorporated by reference to Exhibit 10.4 to the registrant’s Current Report on Form 8-K filed by the registrant on June 6, 2006)

10.32
Guaranty dated May 31, 2006 made by the registrant and certain subsidiaries of the registrant identified therein in favor of Laurus Master Fund, Ltd. (incorporated by reference to Exhibit 10.5 to the registrant’s Current Report on Form 8-K filed by the registrant on June 6, 2006)

10.33
Amended and Restated Subordination Agreement dated May 31, 2006 made among John Martell and Strasbourger Pearson Tulcin Wolff, Inc., as agent for the holders of subordinated convertible debentures, in favor of Laurus Master Fund, Ltd. (incorporated by reference to Exhibit 10.6 to the registrant’s Current Report on Form 8-K filed by the registrant on June 6, 2006)

10.34
Overadvance Side Letter Agreement dated May 31, 2006 between Magnetech Industrial Services of Alabama, LLC and Laurus Master Fund, Ltd. (incorporated by reference to Exhibit 10.7 to the registrant’s Current Report on Form 8-K filed by the registrant on June 6, 2006)

10.35
Funds Escrow Agreement dated May 31, 2006 among the registrant, Loeb & Loeb LLP and Laurus Master Fund, Ltd. (incorporated by reference to Exhibit 10.8 to the registrant’s Current Report on Form 8-K filed by the registrant on June 6, 2006)

10.36
Funds Escrow Disbursement Letter/Joint Instructions dated May 31, 2006 (incorporated by reference to Exhibit 10.9 to the registrant’s Current Report on Form 8-K filed by the registrant on June 6, 2006)

10.37
Commercial Lease effective January 1, 2007, between Martell Electric, LLC and Martell Properties LLC (incorporated by reference to Exhibit 10.37 to the registrant’s Registration Statement on Form S-1 (Reg. No. 333-137940))

10.38
Line of Credit Agreement, dated March 9, 2007, by and among MISCOR Group, Ltd., HK Engine Components, LLC, Magnetech Industrial Services, Inc., Magnetech Power Services, LLC, Martell Electric LLC and MFB Financial (incorporated by reference to Exhibit 10.1 to the registrant’s Current Report on Form 8-K filed by the registrant on March 15, 2007)

10.39
Promissory Note dated March 9, 2007, made by MISCOR Group, Ltd., HK Engine Components, LLC, Magnetech Industrial Services, Inc., Magnetech Power Services, LLC and Martell Electric LLC for MFB Financial (incorporated by reference to Exhibit 10.2 to the registrant’s Current Report on Form 8-K filed by the registrant on March 15, 2007)

10.40
Form of Commercial Security Agreement dated March 9, 2007, entered into between each of MISCOR Group, Ltd., HK Engine Components, LLC, Magnetech Industrial Services, Inc., Magnetech Power Services, LLC, and Martell Electric LLC, on the one hand, and MFB Financial, on the other hand (incorporated by reference to Exhibit 10.3 to the registrant’s Current Report on Form 8-K filed by the registrant on March 15, 2007)

10.41
Form of Guaranty dated March 9, 2007, entered into between each of MISCOR Group, Ltd., HK Engine Components, LLC, Magnetech Industrial Services, Inc., Magnetech Power Services, LLC, and Martell Electric LLC, on the one hand, and MFB Financial, on the other hand (incorporated by reference to Exhibit 10.4 to the registrant’s Current Report on Form 8-K filed by the registrant on March 15, 2007)

10.42
Insider Subordination Agreement dated March 9, 2007, by and among MISCOR Group, Ltd., HK Engine Components, LLC, MFB Financial and John A. Martell (incorporated by reference to Exhibit 10.5 to the registrant’s Current Report on Form 8-K filed by the registrant on March 15, 2007)

10.43
Subordination Agreement dated March 9, 2007, by and among MISCOR Group, Ltd., MFB Financial, and the holders of certain subordinated secured convertible debentures (incorporated by reference to Exhibit 10.6 to the registrant’s Current Report on Form 8-K filed by the registrant on March 15, 2007)

10.44
Promissory Note dated November 30, 2007, issued by Magnetech Industrial Services, Inc., to BDeWees, Inc. (incorporated by reference to Exhibit 10.1 to the registrant’s Current Report on Form 8-K filed by the registrant on December 5, 2007)

10.45
Promissory Note dated November 30, 2007, issued by Magnetech Industrial Services, Inc., to XGen III, Ltd. (incorporated by reference to Exhibit 10.2 to the registrant’s Current Report on Form 8-K filed by the registrant on December 5, 2007)

Exhibit Number	Description

10.46
Lease between 3D3E Ltd., Landlord, and 3-D Service, Ltd., Tenant, and Guaranty of MISCOR Group, Ltd., dated November 30, 2007 (incorporated by reference to Exhibit 10.3 to the registrant’s Current Report on Form 8-K filed by the registrant on December 5, 2007)

10.47*
Securities Purchase Agreement dated November 30, 2007, by and among Tontine Capital Partners, L.P., Tontine Capital overseas Master Fund, L.P., and MISCOR Group, Ltd. (incorporated by reference to Exhibit 10.4 to the registrant’s Current Report on Form 8-K filed by the registrant on December 5, 2007)

10.48
Amended and Restated Registration Rights Agreement dated November 30, 2007, by and between MISCOR Group, Ltd., Tontine Capital Partners, L.P., and Tontine Capital Overseas Master Fund, L.P. (incorporated by reference to Exhibit 10.5 to the registrant’s Current Report on Form 8-K filed by the registrant on December 5, 2007)

10.49
Commercial Security Agreement dated November 30, 2007, between 3-D Service, Ltd., and BDeWees, Inc. (incorporated by reference to Exhibit 10.6 to the registrant’s Current Report on Form 8-K filed by the registrant on December 5, 2007)

10.50
Commercial Security Agreement dated November 30, 2007, between 3-D Service, Ltd., and XGen III, Ltd. (incorporated by reference to Exhibit 10.7 to the registrant’s Current Report on Form 8-K filed by the registrant on December 5, 2007)

10.51@
Employment Agreement dated November 30, 2007, between Magnetech Industrial Services, Inc., and Bernard L. DeWees (incorporated by reference to Exhibit 10.8 to the registrant’s Current Report on Form 8-K filed by the registrant on December 5, 2007)

10.52	Guaranty of Thomas J. Embrescia dated November 30, 2007 (incorporated by reference to Exhibit 10.9 to the registrant’s Current Report on Form 8-K filed by the registrant on December 5, 2007)
10.53	Guaranty of Bernard L. DeWees dated November 30, 2007 (incorporated by reference to Exhibit 10.10 to the registrant’s Current Report on Form 8-K filed by the registrant on December 5, 2007)
10.54
Non-Compete Agreement dated November 30, 2007, between Magnetech Industrial Services, Inc., and Bernard L. DeWees (incorporated by reference to Exhibit 10.11 to the registrant’s Current Report on Form 8-K filed by the registrant on December 5, 2007)

10.55
Non-Compete Agreement dated November 30, 2007, between Magnetech Industrial Services, Inc., and Thomas J. Embrescia (incorporated by reference to Exhibit 10.12 to the registrant’s Current Report on Form 8-K filed by the registrant on December 5, 2007)

10.56a*
Credit and Security Agreement dated January 14, 2008, among Wells Fargo Bank, the registrant and certain subsidiaries of the registrant identified therein (incorporated by reference to Exhibit 10.1 to the registrant’s Current Report on Form 8-K filed by the registrant on January 18, 2008)

10.56b	First Amendment to Credit and Security Agreement dated April 15, 2008 among Wells Fargo Bank, the registrant, and certain subsidiaries of the registrant identified therein
10.56c
Second Amendment to Credit and Security Agreement dated August 28, 2008 among Wells Fargo Bank, the registrant, and certain subsidiaries of the registrant identified therein (incorporated by reference to Exhibit 10.56a to the registrant’s Registration Statement on Form S-1 (Reg. No. 333-154649))

10.56d	Waiver Letter Regarding Credit and Security Agreement dated November 10, 2008 from Wells Fargo Bank
10.57
Revolving Note dated January 14, 2008, among Wells Fargo Bank, the registrant and certain subsidiaries of the registrant identified therein (incorporated by reference to Exhibit 10.2 to the registrant’s Current Report on Form 8-K filed by the registrant on January 18, 2008)

10.58
Real Estate Note dated January 14, 2008, among Wells Fargo Bank, the registrant and certain subsidiaries of the registrant identified therein (incorporated by reference to Exhibit 10.3 to the registrant’s Current Report on Form 8-K filed by the registrant on January 18, 2008)

10.59
Real Estate Mortgage, Security Agreement and Assignment of Rents and Leases dated January 14, 2008, between Wells Fargo Bank and Magnetech Industrial Services, Inc. (incorporated by reference to Exhibit 10.4 to the registrant’s Current Report on Form 8-K filed by the registrant on January 18, 2008)

10.60
Collateral Pledge Agreement dated January 14, 2008, between Wells Fargo Bank and the registrant (incorporated by reference to Exhibit 10.5 to the registrant’s Current Report on Form 8-K filed by the registrant on January 18, 2008)

10.61
Patent and Trademark Security Agreement dated January 14, 2008, between Wells Fargo Bank and 3-D Service, Ltd. (incorporated by reference to Exhibit 10.6 to the registrant’s Current Report on Form 8-K filed by the registrant on January 18, 2008)

10.62
Patent and Trademark Security Agreement dated January 14, 2008, between Wells Fargo Bank and Magnetech Industrial Services, Inc. (incorporated by reference to Exhibit 10.7 to the registrant’s Current Report on Form 8-K filed by the registrant on January 18, 2008)

Exhibit Number	Description

10.63
Standby Letter of Credit Agreement dated January 14, 2008, among Wells Fargo Bank, the registrant and certain subsidiaries of the registrant identified therein (incorporated by reference to Exhibit 10.8 to the registrant’s Current Report on Form 8-K filed by the registrant on January 18, 2008)

10.64
Subordination Agreement between Wells Fargo Bank and John A. Martell (incorporated by reference to Exhibit 10.9 to the registrant’s Current Report on Form 8-K filed by the registrant on January 18, 2008)

10.65
Subordination Agreement between Wells Fargo Bank and Strasbourger, Pearson, Tulcin, Wolffe, Inc. (incorporated by reference to Exhibit 10.10 to the registrant’s Current Report on Form 8-K filed by the registrant on January 18, 2008)

10.66
Subordination Agreement among Wells Fargo Bank, BDeWees, Inc., and XGen III, Ltd. (incorporated by reference to Exhibit 10.11 to the registrant’s Current Report on Form 8-K filed by the registrant on January 18, 2008)

10.67
Lease Agreement dated January 16, 2008, between Dansville Properties, LLC and American Motive Power, Inc. (incorporated by reference to Exhibit 10.1 to the registrant’s Current Report on Form 8-K filed by the registrant on January 23, 2008)

10.68
Non-Compete Agreement dated January 16, 2008, between American Motive Power, Inc., and Lawrence Mehlenbacher (incorporated by reference to Exhibit 10.2 to the registrant’s Current Report on Form 8-K filed by the registrant on January 23, 2008)

10.69
Non-Compete Agreement dated January 16, 2008, between American Motive Power, Inc., and Richard Rizzieri (incorporated by reference to Exhibit 10.3 to the registrant’s Current Report on Form 8-K filed by the registrant on January 23, 2008)

10.70
Non-Compete Agreement dated January 16, 2008, between American Motive Power, Inc., and Thomas Coll (incorporated by reference to Exhibit 10.4 to the registrant’s Current Report on Form 8-K filed by the registrant on January 23, 2008)

10.71
Non-Compete Agreement dated January 16, 2008, between American Motive Power, Inc., and Gary Walsh (incorporated by reference to Exhibit 10.5 to the registrant’s Current Report on Form 8-K filed by the registrant on January 23, 2008)

10.72
Non-Compete Agreement dated January 16, 2008, between American Motive Power, Inc., and Joseph Fearon (incorporated by reference to Exhibit 10.6 to the registrant’s Current Report on Form 8-K filed by the registrant on January 23, 2008)

10.73
Mutual Services Agreement dated January 16, 2008, among American Motive Power, Inc., LMC Power Systems, Inc., LMC Industrial Contractors, Inc., and Dansville Properties, LLC (incorporated by reference to Exhibit 10.7 to the registrant’s Current Report on Form 8-K filed by the registrant on January 23, 2008)

10.74
Prior Contract Termination Agreement dated January 16, 2008, among Lawrence Mehlenbacher, Joseph Fearon, Thomas Coll, Richard Rizzieri, Gary Walsh, LMC Industrial Contractors, Inc., LMC Power Systems, Inc., Dansville Properties, LLC and American Motive Power, Inc. (incorporated by reference to Exhibit 10.8 to the registrant’s Current Report on Form 8-K filed by the registrant on January 23, 2008)

10.75@
Employment Agreement dated August 20, 2008 (and effective as of January 14, 2008), between MISCOR Group, Ltd., and Richard A. Tamborski (incorporated by reference to Exhibit 99.1 to the registrant’s Current Report on Form 8-K filed by the registrant on August 26, 2008)

21.1	Subsidiaries of the registrant (incorporated by reference to Exhibit 21.1 to the registrant’s Registration Statement on Form S-1/A (Reg. No. 333-144557))
23.1	Consent of Asher & Company, Ltd.
23.2†	Consent of Barnes & Thornburg LLP (included in Exhibit 5.1)

*
MISCOR has omitted schedules and similar attachments to the subject agreement pursuant to Item 601(b) of Regulation S-K. MISCOR will furnish a copy of any omitted schedule or similar attachment to the Commission upon request.

@	Denotes a management contract or compensatory plan.
†	Previously filed.